6,100,000 SHARES

                                     [LOGO]

                           COMFORT SYSTEMS USA, INC.

                                  COMMON STOCK

                               ------------------

     All of the 6,100,000 shares of Common Stock offered hereby are being offered by Comfort Systems USA, Inc. Prior to this offering, there has been no public market for the Common Stock of the Company. See "Underwriting" for a discussion of the factors considered in determining the initial public offering price. The Common Stock has been approved for listing on The New York Stock Exchange under the symbol "FIX."

                               ------------------

        THE COMMON STOCK OFFERED HEREBY INVOLVES A HIGH DEGREE OF RISK.
               SEE "RISK FACTORS" COMMENCING ON PAGE 8 HEREOF.

                               ------------------

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
       EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
      SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
          PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY
              REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

================================================================================
                                 PRICE          UNDERWRITING         PROCEEDS
                                   TO          DISCOUNTS AND            TO
                                 PUBLIC         COMMISSIONS         COMPANY(1)
--------------------------------------------------------------------------------
Per Share...............         $13.00            $0.91              $12.09
--------------------------------------------------------------------------------
Total(2)................      $79,300,000        $5,551,000        $73,749,000
================================================================================

(1) Before deducting expenses of the offering payable by the Company, estimated at $4,000,000.

(2) The Company has granted the Underwriters a 30-day option to purchase up to 915,000 additional shares of Common Stock solely to cover over-allotments, if any. To the extent that the option is exercised, the Underwriters will offer the additional shares at the Price to Public as shown above. If such option is exercised in full, the total Price to Public, Underwriting Discounts and Commissions and Proceeds to Company will be $91,195,000, $6,383,650 and $84,811,350, respectively. See "Underwriting."
                               ------------------

     The shares of Common Stock are offered by the several Underwriters, subject to prior sale, when, as and if delivered to and accepted by them, and subject to the right of the Underwriters to reject any order in whole or in part. It is expected that delivery of the shares of Common Stock will be made at the offices of Alex. Brown & Sons Incorporated, Baltimore, Maryland, on or about July 2, 1997.

ALEX. BROWN & SONS
  INCORPORATED
                   BEAR, STEARNS & CO. INC.
                                       DONALDSON, LUFKIN & JENRETTE
                                           Securities Corporation
                                                            SANDERS MORRIS MUNDY

                 THE DATE OF THIS PROSPECTUS IS JUNE 27, 1997.

                                     [LOGO]

     COMFORT SYSTEMS HAS ENTERED INTO AGREEMENTS TO ACQUIRE TWELVE FOUNDING COMPANIES SIMULTANEOUSLY WITH THE CLOSING OF THIS OFFERING. IN 1996, THE FOUNDING COMPANIES, WHICH HAVE BEEN IN BUSINESS AN AVERAGE OF 39 YEARS, HAD PRO FORMA COMBINED REVENUES OF $167 MILLION AND SERVED CUSTOMERS IN 27 STATES.

 [Pictures and Graphics -- gatefold, showing map of United States with Founding Company headquarters, facilities and personnel of, as well as projects completed by, the Founding Companies]

The Founding Companies are:

Tri-City Mechanical, Inc., Phoenix, Arizona. Founded in 1962.
Freeway Heating and Air Conditioning, Inc., Bountiful, Utah. Founded in 1947. C.S.I./Bonneville, Salt Lake City, Utah. Founded in 1969.
Western Building Services, Inc., Denver, Colorado. Founded in 1980.
Accurate Air Systems, Inc., Houston, Texas. Founded in 1980.
Atlas Air Conditioning Co., Houston, Texas. Founded in 1947.
Quality Air Heating and Cooling, Inc., Grand Rapids, Michigan. Founded in 1968. Eastern Heating and Cooling, Inc. Albany, New York. Founded in 1945.
Tech Heating and Air Conditioning, Inc., Solon, Ohio. Founded in 1979. Seasonair, Inc., Rockville, Maryland. Founded in 1966.
S.M. Lawrence Co., Inc., Jackson, Tennessee. Founded in 1917.
Standard Heating and Air Conditioning Co., Birmingham, Alabama. Founded in 1939.

     THE COMPANY INTENDS TO FURNISH ITS STOCKHOLDERS WITH ANNUAL REPORTS CONTAINING FINANCIAL STATEMENTS AUDITED BY INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS AND WITH QUARTERLY REPORTS CONTAINING UNAUDITED SUMMARY FINANCIAL INFORMATION FOR EACH OF THE FIRST THREE QUARTERS OF EACH FISCAL YEAR.
                               ------------------

     CERTAIN PERSONS PARTICIPATING IN THIS OFFERING MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN OR OTHERWISE AFFECT THE PRICE OF THE COMMON STOCK. SPECIFICALLY, THE UNDERWRITERS MAY OVER-ALLOT IN CONNECTION WITH THIS OFFERING AND MAY BID FOR AND PURCHASE SHARES OF THE COMMON STOCK IN THE OPEN MARKET. FOR A DESCRIPTION OF THESE ACTIVITIES, SEE "UNDERWRITING."

                                 [In Gatefold]

     Comfort Systems has full-service facilities for fabrication of ductwork, sheetmetal and piping, based on its own mechanical drawing specifications, thereby eliminating the need for subcontracted work.

     As HVAC systems have become increasingly sophisticated, technicians are required to have more advanced training and skills. Many companies now outsource the maintenance, repair, replacement and renovation of their systems and controls to Comfort Systems.

     Comfort Systems uses PC-based telecommunications to monitor HVAC systems remotely. This allows increased energy efficiency and faster diagnosis of problems.

     Comfort Systems served customers in 27 states (red borders) during 1996. Broad geographic presence and specialized technical and marketing strengths will position the Company to provide comprehensive services to large regional and national customers.

     Comfort Systems USA employs specially trained engineers who use CAD/CAM technology to design cost-effective, energy-efficient HVAC systems.

     Comfort Systems USA specializes in "design and build" projects in which it accepts responsibility for design, engineering, integration, installation and start up of HVAC systems. Our customers benefit from this single-source arrangement since costs as well as design and installation times are reduced.

                               PROSPECTUS SUMMARY

     SIMULTANEOUSLY WITH AND AS A CONDITION TO THE CLOSING OF THE OFFERING MADE BY THIS PROSPECTUS (THIS "OFFERING"), COMFORT SYSTEMS USA, INC. WILL ACQUIRE, IN SEPARATE MERGER OR SHARE EXCHANGE TRANSACTIONS (THE "MERGERS") IN EXCHANGE FOR CASH AND SHARES OF ITS COMMON STOCK, 12 COMPANIES ENGAGED PRINCIPALLY IN THE HEATING, VENTILATION AND AIR CONDITIONING ("HVAC") BUSINESS (EACH A "FOUNDING COMPANY" AND, COLLECTIVELY, THE "FOUNDING COMPANIES"). UNLESS OTHERWISE INDICATED, ALL REFERENCES TO THE "COMPANY" HEREIN INCLUDE THE FOUNDING COMPANIES, AND REFERENCES HEREIN TO "COMFORT SYSTEMS" MEAN COMFORT SYSTEMS USA, INC. PRIOR TO THE CONSUMMATION OF THE MERGERS.

     THE FOLLOWING SUMMARY IS QUALIFIED IN ITS ENTIRETY BY, AND SHOULD BE READ IN CONJUNCTION WITH, THE MORE DETAILED INFORMATION AND THE COMBINED, PRO FORMA COMBINED AND INDIVIDUAL HISTORICAL FINANCIAL STATEMENTS, INCLUDING THE NOTES THERETO, APPEARING ELSEWHERE IN THIS PROSPECTUS. UNLESS OTHERWISE INDICATED, (I) ALL SHARE, PER SHARE AND FINANCIAL INFORMATION SET FORTH HEREIN (A) HAVE BEEN ADJUSTED TO GIVE EFFECT TO ALL OF THE MERGERS; AND (B) ASSUME NO EXERCISE OF THE UNDERWRITERS' OVER-ALLOTMENT OPTION; AND (II) ALL REFERENCES HEREIN TO COMMON STOCK INCLUDE BOTH COMMON STOCK, $0.01 PAR VALUE, AND RESTRICTED VOTING COMMON STOCK, $0.01 PAR VALUE (THE "RESTRICTED COMMON STOCK"), OF COMFORT SYSTEMS.

                                  THE COMPANY

     Comfort Systems was founded in 1996 to become a leading national provider of comprehensive HVAC installation services and maintenance, repair and replacement of HVAC systems, focusing primarily on the commercial and industrial markets. The Company's commercial and industrial applications include office buildings, retail centers, apartment complexes, hotels, manufacturing plants and government facilities. The Company also provides specialized HVAC applications such as process cooling, control systems, electronic monitoring and process piping. Approximately 90% of the Company's pro forma combined 1996 revenues of $167.5 million was derived from commercial and industrial customers, with approximately 53% of combined revenues attributable to installation services and 47% attributable to maintenance, repair and replacement services. Combined revenues of the Founding Companies, which have been in business an average of 39 years, increased at a compound annual growth rate of approximately 16% from 1994 through 1996.

     Based on available industry data, the Company believes that the HVAC industry is highly fragmented with over 40,000 companies, most of which are small, owner-operated businesses with limited access to capital for modernization and expansion. The overall HVAC industry, including the commercial, industrial and residential markets, is estimated to generate annual revenues in excess of $75 billion, over $35 billion of which is in the commercial and industrial markets. The Company believes there is a significant opportunity for a well-capitalized national company to provide comprehensive HVAC services and that the fragmented nature of the HVAC industry will provide it with significant opportunities to consolidate commercial, industrial and residential HVAC businesses.

     The Company's commercial and industrial installation business targets "design and build" projects where the Company is responsible for designing, engineering and installing a cost-effective, energy-efficient system, customized to meet the specific needs of the building owner. Management believes that the "design and build" segment represents a faster growing and more profitable segment of the HVAC business than traditional "plan and spec" installation, which is generally awarded based on a bid process. In recent years, the Company has undertaken a shift from "plan and spec" to "design and build" projects with "design and build" revenues increasing from approximately 65% of installation revenues in 1994 to approximately 80% in 1996.

     The Company also provides maintenance, repair and replacement of HVAC systems. Growth in this segment is driven by a number of factors, particularly
(i) the aging of the installed base, (ii) the increasing energy efficiency, sophistication and complexity of HVAC systems and (iii) the increasing restrictions on the use of refrigerants commonly used in older HVAC systems. The energy efficiency and sophistication of new HVAC systems are encouraging building owners to upgrade and reconfigure their current HVAC systems. Moreover, the increasing sophistication and complexity of these HVAC systems are leading many commercial and industrial building owners and property managers to outsource maintenance and repair through service agreements with HVAC service providers. Service agreements lead to better utilization of personnel, link the customer with the Company should a major repair or replacement be needed and result in recurring revenues. The Company believes there is also an opportunity to expand its presence in the highly-fragmented residential maintenance, repair and replacement market. The replacement segment of the residential HVAC market has grown significantly in recent years as a result of the aging of the installed base of residential HVAC systems, the introduction of more energy-efficient systems and the upgrading of older homes with central air conditioning.

     The Company plans to achieve its goal of becoming a leading national provider of comprehensive HVAC services by improving operations, emphasizing continued internal growth and expanding through acquisitions.

     OPERATING STRATEGY. The Company believes there are significant opportunities to increase the profitability of the Founding Companies and subsequently acquired businesses. The key elements of the Company's operating strategy are:

          FOCUS ON COMMERCIAL AND INDUSTRIAL MARKETS. The Company believes that the commercial and industrial HVAC markets are attractive because of their growth opportunities, diverse customer base, attractive margins and potential for long-term relationships with building owners and managers, general contractors and architects.

          OPERATE ON DECENTRALIZED BASIS. The Company believes that, while maintaining strong operating and financial controls, a decentralized operating structure will retain the entrepreneurial spirit present in each of the Founding Companies and will allow the Company to capitalize on the considerable local and regional market knowledge and customer relationships possessed by each Founding Company.

          ACHIEVE OPERATING EFFICIENCIES. The Company intends to use its increased purchasing power to gain volume discounts in areas such as HVAC components, raw materials, service vehicles, advertising, bonding and insurance. In addition, the Company will identify "best practices" that can be successfully implemented throughout its operations.

          ATTRACT AND RETAIN QUALITY EMPLOYEES. The Company intends to attract and retain quality employees by providing them (i) an enhanced career path from working for a larger public company, (ii) additional training, education and apprenticeships to allow talented employees to advance to higher-paying positions, (iii) the opportunity to realize a more stable income and (iv) improved benefits packages.

     INTERNAL GROWTH. A key component of the Company's strategy is to continue the internal growth at the Founding Companies and subsequently acquired businesses. The key elements of the Company's internal growth strategy are:

          CAPITALIZE ON SPECIALIZED TECHNICAL AND MARKETING STRENGTHS. The Company believes it will be able to expand the services it offers in its local markets by leveraging the specialized technical and marketing strengths of individual Founding Companies.

          ESTABLISH NATIONAL MARKET COVERAGE. The Company believes that significant demand exists from large national companies to utilize the services of a single HVAC service provider and believes existing local and regional relationships can be expanded as it develops a nationwide network.

     ACQUISITIONS. The Company believes that, due to the highly fragmented nature of the HVAC industry, it has a significant opportunity to achieve its acquisition strategy. The Company anticipates that acquisition candidates in the commercial and industrial markets will typically have annual revenues ranging from $5 million to $35 million. The key elements of the Company's acquisition strategy are:

          ENTER NEW GEOGRAPHIC MARKETS. The Company will pursue acquisitions that are located in new geographic markets, are financially stable, and which will have the customer base, technical skills and infrastructure necessary to be a core business into which other HVAC service operations can be consolidated.

          EXPAND WITHIN EXISTING MARKETS. Once the Company has entered a market, it will seek to acquire other well-established HVAC businesses operating within that region and will also pursue "tuck-in" acquisitions of smaller companies, whose operations can be integrated into an existing operation to leverage the Company's infrastructure.

          ACQUIRE COMPLEMENTARY BUSINESSES. The Company will focus on the HVAC industry and may also acquire companies providing complementary services to the same customer base, such as commercial and industrial process piping and plumbing and electrical companies.

                                  THE OFFERING

Common Stock offered by the            6,100,000 shares
  Company............................
Common Stock to be outstanding after   20,060,774 shares(1)(2)
the Offering.........................
Use of proceeds......................  To pay the cash portion of the purchase price for the Founding Companies, to
                                       repay expenses incurred in connection
                                       with the organization of Comfort Systems
                                       and the Offering and for general
                                       corporate purposes, including future
                                       acquisitions. See "Use of Proceeds."
NYSE symbol..........................  FIX

------------

(1) Includes 9,720,927 shares of Common Stock to be issued in connection with the Mergers, but excludes 1,976,954 shares of Common Stock subject to options to be granted upon consummation of this Offering at an exercise price equal to the initial public offering price. See "Management -- 1997 Long-Term Incentive Plan" and " -- 1997 Non-Employee Directors' Stock Plan."

(2) Includes 4,239,847 shares of Common Stock issued to Notre Capital Ventures II, L.L.C. ("Notre") and management of and consultants to Comfort Systems during 1996 and January and February 1997, of which 2,742,912 shares are Restricted Common Stock held by Notre. Each share of Restricted Common Stock is entitled to 0.55 of one vote on all matters submitted to stockholders. Restricted Common Stock is convertible into one share of Common Stock under certain circumstances. See "Description of Capital Stock -- Common Stock and Restricted Common Stock."

                              RECENT DEVELOPMENTS

     During late 1996 and early 1997, members of the Company's management team and certain consultants were assembled to pursue the consolidation of the Founding Companies. Notre, a consolidator of highly-fragmented industries, provided the Company with expertise regarding the consolidation process and advanced the Company the funds needed to pay organizational and Offering expenses. In connection therewith, during 1996 and January and February 1997, Comfort Systems sold an aggregate of 1,269,935 shares of Common Stock to management of and consultants to the Company at a price of $0.01 per share. As a result, the Company recorded a non-recurring, non-cash compensation charge of $11.6 million (the "Compensation Charge") in the first quarter of 1997, representing the difference between the amount paid for the shares and the estimated fair value of the shares on the date of sale. This Compensation Charge of $11.6 million is not included in pro forma combined net income.

     The aggregate consideration to be paid by Comfort Systems in the Mergers consists of $45.3 million in cash and 9,720,927 shares of Common Stock, plus $12.5 million of existing debt of the Founding Companies. The consideration to be paid by Comfort Systems for each Founding Company was negotiated by the parties and was based primarily upon the pro forma adjusted net income of each Founding Company. For a more detailed description of these transactions, see "Certain Transactions -- Organization of the Company."

     Between January 1, 1997 and the date of the Mergers, each Founding Company which is a C Corporation, except Atlas, will distribute to its stockholders an amount equal to its net income for the period from January 1, 1997 through the date of the Mergers (the "Interim Earnings Distributions"). These aggregate distributions would have been $350,000 as of March 31, 1997 and are expected to be funded from the Founding Companies' cash and from borrowings from existing sources available to the Founding Companies.

     Comfort Systems USA, Inc. was incorporated in 1996 in Delaware. The Company's executive offices are located at 4801 Woodway, Suite 300E, Houston, Texas 77056, and its telephone number is (800) 723-8431.

                   SUMMARY PRO FORMA COMBINED FINANCIAL DATA
                (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

     Comfort Systems will acquire the Founding Companies simultaneously with and as a condition to consummation of this Offering. For financial statement presentation purposes, Comfort Systems has been identified as the "accounting acquirer." The following table presents unaudited pro forma combined financial data for the Company, adjusted for (i) the effects of the Mergers, (ii) the effects of certain pro forma adjustments to the historical financial statements described below and (iii) the consummation of this Offering and the application of the net proceeds therefrom. See "Selected Financial Data," the Unaudited
Pro Forma Combined Financial Statements and the Notes thereto and the historical Financial Statements for Comfort Systems and certain of the Founding Companies and the Notes thereto included elsewhere in this Prospectus.

                                               PRO FORMA COMBINED(1)
                                        ------------------------------------
                                          TWELVE MONTHS       THREE MONTHS
                                              ENDED               ENDED
                                        DECEMBER 31, 1996    MARCH 31, 1997
                                        -----------------    ---------------
INCOME STATEMENT DATA:
     Revenues........................         $167,525             $39,505
     Gross profit....................           47,813              10,705
     Selling, general and
       administrative expenses(2)....           27,814               7,814
     Goodwill amortization(3)........            3,495                 874
     Income from operations..........           16,504               2,017
     Interest and other income
       (expense), net(4).............             (961)               (250)
     Income before income taxes......           15,543               1,767
     Net income(5)...................            7,928                 847
     Net income per share............             0.44                0.05
     Shares used in computing pro
       forma net income per
       share(6)......................       18,180,311          18,180,311

                                               MARCH 31, 1997
                                        ----------------------------
                                        PRO FORMA            AS
                                        COMBINED         ADJUSTED(8)
                                        ---------        -----------
BALANCE SHEET DATA:(7)
     Working capital(4)..............   $ (31,197)(9)     $  38,552
     Total assets....................     188,683           210,263
     Long-term debt, net of current
      maturities(4)..................      14,292            14,292
     Stockholders' equity(4).........     101,118           170,867

------------

(1) The pro forma combined income statement data assume that the Mergers and the Offering were consummated on January 1, 1996 and are not necessarily indicative of the results the Company would have obtained had these events actually then occurred or of the Company's future results.

(2) The pro forma combined income statement data reflect an aggregate of $6.6 million for the twelve months ended December 31, 1996 and $428,000 for the three months ended March 31, 1997 in pro forma reductions in salaries, bonuses and benefits to the owners of the Founding Companies to which they have agreed prospectively (the "Compensation Differential") and does not include the non-recurring, non-cash Compensation Charge of $11.6 million recorded in the first quarter of 1997.

(3) Consists of amortization of goodwill to be recorded as a result of the Mergers over a 40-year period and computed on the basis described in the Notes to the Unaudited Pro Forma Combined Financial Statements.

(4) Several of the Founding Companies are S Corporations. In connection with the Mergers, these Founding Companies will make distributions to their stockholders totalling $16.8 million, representing substantially all of their previously taxed undistributed earnings (the "S Corporation Distributions"). In order to fund these distributions, the Founding Companies will borrow $11.0 million from existing sources. Accordingly, pro forma interest expense has been increased by $935,000 for the twelve months ended December 31, 1996 and $207,000 for the three months ended March 31, 1997, pro forma working capital has been reduced by $1.9 million, pro forma long-term debt has been increased by $11.0 million and pro forma stockholders' equity has been reduced by $12.9 million. Quality has declared S Corporation Distributions of $3.9 million which have been recorded as a dividend payable to shareholder and reduction of stockholders' equity in the pro forma combined balance sheet data. This $3.9 million is included in the $16.8 million of S Corporation Distributions.

(5) Assuming a corporate income tax rate of 40% and the non-deductibility of goodwill.

(6) Includes (i) 2,969,912 shares issued to Notre, (ii) 1,269,935 shares issued to management of and consultants to Comfort Systems, (iii) 9,720,927 shares issued to owners of the Founding Companies and (iv) 4,219,537 of the 6,100,000 shares sold in the Offering necessary to pay the cash portion of the Merger consideration and expenses of this Offering.

(7) The pro forma combined balance sheet data assume that the Mergers were consummated on March 31, 1997.

(8) Adjusted for the sale of the 6,100,000 shares of Common Stock offered hereby and the application of the estimated net proceeds therefrom. See "Use of Proceeds."

(9) Includes a $45.3 million note payable to owners of the Founding Companies, representing the cash portion of the Merger consideration to be paid from a portion of the net proceeds of this Offering.

               SUMMARY INDIVIDUAL FOUNDING COMPANY FINANCIAL DATA
                                 (IN THOUSANDS)

     The following table presents summary income statement data for the Founding Companies for each of their three most recent fiscal years. Income from operations has not been adjusted for the Compensation Differential or to take into account increased costs associated with the Company's new corporate management and with being a public company. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Introduction."

                                                                            THREE MONTHS ENDED
                                               FISCAL YEARS ENDED(1)           MARCH 31,(2)
                                          -------------------------------  --------------------
                                            1994       1995       1996       1996       1997
                                          ---------  ---------  ---------  ---------  ---------
QUALITY:
     Revenues...........................  $  24,434  $  32,594  $  29,597  $   6,315  $   8,766
     Income from operations.............      2,154      4,953      4,490        416      1,300
ATLAS:
     Revenues...........................     21,848     22,444     30,030      6,207      6,115
     Income from operations.............        105        643      2,101        120        496
TRI-CITY:
     Revenues...........................     16,883     25,030     24,237      6,482      6,791
     Income from operations.............        393      2,539      1,773        374        278
LAWRENCE:
     Revenues...........................     12,758     12,568     17,163      3,280      4,565
     Income (loss) from operations......        112        (51)        67        (93)       541
ACCURATE:
     Revenues...........................      9,763     12,171     16,806      3,161      2,642
     Income (loss) from operations......       (122)       213        499         27         21
EASTERN:
     Revenues...........................      7,348      6,067      7,944      1,525      1,284
     Income (loss) from operations......        274        117        431         20       (103)
CSI/BONNEVILLE:
     Revenues...........................      6,502      6,361      7,842      1,369      1,562
     Income from operations.............        881        448        981         75         59
TECH:
     Revenues...........................      6,923      6,960      7,537      1,075      1,656
     Income from operations.............        593        948      1,680         46         57
SEASONAIR:
     Revenues...........................      5,168      5,942      6,737      1,128      1,831
     Income (loss) from operations......        189        451        134        (62)        22
WESTERN:
     Revenues...........................      4,149      4,112      6,494      1,185      1,072
     Income (loss) from operations......        161       (151)       744         96         29
ALL OTHER FOUNDING COMPANIES(3):
     Revenues...........................      8,934     12,264     13,138      3,072      3,221
     Income (loss) from operations......        266        321        531         48        (22)

------------

(1) The fiscal years presented are as follows: Quality -- the fiscal years ended March 31, 1995 and 1996 and the year ended December 31, 1996; Atlas and Accurate -- the fiscal years ended June 30, 1994 and 1995 and the year ended December 31, 1996; Lawrence -- the fiscal years ended October 31, 1994, 1995 and 1996; and Tri-City, Eastern, CSI/Bonneville, Tech, Seasonair and
    Western -- the years ended December 31.

(2) Lawrence's revenues and income from operations are for the three months ended January 31, 1996 and 1997.

(3) The other Founding Companies are Standard and Freeway, and data presented are for the years ended December 31, 1994, 1995 and 1996, in the case of Standard, and the fiscal years ended March 31, 1995 and 1996 and the year ended December 31, 1996, in the case of Freeway.

                                  RISK FACTORS

     AN INVESTMENT IN THE SHARES OF COMMON STOCK OFFERED BY THIS PROSPECTUS INVOLVES A HIGH DEGREE OF RISK. IN ADDITION TO THE OTHER INFORMATION IN THIS PROSPECTUS, THE FOLLOWING RISK FACTORS SHOULD BE CONSIDERED CAREFULLY IN EVALUATING AN INVESTMENT IN THE COMMON STOCK. THIS PROSPECTUS CONTAINS CERTAIN FORWARD-LOOKING STATEMENTS. ACTUAL RESULTS COULD DIFFER MATERIALLY FROM THOSE PROJECTED IN THE FORWARD-LOOKING STATEMENTS AS A RESULT OF ANY NUMBER OF FACTORS, INCLUDING THE RISK FACTORS SET FORTH BELOW AND ELSEWHERE IN THIS PROSPECTUS.

     ABSENCE OF COMBINED OPERATING HISTORY. Comfort Systems was founded in 1996 but has conducted no operations and generated no revenues to date. Comfort Systems has entered into definitive agreements to acquire the Founding Companies simultaneously with and as a condition to the closing of this Offering. The Founding Companies have been operating as separate independent entities, and there can be no assurance that the Company will be able to integrate the operations of these businesses successfully or to institute the necessary systems and procedures, including accounting and financial reporting systems, to manage the combined enterprise on a profitable basis. The Company's management group has been assembled only recently, and there can be no assurance that the management group will be able to manage the combined entity or to implement effectively the Company's operating strategy, internal growth strategy and acquisition program. The pro forma combined historical financial results of the Founding Companies cover periods when the Founding Companies and Comfort Systems were not under common control or management and may not be indicative of the Company's future financial or operating results. The inability of the Company to integrate the Founding Companies successfully would have a material adverse effect on the Company's business, financial condition and results of operations and would make it unlikely that the Company's acquisition program will be successful. See "Business -- Strategy" and "Management."

     RISKS RELATED TO THE COMPANY'S ACQUISITION STRATEGY. The Company intends to grow significantly through the acquisition of additional HVAC and complementary businesses. The Company expects to face competition for acquisition candidates, which may limit the number of acquisition opportunities and may lead to higher acquisition prices. There can be no assurance that the Company will be able to identify, acquire or manage profitably additional businesses or to integrate successfully any acquired businesses into the Company without substantial costs, delays or other operational or financial problems. Further, acquisitions involve a number of special risks, including failure of the acquired business to achieve expected results, diversion of management's attention, failure to retain key personnel of the acquired business and risks associated with unanticipated events or liabilities, some or all of which could have a material adverse effect on the Company's business, financial condition and results of operations. Customer dissatisfaction or performance problems at a single acquired company could have an adverse effect on the reputation of the Company generally and render ineffective the Company's national sales and marketing initiatives. The Company may consider acquiring complementary businesses in the electrical, process piping and plumbing industries, and there can be no assurance that these complementary businesses can be successfully integrated. In addition, there can be no assurance that the Founding Companies or other businesses acquired in the future will achieve anticipated revenues and earnings. See "Business -- Strategy."

     RISKS RELATED TO ACQUISITION FINANCING. The timing, size and success of the Company's acquisition efforts and the associated capital commitments cannot be readily predicted. The Company currently intends to finance future acquisitions by using shares of its Common Stock for all or a substantial portion of the consideration to be paid. If the Common Stock does not maintain a sufficient market value, or if potential acquisition candidates are otherwise unwilling to accept Common Stock as part of the consideration for the sale of their businesses, the Company may be required to utilize more of its cash resources, if available, in order to initiate and maintain its acquisition program. Upon completion of this Offering, the Company will have $24.4 million of net proceeds remaining for future acquisitions and working capital after payment of Merger and Offering expenses and the cash portion of the purchase price for the Founding Companies. If the Company does not have sufficient cash resources, its growth could be limited unless it is able to obtain additional capital through debt or equity financings. The Company has obtained a bank line of credit of $75.0 million from Bank One, Texas, NA ("Bank One") for working capital and acquisitions. The line of credit is subject to customary drawing conditions and the consummation of the Offering. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Combined liquidity and capital resources."

     RISKS RELATED TO OPERATING AND INTERNAL GROWTH STRATEGY. Key elements of the Company's strategy are to improve the profitability of the Founding Companies and subsequently acquired businesses and to continue to expand the revenues of the Founding Companies and any subsequently acquired businesses. The Company intends to seek to improve the profitability of the Founding Companies and any subsequently acquired businesses by various means, including increased purchasing efficiencies and a reduction, in some cases, of duplicative operating costs and overhead. The Company's ability to increase the revenues of the Founding Companies and any subsequently acquired company will be affected by various factors, including demand for new or replacement HVAC systems, the level of new construction, the Company's ability to expand the range of services offered to customers of individual Founding Companies and other acquired businesses, the Company's ability to develop national accounts and other marketing programs in order to attract new customers and the Company's ability to attract and retain a sufficient number of qualified HVAC technicians and other necessary personnel. Many of these factors are beyond the control of the Company, and there can be no assurance that the Company's operating and internal growth strategies will be successful or that it will be able to generate cash flow adequate for its operation and to support internal growth. See
"Business -- Strategy."

     COMPETITION. The HVAC industry is highly competitive and is served by small, owner-operated private companies and several large companies. Certain of these competitors may have lower overhead cost structures and may, therefore, be able to provide their services at lower rates than the Company. The HVAC industry is currently undergoing rapid consolidation on both a national and a regional level by other companies which have acquisition objectives the same as or similar to the Company's objectives. These companies and other consolidators may have greater financial resources than the Company to finance acquisition and internal growth opportunities and might be willing to pay higher prices than the Company for the same acquisition opportunities. Additionally, HVAC equipment manufacturers and certain public utilities are beginning to enter the maintenance, repair and replacement segment of the HVAC industry. These companies generally are better capitalized, have greater name recognition and may be able to provide these services at a lower cost. Consequently, the Company may encounter significant competition in its efforts to achieve both its acquisition and internal growth objectives as well as its operating strategy to increase the profitability of the Founding Companies and subsequently acquired companies. See "Business -- Competition."

     AVAILABILITY OF HVAC TECHNICIANS. The timely provision of high-quality installation service and maintenance, repair and replacement of HVAC systems by the Company requires an adequate supply of skilled HVAC technicians. Accordingly, the Company's ability to increase its productivity and profitability will be limited by its ability to employ, train and retain the skilled technicians necessary to meet the Company's service requirements. From time to time, there are shortages of qualified HVAC technicians, and there can be no assurance that the Company will be able to maintain an adequate skilled labor force necessary to operate efficiently, that the Company's labor expenses will not increase as a result of a shortage in the supply of skilled technicians or that the Company will not have to curtail its planned internal growth as a result of labor shortages. See "Business -- Employees" and " -- Recruiting, Training and Safety."

     SEASONAL AND CYCLICAL NATURE OF THE HVAC INDUSTRY. The HVAC industry is subject to seasonal variations. Specifically, the demand for new installations is generally lower during the winter months due to reduced construction activity during inclement weather and less use of air conditioning during colder months. Demand for HVAC maintenance, repair and replacement services is generally higher in the second and third calendar quarters due to the increased use of air conditioning during warmer months. Accordingly, the Company expects its revenues and operating results generally will be lower in the first and fourth quarters. Historically, the construction industry has been highly cyclical. As a result, the Company's volume of business may be adversely affected by declines in new installation projects in various geographic regions of the United States.

     REGULATION. HVAC systems are subject to various environmental statutes and regulations, including the Clean Air Act and those regulating the production, servicing and disposal of certain ozone depleting refrigerants used in HVAC systems. There can be no assurance that the regulatory environment in which the Company operates will not change significantly in the future. Various local, state and federal laws and regulations impose licensing standards on technicians who install and service HVAC systems. The Company's failure to comply with these laws and regulations could subject it to substantial fines and the loss of its licenses. See "Business -- Governmental Regulation and Environmental Matters."

     RELIANCE ON KEY PERSONNEL. The Company will be highly dependent on the continuing efforts of its executive officers and the senior management of the Founding Companies, and the Company likely will depend on the senior management of any significant business it acquires in the future. The business or prospects of the Company could be affected adversely if any of these persons does not continue in his management role until the Company is able to attract and retain qualified replacements. See "Management."

     CONTROL BY EXISTING MANAGEMENT AND STOCKHOLDERS. Following the completion of the Mergers and this Offering, the Company's executive officers and directors, former stockholders of the Founding Companies and entities affiliated with them will beneficially own approximately 69.6% of the outstanding shares of Common Stock (66.6% if the Underwriters' over-allotment option is exercised in full). These persons, if acting in concert, will be able to exercise control over the Company's affairs, to elect the entire Board of Directors and to control the outcome of any matter submitted to a vote of stockholders. See "Principal Stockholders."

     SUBSTANTIAL PROCEEDS OF OFFERING PAYABLE TO AFFILIATES OF FOUNDING COMPANIES. Of the net proceeds of this Offering, $45.3 million, or approximately 70.7%, will be paid as the cash portion of the purchase price for the Founding Companies. Some of the recipients of these funds will become directors of the Company or holders of more than 5% of the Common Stock. Additionally, as of May 29, 1997, Notre has advanced to Comfort Systems funds to pay organization expenses and Offering costs and will be reimbursed approximately $1,127,000 from the proceeds of this Offering. See "Use of Proceeds" and "Certain Transactions."

     BENEFITS TO NOTRE AND MANAGEMENT. Notre, management and certain consultants to the Company own in the aggregate 4,239,847 shares of Common Stock. These stockholders acquired their Common Stock at a price of $0.01 per share. These parties will own, in the aggregate, approximately 21% of the outstanding Common Stock following the consummation of this Offering, which will have a value of approximately $55.1 million. Of these shares of Common Stock, 2,742,912 shares are Restricted Common Stock, which are entitled to elect one member of the Company's Board of Directors and to 0.55 of one vote for each share held on all other matters on which they are entitled to vote. Holders of Restricted Common Stock are not entitled to vote on the election of any other directors and will control in the aggregate 10.2% of the votes of all shares of Common Stock. See "Principal Stockholders."

     NO PRIOR PUBLIC MARKET AND DETERMINATION OF OFFERING PRICE. Prior to this Offering, there has been no public market for the Common Stock. Therefore, the initial public offering price for the Common Stock was determined by negotiation between the Company and the Representatives of the Underwriters and may bear no relationship to the price at which the Common Stock will trade after the Offering. See "Underwriting" for the factors considered in determining the initial public offering price. The Common Stock has been approved for listing on The New York Stock Exchange. However, there can be no assurance that an active trading market will develop subsequent to this Offering or, if developed, that it will be sustained. After this Offering, the market price of the Common Stock may be subject to significant fluctuations in response to numerous factors, including the timing of any acquisitions by the Company, variations in the Company's annual or quarterly financial results or those of its competitors, changes by financial research analysts in their estimates of the future earnings of the Company, conditions in the economy in general or in the Company's industry in particular, unfavorable publicity or changes in applicable laws and regulations (or judicial or administrative interpretations thereof) affecting the Company or the HVAC, process piping and plumbing and electrical services industries. From time to time, the stock market experiences significant price and volume volatility, which may affect the market price of the Common Stock for reasons unrelated to the Company's performance.

     POTENTIAL EFFECT OF SHARES ELIGIBLE FOR FUTURE SALE ON PRICE OF COMMON STOCK. Upon consummation of the Mergers and this Offering, 20,060,774 shares of Common Stock will be outstanding. The 6,100,000 shares sold in this Offering (other than shares that may be purchased by affiliates of the Company) will be freely tradable. The remaining outstanding shares may be resold publicly only following their registration under the Securities Act of 1933, as amended (the "Securities Act"), or pursuant to an available exemption from registration
(such as provided by Rule 144 following a one year holding period for previously unregistered shares). The holders of these remaining shares have certain rights to have their shares registered in the future under the Securities Act, but may not exercise such registration rights, and have agreed with the Company that they will not sell, transfer or otherwise dispose of any of their shares for one year following the closing of this Offering. See "Shares Eligible for Future Sale." On completion of this Offering, the Company also will have outstanding options to purchase up to a total of 1,976,954 shares of Common Stock. The Company intends to register all the shares subject to these options under the Securities Act for public resale. The Company intends to register 8,000,000 additional shares of Common Stock under the Securities Act within 90 days after completion of its offering for issuance in connection with future acquisitions. These shares generally will be freely tradable after their issuance by persons not affiliated with the Company unless the Company contractually restricts their resale.

     POSSIBLE ANTI-TAKEOVER EFFECT OF CERTAIN CHARTER PROVISIONS. Comfort Systems' Amended and Restated Certificate of Incorporation (the "Certificate of Incorporation"), authorizes the Board of Directors to issue, without stockholder approval, one or more series of preferred stock having such preferences, powers and relative, participating, optional and other rights (including preferences over the Common Stock respecting dividends and distributions and voting rights) as the Board of Directors may determine. The issuance of this "blank-check" preferred stock could render more difficult or discourage an attempt to obtain control of the Company by means of a tender offer, merger, proxy contest or otherwise. In addition, the Certificate of Incorporation provides for a classified Board of Directors, which may also have the effect of inhibiting or delaying a change in control of the Company. Certain provisions of the Delaware General Corporation Law may also discourage takeover attempts that have not been approved by the Board of Directors. See
"Description of Capital Stock."

     IMMEDIATE AND SUBSTANTIAL DILUTION. Purchasers of Common Stock in this Offering will experience immediate, substantial dilution in the net tangible book value of their stock of $11.45 per share and may experience further dilution in that value from issuances of Common Stock in connection with future acquisitions. See "Dilution."

                                  THE COMPANY

     Comfort Systems was founded in 1996 to become a leading national provider of comprehensive HVAC installation services and maintenance, repair and replacement of HVAC systems, focusing primarily on the commercial and industrial markets. Comfort Systems has entered into agreements to acquire the Founding Companies simultaneously with and as a condition to the consummation of this Offering. In 1996, the Founding Companies, which have been in business an average of 39 years, had pro forma combined revenues of $167.5 million and served customers in 27 states. For a description of the transactions pursuant to which these businesses will be acquired, see "Certain Transactions -- Organization of the Company." The following is a description of the Founding
Companies:

     QUALITY AIR HEATING AND COOLING, INC. -- Quality Air Heating and Cooling, Inc. ("Quality"), headquartered in Grand Rapids, Michigan, was founded in 1968 and operates primarily in western Michigan. Quality focuses on providing
"design and build" installation services and maintenance, repair and replacement of HVAC systems, primarily for medium and large commercial facilities. Quality operates a sheet metal and ductwork fabrication facility for its installation services. Quality had 1996 revenues of $29.6 million and currently has 216 employees. Robert J. Powers, the President of Quality, has been employed by Quality for 16 years, will sign a five-year employment agreement with Quality to continue his present position following consummation of this Offering and will become a director of the Company.

     ATLAS AIR CONDITIONING CO. -- Atlas Comfort Services USA, Inc., which does business as Atlas Air Conditioning Co. ("Atlas"), and is headquartered in Houston, Texas, was founded in 1947 and operates primarily in the southwest, northeast and mid-Atlantic regions of the United States. Atlas is a leading provider of HVAC installation services for apartment complexes, condominiums, hotels and elder care facilities in the United States and also provides maintenance, repair and replacement of HVAC systems. Atlas had 1996 revenues of $30.0 million and currently has 254 employees. Brian S. Atlas and Michael Atlas, the Chief Executive Officer and Chief Operating Officer of Atlas, respectively, have been employed by Atlas for 22 and 20 years, respectively. They will sign five-year employment agreements with Atlas to continue their present positions following consummation of this Offering. Brian S. Atlas will become a director of the Company.

     TRI-CITY MECHANICAL, INC. -- Tri-City Mechanical, Inc. ("Tri-City"), headquartered in Tempe, Arizona, was founded in 1962 and operates in Arizona, California and Nevada. Tri-City focuses on providing "design and build" installation services and maintenance, repair and replacement of HVAC systems primarily for large commercial and industrial facilities, as well as process piping for industrial facilities. Tri-City operates a sheet metal and ductwork fabrication facility for its installation services. Tri-City had 1996 revenues of $24.2 million and currently has 238 employees. Michael Nothum, Jr., the President of Tri-City, has been employed by Tri-City for 18 years, will sign a five-year employment agreement with Tri-City to continue his present position following consummation of this Offering and will become a director of the Company.

     S. M. LAWRENCE CO., INC. -- S. M. Lawrence Co., Inc. and Lawrence Service, Inc. (together "Lawrence"), headquartered in Jackson, Tennessee, were founded in 1917 and operate primarily in Tennessee and the surrounding states. Lawrence focuses on providing "design and build" installation services and process piping primarily for industrial facilities and maintenance, repair and replacement of commercial and industrial HVAC systems. Lawrence operates a sheet metal and ductwork fabrication facility for its installation services. Lawrence had 1996 revenues of $17.2 million and currently has 168 employees. Samuel M. Lawrence III and Frank F. Lawrence, the Chief Executive Officer and President of Lawrence, respectively, have been employed by Lawrence for 20 and 17 years, respectively, and will sign five-year employment agreements with Lawrence to continue their present positions following consummation of this Offering. Samuel
M. Lawrence III will become a director of the Company.

     ACCURATE AIR SYSTEMS, INC. -- Accurate Air Systems, Inc. ("Accurate"), headquartered in Houston, Texas, was founded in 1980 and operates primarily in Texas, Oklahoma and New Mexico. Accurate focuses on providing "design and build" installation services and maintenance, repair and replacement of HVAC systems for commercial facilities. Accurate operates a sheet metal and ductwork fabrication facility for its installation services. Accurate had 1996 revenues of $16.8 million and currently has 123 employees. Thomas J. Beaty, President and founder of Accurate, has been employed by Accurate for 16 years, will sign a five-year employment agreement with Accurate to continue his present position following consummation of this Offering and will become a director of the Company.

     FREEWAY HEATING AND AIR CONDITIONING, INC. -- Freeway Heating and Air Conditioning, Inc. ("Freeway"), headquartered in Bountiful, Utah, was founded in 1947 and operates primarily in the Salt Lake City area. Freeway provides installation services and maintenance, repair and replacement of HVAC systems for commercial and residential facilities. Freeway had 1996 revenues of $9.4 million and currently has 113 employees. Robert Arbuckle, President of Freeway, has been employed by Freeway for 22 years and will sign a five-year employment agreement with Freeway to continue his present position following consummation of this Offering.

     EASTERN HEATING AND COOLING INC. -- Eastern Heating and Cooling Inc. ("Eastern"), headquartered in Albany, New York, was founded in 1945 and operates primarily within a 75-mile radius of Albany, New York. Eastern focuses on providing "design and build" installation and maintenance, repair and replacement of HVAC systems for commercial and industrial facilities. Eastern also offers continuous monitoring and control services for commercial facilities. Eastern had 1996 revenues of $7.9 million and currently has 58 employees. Alfred J. Giardenelli, Jr., President of Eastern, has been employed by Eastern for 26 years, will sign a five-year employment agreement with Eastern to continue his present position following consummation of this Offering and will become a director of the Company.

     CSI/BONNEVILLE -- Contract Service Inc., which does business as C. S. I. Heating and Air Conditioning and Bonneville Heating and Cooling ("CSI/Bonneville"), and is headquartered in Salt Lake City, Utah, was founded in 1969 and operates primarily in Utah. CSI/Bonneville focuses on providing maintenance, repair and replacement of HVAC systems for commercial and residential facilities. CSI/Bonneville had 1996 revenues of $7.8 million and currently has 81 employees. John C. Phillips, President and co-founder of CSI/Bonneville, has been employed by CSI/Bonneville for 28 years, will sign a five-year employment agreement with CSI/Bonneville to continue his present position following consummation of this Offering and will become a director of the Company.

     TECH HEATING AND AIR CONDITIONING, INC. -- Tech Heating and Air Conditioning, Inc. and Tech Mechanical, Inc. (together "Tech"), headquartered in Solon, Ohio, were founded in 1979 and operate primarily in the greater Cleveland, Ohio area. Tech focuses on providing "design and build" installation services and maintenance, repair and replacement of HVAC systems for commercial and industrial facilities. Tech also offers continuous monitoring and control services for commercial facilities. Tech had 1996 revenues of $7.5 million and currently has 56 employees. Robert R. Cook, President and founder of Tech, has been employed by Tech for 18 years, will sign a five-year employment agreement with Tech to continue his present position following consummation of this Offering and will become a director of the Company.

     SEASONAIR, INC. -- Seasonair, Inc. ("Seasonair"), headquartered in Rockville, Maryland, was founded in 1966 and operates primarily in Maryland, the District of Columbia and Virginia. Seasonair focuses on providing installation services and maintenance, repair and replacement of HVAC systems for light commercial facilities. Seasonair had 1996 revenues of $6.7 million and currently has 65 employees. James C. Hardin, Sr., who will become Chief Executive Officer of Seasonair upon consummation of this Offering, has been employed by Seasonair for 11 years and will sign a five-year employment agreement with Seasonair following consummation of this Offering.

     WESTERN BUILDING SERVICES, INC. -- Western Building Services, Inc. ("Western"), headquartered in Denver, Colorado, was founded in 1980 and operates primarily in Colorado. Western focuses on providing "design and build" installation services and maintenance, repair and replacement of HVAC systems for commercial facilities. Western also offers continuous monitoring and control services for commercial facilities. Western had 1996 revenues of $6.5 million and currently has 52 employees. Charles W. Klapperich, President and founder of Western, has been employed by Western for 17 years, will sign a five-year employment agreement with Western to continue his present position following consummation of this Offering and will become a director of the Company.

     STANDARD HEATING AND AIR CONDITIONING CO. -- Standard Heating and Air Conditioning Co. ("Standard"), headquartered in Birmingham, Alabama, was founded in 1939 and operates primarily in Alabama. Standard focuses on providing comprehensive maintenance, repair and replacement of HVAC systems for residential and light commercial facilities. Standard had 1996 revenues of $3.7 million and currently has 37 employees. Thomas B. Kime, President of Standard, has been employed by Standard for over 20 years and will sign a five-year employment agreement with Standard to continue his present position with Standard following consummation of this Offering.

                                USE OF PROCEEDS

     The net proceeds from the sale of the 6,100,000 shares of Common Stock offered hereby, after deducting underwriting discounts and commissions and estimated Offering and Merger expenses, are estimated to be $69.7 million ($80.8 million if the Underwriters' over-allotment option is exercised in full).

     Of the net proceeds, $45.3 million will be used to pay the cash portion of the purchase price for the Founding Companies, some of which will be paid to stockholders who will become directors or holders of more than 5% of the Common Stock.

     The remaining net proceeds of $24.4 million will be used for working capital and other general corporate purposes, which are expected to include future acquisitions. The Company currently has no binding agreements to effect any future acquisitions. Pending such uses, the net proceeds will be invested in short-term, interest-bearing, investment grade securities.

     The Company has obtained a bank line of credit from Bank One for $75.0 million for working capital and acquisitions. The line of credit is subject to customary drawing conditions and the consummation of the Offering.

                                DIVIDEND POLICY

     The Company intends to retain all of its future earnings, if any, to finance the expansion of its business and for general corporate purposes, including future acquisitions, and does not anticipate paying any cash dividends on its Common Stock for the foreseeable future. In addition, the Company's credit facility includes restrictions on the ability of the Company to pay dividends without the consent of the lender.

     In connection with the consummation of the Mergers, certain of the Founding Companies intend to make S Corporation Distributions to their former stockholders. As of March 31, 1997, the S Corporation Distributions to be made totalled $16.8 million. In addition, the Founding Companies which are C Corporations, except Atlas, will make Interim Earnings Distributions prior to the Mergers. As of March 31, 1997, the Interim Earnings Distributions to be made totalled $350,000.

                                 CAPITALIZATION

     The following table sets forth the current maturities of long-term obligations and capitalization at March 31, 1997 (i) of the Founding Companies combined; (ii) of Comfort Systems on a pro forma combined basis to give effect to the issuance of 1,269,935 shares of Common Stock to management of and consultants to Comfort Systems, the Mergers and the S Corporation Distributions; and (iii) of Comfort Systems, pro forma combined, as adjusted to give effect to the Mergers, the S Corporation Distributions, this Offering and the application of a portion of the estimated net proceeds therefrom. This table should be read in conjunction with the Unaudited Pro Forma Combined Financial Statements of the Company and the Notes thereto included elsewhere in this Prospectus.

                                                     MARCH 31, 1997
                                        ----------------------------------------
                                                      PRO FORMA
                                        COMBINED      COMBINED       AS ADJUSTED
                                        --------      ---------      -----------
                                                     (IN THOUSANDS)
Current maturities of long-term debt
  obligations(1).....................   $ 9,230       $  50,658(2)    $   5,355
                                        ========      =========      ===========
Long-term obligations, less current
  maturities(1)......................   $ 3,267       $  14,292(3)    $  14,292
Stockholders' equity:
     Preferred Stock: $0.01 par
       value, 5,000,000 shares
       authorized; none issued or
       outstanding...................        --              --              --
     Common Stock: $0.01 par value,
       52,969,912 shares authorized;
       13,960,774 shares issued and
       outstanding pro forma
       combined; and 20,060,774
       shares issued and outstanding,
       as adjusted(4)................       433             140             201
     Additional paid-in capital......    12,149         100,978         170,666
     Retained earnings...............     8,160              --              --
     Treasury stock..................    (1,201 )            --              --
                                        --------      ---------      -----------
          Total stockholders'
             equity..................    19,541         101,118         170,867
                                        --------      ---------      -----------
               Total
                  capitalization.....   $22,808       $ 115,410       $ 185,159
                                        ========      =========      ===========

------------

(1) For a description of the Company's debt, see the Notes to Unaudited Pro Forma Combined Financial Statements and Notes to the Founding Companies' Financial Statements.

(2) Includes a $45.3 million note payable to owners of the Founding Companies, representing the cash portion of the Merger consideration to be paid from a portion of the net proceeds of this Offering.

(3) Includes $11.0 million in long-term obligations to reflect that portion of the S Corporation Distributions that will be funded through borrowings.

(4) Excludes 1,976,953 shares of Common Stock subject to options to be granted upon consummation of this Offering at an exercise price equal to the initial public offering price. See "Management -- 1997 Long-Term Incentive Plan" and "-- 1997 Non-Employee Directors' Stock Plan."

                                    DILUTION

     The deficit in pro forma combined net tangible book value of the Company at March 31, 1997 was $38.7 million or $2.77 per share of Common Stock. The deficit in pro forma combined net tangible book value per share represents the amount by which the Company's pro forma combined total liabilities exceeds the Company's pro forma combined net tangible assets, divided by the number of shares of Common Stock to be outstanding after giving effect to the Mergers. After giving effect to the sale of the 6,100,000 shares of Common Stock in this Offering and after deduction of the underwriting discounts and commissions and estimated Offering and Merger expenses, the pro forma combined net tangible book value of the Company at March 31, 1997 would have been approximately $31.1 million or $1.55 per share. This represents an immediate increase in pro forma combined net tangible book value of $4.32 per share to existing stockholders and an immediate dilution of $11.45 per share to purchasers of Common Stock in this Offering. The following table illustrates this pro forma dilution:

Initial public offering price per
  share.................................             $   13.00
     Pro forma combined deficit in net
      tangible book value per share
      before this Offering..............  $   (2.77)
     Increase in pro forma combined net
      tangible book value per share
      attributable to new investors.....       4.32
                                          ---------
Pro forma combined net tangible book
  value per share after this Offering...                  1.55
                                                     ---------
Dilution per share to new investors.....             $   11.45
                                                     =========

     The following table sets forth, on a pro forma combined basis to give effect to the Mergers at March 31, 1997, the number of shares of Common Stock purchased from the Company, the total consideration paid and the average price per share paid by existing stockholders and the new investors purchasing shares of Common Stock from the Company in this Offering, before deducting underwriting discounts and commissions and estimated Offering and Merger expenses:

                                            SHARES PURCHASED                          AVERAGE
                                          --------------------         TOTAL           PRICE
                                           NUMBER      PERCENT     CONSIDERATION     PER SHARE
                                          ---------    -------     -------------     ---------
Existing stockholders...................     13,961      69.6%       $ (38,694)(1)    $ (2.77)
New investors...........................      6,100      30.4           79,300          13.00
                                          ---------    -------     -------------
     Total..............................     20,061     100.0%       $  40,606
                                          =========    =======     =============

------------

(1) Total consideration paid by existing stockholders represents the combined stockholders' equity of the Founding Companies before this Offering, adjusted to reflect: (i) the cash portion of the consideration payable to the stockholders of the Founding Companies in connection with the Mergers and (ii) the S Corporation Distributions.

                            SELECTED FINANCIAL DATA
                (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

     Comfort Systems will acquire the Founding Companies simultaneously with and as a condition to the consummation of this Offering. For financial statement presentation purposes, Comfort Systems has been identified as the "accounting acquirer." The following selected financial data for Comfort Systems as of December 31, 1996 has been derived from audited financial statements of Comfort Systems. The selected historical financial data as of March 31, 1997 and the three months ended March 31, 1997 have been derived from unaudited financial statements of Comfort Systems, which have been prepared on the same basis as the audited financial statements and, in the opinion of Comfort Systems, reflect all adjustments consisting of normal recurring adjustments, necessary for a fair presentation of such data. The selected unaudited pro forma combined financial data present data for the Company, adjusted for (i) the effects of the Mergers,
(ii) the effects of certain pro forma adjustments to the historical financial statements described below and (iii) the consummation of this Offering and the application of the net proceeds therefrom. See the Unaudited Pro Forma Combined Financial Statements and the Notes thereto and the historical Financial Statements of Comfort Systems and certain of the Founding Companies and the Notes thereto included elsewhere in this Prospectus.

                                       TWELVE MONTHS   THREE MONTHS
                                           ENDED          ENDED
                                       DECEMBER 31,     MARCH 31,
                                           1996            1997
                                       -------------   ------------
INCOME STATEMENT DATA:
  COMFORT SYSTEMS
    Revenues.........................    $ --           $  --
    Gross profit.....................      --              --
    Selling, general and
     administrative
      expenses(1)....................      --               11,556
                                       -------------   ------------
    Loss from operations.............      --              (11,556)
    Interest and other income
     (expense), net..................      --              --
                                       -------------   ------------
    Net loss.........................    $ --           $  (11,556)
                                       =============   ============
  PRO FORMA COMBINED(2)
    Revenues.........................    $ 167,525      $   39,505
    Gross profit.....................       47,813          10,705
    Selling, general and
     administrative expenses(3)......       27,814           7,814
    Goodwill amortization(4).........        3,495             874
    Income from operations...........       16,504           2,017
    Interest and other income
     (expense), net(5)...............         (961)           (250)
    Income before income taxes.......       15,543           1,767
    Net income(6)....................        7,928             847
    Net income per share.............         0.44            0.05
    Shares used in computing pro
     forma net income per share(7)...   18,180,311      18,180,311

                                                                           COMBINED COMPANIES
                                             COMFORT SYSTEMS         ------------------------------
                                        -------------------------           MARCH 31, 1997
                                        DECEMBER 31,    MARCH 31,    ------------------------------
                                        ------------    ---------     PRO FORMA
                                            1996          1997       COMBINED(8)    AS ADJUSTED(9)
                                        ------------    ---------    -----------    ---------------
BALANCE SHEET DATA:
    Working capital(5)...............     $      1       $    42      $ (31,197)(10)    $  38,552
    Total assets.....................          178         2,908        188,683          210,263
    Long-term debt, net of current
      maturities(5)..................       --             --            14,292           14,292
    Stockholders' equity(5)..........            1            42        101,118          170,867

                                                   (FOOTNOTES ON FOLLOWING PAGE)

------------

 (1) Represents the non-recurring, non-cash Compensation Charge of $11.6 million.

 (2) The pro forma combined income statement data assume that the Mergers and the Offering were consummated on January 1, 1996 and are not necessarily indicative of the results the Company would have obtained had these events actually then occurred or of the Company's future results.

 (3) The pro forma combined income statement data reflect the Compensation Differential of $6.6 million for the twelve months ended December 31, 1996 and $428,000 for the three months ended March 31, 1997 and does not include the Compensation Charge of $11.6 million recorded in the first quarter of 1997.

 (4) Consists of amortization of goodwill to be recorded as a result of the Mergers over a 40-year period and computed on the basis described in the Notes to the Unaudited Pro Forma Combined Financial Statements.

 (5) Several of the Founding Companies are S Corporations. In connection with the Mergers, these Founding Companies will make the S Corporation Distributions totalling $16.8 million. In order to fund these distributions, the Founding Companies will borrow $11.0 million from existing sources. Accordingly, pro forma interest expense has been increased by $935,000 for the twelve months ended December 31, 1996 and $207,000 for the three months ended March 31, 1997, pro forma working capital has been reduced by $1.9 million, pro forma long-term debt has been increased by $11.0 million and pro forma stockholders' equity has been reduced by $12.9 million. Quality has declared S Corporation Distributions of $3.9 million which have been recorded as a dividend payable to an affiliate and a reduction of stockholders' equity in the pro forma combined balance sheet data. This $3.9 million is included in the $16.8 million of S Corporation Distributions.

 (6) Assuming a corporate income tax rate of 40% and the non-deductibility of goodwill.

 (7) Includes (i) 2,969,912 shares issued to Notre, (ii) 1,269,935 shares issued to management of and consultants to Comfort Systems, (iii) 9,720,927 shares issued to owners of the Founding Companies and (iv) 4,219,537 of the 6,100,000 shares sold in the Offering necessary to pay the cash portion of the Merger consideration and expenses of this Offering.

 (8) The pro forma combined balance sheet data assume that the Mergers were consummated on March 31, 1997.

 (9) Adjusted for the sale of the 6,100,000 shares of Common Stock offered hereby and the application of the estimated net proceeds therefrom.

(10) Includes a $45.3 million note payable to owners of the Founding Companies, representing the cash portion of the Merger consideration to be paid from a portion of the net proceeds of this Offering.

               MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                      CONDITION AND RESULTS OF OPERATIONS

     The following discussion should be read in conjunction with "Selected Financial Data" and the Founding Companies' Financial Statements and related Notes thereto appearing elsewhere in this Prospectus.

INTRODUCTION

     The Company's revenues are derived from providing comprehensive HVAC installation services and maintenance, repair and replacement of HVAC systems primarily for commercial and industrial customers. The Company's commercial and industrial applications include office buildings, retail centers, apartment complexes, hotels, manufacturing plants and government facilities. The Company also provides specialized HVAC applications such as process cooling, control systems, electronic monitoring and process piping. Approximately 90% of the Company's pro forma combined 1996 revenues of $167.5 million was derived from commercial and industrial customers, with approximately 53% of total revenues attributable to installation services and 47% attributable to maintenance, repair and replacement services.

     Revenues related to commercial and industrial installation are of two types: "design and build" and "plan and spec." Approximately 80% of the commercial and industrial installation revenues for 1996 were generated from "design and build" projects, which generally yield higher margins than "plan and spec" projects because the Company is responsible for designing, engineering and installing a cost-effective, energy-efficient system that is customized to the specific needs of the building owner. This enables the Company to control the customer's cost and reduce overall design and installation time. Additionally, the costs and other terms of "design and build" projects are normally established through relationship-based negotiation with the building owner or its representative rather than through a competitive bid process. "Plan and spec" installation projects typically yield lower margins than "design and build" projects because the building's architect or consulting engineer designs the HVAC system and the installation project is put out for bid.

     Most installation and reconfiguration projects are completed within one year. Generally, these contracts are accounted for under the percentage-of-completion method of accounting. Revenues are recorded based on the percentage of costs incurred during a particular period, in proportion to total estimated costs for each contract. Maintenance, repair and replacement service revenues are recorded as services are performed. Costs of services consist primarily of HVAC components, parts and materials related to new installation, equipment maintenance and rental, salaries and benefits payable to service and repair technicians, as well as supervisory and subcontract labor. Selling, general and administrative expenses consist primarily of compensation and benefits to owners as well as to sales and administrative employees, fees for professional services, depreciation of equipment and other general office expenses. Selling, general and administrative expenses also include incentive and discretionary bonuses paid to owners, significant portions of which were paid in lieu of S Corporation distributions to enable stockholders to meet their income tax obligations.

     The Founding Companies have operated throughout the periods presented as independent, privately-owned entities, and their results of operations reflect varying tax structures (S Corporations or C Corporations) which have influenced the historical level of owners' compensation. Gross profit margins and selling, general and administrative expenses as a percentage of revenues may not be comparable among the individual Founding Companies. The owners of the Founding Companies have agreed to certain reductions in their compensation and benefits in connection with the organization of the Company. The Compensation Differential for 1996 of $6.6 million has been reflected as a pro forma adjustment in the Unaudited Pro Forma Combined Statements of Operations.

     The Company anticipates that following the Mergers it will realize savings from (i) greater volume discounts from suppliers of HVAC components, parts and raw materials; (ii) consolidation of insurance and bonding programs; (iii) other general and administrative areas such as training and advertising; and (iv) the Company's ability to borrow at lower interest rates than most of the Founding Companies. It is anticipated that these savings will be offset by costs related to the Company's new corporate management and by the costs associated with being a public company. The Company believes that neither these savings nor the costs associated therewith can be quantified because the Mergers have not occurred, and there have been no combined operating results upon which to base any assumptions. As a result, they have not been included in the pro forma financial information included herein.

     During January and February 1997, Comfort Systems sold an aggregate of 1,269,935 shares of Common Stock to management and consultants. As a result, the Company recorded a non-recurring, non-cash Compensation Charge of $11.6 million in the first quarter of 1997, representing the difference between the amount paid for the shares and the estimated fair value of the shares on the date of sale. This Compensation Charge of $11.6 million is not included in pro forma financial information or Combined Results of Operations.

     In July 1996, the Securities and Exchange Commission issued Staff Accounting Bulletin No. 97 ("SAB 97") relating to business combinations immediately prior to an initial public offering. SAB 97 requires that these combinations be accounted for using the purchase method of acquisition accounting. Under the purchase method, one of the companies must be designated as the accounting acquirer. For the remaining companies, $139.8 million, representing the excess of the fair value of the Merger consideration received over the fair value of the net assets to be acquired, will be recorded as "goodwill" on the Company's balance sheet. Goodwill will be amortized as a non-cash charge to the income statement over a 40-year period. The pro forma impact of this amortization expense, which is non-deductible for tax purposes, is $3.5 million per year on an after-tax basis. Prior to the issuance of SAB 97, goodwill and related amortization expense were not required to be recorded for most business combinations similar to the Mergers. The amount of goodwill to be recorded and the related amortization expense will depend in part on the actual Offering price. See "Certain Transactions -- Organization of the Company."

COMBINED RESULTS OF OPERATIONS

     The combined results of operations of the Founding Companies for the periods presented do not represent combined results of operations presented in accordance with generally accepted accounting principles, but are only a summation of the revenues, cost of services and selling, general and administrative expenses of the individual Founding Companies on a historical basis. The combined results also exclude the effect of pro forma adjustments and may not be comparable to, and may not be indicative of, the Company's post-combination results of operations because (i) the Founding Companies were not under common control or management during the periods presented; (ii) the Founding Companies used different tax structures (S Corporations or C Corporations) during the periods presented; (iii) the Company will incur incremental costs related to its new corporate management and the costs of being a public company; (iv) the Company will use the purchase method to record the Mergers, resulting in the recording of goodwill which will be amortized over 40 years; and (v) the combined data do not reflect the Compensation Differential and potential benefits and cost savings the Company expects to realize when operating as a combined entity.

     The following table sets forth the combined results of operations of the Founding Companies on a historical basis and such results as a percentage of revenues.

                                                                                                          THREE MONTHS ENDED
                                                            FISCAL YEARS ENDED(1)                            MARCH 31,(3)
                                       ----------------------------------------------------------------  --------------------
                                               1994                1995(2)               1996(2)                 1996
                                       --------------------  --------------------  --------------------  --------------------
                                                                           (IN THOUSANDS)
Revenues.............................  $ 124,710      100.0% $ 146,512      100.0% $ 167,525      100.0% $  34,799      100.0%
Cost of services.....................     92,318       74.0    105,043       71.7    119,712       71.5     25,759       74.0
                                       ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------
Gross profit.........................     32,392       26.0     41,469       28.3     47,813       28.5      9,040       26.0
Selling, general and
  administrative expenses............     27,386       22.0     31,038       21.2     34,382       20.5      7,973       22.9
                                       ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------
Income from operations...............      5,006        4.0     10,431        7.1     13,431        8.0      1,067        3.1

                                        THREE MONTHS ENDED
                                           MARCH 31,(3)
                                       --------------------
                                               1997
                                       --------------------
Revenues.............................  $  39,505      100.0%
Cost of services.....................     28,800       72.9
                                       ---------  ---------
Gross profit.........................     10,705       27.1
Selling, general and
  administrative expenses............      8,027       20.3
                                       ---------  ---------
Income from operations...............      2,678        6.8

------------
(1) The fiscal years presented are as follows: Quality -- the fiscal years ended March 31, 1995 and 1996 and the year ended December 31, 1996; Atlas and Accurate -- the fiscal years ended June 30, 1994 and 1995 and the year ended December 31, 1996; Lawrence -- the fiscal years ended October 31, 1994, 1995 and 1996; and Tri-City, Eastern, CSI/Bonneville, Tech, Seasonair and
    Western -- the years ended December 31 for all periods presented.

(2) The financial data for 1995 and 1996 both include Quality's results for the three months ended March 31, 1996 which were as follows: revenues of $6.3 million, cost of services of $4.3 million, and selling, general and administrative expenses of $1.6 million.

(3) Lawrence's results of operations are presented for the three months ended January 31, 1996 and 1997.

COMBINED RESULTS FOR THE THREE MONTHS ENDED MARCH 31, 1997 COMPARED TO THE THREE MONTHS ENDED MARCH 31, 1996

     REVENUES. Combined revenues increased approximately $4.7 million, or 13.5%, from $34.8 million for the three months ended March 31, 1996 to $39.5 million for the three months ended March 31, 1997. The increase in revenues occurred primarily at Quality, Lawrence and Tech. Revenues at Quality increased $2.5 million due to a $1.5 million increase in installation revenues and a $1.0 million increase in maintenance, repair and replacement revenues. Revenues increased $1.3 million at Lawrence due primarily to a "design and build" installation project for a manufacturing facility in North Carolina. Revenues at Tech increased $0.6 million due to an increase in commercial installation services because there were fewer days of inclement weather in the first three months of 1997 as compared to the prior comparable period. Four of the other Founding Companies reported an increase in revenues from the first quarter of 1996 compared to the first quarter of 1997, partially offset by a decline in revenues at Accurate and Eastern.

     GROSS PROFIT. Combined gross profit increased $1.7 million, or 18.4%, from $9.0 million for the three months ended March 31, 1996 to $10.7 million for the three months ended March 31, 1997, due primarily to increases of $1.4 million at Quality, $0.5 million at Atlas and $0.3 million at Lawrence. As a percentage of revenues, combined gross profit increased from 26.0% in the three months ended March 31, 1996 to 27.1% in the three months ended March 31, 1997. Gross profit as a percentage of revenues at Quality increased from 32.1% in the three months ended March 31, 1996 to 38.7% in the three months ended March 31, 1997 as a result of Quality's ability to be more selective in accepting projects. Gross profit as a percentage of revenues at Atlas increased from 12.1% for the three months ended March 31, 1996 to 20.4% for the three months ended March 31, 1997. This improvement resulted from Atlas's ability to be more selective in accepting projects.

     SELLING, GENERAL AND ADMINISTRATIVE EXPENSES. Combined selling, general and administrative expenses increased $0.1 million, or 0.7%, from $7.9 million for the three months ended March 31, 1996 to $8.0 million for the three months ended March 31, 1997 due primarily to an increase in infrastructure needed to support increased volume, partially offset by a decrease in compensation to owners and incentive compensation to key employees totalling $1.2 million. As a percentage of revenues, selling, general and administrative expenses decreased from 22.9% in the three months ended March 31, 1996 to 20.3% in the three months ended March 31, 1997.

COMBINED RESULTS FOR 1996 COMPARED TO 1995

     REVENUES. Combined revenues increased approximately $21.0 million, or 14.3%, from $146.5 million in 1995 to $167.5 million in 1996. The increase in combined revenues occurred primarily at Atlas, Accurate and Lawrence. This increase in combined revenues was primarily attributable to an increase in commercial and industrial "design and build" revenues of approximately 15% and an increase in maintenance, repair and replacement revenues of approximately 30%. Revenues for Atlas increased $7.6 million from 1995 to 1996 due to increasing demand by several large national customers for HVAC "design and build" installation services provided by Atlas for multi-unit facilities. Revenues for Accurate increased $4.6 million from 1995 to 1996 reflecting the success of an increased marketing effort along with the addition of sales personnel and project managers. Revenues at Lawrence increased by $4.6 million from 1995 to 1996 due to a management decision in 1995 to expand the number of general contractors for which Lawrence provides industrial installation services and due to a large "design and build" installation contract obtained in 1996 for a food processing facility. Seven of the other Founding Companies reported an increase in revenues from 1995 and 1996, partially offset by a decline in revenues at Quality and Tri-City.

     GROSS PROFIT. Combined gross profit increased $6.3 million, or 15.3%, from $41.5 million in 1995 to $47.8 million in 1996, due principally to increases in gross profit of $2.2 million at Atlas, $1.5 million at Lawrence and $1.1 million at Western. As a percentage of revenues, combined gross profit increased from 28.3% in 1995 to 28.5% in 1996. Gross profit as a percentage of revenues at Atlas increased from 12.5% of revenues in 1995 to 16.5% of revenues in 1996 as increasing demand for Atlas' specialized installation services enabled Atlas to earn higher margins. Gross profit as a percentage of revenues at Accurate decreased from 26.1% of revenues in 1995 to 21.0% of revenues in 1996 as a result of an increase in overtime and subcontract labor necessary to support the increased number of "design and build" projects. Gross profit as a percentage of revenues at Western increased from 17.1% to 28.2% from 1995 to 1996, which resulted in part from Western's participation in an incentive program sponsored by the Public Service Company of Colorado.

     SELLING, GENERAL AND ADMINISTRATIVE EXPENSES. Combined selling, general and administrative expenses increased $3.4 million, or 10.8%, from $31.0 million in 1995 to $34.4 million in 1996. Selling, general and administrative expenses increased $1.4 million at Lawrence, approximately one-half of which was related to increases in salary and incentive compensation paid to the owners, and the other half of which was related to increases in incentive compensation and discretionary profit sharing contributions for employees. Selling, general and administrative expenses increased $0.7 million at Tri-City as a result of a $1.1 million increase in compensation to the owners in lieu of S Corporation distributions, offset by $0.4 million of reductions in other overhead expenses. As a percentage of combined revenues, selling, general and administrative expenses decreased from 21.2% in 1995 to 20.5% in 1996.

COMBINED RESULTS FOR 1995 COMPARED TO 1994

     REVENUES. Combined revenues increased approximately $21.8 million, or 17.5%, from $124.7 million in 1994 to $146.5 million in 1995, primarily due to an increase in commercial and industrial "design and build" revenues of approximately 40% and an increase of approximately 10% in maintenance, repair and replacement revenues. Revenues at Quality increased $8.2 million from 1994 to 1995 as a result of management's focus on obtaining more "design and build" projects and related service work. Revenues at Tri-City increased $8.1 million from 1994 to 1995 as a result of a strategy implemented in late 1994 to focus on larger "design and build" projects and the related service relationships. To accomplish its strategy, Tri-City increased the size of its sales and project management staff.

     GROSS PROFIT. Combined gross profit increased $9.1 million, or 28.0%, from $32.4 million in 1994 to $41.5 million in 1995. Gross profit increased $3.1 million at Tri-City and $2.9 million at Quality. As a percentage of revenues, combined gross profit increased from 26.0% in 1994 to 28.3% in 1995. Gross profit as a percentage of revenues at Tri-City increased from 15.5% in 1994 to 22.9% in 1995 as a result of an increase in the number of higher-margin "design and build" installation projects. Gross profit as a percentage of revenues at Lawrence increased from 23.2% in fiscal 1994 to 27.3% in fiscal 1995 as management emphasized higher-margin "design and build" projects and successfully implemented an incentive program for project managers to control project costs.

     SELLING, GENERAL AND ADMINISTRATIVE EXPENSES. Combined selling, general and administrative expenses increased $3.6 million, or 13.3%, from $27.4 million in 1994 to $31.0 million in 1995. Selling, general and administrative expenses increased $1.0 million at Tri-City from 1994 to 1995 primarily due to a $0.8 million increase in compensation to its owners. Selling, general and administrative expenses at Lawrence increased $0.6 million primarily due to an increase in salary and incentive compensation to its owners. As a percentage of combined revenues, combined selling, general and administrative expenses decreased from 22.0% in 1994 to 21.2% in 1995.

COMBINED LIQUIDITY AND CAPITAL RESOURCES

     On a combined basis, the Founding Companies generated $2.1 million of net cash from operating activities for the three months ended March 31, 1997, primarily at Quality, Tri-City and Seasonair. Net cash used in investing activities was $0.8 million, primarily for equipment purchases. Net cash used in financing activities was $0.4 million and consisted of increases in long-term debt of $1.9 million offset by distributions to stockholders of $2.3 million. At March 31, 1997, the combined Founding Companies had working capital of $16.0 million and total debt of $12.5 million, including $5.1 million of debt to stockholders.

     In connection with and prior to the Mergers, certain Founding Companies will make S Corporation Distributions to their owners of substantially all of their previously-taxed undistributed earnings. The pro forma combined financial statements as of March 31, 1997 and for the three months then ended, included elsewhere in this Prospectus, reflect pro forma adjustments for the estimated amount of these S Corporation

Distributions and additional debt needed to fund these distributions had they occurred in their entirety as of March 31, 1997. These pro forma adjustments reflect $16.8 million of S Corporation Distributions and $11.0 million of additional debt. The Founding Companies expect to borrow this $11.0 million from their existing credit sources and use cash on hand to pay the remaining $5.8 million.

     On a combined basis, the Founding Companies generated $9.0 million of net cash from operating activities during fiscal 1996, primarily at Quality, Tri-City and CSI/Bonneville. Net cash used in investing activities was $3.0 million on a combined basis, primarily for equipment purchases. Net cash used in financing activities was $7.3 million on a combined basis, consisting of net reductions in long-term debt of $1.6 million and distributions to stockholders of $5.7 million. At December 31, 1996, the combined Founding Companies had working capital of $18.9 million and total debt of $8.6 million, including debt to stockholders.

     The Company intends to pursue acquisition opportunities. The Company expects to fund future acquisitions through the issuance of additional Common Stock, borrowings, including use of amounts available under the proposed credit facility and cash flow from operations. The Company anticipates that its cash flow from operations will provide cash in excess of the Company's normal working capital needs, debt service requirements and planned capital expenditures for equipment. On a combined basis, the Founding Companies made capital expenditures of $2.3 million in fiscal 1996.

     The Company has obtained a revolving line of credit of $75.0 million from Bank One. The facility will be used for acquisitions, capital expenditures, refinancing of debt not paid out of the proceeds of this Offering and for general corporate purposes. The credit facility will require the Company to comply with various loan covenants including (i) maintenance of certain financial ratios, (ii) restrictions on additional indebtedness, and (iii) restrictions on liens, guarantees, advances and dividends. The line of credit is subject to customary drawing conditions and the consummation of the Offering.

QUALITY RESULTS OF OPERATIONS

     Quality, headquartered in Grand Rapids, Michigan, was founded in 1968 and operates primarily throughout western Michigan. Quality focuses on providing "design and build" installation services and maintenance, repair and replacement of HVAC systems, primarily for medium and large commercial facilities.

     The following table sets forth selected statement of operations data and such data as a percentage of revenues for the periods indicated:

                                                                                        YEAR ENDED        NINE MONTHS ENDED
                                                  YEAR ENDED MARCH 31,                 DECEMBER 31,          DECEMBER 31,
                                       ------------------------------------------  --------------------  --------------------
                                               1995                1996(1)               1996(1)                 1995
                                       --------------------  --------------------  --------------------  --------------------
                                                                           (IN THOUSANDS)
Revenues.............................  $  24,434      100.0% $  32,594      100.0% $  29,597      100.0% $  26,279      100.0%
Cost of services.....................     15,634       64.0     20,850       64.0     18,467       62.4     16,559       63.0
                                       ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------
Gross profit.........................      8,800       36.0     11,744       36.0     11,130       37.6      9,720       37.0
Selling, general and administrative
  expenses...........................      6,646       27.2      6,791       20.8      6,640       22.4      5,183       19.7
                                       ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------
Income from operations...............      2,154        8.8      4,953       15.2      4,490       15.2      4,537       17.3

                                                                         THREE MONTHS ENDED
                                                                             MARCH 31,
                                                             ------------------------------------------
                                               1996                  1996                  1997
                                       --------------------  --------------------  --------------------

Revenues.............................  $  23,282      100.0% $   6,315      100.0% $   8,766      100.0%
Cost of services.....................     14,176       60.9      4,291       67.9      5,372       61.3
                                       ---------  ---------  ---------  ---------  ---------  ---------
Gross profit.........................      9,106       39.1      2,024       32.1      3,394       38.7
Selling, general and administrative
  expenses...........................      5,032       21.6      1,608       25.5      2,094       23.9
                                       ---------  ---------  ---------  ---------  ---------  ---------
Income from operations...............      4,074       17.5        416        6.6      1,300       14.8

------------

(1) The financial data for the year ended December 31, 1996 and the year ended March 31, 1996 both include results for the three months ended March 31, 1996, which were as follows: revenues of $6.3 million, cost of services of $4.3 million and selling, general and administrative expenses of $1.6 million.

QUALITY RESULTS FOR THREE MONTHS ENDED MARCH 31, 1997 COMPARED TO THREE MONTHS ENDED
MARCH 31, 1996

     REVENUES. Revenues increased $2.5 million, or 38.8%, from $6.3 million for the three months ended March 31, 1996 to $8.8 million for the three months ended March 31, 1997 due to a $1.5 million increase in installation revenues and a $1.0 million increase in maintenance, repair and replacement revenues.

     GROSS PROFIT. Gross profit increased $1.4 million, or 67.7%, from $2.0 million for the three months ended March 31, 1996 to $3.4 million for the three months ended March 31, 1997. As a percentage of revenues, gross profit increased from 32.1% to 38.7% as a result of Quality's ability to be more selective in accepting projects.

     SELLING, GENERAL AND ADMINISTRATIVE EXPENSES. Selling, general and administrative expenses increased $0.5 million, or 30.2%, from $1.6 million for the three months ended March 31, 1996 to $2.1 million for the three months ended March 31, 1997. The increase in selling, general and administrative expenses was primarily attributable to an increase in administrative costs associated with the higher sales volume. As a percentage of revenues, selling, general and administrative expenses decreased from 25.5% to 23.9% as Quality was able to increase its sales volume without a commensurate increase in overhead expenses.

QUALITY RESULTS FOR NINE MONTHS ENDED DECEMBER 31, 1996 COMPARED TO NINE MONTHS ENDED DECEMBER 31, 1995

     REVENUES. Revenues decreased $3.0 million, or 11.4%, from $26.3 million for the nine months ended December 31, 1995 to $23.3 million for the nine months ended December 31, 1996 due to a decrease in Quality's volume of commercial "design and build" installation projects. Quality's decline in revenues from 1995 to 1996 resulted from management's decision to be more selective in accepting installation projects. Management continues to emphasize project selectivity and expansion of capacity through the addition of technical staff and management rather than through subcontract labor and employee overtime.

     GROSS PROFIT. Gross profit decreased $0.6 million, or 6.3%, from $9.7 million for the nine months ended December 31, 1995 to $9.1 million for the nine months ended December 31, 1996. As a percentage of revenues, gross profit increased from 37.0% to 39.1% due to management's emphasis on project selection and a decrease in the use of subcontract labor, employee overtime and outside services.

     SELLING, GENERAL AND ADMINISTRATIVE EXPENSES. Selling, general and administrative expenses decreased $0.2 million, or 2.9%, from $5.2 million for the nine months ended December 31, 1995 to $5.0 million for the nine months ended December 31, 1996. As a percentage of revenues, these expenses increased from 19.7% to 21.6% due to the decline in revenues.

QUALITY RESULTS FOR YEAR ENDED DECEMBER 31, 1996 COMPARED TO YEAR ENDED MARCH 31, 1996

     REVENUES. Revenues decreased $3.0 million, or 9.2%, from $32.6 million for the year ended March 31, 1996 to $29.6 million for the year ended December 31, 1996, for the reasons described above.

     GROSS PROFIT. Gross profit decreased $0.6 million, or 5.2%, from $11.7 million for the year ended March 31, 1996 to $11.1 million for the year ended December 31, 1996. As a percentage of revenues, gross profit increased from 36.0% to 37.6% due to management's emphasis on project selection and a decrease in the use of subcontract labor, employee overtime and outside services.

     SELLING, GENERAL AND ADMINISTRATIVE EXPENSES. Selling, general and administrative expenses decreased $0.2 million, or 2.2%, from $6.8 million for the year ended March 31, 1996 to $6.6 million for the year ended December 31, 1996. As a percentage of revenues, selling, general and administrative expenses increased from 20.8% to 22.4% due to the decline in revenues.

QUALITY RESULTS FOR YEAR ENDED MARCH 31, 1996 COMPARED TO YEAR ENDED MARCH 31, 1995

     REVENUES. Revenues increased $8.2 million, or 33.4%, from $24.4 million for the fiscal year ended March 31, 1995 to $32.6 for the fiscal year ended March 31, 1996. This increase in revenues was primarily attributable to management's emphasis on obtaining more "design and build" installation projects and the related service work.

     GROSS PROFIT. Gross profit increased $2.9 million, or 33.5%, from $8.8 million for the fiscal year ended March 31, 1995 to $11.7 million for the fiscal year ended March 31, 1996. As a percentage of revenues, gross profit remained unchanged at 36.0% as the benefits associated with higher revenues were offset by an increase in subcontract labor, employee overtime and outside services.

     SELLING, GENERAL AND ADMINISTRATIVE EXPENSES. Selling, general and administrative expenses increased $0.2 million, or 2.2%, from $6.6 million for the fiscal year ended March 31, 1995 to $6.8 million for the fiscal year ended March 31, 1996. As a percentage of revenues, selling, general and administrative expenses decreased from 27.2% to 20.8% as the Company successfully leveraged its infrastructure to support the significant increase in volume.

QUALITY LIQUIDITY AND CAPITAL RESOURCES

     Quality generated $1.5 million in net cash from operating activities for the three months ended March 31, 1997. Net cash used in investing activities was approximately $0.1 million, principally for equipment purchases. Net cash used in financing activities was $0.3 million, representing repayment of long-term debt.

     At March 31, 1997, Quality had working capital of $3.5 million and $1.1 million of total debt outstanding.

     Quality generated $4.5 million in net cash from operating activities for the twelve months ended December 31, 1996. Net cash used in investing activities was approximately $0.4 million, principally for equipment purchases. Net cash used in financing activities was $4.4 million, of which $3.5 million was distributed to shareholders and $0.9 million was used to repay long-term debt.

     At December 31, 1996, Quality had working capital of $4.9 million and $1.3 million of total debt outstanding.

ATLAS RESULTS OF OPERATIONS

     Atlas, headquartered in Houston, Texas, was founded in 1947 and operates primarily in the southwest, northeast and mid-Atlantic regions of the United States. Atlas is a leading provider of HVAC installation services for apartment complexes, condominiums, hotels and elder care facilities in the United States and also provides maintenance, repair and replacement of HVAC systems.

     The following table sets forth selected statement of operations data and such data as a percentage of revenues for the periods indicated:

                                                                                                           SIX MONTHS ENDED
                                                             YEAR ENDED JUNE 30,                             DECEMBER 31,
                                       ----------------------------------------------------------------  --------------------
                                               1994                  1995                  1996                  1995
                                       --------------------  --------------------  --------------------  --------------------
                                                                           (IN THOUSANDS)
Revenues.............................  $  21,848      100.0% $  22,444      100.0% $  29,174      100.0% $  14,689      100.0%
Cost of services.....................     19,657       90.0     19,635       87.5     25,449       87.2     12,886       87.7
                                       ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------
Gross profit.........................      2,191       10.0      2,809       12.5      3,725       12.8      1,803       12.3
Selling, general and administrative
  expenses...........................      2,086        9.5      2,166        9.6      2,843        9.8      1,417        9.6
                                       ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------
Income from operations..                     105        0.5        643        2.9        882        3.0        386        2.7

                                                                         THREE MONTHS ENDED
                                                                             MARCH 31,
                                                             ------------------------------------------
                                               1996                  1996                  1997
                                       --------------------  --------------------  --------------------

Revenues.............................  $  15,545      100.0% $   6,207      100.0% $   6,115      100.0%
Cost of services.....................     12,508       80.5      5,456       87.9      4,866       79.6
                                       ---------  ---------  ---------  ---------  ---------  ---------
Gross profit.........................      3,037       19.5        751       12.1      1,249       20.4
Selling, general and administrative
  expenses...........................      1,432        9.2        631       10.2        753       12.3
                                       ---------  ---------  ---------  ---------  ---------  ---------
Income from operations..                   1,605       10.3        120        1.9        496        8.1

ATLAS RESULTS FOR THREE MONTHS ENDED MARCH 31, 1997 COMPARED TO THREE MONTHS ENDED MARCH 31, 1996

     REVENUES. Revenues decreased $0.1 million, or 1.5%, from $6.2 million for the three months ended March 31, 1996 to $6.1 million for the three months ended March 31, 1997.

     GROSS PROFIT. Gross profit increased $0.4 million, or 66.3%, from $0.8 million for the three months ended March 31, 1996 to $1.2 million for the three months ended March 31, 1997. As a percentage of revenues, gross profit increased from 12.1% to 20.4% due to management's ability to be more selective in accepting projects.

     SELLING, GENERAL AND ADMINISTRATIVE EXPENSES. Selling, general and administrative expenses increased $0.2 million, or 19.3%, from $0.6 million for the three months ended March 31, 1996 to $0.8 million for the three months ended March 31, 1997. As a percentage of revenues, selling, general and administrative expenses increased from 10.2% to 12.3% due to the addition of administrative personnel and related costs.

ATLAS RESULTS FOR SIX MONTHS ENDED DECEMBER 31, 1996 COMPARED TO SIX MONTHS ENDED DECEMBER 31, 1995

     REVENUES. Revenues increased $0.8 million, or 5.8%, from $14.7 million for the six months ended December 31, 1995 to $15.5 million for the six months ended December 31, 1996. This increase was primarily attributable to an increase in demand for Atlas' specialized services for multi-unit facilities.

     GROSS PROFIT. Gross profit increased $1.2 million, or 68.4%, from $1.8 million for the six months ended December 31, 1995 to $3.0 million for the six months ended December 31, 1996. As a percentage of revenues, gross profit increased from 12.3% to 19.5% due to an increase in the proportion of "design and build" projects and management's ability to be more selective in accepting projects.

     SELLING, GENERAL AND ADMINISTRATIVE EXPENSES. Selling, general and administrative expenses remained unchanged at $1.4 million for the six months ended December 31, 1995 and the six months ended December 31, 1996. As a percentage of revenues, selling, general and administrative expenses decreased from 9.6% to 9.2% as Atlas was able to increase revenues without a commensurate increase in overhead expenses.

ATLAS RESULTS FOR YEAR ENDED JUNE 30, 1996 COMPARED TO YEAR ENDED JUNE 30, 1995

     REVENUES. Revenues increased $6.8 million, or 30.0%, from $22.4 million for the year ended June 30, 1995 to $29.2 million for the year ended June 30, 1996 due to an increase in demand for Atlas' specialized services for multi-unit facilities.

     GROSS PROFIT. Gross profit increased $0.9 million, or 32.6%, from $2.8 million for the year ended June 30, 1995 to $3.7 million for the year ended June 30, 1996. As a percentage of revenues, gross profit increased from 12.5% to 12.8%.

     SELLING, GENERAL AND ADMINISTRATIVE EXPENSES. Selling, general and administrative expenses increased $0.6 million, or 31.3%, from $2.2 million for the year ended June 30, 1995 to $2.8 million for the year ended June 30, 1996, as Atlas increased its infrastructure to support higher volume. As a percentage of revenues, selling, general and administrative expenses increased from 9.6% to 9.8%.

ATLAS RESULTS FOR JUNE 30, 1995 COMPARED TO YEAR ENDED JUNE 30, 1994

     REVENUES. Revenues increased $0.6 million, or 2.7%, from $21.8 million for the year ended June 30, 1994 to $22.4 million for the year ended June 30, 1995.

     GROSS PROFIT. Gross profit increased $0.6 million, or 28.2%, from $2.2 million for the year ended June 30, 1994 to $2.8 million for the year ended June 30, 1995. As a percentage of revenues, gross profit increased from 10.0% to 12.5%. The increase in the gross profit percentage from 1994 to 1995 was primarily related to higher demand for Atlas' specialized installation services for multi-unit facilities and a decrease in lower-margin "plan and spec" projects.

     SELLING, GENERAL AND ADMINISTRATIVE EXPENSES. Selling, general and administrative expenses increased $0.1 million, or 3.8%, from $2.1 million for the twelve months ended June 30, 1994 to $2.2 million for the twelve months ended June 30, 1995. As a percentage of revenues, selling, general and administrative expenses increased from 9.5% to 9.6%.

ATLAS LIQUIDITY AND CAPITAL RESOURCES

     Atlas generated $0.2 million in net cash from operating activities for the three months ended March 31, 1997. Net cash used in investing activities was approximately $0.1 million, primarily for equipment purchases. Net cash provided by financing activities was $0.2 million, representing borrowings on the line of credit.

     At March 31, 1997, Atlas had working capital of $2.8 million and total debt of $2.0 million.

     Atlas used $0.3 million in net cash from operating activities for the twelve months ended June 30, 1996 primarily due to an increase in accounts receivable which were collected in subsequent periods. Net cash used in investing activities was approximately $0.1 million for equipment purchases. Net cash provided by financing activities was $0.3 million for the twelve months ended June 30, 1996, principally as a result of a net increase in long-term debt and notes payable.

     At December 31, 1996, Atlas had working capital of $2.7 million and total debt of $1.8 million.

TRI-CITY RESULTS OF OPERATIONS

     Tri-City, headquartered in Tempe, Arizona, was founded in 1962 and operates in Arizona, California and Nevada. Tri-City focuses on providing "design and build" installation services and maintenance, repair and replacement of HVAC systems primarily for large commercial and industrial facilities, as well as process piping for industrial facilities.

     The following table sets forth selected statement of operations data and such data as a percentage of revenues for the periods indicated:

                                                                                                          THREE MONTHS ENDED
                                                           YEAR ENDED DECEMBER 31,                            MARCH 31,
                                       ----------------------------------------------------------------  --------------------
                                               1994                  1995                  1996                  1996
                                       --------------------  --------------------  --------------------  --------------------
                                                                           (IN THOUSANDS)
Revenues.............................  $  16,883      100.0% $  25,030      100.0% $  24,237      100.0% $   6,482      100.0%
Cost of services.....................     14,271       84.5     19,298       77.1     18,561       76.6      5,082       78.4
                                       ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------
Gross profit.........................      2,612       15.5      5,732       22.9      5,676       23.4      1,400       21.6
Selling, general and administrative
  expenses...........................      2,219       13.2      3,193       12.8      3,903       16.1      1,026       15.8
                                       ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------
Income from operations...............        393        2.3      2,539       10.1      1,773        7.3        374        5.8

                                        THREE MONTHS ENDED
                                            MARCH 31,
                                       --------------------
                                               1997
                                       --------------------

Revenues.............................  $   6,791     100.0%
Cost of services.....................      5,946       87.6
                                       ---------  ---------
Gross profit.........................        845       12.4
Selling, general and administrative
  expenses...........................        567        8.3
                                       ---------  ---------
Income from operations...............        278        4.1

TRI-CITY RESULTS FOR THREE MONTHS ENDED MARCH 31, 1997 COMPARED TO THREE MONTHS ENDED MARCH 31, 1996

     REVENUES. Revenues increased $0.3 million, or 4.8%, from $6.5 million for the three months ended March 31, 1996 to $6.8 million for the three months ended March 31, 1997 due primarily to an increase in "design and build" installation activity for a large medical institution. Tri-City pursued this project to expand its presence in its regional healthcare HVAC market. Tri-City was selected as the lead mechanical contractor on this project. Installation of the HVAC and process piping systems on this project began in October 1996 and accounted for approximately 45% of the revenues in the three months ended March 31, 1997. This particular project is for a nationally-known healthcare organization, and represents the first major facility on what is expected to be a medical campus covering more than 100 acres.

     GROSS PROFIT. Gross profit decreased $0.6 million, or 39.6%, from $1.4 million for the three months ended March 31, 1996 to $0.8 million for the three months ended March 31, 1997. As a percentage of revenues, gross profit decreased from 21.6% to 12.4%. In its role as lead mechanical contractor on this major healthcare project Tri-City is responsible for arranging a significant amount of subcontract work as well as for procuring most of the HVAC equipment on this project. Margins on subcontract work and procured equipment are typically lower than margins on work performed directly by Tri-City.

     SELLING, GENERAL AND ADMINISTRATIVE EXPENSES. Selling, general and administrative expenses decreased $0.4 million, or 44.7%, from $1.0 million for the three months ended March 31, 1996 to $0.6 million for the three months ended March 31, 1997 due to a decrease in owners' compensation. As a percentage of revenues, selling, general and administrative expenses decreased from 15.8% to 8.3% due to the decrease in owners' compensation.

TRI-CITY RESULTS FOR YEAR ENDED DECEMBER 31, 1996 COMPARED TO YEAR ENDED DECEMBER 31, 1995

     REVENUES. Revenues decreased $0.8 million, or 3.2%, from $25.0 million in 1995 to $24.2 million in 1996, primarily due to a decrease in "plan and spec" revenues from 1995 to 1996 of approximately $2.0 million, partially offset by an increase of approximately $1.2 million in commercial HVAC maintenance, repair and replacement service revenues.

     GROSS PROFIT. Gross profit remained constant at $5.7 million for 1995 and 1996. As a percentage of revenues, gross profit increased from 22.9% to 23.4%, due to a decrease in lower margin "plan and spec" projects in 1996.

     SELLING, GENERAL AND ADMINISTRATIVE EXPENSES. Selling, general and administrative expenses increased $0.7 million, or 22.2%, from $3.2 million in 1995 to $3.9 million in 1996 due to a $1.1 million increase in compensation to owners in lieu of S Corporation distributions, offset by a $0.4 million reduction in other overhead expenses. As a percentage of revenues, selling, general and administrative expenses increased from 12.8% in 1995 to 16.1% in 1996, primarily as a result of the increase in owners' compensation.

TRI-CITY RESULTS FOR YEAR ENDED DECEMBER 31, 1995 COMPARED TO YEAR ENDED DECEMBER 31, 1994

     REVENUES. Revenues increased $8.1 million, or 48.2%, from $16.9 million in 1994 to $25.0 million in 1995 as a result of a strategy implemented in 1994 to emphasize "design and build" projects. To implement its strategy, Tri-City increased its sales and project management staff.

     GROSS PROFIT. Gross profit increased $3.1 million, or 119.4%, from $2.6 million in 1994 to $5.7 million in 1995. As a percentage of revenues, gross profit increased from 15.5% in 1994 to 22.9% in 1995 as a result of an increase in the proportion of "design and build" installation projects.

     SELLING, GENERAL AND ADMINISTRATIVE EXPENSES. Selling, general and administrative expenses increased $1.0 million, or 43.9%, from $2.2 million in 1994 to $3.2 million in 1995. The increase in selling, general and administrative expenses in 1995 was primarily attributable to a $0.8 million increase in compensation to owners in lieu of S Corporation distributions and an increase in the number of the sales personnel and project managers. As a percentage of revenues, selling, general and administrative expenses decreased from 13.2% in 1994 to 12.8% in 1995 as Tri-City was able to substantially increase its volume without a commensurate increase in overhead expenses.

TRI-CITY LIQUIDITY AND CAPITAL RESOURCES

     Tri-City generated $0.7 million in net cash from operating activities for the three months ended March 31, 1997. Investing and financing activities were immaterial during this period.

     At March 31, 1997, working capital was $5.8 million and there was no debt outstanding.

     Tri-City generated $1.4 million in net cash from operating activities in 1996. Net cash used in investing activities was approximately $0.7 million, of which $0.5 million was used for investments in U.S. Treasury obligations and $0.2 million for equipment purchases. Net cash used in financing activities was $1.2 million, primarily for distributions to shareholders.

     At December 31, 1996, working capital was $5.5 million and there was no debt outstanding.

LAWRENCE RESULTS OF OPERATIONS

     Lawrence, headquartered in Jackson, Tennessee, was founded in 1917 and operates primarily in Tennessee and the surrounding states. Lawrence focuses on providing "design and build" installation services and process piping primarily for industrial facilities and maintenance, repair and replacement of commercial and industrial HVAC systems.

     The following table sets forth selected statement of operations data and such data as a percentage of revenues for the periods indicated:

                                                                                                           SIX MONTHS ENDED
                                                            YEAR ENDED OCTOBER 31,                             APRIL 30
                                       ----------------------------------------------------------------  --------------------
                                               1994                  1995                  1996                  1996
                                       --------------------  --------------------  --------------------  --------------------
                                                                           (IN THOUSANDS)
Revenues.............................  $  12,758      100.0% $  12,568      100.0% $  17,163      100.0% $   6,736      100.0%
Cost of services.....................      9,797       76.8      9,142       72.7     12,211       71.1      4,958       73.6
                                       ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------
Gross profit.........................      2,961       23.2      3,426       27.3      4,952       28.9      1,778       26.4
Selling, general and administrative
  expenses...........................      2,849       22.3      3,477       27.7      4,885       28.5      1,976       29.3
                                       ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------
Income (loss) from operations........        112        0.9        (51)     (0.4)         67        0.4       (198)     (2.9)

                                          SIX MONTHS ENDED
                                             APRIL 30,
                                       --------------------
                                               1997
                                       --------------------
Revenues.............................  $   8,563      100.0%
Cost of services.....................      6,139       71.7
                                       ---------  ---------
Gross profit.........................      2,424       28.3
Selling, general and administrative
  expenses...........................      1,630       19.0
                                       ---------  ---------
Income (loss) from operations........        794        9.3

LAWRENCE RESULTS FOR SIX MONTHS ENDED APRIL 30, 1997 COMPARED TO SIX MONTHS ENDED APRIL 30, 1996

     REVENUES. Revenues increased $1.9 million, or 27.1%, from $6.7 million for the six months ended April 30, 1996 to $8.6 million for the six months ended April 30, 1997 primarily due to both an increase in "design and build" installation revenues primarily related to a manufacturing facility in North Carolina and a $0.6 million increase in maintenance, repair and replacement revenues.

     GROSS PROFIT. Gross profit increased $0.6 million, or 36.3%, from $1.8 million for the six months ended April 30, 1996 to $2.4 million for the six months ended April 30, 1997. As a percentage of revenues, gross profit increased from 26.4% to 28.3% as a result of an increase in the proportion of "design and build" installation projects.

     SELLING, GENERAL AND ADMINISTRATIVE EXPENSES. Selling, general and administrative expenses decreased $0.4 million, or 17.5%, from $2.0 million for the six months ended April 30, 1996 to $1.6 million for the six months ended April 30, 1997 primarily due to a decrease in discretionary bonuses to the owners of $0.6 million. As a percentage of revenues, selling, general and administrative expenses decreased from 29.3% to 19.0% due to the increase in revenues and the decrease in owners' compensation.

LAWRENCE RESULTS FOR YEAR ENDED OCTOBER 31, 1996 COMPARED TO YEAR ENDED OCTOBER 31, 1995

     REVENUES. Revenues increased $4.6 million, or 36.6%, from $12.6 million for the year ended
October 31, 1995 to $17.2 million for the fiscal year ended October 31, 1996 due to a management decision in 1995 to expand the number of general contractors for which Lawrence provides industrial installation services and due to a large "design and build" installation contract obtained in 1996 for a food processing facility in Tennessee.

     GROSS PROFIT. Gross profit increased $1.5 million, or 44.5%, from $3.5 million for the fiscal year ended October 31, 1995 to $5.0 million for the fiscal year ended October 31, 1996. As a percentage of revenues, gross profit increased from 27.3% to 28.9%, primarily as a result of an increase in the volume of "design and build" installation projects.

     SELLING, GENERAL AND ADMINISTRATIVE EXPENSES. Selling, general and administrative expenses increased $1.4 million, or 40.5%, from $3.5 million for the fiscal year ended October 31, 1995 to $4.9 million for the fiscal year ended October 31, 1996. The increase in selling, general and administrative expenses in fiscal 1996 was primarily attributable to a $0.6 million increase in salary and incentive compensation paid to the owners and a $0.7 million increase in incentive compensation to employees and discretionary profit sharing contributions. As a percentage of revenues, selling, general and administrative expenses increased from 27.7% in fiscal 1995 to 28.5% in fiscal 1996.

LAWRENCE RESULTS FOR FISCAL YEAR ENDED OCTOBER 31, 1995 COMPARED TO FISCAL YEAR ENDED OCTOBER 31, 1994

     REVENUES. Revenues decreased $0.2 million, or 1.5%, from $12.8 million the fiscal year ended October 31, 1994 to $12.6 million for the fiscal year ended October 31, 1995.

     GROSS PROFIT. Gross profit increased $0.4 million, or 15.7%, from $3.0 million for the fiscal year ended October 31, 1994 to $3.4 million for the fiscal year ended October 31, 1995. As a percentage of revenues, gross profit increased from 23.2% to 27.3% as management emphasized higher-margin "design and build" projects and successfully implemented an incentive program for project managers designed to control project costs.

     SELLING, GENERAL AND ADMINISTRATIVE EXPENSES. Selling, general and administrative expenses increased $0.7 million, or 22.0%, from $2.8 million in fiscal 1994 to $3.5 million in fiscal 1995 primarily due to an increase in salary and incentive compensation paid to the owners. As a percentage of revenues, selling, general and administrative expenses increased from 22.3% in fiscal 1994 to 27.7% in fiscal 1995 and, as a result, Lawrence incurred an operating loss in fiscal 1995.

LAWRENCE LIQUIDITY AND CAPITAL RESOURCES

     Lawrence used $0.2 million in net cash from operating activities for the six months ended April 30, 1997 primarily due to a decrease in accounts payable and accrued expenses. Net cash used in investing activities was approximately $0.1 million, principally for equipment purchases.

     Working capital as of April 30 1997 was $1.8 million and there was no debt outstanding as of that date.

     Lawrence generated $0.1 million in net cash from operating activities for the fiscal year ended October 31, 1996. Net cash used in investing activities was approximately $0.4 million, principally for equipment purchases and leasehold improvements.

     Working capital as of October 31, 1996 was $1.4 million and there was no debt outstanding as of that date.

ACCURATE RESULTS OF OPERATIONS

     Accurate, headquartered in Houston, Texas, was founded in 1980 and operates primarily in Texas and Oklahoma. Accurate focuses on providing "design and build" installation services and maintenance, repair and replacement of HVAC systems for commercial facilities.

     The following table sets forth selected statement of operations data and such data as a percentage of revenues for the periods indicated:

                                                                                                          THREE MONTHS ENDED
                                                  YEAR ENDED JUNE 30,                   YEAR ENDED            MARCH 31,
                                       ------------------------------------------      DECEMBER 31,      --------------------
                                               1994                  1995                  1996                  1996
                                       --------------------  --------------------  --------------------  --------------------
                                                                           (IN THOUSANDS)
Revenues.............................  $   9,763      100.0% $  12,171      100.0% $  16,806      100.0% $   3,161      100.0%
Cost of services.....................      7,204       73.8      8,998       73.9     13,270       79.0      2,450       77.5
                                       ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------
Gross profit.........................      2,559       26.2      3,173       26.1      3,536       21.0        711       22.5
Selling, general and administrative
  expenses...........................      2,681       27.5      2,960       24.3      3,037       18.0        684       21.6
                                       ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------
Income (loss) from operations........       (122)     (1.3)        213        1.8        499        3.0         27        0.9

                                        THREE MONTHS ENDED
                                             MARCH 31,
                                       --------------------
                                               1997
                                       --------------------
Revenues.............................  $   2,642      100.0%
Cost of services.....................      2,095       79.3
                                       ---------  ---------
Gross profit.........................        547       20.7
Selling, general and administrative
  expenses...........................        526       19.9
                                       ---------  ---------
Income (loss) from operations........         21        0.8

ACCURATE RESULTS FOR THREE MONTHS ENDED MARCH 31, 1997 COMPARED TO THREE MONTHS ENDED MARCH 31, 1996

     REVENUES. Revenues decreased $0.6 million, or 16.4%, from $3.2 million for the three months ended March 31, 1996 to $2.6 million for the three months ended March 31, 1997 due to a decrease in commercial installation services. This decrease resulted from a decrease in commercial installation services due to the greater number of days of inclement weather in Texas during the first three months of 1997 compared to the same period of the prior year.

     GROSS PROFIT. Gross profit decreased $0.2 million, or 23.1%, from $0.7 million for the three months ended March 31, 1996 to $0.5 million for the three months ended March 31, 1997. As a percentage of revenues, gross profit decreased from 22.5% to 20.7% due to the decrease in revenues.

     SELLING, GENERAL AND ADMINISTRATIVE EXPENSES. Selling, general and administrative expenses decreased $0.2, or 23.1% from $0.7 million for the three months ended March 31, 1996 to $0.5 million for the three months ended March 31, 1997 primarily due to a decrease in owners' compensation. As a percentage of revenues, selling, general and administrative expenses decreased from 21.6% to 19.9%.

ACCURATE RESULTS FOR YEAR ENDED DECEMBER 31, 1996 COMPARED TO YEAR ENDED JUNE 30, 1995

     REVENUES. Revenues increased $4.6 million, or 38.1%, from $12.2 million for the year ended June 30, 1995 to $16.8 million for the year ended December 31, 1996, reflecting the success of an increased marketing effort along with the addition of project management personnel who also have sales responsibility. These efforts resulted in an increase in commercial "design and build" installation revenues and an increase in replacement services.

     GROSS PROFIT. Gross profit increased $0.3 million, or 11.4%, from $3.2 million for the year ended June 30, 1995 to $3.5 million for the year ended December 31, 1996. As a percentage of revenues, gross profit decreased from 26.1% to 21.0%, primarily as a result of an increase in subcontract labor and employee overtime necessary to support the increased number of "design and build" projects.

     SELLING, GENERAL AND ADMINISTRATIVE EXPENSES. Selling, general and administrative expenses remained constant at $3.0 million for the fiscal year ended June 30, 1995 and the year ended December 31, 1996. As a percentage of revenues, selling, general and administrative expenses decreased from 24.3% to 18.0% as Accurate was able to increase revenues without a commensurate increase in overhead expenses.

ACCURATE RESULTS FOR YEAR ENDED JUNE 30, 1995 COMPARED TO YEAR ENDED JUNE 30,
1994

     REVENUES. Revenues increased $2.4 million, or 24.7%, from $9.8 million for the year ended June 30, 1994 to $12.2 million for the fiscal year ended June 30, 1995. This increase was primarily attributable to a new project for an existing customer to design and build an HVAC system for a correctional facility and an increase in maintenance and replacement services.

     GROSS PROFIT. Gross profit increased $0.6 million, or 24.0%, from $2.6 million for the fiscal year ended June 30, 1994 to $3.2 million for the fiscal year ended June 30, 1995. As a percentage of revenues, gross profit remained stable over these periods.

     SELLING, GENERAL AND ADMINISTRATIVE EXPENSES. Selling, general and administrative expenses increased $0.3 million, or 10.4%, from $2.7 million in fiscal 1994 to $3.0 million in fiscal 1995. As a percentage of revenues, selling, general and administrative expenses decreased from 27.5% to 24.3% as Accurate was able to increase revenues without a commensurate increase in overhead expenses.

ACCURATE LIQUIDITY AND CAPITAL RESOURCES

     Accurate used $0.1 million of net cash for operating activities for the three months ended March 31, 1997. Net cash provided by financing activities of $0.2 million resulted from an increase in long-term debt used to fund working capital needs.

     Working capital at March 31, 1997 was $0.2 million and total debt outstanding was $1.5 million, of which $0.6 million was owed to a shareholder.

     Accurate generated $0.2 million in net cash from operating activities for the year ended December 31, 1996. Net cash used in investing activities was approximately $0.1 million for equipment purchases.

     Working capital at December 31, 1996 was $0.2 million and total debt outstanding was $1.3 million, of which $0.6 million was owed to a shareholder.

CSI/BONNEVILLE RESULTS OF OPERATIONS

     CSI/Bonneville, headquartered in Salt Lake City, Utah, was founded in 1969 and operates primarily in Utah. CSI/Bonneville focuses on providing maintenance, repair and replacement of HVAC systems for commercial and residential facilities.

     The following table sets forth selected statement of operations data and such data as a percentage of revenues for the periods indicated:

                                                                                                          THREE MONTHS ENDED
                                                           YEAR ENDED DECEMBER 31,                            MARCH 31,
                                       ----------------------------------------------------------------  --------------------
                                               1994                  1995                  1996                  1996
                                       --------------------  --------------------  --------------------  --------------------
                                                                           (IN THOUSANDS)
Revenues.............................  $   6,502      100.0% $   6,361      100.0% $   7,842      100.0% $   1,369      100.0%
Cost of services.....................      4,393       67.6      4,413       69.4      5,201       66.3        926       67.6
                                       ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------
Gross profit.........................      2,109       32.4      1,948       30.6      2,641       33.7        443       32.4
Selling, general and administrative
  expenses...........................      1,228       18.9      1,500       23.6      1,660       21.2        368       26.9
                                       ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------
Income from operations...............        881       13.5        448        7.0        981       12.5         75        5.5

                                         THREE MONTHS ENDED
                                             MARCH 31,
                                       --------------------
                                               1997
                                       --------------------
Revenues.............................  $   1,562      100.0%
Cost of services.....................      1,045       66.9
                                       ---------  ---------
Gross profit.........................        517       33.1
Selling, general and administrative
  expenses...........................        458       29.3
                                       ---------  ---------
Income from operations...............         59        3.8

CSI/BONNEVILLE RESULTS FOR THREE MONTHS ENDED MARCH 31, 1997 COMPARED TO THREE MONTHS ENDED MARCH 31, 1996

     REVENUES. Revenues increased $0.2 million, or 14.1%, from $1.4 million for the three months ended March 31, 1996 to $1.6 million for the three months ended March 31, 1997 primarily due to an increase in commercial and residential maintenance, repair and replacement services.

     GROSS PROFIT. Gross profit increased $0.1 million, or 16.7%, from $0.4 million for the three months ended March 31, 1996 to $0.5 million for the three months ended March 31, 1997. As a percentage of revenues, gross profit increased from 32.4% to 33.1%.

     SELLING, GENERAL AND ADMINISTRATIVE EXPENSES. Selling, general and administrative expenses increased $0.1 million, or 24.5%, from $0.4 million for the three months ended March 31, 1996 to $0.5 million for the three months ended March 31, 1997 as a result of an increase in administrative personnel. As a percentage of revenues, selling, general and administrative expenses increased from 26.9% to 29.3%.

CSI/BONNEVILLE RESULTS FOR YEAR ENDED DECEMBER 31, 1996 COMPARED TO YEAR ENDED DECEMBER 31, 1995

     REVENUES. Revenues increased $1.4 million, or 23.3%, from $6.4 million in 1995 to $7.8 million in 1996, primarily as a result of an increase in both commercial and residential maintenance, repair and replacement services due to an increase in the number of sales and marketing personnel in 1995 and 1996. Revenues declined in 1995 due to the deployment of operating personnel to a move to a new facility in that year.

     GROSS PROFIT. Gross profit increased $0.7 million, or 35.6%, from $1.9 million for 1995 to $2.6 million in 1996. As a percentage of revenues, gross profit increased from 30.6% in 1995 to 33.7% in 1996. The lower gross profit in 1995 was due to the deployment of operating personnel to a move to a new facility.

     SELLING, GENERAL AND ADMINISTRATIVE EXPENSES. Selling, general and administrative expenses increased $0.2 million, or 10.7%, from $1.5 million in 1995 to $1.7 million in 1996. As a percentage of revenues, selling, general and administrative expenses decreased from 23.6% in 1995 to 21.2% in 1996.

CSI/BONNEVILLE RESULTS FOR YEAR ENDED DECEMBER 31, 1995 COMPARED TO YEAR ENDED DECEMBER 31, 1994

     REVENUES. Revenues decreased from $6.5 million in 1994 to $6.4 million in 1995 as a result of CSI/Bonneville's move into a new facility during 1995.

     GROSS PROFIT. Gross profit decreased $0.2 million, or 7.6%, from $2.1 million in 1994 to $1.9 million in 1995. As a percentage of revenues, gross profit declined from 32.4% in 1994 to 30.6% in 1995 as a result of CSI/Bonneville's move into a new facility during 1995.

     SELLING, GENERAL AND ADMINISTRATIVE EXPENSES. Selling, general and administrative expenses increased $0.3 million, or 22.1%, from $1.2 million in 1994 to $1.5 million in 1995. As a percentage of revenues, selling, general and administrative expenses increased from 18.9% in 1994 to 23.6% in 1995. This percentage increase was primarily attributable to rent, depreciation and related costs associated with the new facility occupied in 1995.

CSI/BONNEVILLE LIQUIDITY AND CAPITAL RESOURCES

     CSI/Bonneville's operating activities were breakeven on a cash-flow basis for the three months ended March 31, 1997. Net cash used in investing activities was $0.1 million, principally for equipment purchases.

     Working capital at March 31, 1997 was $0.5 million and total debt outstanding was $0.5 million, all of which was owed to shareholders.

     CSI/Bonneville generated $1.1 million in net cash from operating activities in 1996. Net cash used in investing activities was $0.2 million, principally for equipment purchases. Net cash used in financing activities was $0.8 million, primarily for distributions to shareholders.

     Working capital at December 31, 1996 was $0.5 million and total debt outstanding was $0.5 million, all of which was owed to shareholders.

TECH RESULTS OF OPERATIONS

     Tech, headquartered in Solon, Ohio, was founded in 1979 and operates primarily in the greater Cleveland, Ohio area. Tech focuses on providing "design and build" installation services and maintenance, repair and replacement of HVAC systems for commercial and industrial facilities.

     The following table sets forth selected statement of operations data and such data as a percentage of revenues for the periods indicated:

                                                                                               THREE MONTHS ENDED
                                                YEAR ENDED DECEMBER 31,                            MARCH 31,
                                       ------------------------------------------  ------------------------------------------
                                               1995                  1996                  1996                  1997
                                       --------------------  --------------------  --------------------  --------------------
                                                                           (IN THOUSANDS)
Revenues.............................  $   6,960      100.0% $   7,537      100.0% $   1,075      100.0% $   1,656      100.0%
Cost of services.....................      4,212       60.5      3,996       53.0        639       59.4      1,034       62.4
                                       ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------
Gross profit.........................      2,748       39.5      3,541       47.0        436       40.6        622       37.6
Selling, general and administrative
  expenses...........................      1,800       25.9      1,861       24.7        390       36.3        565       34.1
                                       ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------
Income from operations...............        948       13.6      1,680       22.3         46        4.3         57        3.5

TECH RESULTS FOR THREE MONTHS ENDED MARCH 31, 1997 COMPARED TO THREE MONTHS ENDED MARCH 31, 1996

     REVENUES. Revenues increased $0.6 million, or 54.0%, from $1.1 million for the three months ended March 31, 1996 to $1.7 million for the three months ended March 31, 1997 due primarily to an increase in commercial installation services because there were fewer days of inclement weather in the first three months of 1997 as compared to the prior comparable period.

     GROSS PROFIT. Gross profit increased $0.2 million, or 42.7%, from $0.4 million for the three months ended March 31, 1996 to $0.6 million for the three months ended March 31, 1997. As a percentage of revenues, gross profit decreased from 40.6% to 37.6% due to a decrease in the proportion of maintenance, repair and replacement revenues, which typically have higher margins than installation.

     SELLING, GENERAL AND ADMINISTRATIVE EXPENSES. Selling, general and administrative expenses increased $0.2 million, or 44.9%, from $0.4 million for the three months ended March 31, 1996 to $0.6 million for the three months ended March 31, 1997 due to an increased marketing effort, including an increase in marketing personnel. As a percentage of revenues, selling, general and administrative expenses declined from 36.3% to 34.1% as Tech was able to substantially increase its volume without a commensurate increase in overhead expenses.

TECH RESULTS FOR YEAR ENDED DECEMBER 31, 1996 COMPARED TO YEAR ENDED DECEMBER 31, 1995

     REVENUES. Revenues increased $0.5 million, or 8.3%, from $7.0 million in 1995 to $7.5 million in 1996. This increase was primarily attributable to an increase in commercial "design and build" installation projects and related service work.

     GROSS PROFIT. Gross profit increased $0.8 million, or 28.9%, from $2.7 million in 1995 to $3.5 million in 1996. As a percentage of revenues, gross profit increased from 39.5% to 47.0%, primarily due to an increase in "design and build" versus "plan and spec" installation projects.

     SELLING, GENERAL AND ADMINISTRATIVE EXPENSES. Selling, general and administrative expenses remained relatively unchanged from 1995 to 1996. As a percentage of revenues, selling, general and administrative expenses decreased from 25.9% in 1995 to 24.7% in 1996 as Tech successfully leveraged its infrastructure to achieve revenue growth.

TECH LIQUIDITY AND CAPITAL RESOURCES

     Tech generated $0.6 million in net cash from operating activities for the three months ended March 31, 1997. Net cash used in financing activities was $0.9 million, principally for distributions to shareholders of $1.6 million offset by borrowings of long-term debt of $0.7 million.

     Total debt outstanding at March 31, 1997 was $1.0 million.

     Tech generated $0.9 million in net cash from operating activities in 1996. Net cash used in investing activities was $0.3 million for equipment purchases. Net cash used in financing activities was $0.4 million, principally for distributions to shareholders.

     Working capital at December 31, 1996 was $1.6 million and total debt outstanding was $0.3 million.

WESTERN RESULTS OF OPERATIONS

     Western, headquartered in Denver, Colorado, was founded in 1980 and operates primarily in Colorado. Western focuses on providing "design and build" installation services and maintenance, repair and replacement of HVAC systems for commercial facilities.

     The following table sets forth selected statement of operations data and such data as a percentage of revenues for the periods indicated:

                                                                                               THREE MONTHS ENDED
                                                YEAR ENDED DECEMBER 31,                            MARCH 31,
                                       ------------------------------------------  ------------------------------------------
                                               1995                  1996                  1996                  1997
                                       --------------------  --------------------  --------------------  --------------------
                                                                           (IN THOUSANDS)
Revenues.............................  $   4,112      100.0% $   6,494      100.0% $   1,185      100.0% $   1,072      100.0%
Cost of services.....................      3,408       82.9      4,662       71.8        857       72.3        812       75.7
                                       ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------
Gross profit.........................        704       17.1      1,832       28.2        328       27.7        260       24.3
Selling, general and administrative
  expenses...........................        855       20.8      1,088       16.7        232       19.6        231       21.6
                                       ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------
Income (loss) from operations........       (151)     (3.7)        744       11.5         96        8.1         29        2.7

WESTERN RESULTS FOR THREE MONTHS ENDED MARCH 31, 1997 COMPARED TO THREE MONTHS ENDED MARCH 31, 1996

     REVENUES. Revenues decreased $0.1 million, or 9.5%, from $1.2 million for the three months ended March 31, 1996 to $1.1 million for the three months ended March 31, 1997.

     GROSS PROFIT. Gross profit was $0.3 million for the three months ended March 31, 1996 and the three months ended March 31, 1997. As a percentage of revenues, gross profit decreased from 27.7% to 24.3% due primarily to the decline in revenues.

     SELLING, GENERAL AND ADMINISTRATIVE EXPENSES. Selling, general and administrative expenses remained constant at $0.2 million for the three months ended March 31, 1996 and the three months ended March 31, 1997. As a percentage of revenues, selling, general and administrative expenses increased from 19.6% to 21.6% due to the decline in revenues.

WESTERN RESULTS FOR YEAR ENDED DECEMBER 31, 1996 COMPARED TO YEAR ENDED DECEMBER 31, 1995

     REVENUES. Revenues increased $2.4 million, or 57.9%, from $4.1 million in 1995 to $6.5 million in 1996. This increase was primarily attributable to an increase in commercial replacement revenues of $1.5 million related to the Demand Side Management ("DSM") incentive program developed by the Public Service Company of Colorado ("PSC"). This program provided incentives for commercial PSC customers to replace existing HVAC systems with more energy-efficient systems and ended in November 1996. Management believes that a significant portion of the revenues generated under the DSM program can be replaced by redeploying Western's sales force to emphasize installation of commercial control systems and commercial maintenance, repair and replacement services. Western also intends to bid for participation in another PSC incentive program commencing in the second half of 1997.

     GROSS PROFIT. Gross profit increased $1.1 million, or 160.2%, from $0.7 million in 1995 to $1.8 million in 1996. As a percentage of revenues, gross profit increased from 17.1% in 1995 to 28.2% in 1996, primarily due to an increase in maintenance, repair and replacement revenues, including revenues generated under the DSM program.

     SELLING, GENERAL AND ADMINISTRATIVE EXPENSES. Selling, general and administrative expenses increased $0.2 million in 1995, or 27.3%, from $0.9 million in 1995 to $1.1 million in 1996. As a percentage of revenues, selling, general and administrative expenses decreased from 20.8% to 16.7% as a result of the substantial revenue increase without a commensurate increase in overhead expenses.

WESTERN LIQUIDITY AND CAPITAL RESOURCES

     Western used $0.1 million in net cash from operating activities in the three months ended March 31, 1997 primarily due to a decrease in accounts payable and accrued expenses.

     Working capital at March 31, 1997 was $0.3 million and total long-term debt outstanding was $0.2 million.

     Western generated $0.6 million in net cash from operating activities in 1996. Net cash used in investing activities was approximately $0.1 million, principally for equipment purchases. Net cash used in financing activities was $0.4 million, as a result of distributions to shareholders and net repayments of long-term debt.

     Working capital at December 31, 1996 was $0.4 million and total long-term debt outstanding was $0.3 million.

SEASONAIR RESULTS OF OPERATIONS

     Seasonair, headquartered in Rockville, Maryland, was founded in 1966 and operates primarily in Maryland, the District of Columbia and Virgina. Seasonair focuses on providing installation services and maintenance, repair and replacement of HVAC systems for light commercial facilities.

     The following table sets forth selected statement of operations data and such data as a percentage of revenues for the periods indicated:

                                                                            THREE MONTHS ENDED
                                               YEAR ENDED                       MARCH 31,
                                              DECEMBER 31,      ------------------------------------------
                                                  1996                  1996                  1997
                                          --------------------  --------------------  --------------------
Revenues................................  $   6,737      100.0% $   1,128      100.0% $   1,831      100.0%
Cost of services........................      4,006       59.5        586       52.0      1,165       63.6
                                          ---------  ---------  ---------  ---------  ---------  ---------
Gross profit............................      2,731       40.5        542       48.0        666       36.4
Selling, general and administrative
  expenses..............................      2,597       38.5        604       53.5        644       35.2
                                          ---------  ---------  ---------  ---------  ---------  ---------
Income (loss) from operations...........        134        2.0        (62)     (5.5)         22        1.2

SEASONAIR RESULTS FOR THREE MONTHS ENDED MARCH 31, 1997 COMPARED TO THREE MONTHS ENDED MARCH 31, 1996

     REVENUES. Revenues increased $0.7 million, or 62.3%, from $1.1 million for the three months ended March 31, 1996 to $1.8 million for the three months ended March 31, 1997 due to an increase in maintenance, repair and replacement services resulting from management's decision to expand the business more rapidly.

     GROSS PROFIT. Gross profit increased $0.2 million, or 22.9%, from $0.5 million for the three months ended March 31, 1996 to $0.7 million from the three months ended March 31, 1997. As a percentage of revenues, gross profit decreased from 48.0% to 36.4%.

     SELLING, GENERAL AND ADMINISTRATIVE EXPENSES. Selling, general and administrative expenses were $0.6 million for the three months ended March 31, 1996 and the three months ended March 31, 1997. As a percentage of revenues, selling, general and administrative expenses decreased from 53.5% to 35.2% due to management's ability to increase revenues without a commensurate increase in overhead expenses.

SEASONAIR LIQUIDITY AND CAPITAL RESOURCES

     Seasonair generated $0.1 million in net cash from operating activities for the three months ended March 31, 1997 due to a decrease in prepaid expenses and other current assets and an increase in accounts payable and accrued expenses. Net cash provided by financing activities was $0.1 million from borrowings on the line of credit.

     Working capital at March 31, 1997 was $0.5 million and total debt outstanding was $0.2 million.

     Seasonair used $0.2 million in net cash from operating activities in 1996 primarily due to an increase in prepaid expenses and other current assets. Net cash provided by investing activities was $0.1 million from proceeds on sale of equipment. Net cash used in financing activities was $0.1 million to repay long-term debt.

     Working capital at December 31, 1996 was $0.5 million and total debt outstanding was $0.1 million.

EASTERN RESULTS OF OPERATIONS

     Eastern, headquartered in Albany, New York, was founded in 1945 and operates primarily within a 75 mile radius of Albany, New York. Eastern focuses on providing "design and build" installation and maintenance, repair and replacement of HVAC systems for commercial and industrial facilities. Eastern also offers continuous monitoring and control services for commercial facilities.

     The following table sets forth selected statement of operations data and such data as a percentage of revenues for the periods indicated:

                                                                            THREE MONTHS ENDED
                                               YEAR ENDED                       MARCH 31,
                                              DECEMBER 31,      ------------------------------------------
                                                  1996                  1996                  1997
                                          --------------------  --------------------  --------------------
Revenues................................  $   7,944      100.0% $   1,525      100.0% $   1,284      100.0%
Cost of services........................      5,276       66.4        973       63.8        805       62.7
                                          ---------  ---------  ---------  ---------  ---------  ---------
Gross profit............................      2,668       33.6        552       36.2        479       37.3
Selling, general and administrative
  expenses..............................      2,237       28.2        532       34.9        582       45.3
                                          ---------  ---------  ---------  ---------  ---------  ---------
Income (loss) from operations...........        431        5.4         20        1.3       (103)     (8.0)

EASTERN RESULTS FOR THREE MONTHS ENDED MARCH 31, 1997 COMPARED TO THREE MONTHS ENDED MARCH 31, 1996

     REVENUES. Revenues decreased $0.2 million, or 15.8% from $1.5 million for the three months ended March 31, 1996 to $1.3 million for the three months ended March 31, 1997 due primarily to a decrease in maintenance, repair and replacement services. As a result of a mild winter season in the first three months of 1997 in the Albany, New York area, the need for service work on heating equipment decreased.

     GROSS PROFIT. Gross profit decreased $0.1 million, or 13.2%, from $0.6 million for the three months ended March 31, 1996 to $0.5 million for the three months ended March 31, 1997. As a percentage of revenues, gross profit increased from 36.2% to 37.3%.

     SELLING, GENERAL AND ADMINISTRATIVE EXPENSES. Selling, general and administrative expenses increased $0.1 million, or 9.4%, from $0.5 million for the three months ended March 31, 1996 to $0.6 million for the three months ended March 31, 1997. As a percentage of revenues, selling, general and administrative expenses increased from 34.9% to 45.3% due to the higher expenses and the decrease in revenues.

EASTERN LIQUIDITY AND CAPITAL RESOURCES

     Eastern generated $0.1 million in net cash from operating activities primarily from a net decrease in accounts receivables of $0.3 million. Cash flows used for financing activities were $0.1 million for distributions to shareholders and $0.1 million for repayment of long-term debt. Cash flows used in financing activities was $0.2 million of borrowings on the line of credit.

     As of March 31, 1997, Eastern had a working capital deficit of $0.2 million and total debt outstanding of $1.0 million. Eastern has historically funded its operations with cash flow from operations and debt from lenders and shareholders. The Company believes that Eastern has adequate financing alternatives to fund its operations.

     Eastern generated $0.5 million in net cash from operating activities in 1996 primarily due to $0.4 million in net income. Net cash used in investing activities was $0.2 million for the purchase of property and equipment. Net cash used in financing activities in 1996 was $0.3 million for distributions to shareholders.

     Working capital at December 31, 1996 was $0.1 million and total debt outstanding was $0.9 million of which $0.3 million is payable to the former owner.

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SEASONAL AND CYCLICAL NATURE OF THE HVAC INDUSTRY

     The HVAC industry is subject to seasonal variations. Specifically, the demand for new installations is generally lower during the winter months due to reduced construction activities during inclement weather and less use of air conditioning during the colder months. Demand for HVAC services is generally higher in the second and third quarters due to the increased use of air conditioning during the warmer months. Accordingly, the Company expects its revenues and operating results generally will be lower in the first and fourth quarters. Historically, the construction industry has been highly cyclical. As a result, the Company's volume of business may be adversely affected by declines in new installation projects in various geographic regions of the United States.

INFLATION

     Inflation did not have a significant effect on the results of operations of the combined Founding Companies for 1994, 1995 or 1996 or the three months ended March 31, 1997.

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                                    BUSINESS

     Comfort Systems was founded in 1996 to become a leading national provider of comprehensive HVAC installation services and maintenance, repair and replacement of HVAC systems, focusing primarily on the commercial and industrial markets. The Company's commercial and industrial applications include office buildings, retail centers, apartment complexes, hotels, manufacturing plants and government facilities. The Company also provides specialized HVAC applications such as process cooling, control systems, electronic monitoring and process piping. Approximately 90% of the Company's pro forma combined 1996 revenues of $167.5 million was derived from commercial and industrial customers, with approximately 53% of combined revenues attributable to installation services and 47% attributable to maintenance, repair and replacement services. Combined revenues of the Founding Companies, which have been in business an average of 39 years, increased at a compound annual growth rate of approximately 16% from 1994 through 1996.

INDUSTRY OVERVIEW

     Based on available industry data, the Company believes that the HVAC industry is highly fragmented with over 40,000 companies, most of which are small, owner-operated businesses with limited access to capital for modernization and expansion. The overall HVAC industry, including the commercial, industrial and residential markets, is estimated to generate annual revenues in excess of $75 billion, over $35 billion of which is in the commercial and industrial markets. HVAC systems have become a necessity in virtually all commercial and industrial buildings as well as homes. Because most commercial buildings are sealed, HVAC systems provide the primary method of addressing air quality concerns and injecting fresh air. Older industrial facilities often have poor air quality as well as inadequate air conditioning, factors which are causing industrial facility owners to consider replacement options. Operation of older HVAC systems represents a significant cost due to their energy inefficiency. In many instances, the replacement of an aging system with a modern, energy-efficient system will significantly reduce a building's operating costs while also improving the effectiveness of the HVAC system and air quality.

     Growth in the HVAC industry is being positively affected by a number of factors, particularly (i) the aging of the installed base, (ii) the increasing efficiency, sophistication and complexity of HVAC systems and (iii) the increasing restrictions on the use of refrigerants commonly used in older HVAC systems. These factors are expected to increase demand for the reconfiguration or replacement of existing HVAC systems. These factors also mitigate the effect on the HVAC industry of the cyclicality inherent in the traditional construction industry.

     The HVAC industry can be broadly divided into the installation segment and the maintenance, repair and replacement segment.

     INSTALLATION SEGMENT. The installation segment consists of "design and build" and "plan and spec" projects. In "design and build" projects, the commercial HVAC firm is responsible for designing, engineering and installing a cost-effective, energy-efficient system customized to meet the specific needs of the building owner. Costs and other project terms are normally negotiated between the building owner or its representative and the HVAC firm. Firms which specialize in "design and build" projects generally have specially-trained HVAC engineers, CAD/CAM design systems, in-house sheet metal and prefabrication capabilities. These firms utilize a consultative approach with customers and tend to develop long-term relationships with building owners and developers, general contractors, architects and property managers. "Plan and spec" installation refers to projects where an architect or a consulting engineer designs the HVAC system and the installation project is put out for bid. The Company believes that "plan and spec" projects usually take longer to complete than "design and build" projects because the preparation of the system design and the bid process often take months to complete. Furthermore, in "plan and spec" projects, the HVAC firm is not responsible for project design and changes must be approved by several parties, thereby increasing overall project time and cost.

     MAINTENANCE, REPAIR AND REPLACEMENT SEGMENT. This segment includes the maintenance, repair, replacement, reconfiguration and monitoring of previously installed HVAC systems and controls. Growth in

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
this segment has been fueled by the aging of the installed base of HVAC systems and the increasing demand for more efficient, sophisticated and complex systems and controls. The increasing sophistication and complexity of these HVAC systems is leading many commercial and industrial building owners and property managers to outsource maintenance and repair, often through service agreements with HVAC service providers. In addition, increasing restrictions are being placed on the use of certain types of refrigerants used in HVAC systems, which, along with air quality concerns, are expected to increase demand for the reconfiguration and replacement of existing HVAC systems. State-of-the-art control and monitoring systems feature electronic sensors and microprocessors and require specialized training to install, maintain and repair, which the typical building engineer does not have. Increasingly, HVAC systems in commercial and industrial buildings are being remotely monitored through PC-based communications systems to improve energy efficiency and expedite problem diagnosis and correction.

     The Company believes that the majority of business owners in the HVAC industry have limited access to capital for expansion of their businesses and that few have attractive liquidity options. In addition, the increasing complexity of HVAC systems has led to a need for better trained technicians to install, monitor and service these systems. The cost of recruiting, training and retaining a sufficient number of qualified technicians makes it more difficult for smaller HVAC companies to expand their businesses. The Company believes that significant opportunities exist for a well-capitalized, national company operating in the commercial, industrial and residential markets of the HVAC industry and that the highly fragmented nature of this industry should allow it to consolidate existing HVAC businesses.

STRATEGY

     The Company plans to achieve its goal of becoming a leading national provider of comprehensive HVAC services by implementing its operating strategy, emphasizing continued internal growth and expanding through acquisitions.

     OPERATING STRATEGY. The Company believes there are significant opportunities to increase the profitability of the Founding Companies and subsequently acquired businesses. The key elements of the Company's operating strategy are:

          FOCUS ON COMMERCIAL AND INDUSTRIAL MARKETS. The Company intends to focus principally on the commercial and industrial markets with particular emphasis on the "design and build" installation and the maintenance, repair and replacement segments. The Company believes that the commercial and industrial HVAC markets are attractive because of their growth opportunities, diverse customer base, attractive margins and potential for long-term relationships with building owners and managers, general contractors and architects.

          OPERATE ON DECENTRALIZED BASIS. The Company intends to manage the Founding Companies on a decentralized basis, with local management assuming responsibility for the day-to-day operations, profitability and growth of the business. The Company believes that, while maintaining strong operating and financial controls, a decentralized operating structure will retain the entrepreneurial spirit present in each of the Founding Companies and will allow the Company to capitalize on the considerable local and regional market knowledge and customer relationships possessed by each Founding Company.

          ACHIEVE OPERATING EFFICIENCIES. The Company believes there are significant opportunities to achieve operating efficiencies and cost savings through purchasing economies and the adoption of "best practices" operating programs. The Company intends to use its increased purchasing power to gain volume discounts in areas such as HVAC components, raw materials, service vehicles, advertising, bonding and insurance. Moreover, the Company will review its operations and training programs at the local and regional operating levels in order to identify those "best practices" that can be successfully implemented throughout its operations.

          ATTRACT AND RETAIN QUALITY EMPLOYEES. The Company intends to attract and retain quality employees by providing them (i) an enhanced career path from working for a larger public company, (ii) additional training, education and apprenticeships to allow talented employees to advance to

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
     higher-paying positions, (iii) the opportunity to realize a more stable income and (iv) improved benefits packages.

     INTERNAL GROWTH. A key component of the Company's strategy is to continue the internal growth at the Founding Companies and subsequently acquired businesses. The key elements of the Companys internal growth strategy are:

          CAPITALIZE ON SPECIALIZED TECHNICAL AND MARKETING STRENGTHS. The Company believes it will be able to expand the services it offers in its markets by leveraging the specialized technical and marketing strengths of individual Founding Companies. For example, one of the Founding Companies has developed significant industry recognition for its technical expertise within apartment complexes, condominiums, hotels and elder care facilities which may be transferable to other Founding Companies. A number of Founding Companies currently focus primarily on installation and, therefore, have only limited maintenance, repair and replacement operations. The Company believes there are significant opportunities for these Founding Companies to provide maintenance, repair and replacement services, particularly by offering those services to its "design and build" customers. Several of the Founding Companies have specific expertise in HVAC control and monitoring systems, process cooling, replacement and other service strengths, many of which can be shared with other Founding Companies and subsequently acquired businesses.

          ESTABLISH NATIONAL MARKET COVERAGE. The Company believes that significant demand exists from large national companies to utilize the services of a single HVAC service company capable of providing comprehensive commercial and industrial services on a regional or national basis. Many of the Founding Companies already provide local or regional coverage to companies with nationwide locations, such as commercial real estate developers and managers, retailers and manufacturers. The Company believes these existing relationships can be expanded as it develops a nationwide network since these customers often desire a single source for all of their HVAC needs to promote consistency, improve control and reduce cost.

     ACQUISITIONS. The Company believes the HVAC industry is highly fragmented with over 40,000 companies, most of which are small, owner-operated businesses with limited access to adequate capital for modernization and expansion. The Company anticipates that acquisition candidates in the commercial and industrial markets will typically have annual revenues ranging from $5 million to $35 million. The key elements of the Company's acquisition strategy are:

          ENTER NEW GEOGRAPHIC MARKETS. In new markets, the Company intends to target one or more leading local or regional companies providing HVAC or complementary services. The acquisition target will have the customer base, technical skills and infrastructure necessary to be a core business into which other HVAC service operations can be consolidated. The Company will choose businesses that are located in attractive markets, are financially stable, are experienced in the industry and have management willing to participate in the future growth of the Company.

          EXPAND WITHIN EXISTING MARKETS. Once the Company has entered a market, it will seek to acquire other well-established HVAC businesses to expand its market penetration and range of services offered. The Company also will pursue "tuck-in" acquisitions of smaller companies, whose operations can be integrated into an existing Company operation to leverage the existing infrastructure.

          ACQUIRE COMPLEMENTARY BUSINESSES. The Company will focus on its traditional markets in the HVAC industry and may acquire companies providing complementary services to the same customer base, such as commercial and industrial process piping and plumbing as well as electrical companies. This will enable the Company to offer, on a comprehensive basis and from a single provider, HVAC, mechanical and electrical services in certain markets.

ACQUISITION PROGRAM

     The Company believes it will be regarded by acquisition candidates as an attractive acquirer because of: (i) the Company's strategy for creating a national, comprehensive and professionally managed HVAC

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
service provider that capitalizes on cross-marketing and business development opportunities; (ii) the Company's decentralized operating strategy; (iii) the Company's increased visibility and access to financial resources as a public company; (iv) the potential for increased profitability due to certain centralized administrative functions, enhanced systems capabilities and access to increased marketing resources; and (v) the potential for the owners of the businesses being acquired to participate in the Company's planned internal growth and growth through acquisitions, while realizing liquidity.

     The Company believes the management teams of the Founding Companies will be instrumental in identifying and completing future acquisitions. The Company's visibility within the HVAC industry will increase the awareness and interest of acquisition candidates in the Company and its acquisition program. Within the past several months, the Company has contacted the owners of a number of acquisition candidates, several of whom have expressed interest in having their business acquired by the Company. The Company currently has no binding agreements to effect any acquisition other than the Founding Companies.

     As consideration for future acquisitions, the Company intends to use various combinations of its Common Stock, cash and notes. The consideration for each future acquisition will vary on a case-by-case basis. The major factors in establishing the purchase price for each acquisition will be historical operating results, future prospects of the acquiree and the ability of that business to complement the services offered by the Company. Management believes that companies providing commercial and industrial HVAC services are larger than those providing residential services, with commercial and industrial companies generating annual revenues ranging from $5 million to $35 million, compared to companies providing residential HVAC services which generally have annual revenues ranging from $500,000 to $3 million. The Company intends to register 8,000,000 additional shares of Common Stock under the Securities Act for its use in connection with future acquisitions.

OPERATIONS AND SERVICES PROVIDED

     The Company provides a wide range of installation, maintenance, repair and replacement services for HVAC systems in commercial, industrial and residential properties. Daily operations are managed on a local basis by the management team at each Founding Company. In addition to senior management, the Founding Companies' personnel generally include design engineers, sales personnel, customer service personnel, installation service technicians, sheet metal and prefabrication technicians, estimators and administrative personnel. Upon consummation of the Mergers, the Company will manage the Founding Companies on a decentralized basis, with local management being responsible for day-to-day operating decisions. The Company intends to centralize certain administrative functions to enable the management of each Founding Company to focus on pursuing new business opportunities and to improve operating efficiencies. Administrative functions which the Company expects to centralize include Company-wide training and safety programs, accounting programs, risk management programs, purchasing programs and employee benefits.

     INSTALLATION SEGMENT. The Company's installation business comprised approximately 53% of the Company's 1996 revenues. This segment consists of the design, engineering, integration, installation and start-up of HVAC systems. The commercial and industrial installation services performed by the Company consist primarily of "design and build" systems for office buildings, retail centers, apartment complexes, hotels, manufacturing plants and government facilities. In a "design and build" project, the customer typically has an overall design for the facility prepared by an architect or a consulting engineer who then enlists the Company's sales and engineering personnel to prepare a specific design for the HVAC system. The Company determines the needed capacity, energy efficiency and type of controls that best suit the proposed facility. The Company's engineer then estimates the amount of time, labor, materials and equipment needed to build the specified system. Materials and equipment for a typical commercial or industrial project include ductwork, compressors, blowers, chillers, cooling towers, air handling equipment and the associated pumps and piping necessary to complete the system. The Company utilizes CAD/CAM systems in the design and engineering phases of the project to calculate the material and labor costs of the project based on previously established Company standards and to generate mechanical drawings for each project. The drawings are prepared in a format appropriate for submission to local building inspectors. The final design, terms, price and timing of the project are then negotiated with the customer or its representatives, after which any necessary modifications are made to the system.

     Once an agreement has been reached, the Company orders the necessary materials and equipment for delivery to meet the project schedule. In most instances, the Company fabricates in its own facilities the ductwork and piping and assembles certain components for the system based on the mechanical drawing specifications, thereby eliminating the need to subcontract ductwork or piping fabrication. The Company's CAD/CAM systems are capable of automatically cutting ductboard, sheet metal and piping, thereby reducing the amount of labor necessary to produce the ductwork and piping for the system. Project specific components are then fabricated at the Company's facilities in sections small enough to be transported to the job site. This enables the Company to limit the amount of field work required for installation, reduce the labor associated with the actual installation process and meet the shorter time requirements increasingly demanded by commercial and industrial customers. The Company installs the system at the project site, working closely with the general contractor. Most commercial and industrial installation projects last from two weeks to one year and generate revenues from $25,000 to $2,000,000 per project. These projects are generally billed periodically as costs are incurred throughout the project, with a 10% retainage until completion and successful start-up of the HVAC system.

     Atlas, one of the Founding Companies, specializes in the design and installation of HVAC systems for apartment complexes, condominiums, hotels and elder care facilities. Because the room layouts in these types of buildings are typically very similar, Atlas is able to design a single HVAC system, or a few systems, suitable for installation in all units within the project. This permits Atlas to prepare a "kit" containing all parts for an individual unit and ship all of the kits for a particular project to the job site, thereby significantly decreasing installation time.

     The Company also performs selected "plan and spec" installation services when a bidder prequalification process has been used by the customer to limit the number of potential bidders for an attractive project. The Company may use these projects when "design and build" projects are in lower demand and to provide additional on-the-job training to apprentice or less-experienced technicians.

     The Company also installs process cooling systems, control and monitoring systems and industrial process piping. Process cooling systems are utilized primarily in industrial facilities to provide heating and/or cooling to precise temperature and climate standards for products being manufactured and for the manufacturing equipment. Control systems are used in HVAC and process cooling systems in order to maintain pre-established temperature or climate standards for commercial or industrial facilities. These systems use direct digital technology integrated with computer terminals. HVAC control systems are capable not only of controlling a facility's entire HVAC system, often on a room-by-room basis, but can be programmed to integrate energy management, security, fire, card key access, lighting and overall facility monitoring. Monitoring can be performed on-site or remotely through a PC-based communications system. The monitoring system will sound an alarm when the HVAC system is operating outside pre-established parameters. Diagnosis of potential problems can be performed from the computer terminal which often can remotely adjust the control system. Industrial process piping is utilized in manufacturing facilities to convey required raw materials, support utilities and finished products.

     The Company's residential services consist of installing complete central HVAC systems in new and existing homes, often through agreements with housing developers. In 1996, residential installation comprised approximately 2% of the Company's revenues.

     The Founding Companies generally warrant their labor for the first year after installation on new HVAC systems and for 30 days after servicing of existing HVAC systems. A reserve for warranty costs is recorded based on a percentage of material costs.

     MAINTENANCE, REPAIR AND REPLACEMENT SEGMENT. The Company's maintenance, repair and replacement segment comprised approximately 47% of the Company's 1996 combined revenues and includes the maintenance, repair, replacement, reconfiguration and monitoring of HVAC systems and industrial process piping. Over one-half of the Company's maintenance, repair and replacement segment revenues were

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
derived from reconfiguring existing HVAC systems for commercial and industrial customers. Reconfiguration often utilizes consultative expertise similar to that provided in the "design and build" installation market. The Company believes that the reconfiguration of an existing system results in a more cost-effective, energy-efficient system that better meets the specific needs of the building owner. The reconfiguration also enables the Company to utilize its design and engineering personnel as well as its sheet metal and pre-fabrication facilities.

     Maintenance and repair services are provided either in response to service calls or pursuant to a service agreement. Service calls are coordinated by customer service representatives or dispatchers that use computer and communications technology to process orders, arrange service calls, communicate with customers, dispatch technicians and invoice customers. Service technicians work out of service vans equipped with commonly used parts, supplies and tools to complete a variety of jobs.

     Commercial and industrial service agreements usually have terms of one to three years, with automatic annual renewals, and typically provide fees from $3,000 to $20,000 per year. The Company also provides remote monitoring of temperature, pressure, humidity and air flow for HVAC systems for commercial and industrial customers. If the system is not operating within the specifications set forth by the customer and cannot be remotely adjusted, a service crew is dispatched to analyze and repair the system, as appropriate. Residential service agreements generally have one year terms, automatic renewal provisions and provide annual fees between $100 and $200 per system.

SOURCES OF SUPPLY

     The raw materials and components used by the Company include HVAC system components, ductwork, steel, sheet metal and copper tubing and piping. These raw materials and components are generally available from a variety of domestic or foreign suppliers at competitive prices. Delivery times are typically short for most raw materials and standard components, but during periods of peak demand may take a month or more to obtain. Chillers for large units typically have the longest delivery time and generally have lead times of up to six months. The major components of HVAC systems are compressors and chillers that are manufactured primarily by York Heating and Air Conditioning Corporation ("York"), Carrier Corporation and Trane Air Conditioning Company. The major suppliers of control systems are Honeywell Inc., Johnson Controls Inc., York and Andover Control Corporation. The Company believes that it will be able to reduce costs on raw materials and components through volume purchases. The Company does not currently have any significant contracts for the supply of raw materials or components.

SALES AND MARKETING

     The Company has a diverse customer base, with no single customer accounting for more than 4% of the Company's pro forma combined 1996 revenues. Management and a dedicated sales force at the Founding Companies have been responsible for developing and maintaining successful long-term relationships with key customers. Customers of the Founding Companies generally include building owners and developers and property managers, as well as general contractors, architects and consulting engineers. The Company intends to continue its emphasis on developing and maintaining long-term relationships with its customers by providing superior, high-quality service in a professional manner. Moreover, the dedicated sales force will receive additional technical and sales training to enhance the comprehensive selling skills necessary to serve the HVAC needs of its customers.

     The Company also intends to capitalize on cross-marketing and business development opportunities that management believes will be available to the Company as a national provider of comprehensive commercial, industrial and residential HVAC services. Management believes that it will be able to leverage the diverse technical and marketing strengths of individual Founding Companies to expand the services offered in other local markets. Eventually, the Company intends to offer comprehensive services from many of its regional locations.

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EMPLOYEES

     As of March 31, 1997, the Company had 1,436 employees, including 70 management personnel, 1,144 engineers and service and installation technicians, 70 sales personnel and 152 administrative personnel. The Company does not anticipate any reductions in staff as a result of the consolidation of the Founding Companies. Rather, as it implements its internal growth and acquisition strategies, the Company expects that the number of employees will increase. Three of the Founding Companies have collective bargaining agreements which cover, in the aggregate, fewer than 50 employees. Under these agreements, these Founding Companies make payments to multi-employer pension plans. The Company has not experienced any strikes or work stoppages and believes its relationship with its employees and union representatives is satisfactory.

RECRUITING, TRAINING AND SAFETY

     The Company's future success will depend, in part, on its ability to continue to attract, retain and motivate qualified service technicians, field supervisors and project managers. The Company believes that its success in retaining qualified employees will be based on the quality of its recruiting, training, compensation, employee benefits programs and opportunities for advancement. The Company recruits at local technical schools and community colleges where students focus on learning basic HVAC and related skills, and provides on-the-job training, apprenticeship programs, improved benefit packages, steady employment and opportunities for advancement.

     The Company intends to establish "best practices" throughout its operations to ensure that all technicians comply with safety standards established by the Company, its insurance carriers and federal, state and local laws and regulations. The Company's employment screening process seeks to determine that prospective employees have the requisite skills, sufficient background references and acceptable driving records, if applicable. The Company believes that these employment criteria effectively identify potential employees committed to safety and quality. Additionally, the Company intends to implement a "best practices" safety program throughout its operations, which will provide employees with incentives to improve safety performance and decrease workplace accidents. The Company intends to implement job site safety meetings and instruct personnel in proper lifting techniques and eye safety in an effort to reduce the number of preventable accidents.

FACILITIES AND VEHICLES

     All of the Company's facilities will be leased. Prior to the Mergers, Accurate owned the building it uses for its offices and operations. As part of the agreement pursuant to which Accurate is being acquired, it will transfer ownership of that building to its stockholder who will enter into a long-term lease of the building to the Company. See "Certain Transactions -- Leases of Real Property by Founding Companies."

     The Founding Companies collectively lease approximately 250,000 square feet of commercial property, which they utilize for office, warehouse, fabrication and storage space. Leased premises range in size from 50,200 square feet, in the case of Quality, to 7,000 square feet and 6,500 square feet in the case of Eastern and Seasonair, respectively. In addition, Atlas currently leases 14 one-bedroom apartments for technicians and installation crews working on projects around the country. After consummation of the Mergers, the Company believes that the opportunities for some of the Founding Companies to use fabrication and storage facilities of other Founding Companies for sheet metal cutting, equipment fabrication and inventory storage will increase operating efficiencies for the Company as a whole. The Company believes that its facilities are sufficient for its current needs.

     The Company operates a fleet of approximately 600 owned or leased service trucks, vans and support vehicles. It believes these vehicles generally are well-maintained and adequate for the Company's current operations. The Company expects it will be able to purchase vehicles at lower prices due to its increased purchasing volume.

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
     After the consummation of this Offering, the Company will lease its principal executive and administrative offices in Houston, Texas and is currently in the process of obtaining office space for this purpose.

RISK MANAGEMENT, INSURANCE AND LITIGATION

     The primary risks in the Company's operations are bodily injury, property damage and injured workers' compensation. Upon completion of the Offering, the Company intends to obtain and maintain liability insurance for bodily injury and third party property damage which it considers sufficient to insure against these risks, subject to self-insured amounts. The workers' compensation insurance policies held by the Founding Companies generally provide for first dollar coverage.

     The Company is, from time to time, a party to litigation arising in the normal course of its business, most of which involves claims for personal injury and property damage incurred in connection with its operations. The Company is not currently involved in any litigation, nor is the Company aware of any threatened litigation, that the Company believes is likely to have a material adverse effect on its financial condition or results of operations.

     The Company generally offers one year warranties on labor it performs and passes to the customer warranties on equipment purchased from manufacturers. The Company does not expect warranty claims to have a material effect on its results of operations or financial condition.

COMPETITION

     The HVAC industry is highly competitive. The Company believes that purchasing decisions in the commercial and industrial markets are based on (i) long-term customer relationships, (ii) quality, timeliness and reliability of services provided, (iii) competitive price, (iv) range of services provided, and
(v) scale of operation. The Company believes its strategy of becoming a leading national provider of comprehensive HVAC installation services as well as maintenance, repair and replacement of HVAC systems directly addresses these factors. Specifically, the Company's strategy to focus on the highly consultative "design and build" installation segment and the maintenance, repair and replacement segment, as well as its strategy to operate on a decentralized basis, should promote the development and strengthening of long-term customer relationships. In addition, the Company's focus on attracting, training and retaining quality employees by utilizing professionally managed recruiting, training and benefits programs should allow it to offer high quality, comprehensive HVAC services at a competitive price.

     Most of the Company's competitors are small, owner-operated companies that typically operate in a limited geographic area. There are a few public companies focused on providing HVAC services in some of the same services lines provided by the Company. In addition, there are a number of private companies attempting to consolidate HVAC companies on a regional or national basis. In the future, competition may be encountered from new entrants, such as public utilities and HVAC manufacturers. Certain of the Company's competitors and potential competitors may have greater financial resources than the Company to finance acquisition and development opportunities, to pay higher prices for the same opportunities or to develop and support their own operations.

GOVERNMENTAL REGULATION AND ENVIRONMENTAL MATTERS

     The Company's operations are subject to various federal, state and local laws and regulations, including, (i) licensing requirements applicable to service technicians, (ii) building and HVAC codes and zoning ordinances, (iii) regulations relating to consumer protection, including those governing residential service agreements and (iv) regulations relating to worker safety and protection of the environment. The Company believes it has all required licenses to conduct its operations and is in substantial compliance with applicable regulatory requirements. Failure of the Company to comply with applicable regulations could result in substantial fines or revocation of the Company's operating licenses.

     Many state and local regulations governing the HVAC services trades require permits and licenses to be held by individuals. In some cases, a required permit or license held by a single individual may be

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
sufficient to authorize specified activities for all the Company's service technicians who work in the state or county that issued the permit or license. The Company intends to implement a policy to ensure that, where possible, any such permits or licenses that may be material to the Company's operations in a particular geographic region are held by at least two Company employees within that region.

     The Company's operations are subject to the federal Clean Air Act, as amended (the "Clean Air Act"), which governs air emissions and imposes specific requirements on the use and handling of chlorofluorocarbons ("CFCs") and certain other refrigerants. Clean Air Act regulations require the certification of service technicians involved in the service or repair of equipment containing these refrigerants and also regulate the containment and recycling of these refrigerants. These requirements have increased the Company's training expenses and expenditures for containment and recycling equipment. The Clean Air Act is intended ultimately to eliminate the use of CFCs in the United States and to require alternative refrigerants to be used in replacement HVAC systems. As a result, the number of conversions of existing HVAC systems which use CFCs to systems using alternative refrigerants is expected to increase.

     Prior to entering into the agreements relating to the Mergers, the Company evaluated the properties owned or leased by the Founding Companies and engaged an independent environmental consulting firm to conduct or review assessments of environmental conditions at these properties. No material environmental problems were discovered in these reviews, and the Company is not aware of any material environmental liabilities associated with these properties.

                                   MANAGEMENT

DIRECTORS, EXECUTIVE OFFICERS AND KEY EMPLOYEES

     The following table sets forth information concerning the Company's directors, executive officers and key employees upon completion of this Offering.

                  NAME                     AGE                              POSITION
----------------------------------------   ---   ---------------------------------------------------------------
Fred M. Ferreira........................   54    Chairman of the Board, Chief Executive Officer and President
Michael Nothum, Jr......................   42    Chief Operating Officer (acting), President of Tri-City,
                                                   Director
J. Gordon Beittenmiller.................   38    Senior Vice President, Chief Financial Officer and Director
Reagan S. Busbee........................   33    Senior Vice President
William George, III.....................   32    Vice President, General Counsel and Secretary
Milburn E. Honeycutt....................   33    Vice President and Controller
S. Craig Lemmon.........................   45    Vice President -- Acquisitions
Brian J. Vensel.........................   36    Vice President -- Acquisitions
Brian S. Atlas..........................   45    Chief Executive Officer of Atlas, Director
Thomas J. Beaty.........................   43    President of Accurate, Director
Robert R. Cook..........................   42    President of Tech, Director
Alfred J. Giardenelli, Jr...............   49    President of Eastern, Director
Charles W. Klapperich...................   50    President of Western, Director
Samuel M. Lawrence III..................   45    Chief Executive Officer of Lawrence, Director
John C. Phillips........................   55    President of CSI/Bonneville, Director
Robert J. Powers........................   57    President of Quality, Director
Steven S. Harter........................   34    Director
Larry Martin............................   55    Director
John Mercadante, Jr.....................   52    Director
Robert Arbuckle.........................   47    President of Freeway
James C. Hardin, Sr.....................   35    Chief Executive Officer of Seasonair
Thomas B. Kime..........................   50    President of Standard

     Fred M. Ferreira has served as Chairman of the Board, Chief Executive Officer and President of Comfort Systems since January 1997. Mr. Ferreira was responsible for introducing the consolidation opportunity in the commercial and industrial HVAC industry to Notre and has been primarily responsible for the organization of Comfort Systems, the acquisition of the Founding Companies and this Offering. From 1995 through 1996, Mr. Ferreira was a private investor. He served as Chief Operating Officer and a director of Allwaste, Inc., a publicly-traded environmental services company ("Allwaste"), from 1994 to 1995, and was President of Allwaste Environmental Services, Inc., the largest division of Allwaste, from 1991 to 1994. From 1989 to 1990, Mr. Ferreira served as President of Allied Waste Industries, Inc., an environmental services company. Prior to that time, Mr. Ferreira served as Vice President -- Southern District and in various other positions with Waste Management, Inc., an environmental services company.

     Michael Nothum, Jr. will become a director of the Company and will also become its Chief Operating Officer (acting) upon consummation of this Offering. He has been employed by Tri-City since 1979, serving as President since 1992, and will continue in that capacity after consummation of this Offering. Mr. Nothum currently serves on the Education and Training Committee of Associated Builders and Contractors and on the Legislative Committee of the Air Conditioning Contractors Association. It is anticipated that Mr. Nothum will return full-time to his duties at Tri-City when a permanent Chief Operating Officer joins the Company.

     J. Gordon Beittenmiller has served as Senior Vice President, Chief Financial Officer and a director of Comfort Systems since February 1997. From 1994 to February 1997, Mr. Beittenmiller was Corporate

Controller of Keystone International, Inc. ("Keystone"), a publicly-traded manufacturer of industrial valves and actuators, and served Keystone in other financial positions from 1991 to 1994. From 1987 to 1991, he was Vice
President -- Finance of Critical Industries, Inc., a publicly-traded manufacturer and distributor of specialized safety equipment. From 1982 to 1987, he held various positions with Arthur Andersen LLP. Mr. Beittenmiller is a Certified Public Accountant.

     Reagan S. Busbee has served as Senior Vice President of Comfort Systems since January 1997. From 1992 through 1996, Mr. Busbee served as Vice President of Chas. P. Young Co., a financial printer and a wholly-owned subsidiary of Consolidated Graphics Inc., a publicly-traded company. From August 1986 to May 1992, he was a certified public accountant with Arthur Andersen LLP.

     William George, III has served as Vice President, General Counsel and Secretary of Comfort Systems since March 1997. From October 1995 to March 1997, Mr. George was Vice President and General Counsel of American Medical Response, Inc., a publicly-traded consolidator of the healthcare transportation industry. From September 1992 to September 1995, Mr. George practiced corporate and antitrust law at Ropes & Gray, a law firm.

     Milburn E. Honeycutt has served as Vice President and Controller of Comfort Systems since February 1997. From 1994 to January 1997, Mr. Honeycutt was Financial Accounting Manager -- Corporate Controllers Group for Browning-Ferris Industries, Inc., a publicly-traded waste services company. From 1986 to 1994, he held various positions with Arthur Andersen LLP. Mr. Honeycutt is a Certified Public Accountant.

     S. Craig Lemmon will become Vice President -- Acquisitions upon the closing of this Offering. Mr. Lemmon has been a consultant to Comfort Systems since its inception in December 1996. From 1993 to 1996, he served as Manager of Mergers and Acquisitions of Allwaste Environmental Services, Inc. From 1992 to 1993, he served as Vice President -- Acquisitions and Vice President -- Southern Region of United Waste Systems, Inc., an environmental services company. Prior thereto, Mr. Lemmon held various positions in the transportation and solid waste industries.

     Brian J. Vensel has served as Vice President -- Acquisitions of the Company since February 1997. From September 1996 through January 1997, Mr. Vensel served as Projects Director of the Liquids Business Unit of NGC Corporation, a publicly-traded gas marketer and processor. From April 1996 through August 1996, Mr. Vensel served as Corporate Controller and an officer of Phoenix Energy Products, Inc., a privately-owned, oilfield service company. From 1982 through March 1996, Mr. Vensel held various positions, primarily with Price Waterhouse LLP and Arthur Andersen LLP. Mr. Vensel is a Certified Public Accountant.

     Brian S. Atlas will become a director of the Company upon consummation of this Offering. He has been employed by Atlas since 1974, serving as its Chief Executive Officer since 1983, and will continue in that capacity after consummation of this Offering.

     Thomas J. Beaty will become a director of the Company upon consummation of this Offering. He founded and has served as President of Accurate since 1980 and will continue in that capacity after consummation of this Offering.

     Robert R. Cook will become a director of the Company upon consummation of this Offering. He founded and has served as President of Tech since 1979 and will continue in that capacity after consummation of this Offering.

     Alfred J. Giardenelli, Jr. will become a director of the Company on consummation of this Offering. He has been the President of Eastern since 1982 and will continue in that capacity after consummation of this Offering.

     Charles W. Klapperich will become a director of the Company upon consummation of this Offering. He founded and has served as President of Western since 1980 and will continue in that capacity after consummation of this Offering.

     Samuel M. Lawrence III will become a director of the Company upon consummation of this Offering. He has been employed by Lawrence since 1977, serving as its Chairman and Chief Executive Officer since 1991 and will continue in that capacity after consummation of this Offering.

     John C. Phillips will become a director of the Company upon consummation of this Offering. He co-founded CSI/Bonneville in 1969, serving as President and General Manager since 1969, and will continue in that capacity after consummation of this Offering. Mr. Phillips was President of the Utah Heating and Air Conditioning Contractors Association from 1981 to 1982 and is currently a director of that association.

     Robert J. Powers will become a director of the Company upon consummation of this Offering. He has been employed by Quality since 1977, serving as President since 1988 and will continue in that capacity after consummation of this Offering.

     Steven S. Harter has been a director of the Company since December 1996 and is the director elected by the holders of the Restricted Common Stock. Mr. Harter is President of Notre, a consolidator of highly-fragmented industries. Prior to becoming the President of Notre, Mr. Harter was Senior Vice President of Notre Capital Ventures, Ltd. ("Notre I") from June 1993 through July 1995 and was the Notre I principal primarily responsible for the initial public offerings of US Delivery Systems, Inc., a consolidator of the local delivery industry, and Physicians Resource Group, Inc., a consolidator of eye care physician management companies. From April 1989 to June 1993, Mr. Harter was Director of Mergers and Acquisitions for Allwaste. From May 1984 to April 1989, Mr. Harter was a certified public accountant with Arthur Andersen LLP. Mr. Harter also serves as a director of Coach USA, Inc. ("Coach").

     Larry Martin will become a director upon consummation of this Offering. Mr. Martin, a co-founder of Sanifill, Inc., an environmental services provider ("Sanifill"), served as its Vice Chairman from March 1992 through August 1996. From July 1991 to February 1992, he was President of Sanifill, and from October 1989 to July 1991, he served as its President and Co-Chief Executive Officer. Prior to that time, Mr. Martin served in various positions in the environmental services and contracting industries. Mr. Martin currently serves on the Board of Directors of USA Waste Services, Inc., an environmental services company.

     John Mercadante, Jr. will become a director of the Company upon consummation of this Offering. Mr. Mercadante co-founded Leisure Time Tours, Inc. in 1970 and was President of Cape Transit Corp. both of which are motor coach companies that were acquired by Coach at the time of Coach's initial public offering in May 1996. Mr. Mercadante has served as President, Chief Operating Officer and a director of Coach since its initial public offering.

     Robert Arbuckle has been employed by Freeway since 1975, serving as its President since 1987 and will continue in that capacity after consummation of this Offering.

     James C. Hardin, Sr. has been employed by Seasonair since 1986, serving initially as a service technician, as field supervisor from 1988 to 1990, as service manager from 1990 to 1993 and as Vice President of Operations from 1993 to March 1997. Mr. Hardin currently serves as Chief Executive Officer of Seasonair and will continue in that capacity after consummation of this Offering.

     Thomas B. Kime has been employed by Standard since 1977, serving as its President since 1996 and will continue in that capacity after consummation of this Offering.

     Effective upon consummation of this Offering, the Board of Directors will be divided into three classes of four, five and five directors, respectively, with directors serving staggered three-year terms, expiring at the annual meeting of stockholders in 1998, 1999 and 2000, respectively. At each annual meeting of stockholders, one class of directors will be elected for a full term of three years to succeed that class of directors whose terms are expiring. All officers serve at the discretion of the Board of Directors.

     The Board of Directors has established an Audit Committee, a Compensation Committee and an Executive Committee. Effective as of the consummation of this Offering, the members of the Audit Committee and the Compensation Committee will be Messrs. Harter, Mercadante and Martin. The members of the Executive Committee will be selected following the consummation of this Offering and will include at least one outside director.

DIRECTORS' COMPENSATION

     Directors who are also employees of the Company or one of its subsidiaries will not receive additional compensation for serving as directors. Each director who is not an employee of the Company or one of its subsidiaries will receive a fee of $2,000 for attendance at each Board of Directors' meeting and $1,000 for each committee meeting (unless held on the same day as a Board of Directors' meeting). In addition, under the Company's 1997 Non-Employee Directors' Stock Plan, each non-employee director will automatically be granted an option to acquire 10,000 shares of Common Stock upon such person's initial election as a director, and an annual option to acquire 5,000 shares at each annual meeting of the Company's stockholders thereafter at which such director is re-elected or remains a director, unless such annual meeting is held within three months of such person's initial election as a director. Each non-employee director also may elect to receive shares of Common Stock or credits representing "deferred shares" in lieu of cash directors' fees. See " -- 1997 Non-Employee Directors' Stock Plan." Directors are also reimbursed for out-of-pocket expenses incurred in attending meetings of the Board of Directors or committees thereof.

EXECUTIVE COMPENSATION; EMPLOYMENT AGREEMENTS; COVENANTS-NOT-TO-COMPETE

     The Company was incorporated in December 1996, has conducted limited operations and generated no revenue to date and did not pay any of its executive officers compensation during 1996. The Company anticipates that during 1997 its five most highly compensated executive officers will be Messrs. Ferreira, Beittenmiller, George, Nothum and Powers.

     Each of Messrs. Ferreira, Beittenmiller and George will enter into an employment agreement upon consummation of this Offering with the Company providing for an annual base salary of $150,000. Each employment agreement will be for a term of three years, and unless terminated or not renewed by the Company or not renewed by the employee, the term will continue thereafter on a year-to-year basis on the same terms and conditions existing at the time of renewal. Each of these agreements will provide that, in the event of a termination of employment by the Company without cause, the employee will be entitled to receive from the Company an amount equal to one year's salary, payable in one lump sum on the effective date of termination. In the event of a change in control of the Company (as defined in the agreement) during the initial three-year term, if the employee is not given at least five days' notice of such change in control, the employee may elect to terminate his employment and receive in one lump sum three times the amount he would receive pursuant to a termination without cause during such initial term. The non-competition provisions of the employment agreement do not apply to a termination without such notice. In the event the employee is given at least five days' notice of such change in control, the employee may elect to terminate his employment and receive in one lump sum three times the amount he would receive pursuant to a termination without cause during such initial term. In such event, the non-competition provisions of the employment agreement would apply for two years from the effective date of termination. Each employment agreement contains a covenant not to compete with the Company for a period of two years immediately following termination of employment or, in the case of a termination by the Company without cause in the absence of a change in control, for a period of one year following termination of employment.

     Each of Messrs. Nothum and Powers will enter into an employment agreement with their respective Founding Company providing for an annual base salary of $150,000. Each employment agreement will be for a term of five years, and unless terminated or not renewed by the Founding Company or not renewed by the employee, the term will continue thereafter on a year-to-year basis on the same terms and conditions existing at the time of renewal. Each of these agreements will provide that, in the event of a termination of employment by the Founding Company without cause during the first three years of the employment term (the "Initial Term"), the employee will be entitled to receive from the Founding Company an amount equal to his then current salary for the remainder of the Initial Term or for one year, whichever is greater. In the event of a termination of employment with cause during the final two years of the initial five year term of the employment agreement, the employee will be entitled to receive an amount equal to his then current salary for one year. In either case, payment is due in one lump sum on the effective date of termination. In the event of a change in control of the Company (as defined in the agreement) during the Initial Term, if the employee is not given at least five days' notice of such change in control, the employee may elect to terminate his employment and receive in one lump sum three times the amount he would receive pursuant to a termination without cause during the Initial Term. The non-competition provisions of the employment agreement do not apply to a termination without such notice. In the event the employee is given at least five days' notice of such change in control, the employee may elect to terminate his employment agreement and receive in one lump sum two times the amount he would receive pursuant to a termination without cause during the Initial Term. In such event, the non-competition provisions of the employment agreement would apply for two years from the effective date of termination. Each employment agreement contains a covenant not to compete with the Company for a period of two years immediately following termination of employment or, in the case of a termination by the Company without cause in the absence of a change in control, for a period of one year following termination of employment.

     At least one principal executive officer of each of the other Founding Companies will enter into an employment agreement, containing substantially the same provisions, including a covenant not to compete, as Messrs. Nothum's and Power's employment agreements.

1997 LONG-TERM INCENTIVE PLAN

     No stock options were granted to, or exercised by or held by any executive officer in 1996. In March 1997, the Board of Directors and the Company's stockholders approved the Company's 1997 Long-Term Incentive Plan (the "Plan"). The purpose of the Plan is to provide directors, officers, key employees, consultants and other service providers with additional incentives by increasing their ownership interests in the Company. Individual awards under the Plan may take the form of one or more of: (i) either incentive stock options ("ISOs") or non-qualified stock options ("NQSOs"), (ii) stock appreciation rights ("SARs"),
(iii) restricted or deferred stock, (iv) dividend equivalents and (v) other awards not otherwise provided for, the value of which is based in whole or in part upon the value of the Common Stock.

     The Compensation Committee will administer the Plan and select the individuals who will receive awards and establish the terms and conditions of those awards. The maximum number of shares of Common Stock that may be subject to outstanding awards, determined immediately after the grant of any award, may not exceed the greater of 2,500,000 shares or 13% of the aggregate number of shares of Common Stock outstanding. Shares of Common Stock which are attributable to awards which have expired, terminated or been canceled or forfeited are available for issuance or use in connection with future awards.

     The Plan will remain in effect until terminated by the Board of Directors. The Plan may be amended by the Board of Directors without the consent of the stockholders of the Company, except that any amendment, although effective when made, will be subject to stockholder approval if required by any Federal or state law or regulation or by the rules of any stock exchange or automated quotation system on which the Common Stock may then be listed or quoted.

     At the closing of this Offering, NQSOs to purchase a total of 675,000 shares of Common Stock will be granted as follows: 200,000 shares to Mr. Ferreira, 100,000 shares to Mr. Beittenmiller, 100,000 shares to Mr. Busbee, 100,000 shares to Mr. Lemmon, 75,000 shares to Mr. George, 50,000 shares to Mr. Honeycutt and 50,000 shares to Mr. Vensel. In addition, at the closing of this Offering, options to purchase 1,271,953 shares will be granted to certain employees of the Founding Companies. Each of the foregoing options will have an exercise price equal to the initial public offering price per share. These options will vest at the rate of 20% per year, commencing on the first anniversary of this Offering and will expire at the earlier of seven years from the date of grant or three months following termination of employment.

1997 NON-EMPLOYEE DIRECTORS' STOCK PLAN

     The Company's 1997 Non-Employee Directors' Stock Plan (the "Directors' Plan"), which was adopted by the Board of Directors and approved by the Company's stockholders in March 1997, provides for (i) the automatic grant to each non-employee director serving at the commencement of this Offering of an option to purchase 10,000 shares, (ii) the automatic grant to each non-employee director of an option to purchase 10,000 shares upon such person's initial election as a director and (iii) an automatic annual grant to each non-employee director of an option to purchase 5,000 shares at each annual meeting of stockholders thereafter at which such director is re-elected or remains a director, unless such annual meeting is held within three months of such person's initial election as a director. All options will have an exercise price per share equal to the fair market value of the Common Stock on the date of grant and are immediately vested and expire on the earlier of ten years from the date of grant or one year after termination of service as a director. The Directors' Plan also permits non-employee directors to elect to receive, in lieu of cash directors' fees, shares or credits representing "deferred shares" at future settlement dates, as selected by the director. The number of shares or deferred shares received will equal the number of shares of Common Stock which, at the date the fees would otherwise be payable, will have an aggregate fair market value equal to the amount of such fees.

                              CERTAIN TRANSACTIONS

ORGANIZATION OF THE COMPANY

     In connection with the formation of Comfort Systems, Comfort Systems issued to Notre a total of 2,969,912 shares of Common Stock for an aggregate cash consideration of $29,699. Mr. Harter is the President of Notre and a director of the Company. In March 1997, Notre exchanged 2,742,912 shares of Common Stock for an equal number of shares of Restricted Common Stock. Notre has agreed to advance whatever funds are necessary to effect the Mergers and this Offering. As of May 29, 1997, Notre had outstanding advances to the Company in the aggregate amount of approximately $1,127,000, all of which are non-interest-bearing. All of Notre's advances will be repaid from the net proceeds of this Offering.

     In January and February 1997, the Company issued a total of 902,435 shares of Common Stock at $.01 per share to various members of management, as follows:
Mr. Ferreira -- 479,435 shares, Mr. Beittenmiller -- 116,000 shares, Mr.
Busbee -- 116,000 shares, Mr. George -- 75,000 shares, Mr. Honeycutt -- 58,000 shares and Mr. Vensel -- 58,000 shares. The Company also issued 116,000 shares to Mr. Lemmon and 251,500 shares of Common Stock to other consultants to the Company at $0.01 per share. The Company also granted options to purchase 10,000 shares of Common Stock under the Directors' Plan, effective upon the consummation of this Offering, to Mr. Harter, a Director of the Company, and to Messrs. Mercadante and Martin, who will become directors of the Company upon the closing of this Offering.

     Simultaneously with the consummation of this Offering, Comfort Systems will acquire by merger or share exchange all of the issued and outstanding stock of the Founding Companies, at which time each Founding Company will become a wholly-owned subsidiary of the Company. The aggregate consideration to be paid by Comfort Systems in the Mergers consists of $45.3 million in cash and 9,720,927 shares of Common Stock. In addition, immediately prior to the Mergers certain of the Founding Companies will make the S Corporation Distributions of $16.8 million and the Interim Earnings Distributions. Also, prior to the Mergers, Accurate will distribute to Thomas J. Beaty real property having a net book value of approximately $370,000.

     The consummation of each Merger is subject to customary conditions. These conditions include, among others, the continuing accuracy on the closing date of the Mergers of the representations and warranties of the Founding Companies and the principal stockholders thereof and of Comfort Systems, the performance by each of them of all covenants included in the agreements relating to the Mergers and the nonexistence of a material adverse change in the results of operations, financial condition or business of each Founding Company.

     There can be no assurance that the conditions to closing of the Mergers will be satisfied or waived or that the acquisition agreements will not be terminated prior to consummation. If any of the Mergers is terminated for any reason, the Company does not intend to consummate this Offering on the terms described herein.

     The following table sets forth the consideration to be paid and total debt to be assumed by Comfort Systems as of March 31, 1997 for each of the Founding
Companies:

                                                   SHARES OF
                                                    COMMON       S CORPORATION
                                         CASH        STOCK       DISTRIBUTIONS      TOTAL DEBT
                                       ---------  -----------    --------------     -----------
                                                        (DOLLARS IN THOUSANDS)
Quality..............................  $  10,082    2,207,158       $  8,708          $ 4,932
Tri-City.............................      8,680    1,557,962          6,331               --
Atlas................................      6,864    1,432,000             --            2,049
Lawrence.............................      4,500    1,197,796             --              450
Tech.................................      3,997      717,408            482            1,001
Accurate.............................      3,145      564,537             --            1,495
CSI/Bonneville.......................      1,813      493,672            735              535
Western..............................      2,022      362,939            371              338
Freeway..............................      1,039      319,698             --              126
Seasonair............................      1,516      272,084             --              168
Standard.............................        947      291,457             --              443
Eastern..............................        698      304,216            158              960
                                       ---------  -----------    --------------     -----------
          Total......................  $  45,303    9,720,927       $ 16,785          $12,497
                                       =========  ===========    ==============     ===========

     Additionally, prior to the Mergers, the Founding Companies which are C Corporations, except Atlas, will make Interim Earnings Distributions to their stockholders. As of March 31, 1997 the distributions to be made totalled $350,000.

     In connection with the Mergers, and as consideration for their interests in the Founding Companies, certain officers, directors, key employees and holders of more than 5% of the outstanding shares of the Company, together with their spouses and trusts for which they act as trustees, will receive cash and shares of Common Stock of the Company as follows:

                                                   SHARES OF
                                                    COMMON
                NAME                     CASH        STOCK
-------------------------------------  ---------  -----------
                                       (DOLLARS IN THOUSANDS)
Robert J. Powers.....................  $   8,143    1,461,496
Michael Nothum, Jr...................      4,236      760,287
Robert R. Cook.......................      3,997      717,408
Brian S. Atlas.......................      3,432      716,000
Thomas J. Beaty......................      3,145      564,537
John C. Phillips.....................      1,310      403,305
Samuel M. Lawrence III...............      1,031      317,307
Alfred J. Giardenelli, Jr............        698      304,216
Charles W. Klapperich................      1,423      255,401

     Pursuant to the agreements to be entered into in connection with the Mergers, the stockholders of the Founding Companies have agreed not to compete with the Company for five years, commencing on the date of consummation of this Offering.

     Certain of the Founding Companies have incurred indebtedness which has been personally guaranteed by their stockholders or by entities controlled by their stockholders. At March 31, 1997, the aggregate amount of indebtedness of these Founding Companies that was subject to personal guarantees was approximately $4.9 million. The Company intends to use its best efforts to have the personal guarantees of this indebtedness released within 60 days after the closing of this Offering and, in the event that any guarantee cannot be released, to repay such indebtedness. See "Use of Proceeds."

LEASES OF REAL PROPERTY BY FOUNDING COMPANIES

     Following the Mergers, Atlas will continue to lease its office space in Houston, Texas, as well as mobile homes located in Austin, Texas; Phoenix, Arizona; and Antioch, Tennessee. These properties are owned by M & B Interests, Inc. ("M & B"), a corporation wholly-owned by Mr. Brian S. Atlas, who will become a director of the Company upon consummation of this Offering, and Mr. Michael Atlas. The lease for the real property in Houston expires on September 30, 1997 and provides for an annual rental of $90,000. The three single family residences are leased on a month-to-month basis, at an annual aggregate rental of $36,780. In March 1997, Atlas entered into an agreement with M & B to lease a newly constructed office and warehouse facility to be constructed by M & B in Houston for an annual rental of $204,000. When construction is completed, this new office and warehouse facility will replace Atlas' existing facility. The Company believes that the rent for these properties does not exceed fair market value.

     Following the Mergers, Tri-City will continue to lease its office space in Tempe, Arizona from Mr. Nothum, Jr. and his father. Mr. Nothum, Jr. is a trustee of a family trust that is a stockholder of Tri-City and will become a director of the Company upon consummation of this Offering. The lease expires on June 30, 1998 and provides for an annual rental of $120,000. Additionally, Tri-City provides liability insurance on the property and is responsible for any increases in real property taxes due to its improvement of the leased property. Tri-City has a verbal commitment with a limited liability corporation owned by Mr. Nothum, Jr. and his father to construct new office, operations and warehouse facilities. The Company believes that the rent for these properties does not and will not exceed fair market value.

     Following the Mergers, Lawrence will continue to lease its office space and fabrication facility in Jackson, Tennessee from the father of Mr. Samuel M. Lawrence III, who is Lawrence's Chief Executive Officer and who will become a director of the Company upon consummation of this Offering. The lease expires on October 31, 1997 and provides for an annual rental of $110,400. Additionally, Lawrence provides liability insurance on the property and pays its proportionate share of ad valorem taxes, utilities and maintenance costs. The Company believes that the rent for this property does not exceed fair market value.

     Following the Mergers, Accurate will lease two parcels of real property in Houston, Texas owned by Mr. Beaty, who will become a director of the Company upon consummation of this Offering. One of the leased premises is used by Accurate for office and warehouse space. The lease on one of these premises expires on May 31, 2002 and provides for an annual rental of $38,000. The other leased premise is used by Accurate as a sheet metal shop under a lease, effective upon the consummation of this Offering, that will expire on May 31, 2002 and will provide for an annual rental of $46,700. The rental rate on these premises in subsequent years of the lease term will be adjusted in accordance with the Consumer Price Index. Additionally, Accurate will pay all utility, taxes and insurance costs on both leased premises. Accurate has options to renew each lease for two additional five-year terms. The Company believes that the rent for both properties does not and will not exceed fair market value. Accurate previously owned the property it uses for its sheet metal shop. Prior to the Mergers, Accurate will distribute this property having a net book value of approximately $370,000 to Mr. Beaty.

     Following the Mergers, Eastern will continue to lease its office and warehouse space in Albany, New York, owned by 60 Loudonville Road Associates ("Loudonville"), a partnership of Mr. Alfred J. Giardenelli, Jr., who will become a director of the Company upon consummation of this Offering, and his brother. The lease provides for annual rental of $55,000 and payment by Eastern of taxes, maintenance, repairs, utilities and insurance costs on the leased premises. The Company believes that the rent for this property does not exceed the fair market value. The lease expires on December 31, 1999. Prior to expiration, however, Eastern intends to enter into a 10-year lease with Loudonville for a new building and to terminate the existing lease. Eastern has agreed to install the HVAC systems in the new building at a price which the Company believes to be at a fair market value. The Company's annual rental in the new building will be at fair market value, as determined by an appraisal.

     Following the Mergers, CSI/Bonneville will continue to lease its office and warehouse space in Salt Lake Valley, Utah from J & J Investments, a joint venture partly owned by Mr. Phillips, who will become a director of the Company upon consummation of this Offering. This lease expires on February 28, 2002 and provides for an annual rental in 1997 of $120,720, increasing annually by 5%. CSI/Bonneville is responsible for ad valorem taxes, maintenance, insurance and third-party management costs related thereto. CSI/Bonneville has options to renew the lease for two additional five-year terms at a fair market value, as determined by an appraisal. The Company believes that the rent for this property does not exceed fair market value.

     Following the Mergers, Tech will continue to lease its office and warehouse space in Solon, Ohio from Mr. Cook, who will become a director of the Company upon consummation of this Offering. The lease expires on April 2, 2000, and provides for an annual rental of $84,000. Tech is responsible for its utility costs, 15% of common utility costs and 50% of the landlord's cost of servicing and maintaining the premises and providing comprehensive liability insurance for the leased premises. The Company believes that the rent for such property does not exceed fair market value.

     Following the Mergers, Quality will continue to lease its warehouse facility in Grand Rapids, Michigan from Mr. Powers, who will become a director of the Company upon consummation of this Offering. Construction of the warehouse facility was financed with the proceeds of a public bond issue. The lease expires on April 30, 2005, and provides for an annual rental of the greater of $216,000 or Mr. Powers' costs for the leased warehouse, including bond debt service or mortgage payments, utilities, insurance, ad valorem taxes, maintenance and repairs. Quality has an option to renew the lease for one additional three-year term on the same terms. The Company believes that the rent for such property does not exceed fair market value. Quality has guaranteed the payment of two series of public bonds issued in 1985 and 1990, respectively, by the Michigan Strategic Fund on behalf of two real property development entities owned by Mr. Powers, the proceeds of which were used to fund the construction of Quality's leased warehouse facility and a second adjacent warehouse. As of March 1997, approximately $1.6 million of the bond debt remained outstanding.

     The Company has adopted a policy that, whenever possible, it will not own any real estate. Accordingly, in connection with future acquisitions, the Company may require the distribution of real property owned by acquired companies to its stockholders and the leaseback of such property at fair market value.

OTHER TRANSACTIONS

     Atlas owes $78,000 to Sid Atlas, the father of Brian and Michael Atlas, payable in monthly installments of $5,500, including interest at the rate of 10%, through March 1998. Atlas is also the obligor on two promissory notes payable to Brian S. Atlas and Michael Atlas in the outstanding principal amount of $63,537 to each, providing for aggregate monthly installments of $4,812, including interest at the rate of 10%, through June 1999.

     On October 31, 1996, Lawrence loaned $75,000 to Charles Lawrence at an interest rate of 8%. This note is due on demand or October 31, 2001, whichever occurs first. Charles Lawrence is a brother of Samuel M. Lawrence III, who will become a director of the Company on consummation of this Offering.

     On December 27, 1996, Accurate borrowed $630,000 from Mr. Beaty. Interest is payable monthly at the rate of 9% on the outstanding balance. The note matures on June 30, 1997.

     CSI/Bonneville owed Messrs. Phillips and another stockholder of CSI/Bonneville $424,000 and $105,000, respectively. Two of the promissory notes, payable to Mr. Phillips and the other stockholder, are in the principal amount of $80,000 and $20,000, respectively, and are payable on demand. The remaining eight promissory notes are each payable ten years from the date of the note, and mature at various times from 2002 to 2006. All of the notes bear interest at 10%, with interest payable monthly and principal payable at maturity. In 1996, CSI/Bonneville made interest payments to Mr. Phillips and the other stockholder in the amount of $35,000 and $6,000, respectively.

     During 1996, Mr. Klapperich, who will become a director of the Company upon consummation of this Offering, received advances from Western aggregating $173,500. On December 31, 1996, Western credited against this amount a portion of a dividend payable in the amount of $210,315, discharging the indebtedness of Mr. Klapperich to Western.

     On January 2, 1996, Standard loaned Mr. Kime $480,000 under a promissory note at an interest rate of 7.67%. Payments of $18,427 are due quarterly over a five-year term. Mr. Kime anticipates paying off the balance of this note shortly after consummation of the Mergers. The note was formerly secured by a pledge of his shares of stock in Standard; however, Standard released its security interest in such stock on March 6, 1997 in anticipation of consummation of the Mergers.

     The Company has agreed to pay up to an aggregate of $150,000 of the legal fees of the owners of the Founding Companies.

COMPANY POLICY

     Any future transactions with directors, officers, employees or affiliates of the Company or its subsidiaries are anticipated to be minimal and will be approved in advance by a majority of disinterested members of the Board of Directors.

                             PRINCIPAL STOCKHOLDERS

     The following table sets forth information regarding the beneficial ownership of the Common Stock, after giving effect to the Mergers and this Offering, by (i) each person known to own beneficially more than 5% of the outstanding shares of Common Stock; (ii) each Company director and person who has consented to be named as a director ("named directors"); (iii) each named executive officer; and (iv) all executive officers, directors and named directors as a group. All persons listed have an address c/o the Company's principal executive offices and have sole voting and investment power with respect to their shares unless otherwise indicated.

                                         SHARES BENEFICIALLY
                                             OWNED AFTER
                                             OFFERING(1)
                                        ----------------------
                NAME                      NUMBER      PERCENT
-------------------------------------   ----------    --------
Notre Capital Ventures II, L.L.C.....    2,969,912      14.8%
Steven S. Harter(2)..................    2,979,912      14.8
Robert J. Powers.....................    1,461,915       7.3
Michael Nothum, Jr.(3)...............      778,981       3.9
Robert R. Cook.......................      717,408       3.6
Brian S. Atlas.......................      716,000       3.6
Thomas J. Beaty......................      564,537       2.8
Fred M. Ferreira.....................      479,435       2.4
John C. Phillips.....................      403,305       2.0
Samuel M. Lawrence III...............      317,307       1.6
Alfred J. Giardenelli, Jr............      304,216       1.5
Charles W. Klapperich................      255,401       1.3
J. Gordon Beittenmiller..............      116,000      *
Reagan S. Busbee.....................      116,000      *
William George, III..................       75,000      *
Larry Martin(4)(5)...................       27,692      *
John Mercadante, Jr.(4)(5)...........       27,692      *
All executive officers, directors and
  named directors
  as a group (16 persons)............    9,340,801      46.6

------------

 * Less than 1%.

(1) Shares shown do not include shares that could be acquired upon exercise of options outstanding immediately after the Offering and which do not vest within 60 days.

(2) Includes 10,000 shares of Common Stock issuable upon exercise of options granted under the Directors' Plan and 2,969,912 shares of Common Stock issued to Notre. Mr. Harter is the President of Notre.

(3) Includes an aggregate of 18,694 shares which are held in irrevocable trusts for Mr. Nothum's minor children and of which he is trustee.

(4) Includes 10,000 shares of Common Stock issuable upon exercise of options granted under the Directors' Plan.

(5) Includes 7,692 shares of Common Stock issuable on conversion of a convertible note issued by Notre which is convertible into Common Stock of the Company owned by Notre.

                          DESCRIPTION OF CAPITAL STOCK

GENERAL

     The authorized capital stock of the Company consists of 57,969,912 shares of capital stock, consisting of 50,000,000 shares of Common Stock, 2,969,912 shares of Restricted Common Stock and 5,000,000 shares of Preferred Stock. Upon completion of the Mergers and this Offering, the Company will have outstanding 20,060,774 shares of Common Stock, which includes 2,742,912 shares of Restricted Common Stock and no shares of Preferred Stock. The following discussion is qualified in its entirety by reference to the Restated Certificate of Incorporation of Comfort Systems, which is included as an exhibit to the Registration Statement of which this Prospectus is a part.

COMMON STOCK AND RESTRICTED COMMON STOCK

     The holders of Common Stock are each entitled to one vote for each share held on all matters to which they are entitled to vote, including the election of directors. The holders of Restricted Common Stock, voting together as a single class, are entitled to elect one member of the Company's Board of Directors and to 0.55 of one vote for each share held on all other matters on which they are entitled to vote. Holders of Restricted Common Stock are not entitled to vote on the election of any other directors. Upon consummation of this Offering, the Board of Directors will be classified into three classes as nearly equal in number as possible, with the term of each class expiring on a staggered basis. The classification of the Board of Directors may make it more difficult to change the composition of the Board of Directors and thereby may discourage or make more difficult an attempt by a person or group to obtain control of the Company. Cumulative voting for the election of directors is not permitted. Any director, or the entire Board of Directors, may be removed at any time, with cause, by of a majority of the aggregate number of votes which may be cast by the holders of all of the outstanding shares of Common Stock and Restricted Common Stock entitled to vote for the election of directors, except that only the holder of the Restricted Common Stock may remove the director such holder is entitled to elect.

     Subject to the rights of any then outstanding shares of Preferred Stock, holders of Common Stock and Restricted Common Stock are together entitled to participate pro rata in such dividends as may be declared in the discretion of the Board of Directors out of funds legally available therefor. Holders of Common Stock and Restricted Common Stock together are entitled to share ratably in the net assets of the Company upon liquidation after payment or provision for all liabilities and any preferential liquidation rights of any Preferred Stock then outstanding. Holders of Common Stock and holders of Restricted Common Stock have no preemptive rights to purchase shares of stock of the Company. Shares of Common Stock are not subject to any redemption provisions and are not convertible into any other securities of the Company. Shares of Restricted Common Stock are not subject to any redemption provisions and are convertible into Common Stock as described below. All outstanding shares of Common Stock and Restricted Common Stock are, and the shares of Common Stock to be issued pursuant to this Offering and the Mergers will be, upon payment therefor, fully paid and non-assessable.

     Each share of Restricted Common Stock will automatically convert to Common Stock on a share-for-share basis (i) in the event of a disposition of such share of Restricted Common Stock by the holder thereof (other than a distribution by a holder to its partners or beneficial owners, or a transfer to a related party of such holders (as defined in Sections 267, 707, 318 and/or 4946 of the Internal Revenue Code of 1986, as amended)), (ii) in the event any person acquires beneficial ownership of 15% or more of the total number of outstanding shares of Common Stock, or (iii) in the event any person offers to acquire 15% or more of the total number of outstanding shares of Common Stock. After July 1, 1998, the Board of Directors may elect to convert any remaining shares of Restricted Common Stock into shares of Common Stock in the event 80% or more of the originally outstanding shares of Restricted Common Stock have been previously converted into shares of Common Stock.

     The Common Stock has been approved for listing on The New York Stock Exchange under the symbol "FIX," subject to official notice of issuance. The Restricted Common Stock will not be listed on any exchange.

PREFERRED STOCK

     The Preferred Stock may be issued from time to time by the Board of Directors in one or more series. Subject to the provisions of the Company's Certificate of Incorporation and limitations prescribed by law, the Board of Directors is expressly authorized to adopt resolutions to issue the shares, to fix the number of shares and to change the number of shares constituting any series and to provide for or change the voting powers, designations, preferences and relative, participating, optional or other special rights, qualifications, limitations or restrictions thereof, including dividend rights (including whether dividends are cumulative), dividend rates, terms of redemption (including sinking fund provisions), redemption prices, conversion rights and liquidation preferences of the shares constituting any series of the Preferred Stock, in each case without any further action or vote by the stockholders. The Company has no current plans to issue any shares of Preferred Stock.

     One of the effects of undesignated Preferred Stock may be to enable the Board of Directors to render more difficult or to discourage an attempt to obtain control of the Company by means of a tender offer, proxy contest, merger or otherwise, and thereby to protect the continuity of the Company's management. The issuance of shares of the Preferred Stock pursuant to the Board of Directors' authority described above may adversely affect the rights of the holders of Common Stock. For example, Preferred Stock issued by the Company may rank prior to the Common Stock and Restricted Common Stock as to dividend rights, liquidation preference or both, may have full or limited voting rights and may be convertible into shares of Common Stock. Accordingly, the issuance of shares of Preferred Stock may discourage bids for the Common Stock or may otherwise adversely affect the market price of the Common Stock.

STATUTORY BUSINESS COMBINATION PROVISION

     The Company is subject to Section 203 of the DGCL which, with certain exceptions, prohibits a Delaware corporation from engaging in any of a broad range of business combinations with any "interested stockholder" for a period of three years following the date that such stockholder became an interested stockholder, unless: (i) prior to such date, the Board of Directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder, (ii) upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding those shares owned (a) by persons who are directors and officers and
(b) by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer, or (iii) on or after such date, the business combination is approved by the Board of Directors and authorized at an annual or special meeting of stockholders by the affirmative vote of at least
66 2/3% of the outstanding voting stock which is not owned by the interested stockholder. An "interested stockholder" is defined as any person that is (a) the owner of 15% or more of the outstanding voting stock of the corporation or
(b) an affiliate or associate of the corporation and was the owner of 15% or more of the outstanding voting stock of the corporation at any time within the three-year period immediately prior to the date on which it is sought to be determined whether such person is an interested stockholder.

CERTAIN PROVISIONS OF THE CERTIFICATE OF INCORPORATION AND BYLAWS

     Pursuant to the Company's Certificate of Incorporation and as permitted by Delaware law, directors of the Company are not liable to the Company or its stockholders for monetary damages for breach of fiduciary duty, except for liability in connection with a breach of duty of loyalty, for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, for dividend payments or stock repurchases illegal under Delaware law or any transaction in which a director has derived an improper personal benefit.

     Additionally, the Certificate of Incorporation of the Company provides that directors and officers of the Company shall be, and at the discretion of the Board of Directors non-officer employees and agents may be, indemnified by the Company to the fullest extent authorized by Delaware law, as it now exists or may in the future be amended, against all expenses and liabilities actually and reasonably incurred in connection with service for or on behalf of the Company, and further permits the advancing of expenses incurred in defense of claims.

     The Certificate of Incorporation also provides that any action required or permitted to be taken by the stockholders of the Company at an annual or special meeting of stockholders must be effected at a duly called meeting and may not be taken or effected by a written consent of stockholders in lieu thereof. The Company's Bylaws provide that a special meeting of stockholders may be called only by the Chief Executive Officer, by a majority of the Board of Directors, or by a majority of the Executive Committee of the Board of Directors. The Bylaws provide that only those matters set forth in the notice of the special meeting may be considered or acted upon at that special meeting. To amend or repeal the Company's Bylaws, an amendment or repeal thereof must first be approved by the Board of Directors or by affirmative vote of the holders of at least 66 2/3% of the total votes eligible to be cast by holders of voting stock with respect to such amendment or repeal.

     The Company's Bylaws establish an advance notice procedure with regard to the nomination, other than by or at the direction of the Board of Directors or a committee thereof, of candidates for election as directors (the "Nomination Procedure") and with regard to other matters to be brought by stockholders before an annual meeting of stockholders of the Company (the "Business Procedure"). The Nomination Procedure requires that a stockholder give prior written notice, in proper form, of a planned nomination for the Board of Directors to the Secretary of the Company. The requirements as to the form and timing of that notice are specified in the Company's Bylaws. If the Chairman of the Board of Directors determines that a person was not nominated in accordance with the Nomination Procedure, such person will not be eligible for election as a director. Under the Business Procedure, a stockholder seeking to have any business conducted at an annual meeting must give prior written notice, in proper form, to the Secretary of the Company. The requirements as to the form and timing of that notice are specified in the Company's Bylaws. If the Chairman of the Board of Directors determines that the other business was not properly brought before such meeting in accordance with the Business Procedure, such business will not be conducted at such meeting.

     Although the Company's Bylaws do not give the Board of Directors any power to approve or disapprove stockholder nominations for the election of directors or of any other business desired by stockholders to be conducted at an annual or any other meeting, the Company's Bylaws (i) may have the effect of precluding a nomination for the election of directors or precluding the conduct of business at a particular meeting if the proper procedures are not followed or (ii) may discourage or deter a third party from conducting a solicitation of proxies to elect its own slate of directors or otherwise attempting to obtain control of the Company, even if the conduct of such solicitation or such attempt might be beneficial to the Company and its stockholders.

TRANSFER AGENT AND REGISTRAR

     The Transfer Agent and Registrar for the Common Stock is American Stock Transfer & Trust Company, 40 Wall Street, New York, New York, 10005.

                        SHARES ELIGIBLE FOR FUTURE SALE

     Upon consummation of the Mergers and completion of this Offering, the Company will have outstanding 20,060,774 shares of Common Stock. The 6,100,000 shares sold in this Offering (plus any additional shares sold upon exercise of the Underwriters' over-allotment option) will be freely tradeable without restriction unless acquired by affiliates of the Company. None of the remaining outstanding shares of Common Stock or Restricted Common Stock have been registered under the Securities Act, which means that they may be resold publicly only upon registration under the Securities Act or in compliance with an exemption from the registration requirements of the Securities Act, including the exemption provided by Rule 144 thereunder.

     In general, under Rule 144, if a period of at least one year has elapsed between the later of the date on which restricted securities were acquired from the Company or the date on which they were acquired from an affiliate, the holder of such restricted securities (including an affiliate) is entitled to sell a number of shares within any three-month period that does not exceed the greater of (i) one percent of the then outstanding shares of the Common Stock (approximately 200,608 shares upon completion of this Offering) or (ii) the average weekly reported volume of trading of the Common Stock during the four calendar weeks preceding such sale. Sales under Rule 144 are also subject to certain requirements pertaining to the manner of such sales, notices of such sales and the availability of current public information concerning the Company. Affiliates may sell shares not constituting restricted securities in accordance with the foregoing volume limitations and other requirements but without regard to the one year holding period. Under Rule 144(k), if a period of at least two years has elapsed between the later of the date on which restricted securities were acquired from the Company and the date on which they were acquired from an affiliate, a holder of such restricted securities who is not an affiliate at the time of the sale and has not been an affiliate for a least three months prior to the sale is entitled to sell the shares immediately without regard to the volume limitations and other conditions described above.

     The Company and its officers, directors and certain stockholders, who beneficially own 4,239,847 shares in the aggregate, have agreed not to sell or otherwise dispose of any shares of Common Stock or Restricted Common Stock for a period of 180 days after the date of this Prospectus without the prior written consent of Alex. Brown & Sons Incorporated, except that the Company may issue Common Stock in connection with acquisitions, in connection with its 1997 Long-Term Incentive Plan and its 1997 Non-Employee Directors' Stock Plan (the "Plans") or upon conversion of shares of the Restricted Common Stock. See "Underwriting." In addition, all of the stockholders of the Founding
Companies, the Company's officers and directors and certain stockholders, holding in the aggregate 13,960,774 shares of Common Stock, have agreed with the Company that they will not sell any of their shares for a period of one year after the closing of this Offering. These stockholders, however, have the right, in the event the Company proposes to register under the Securities Act any Common Stock for its own account or for the account of others, subject to certain exceptions, to require the Company to include their shares in the registration, subject to the right of the Company to exclude some or all of the shares in the offering upon the advice of the managing underwriter. In addition, certain of such stockholders have certain limited demand registration rights to require the Company to register shares held by them following the first anniversary of the closing of this Offering.

     Within 90 days after the closing of this Offering, the Company intends to register 8,000,000 shares of its Common Stock under the Securities Act for use by the Company in connection with future acquisitions. Upon such registration, these shares will generally be freely tradeable after their issuance. In some instances, however, the Company may contractually restrict the sale of shares issued in connection with future acquisitions. The piggyback registration rights described above do not apply to the registration statement relating to these 8,000,000 shares.

     Prior to this Offering, there has been no public market for the Common Stock, and no prediction can be made as to the effect, if any, that the sale of shares or the availability of shares for sale will have on the market price for the Common Stock prevailing from time to time. Nevertheless, sales, or the availability for sale of, substantial amounts of the Common Stock in the public market could adversely affect prevailing market prices and the future ability of the Company to raise equity capital and complete any additional acquisitions for Common Stock.

                                  UNDERWRITING

     Subject to the terms and conditions of the Underwriting Agreement, the underwriters named below (the "Underwriters"), through their representatives, Alex. Brown & Sons Incorporated, Bear, Stearns & Co. Inc., Donaldson, Lufkin & Jenrette Securities Corporation and Sanders Morris Mundy Inc. (together, the "Representatives"), have severally agreed to purchase from the Company the following respective number of shares of Common Stock at the initial public offering price less the underwriting discounts and commissions set forth on the cover page of this Prospectus:

                                           NUMBER OF
              UNDERWRITERS                  SHARES
----------------------------------------   ---------
Alex. Brown & Sons Incorporated.........     925,000
Bear, Stearns & Co. Inc.................     925,000
Donaldson, Lufkin & Jenrette Securities
  Corporation...........................     925,000
Sanders Morris Mundy Inc................     925,000
ABN AMRO Chicago Corporation............     120,000
A.G. Edwards & Sons, Inc................     120,000
Goldman, Sachs & Co.....................     120,000
Lazard Freres & Co. LLC.................     120,000
Merrill Lynch, Pierce, Fenner & Smith
  Incorporated..........................     120,000
Montgomery Securities...................     120,000
Morgan Stanley & Co., Incorporated......     120,000
Oppenheimer & Co., Inc..................     120,000
PaineWebber Incorporated................     120,000
Schroder Wertheim & Co. Incorporated....     120,000
Smith Barney Inc........................     120,000
Equitable Securities Corporation........     120,000
Robert W. Baird & Co. Incorporated......      80,000
William Blair & Company, L.L.C..........      80,000
Cleary Gull Reiland & McDevitt Inc......      80,000
Commonwealth Associates.................      80,000
Doft & Co., Inc.........................      80,000
Interstate/Johnson Lane Corporation.....      80,000
McDonald & Company Securities, Inc......      80,000
Morgan Keegan & Company, Inc............      80,000
Neuberger & Berman LLC..................      80,000
Peacock, Hislop, Stanley & Given........      80,000
Pennsylvania Merchant Group Ltd.........      80,000
Rauscher Pierce Refsnes, Inc............      80,000
                                           ---------
     Total..............................   6,100,000
                                           =========

     The Underwriting Agreement provides that the obligations of the Underwriters are subject to certain conditions precedent and that the Underwriters will purchase all of the shares of Common Stock offered hereby if any of such shares are purchased.

     The Company has been advised by the Representatives that the Underwriters propose to offer the shares of Common Stock to the public at the initial public offering price set forth on the cover page of this Prospectus and to certain dealers at such price less a concession not in excess of $0.52 per share. The Underwriters may allow, and such dealers may re-allow, a concession not in excess of $0.10 per share to certain other dealers. After commencement of the initial public offering, the offering price and other selling terms may be changed by the Representatives.

     The Company has granted the Underwriters an option, exercisable not later than 30 days after the date of this Prospectus, to purchase up to 915,000 additional shares of Common Stock at the initial public offering price less the underwriting discounts and commissions set forth on the cover page of this Prospectus. To the extent that the Underwriters exercise such option, each of the Underwriters will have a firm commitment to purchase approximately the same percentage thereof that the number of shares of Common Stock to be purchased by it in the above table bears to 6,100,000, and the Company will be obligated, pursuant to the option, to sell such shares to the Underwriters. The Underwriters may exercise such option only to cover over-allotments made in connection with the sale of the Common Stock offered hereby. If purchased, the Underwriters will offer such additional shares on the same terms as those on which the 6,100,000 shares are being offered.

     The Underwriting Agreement contains covenants of indemnity and contribution between the Underwriters and the Company regarding certain liabilities, including liabilities under the Securities Act.

     To facilitate the Offering of the Common Stock, the Underwriters may engage in transactions that stabilize, maintain or otherwise affect the market price of the Common Stock. Specifically, the Underwriters may over-allot shares of the Common Stock in connection with this Offering, thereby creating a short position in the Underwriters' syndicate account. Additionally, to cover such over-allotments or to stabilize the market price of the Common Stock, the Underwriters may bid for, and purchase, shares of the Common Stock in the open market. Any of these activities may maintain the market price of the Common Stock at a level above that which might otherwise prevail in the open market. The Underwriters are not required to engage in these activities, and, if commenced, any such activities may be discontinued at any time. The Representatives, on behalf of the Underwriters, also may reclaim selling concessions allowed to an Underwriter or dealer, if the syndicate repurchases shares distributed by that Underwriter or dealer.

     The Company has agreed that it will not sell or offer any shares of Common Stock or options, rights or warrants to acquire any Common Stock for a period of 180 days after the date of this Prospectus without the prior written consent of Alex. Brown & Sons Incorporated, except for shares issued (i) in connection with acquisitions, (ii) pursuant to the exercise of options granted under the Plans, and (iii) upon conversion of shares of Restricted Common Stock. Further, the Company's directors, officers and certain stockholders, who beneficially own 4,239,847 shares in the aggregate, have agreed not to directly or indirectly sell or offer for sale or otherwise dispose of any Common Stock for a period of 180 days after the date of this Prospectus without the prior written consent of Alex. Brown & Sons Incorporated.

     The Representatives have advised the Company that the Underwriters do not intend to confirm sales to any account over which they exercise discretionary authority.

     Certain employees of Donaldson, Lufkin & Jenrette Securities Corporation, one of the Representatives, are investors in Notre, and as a result beneficially own an aggregate of less than 1% of the Common Stock to be outstanding after this Offering. A principal of Sanders Morris Mundy Inc., one of the Representatives, is also an investor in Notre. In February 1997, that principal and an investment fund affiliated with Sanders Morris Mundy Inc. each purchased notes from Notre which are convertible into shares of Common Stock upon consummation of this Offering. That principal has agreed that he will not sell or offer any shares of Common Stock received upon conversion of the note for a period of one year after the date of conversion. The shares of Common Stock beneficially owned by that principal and that investment fund also represent less than 1% of the Common Stock to be outstanding after this Offering.

     Prior to this Offering, there has been no public market for the Common Stock. Consequently, the initial public offering price for the Common Stock has been determined by negotiations between the Company and the Representatives. Among the factors considered in such negotiations were prevailing market conditions, the results of operations of the Founding Companies in recent periods, the market capitalization and stages of development of other companies which the Company and the Representatives believed to be comparable to the Company, estimates of the business potential of the Company, the present state of the Company's development and other factors deemed relevant by the Company and the Representatives.

                                 LEGAL MATTERS

     The validity of the Common Stock offered hereby will be passed on for the Company by Bracewell & Patterson, L.L.P., Houston, Texas. Certain legal matters related to this Offering will be passed on for the Underwriters by Piper & Marbury, L.L.P., Baltimore, Maryland.

                                    EXPERTS

     The audited financial statements included in this Prospectus and elsewhere in the registration statement have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving said reports.

                             ADDITIONAL INFORMATION

     The Company has filed with the SEC a Registration Statement (which term shall encompass any and all amendments thereto) on Form S-1 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Common Stock offered hereby. This Prospectus, which is part of the Registration Statement, does not contain all the information set forth in the Registration Statement and the exhibits and schedules thereto, certain items of which are omitted in accordance with the rules and regulations of the SEC. Statements made in this Prospectus as to the contents of any contract, agreement or other document referred to are not necessarily complete. With respect to each such contract, agreement or other document filed as an exhibit to the Registration Statement, reference is hereby made to the exhibit for a more complete description of the matter involved, and each such statement shall be deemed qualified in its entirety by such reference. For further information with respect to the Company, reference is hereby made to the Registration Statement and such exhibits and schedules filed as a part thereof, which may be inspected, without charge, at the Public Reference Section of the SEC at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the regional offices of the SEC located at Seven World Trade Center, 13th Floor, New York, New York 10048 and at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. The SEC maintains a web site that contains reports, proxy and information statements regarding registrants that file electronically with the SEC. The address of this web site is (http://www.sec.gov). Copies of all or any portion of the Registration Statement may be obtained from the Public Reference Section of the SEC, upon payment of the prescribed fees.

                         INDEX TO FINANCIAL STATEMENTS

                                        PAGE
                                        -----

COMFORT SYSTEMS USA, INC. (UNAUDITED)
  PRO FORMA COMBINED FINANCIAL
  STATEMENTS
     Introduction to Unaudited Pro
      Forma Combined Financial
      Statements.....................     F-3
     Unaudited Pro Forma Combined
      Balance Sheet..................     F-4
     Unaudited Pro Forma Combined
      Statements of Operations.......     F-5
     Notes to Unaudited Pro Forma
      Combined Financial
      Statements.....................     F-7

COMFORT SYSTEMS USA, INC.
     Report of Independent Public
      Accountants....................    F-11
     Balance Sheets..................    F-12
     Statement of Operations.........    F-13
     Statement of Stockholders'
      Equity.........................    F-14
     Statement of Cash Flows.........    F-15
     Notes to Financial Statements...    F-16

FOUNDING COMPANIES
  QUALITY AIR HEATING & COOLING, INC.
     Report of Independent Public
      Accountants....................    F-19
     Balance Sheets..................    F-20
     Statements of Operations........    F-21
     Statements of Shareholders'
      Equity.........................    F-22
     Statements of Cash Flows........    F-23
     Notes to Financial Statements...    F-24

  ATLAS COMFORT SERVICES USA, INC.
     AND SUBSIDIARY
     Report of Independent Public
      Accountants....................    F-29
     Consolidated Balance Sheets.....    F-30
     Consolidated Statements of
      Operations.....................    F-31
     Consolidated Statements of
      Shareholders' Equity...........    F-32
     Consolidated Statements of Cash
      Flows..........................    F-33
     Notes to Consolidated Financial
      Statements.....................    F-34

  TRI-CITY MECHANICAL, INC.
     Report of Independent Public
      Accountants....................    F-42
     Balance Sheets..................    F-43
     Statements of Operations........    F-44
     Statements of Shareholders'
      Equity.........................    F-45
     Statements of Cash Flows........    F-46
     Notes to Financial Statements...    F-47

  S.M. LAWRENCE INC. AND RELATED
     COMPANY
     Report of Independent Public
      Accountants....................    F-52
     Combined Balance Sheets.........    F-53
     Combined Statements of
      Operations.....................    F-54
     Combined Statements of
      Shareholders' Equity...........    F-55
     Combined Statements of Cash
      Flows..........................    F-56
     Notes to Combined Financial
      Statements.....................    F-57

                                        PAGE
                                        -----
  ACCURATE AIR SYSTEMS, INC.
     Report of Independent Public
      Accountants....................    F-63
     Balance Sheets..................    F-64
     Statements of Operations........    F-65
     Statements of Shareholder's
      Equity.........................    F-66
     Statements of Cash Flows........    F-67
     Notes to Financial Statements...    F-68

  EASTERN HEATING AND COOLING, INC.
     Report of Independent Public
      Accountants....................    F-75
     Balance Sheets..................    F-76
     Statements of Operations........    F-77
     Statements of Shareholder's
      Equity.........................    F-78
     Statements of Cash Flows........    F-79
     Notes to Financial Statements...    F-80

  CONTRACT SERVICE, INC.
     Report of Independent Public
      Accountants....................    F-85
     Balance Sheets..................    F-86
     Statements of Operations........    F-87
     Statements of Shareholders'
      Equity.........................    F-88
     Statements of Cash Flows........    F-89
     Notes to Financial Statements...    F-90

  TECH HEATING AND AIR CONDITIONING,
     INC. AND RELATED COMPANY
     Report of Independent Public
      Accountants....................    F-95
     Combined Balance Sheets.........    F-96
     Combined Statements of
      Operations.....................    F-97
     Combined Statements of
      Shareholders' Equity...........    F-98
     Combined Statements of Cash
      Flows..........................    F-99
     Notes to Combined Financial
      Statements.....................   F-100

  SEASONAIR, INC.
     Report of Independent Public
      Accountants....................   F-105
     Balance Sheets..................   F-106
     Statements of Operations........   F-107
     Statements of Shareholders'
      Equity.........................   F-108
     Statements of Cash Flows........   F-109
     Notes to Financial Statements...   F-110

  WESTERN BUILDING SERVICES, INC.
     Report of Independent Public
      Accountants....................   F-115
     Balance Sheets..................   F-116
     Statements of Operations........   F-117
     Statements of Shareholders'
      Equity.........................   F-118
     Statements of Cash Flows........   F-119
     Notes to Financial Statements...   F-120

                COMFORT SYSTEMS USA, INC. AND FOUNDING COMPANIES
               UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS
                             BASIS OF PRESENTATION

     The following unaudited pro forma combined financial statements give effect to the acquisitions by Comfort Systems USA, Inc. ("Comfort Systems") of the outstanding capital stock of Quality, Atlas, Tri-City, Lawrence, Accurate, Eastern, CSI/Bonneville, Seasonair, Tech, Western, Freeway and Standard (together, the "Founding Companies"). These acquisitions (the "Mergers") will occur simultaneously with the closing of Comfort Systems' initial public offering (the "Offering") and will be accounted for using the purchase method of accounting. Comfort Systems has been identified as the accounting acquirer for financial statement presentation purposes.

     The unaudited pro forma combined balance sheet gives effect to the Mergers and the Offering as if they had occurred on March 31, 1997. The unaudited pro forma combined statements of operations give effect to these transactions as if they had occurred on January 1, 1996.

     Comfort Systems has preliminarily analyzed the savings that it expects to be realized from reductions in salaries and certain benefits to the owners. To the extent the owners of the Founding Companies have agreed prospectively to reductions in salary, bonuses and benefits, these reductions have been reflected in the pro forma combined statements of operations. With respect to other potential cost savings, Comfort Systems has not and cannot quantify these savings until completion of the combination of the Founding Companies. It is anticipated that these savings will be offset by costs related to Comfort Systems' new corporate management and by the costs associated with being a public company. However, because these costs cannot be accurately quantified at this time, they have not been included in the pro forma financial information of Comfort Systems.

     The pro forma adjustments are based on estimates, available information and certain assumptions and may be revised as additional information becomes available. The pro forma financial data do not purport to represent what Comfort Systems' financial position or results of operations would actually have been if such transactions in fact had occurred on those dates and are not necessarily representative of the Comfort Systems' financial position or results of operations for any future period. Since the Founding Companies were not under common control or management, historical combined results may not be comparable to, or indicative of, future performance. The unaudited pro forma combined financial statements should be read in conjunction with the other financial statements and notes thereto included elsewhere in this Prospectus. See "Risk Factors" included elsewhere herein.

                           COMFORT SYSTEMS USA, INC.
                   UNAUDITED PRO FORMA COMBINED BALANCE SHEET
                                 MARCH 31, 1997
                             (AMOUNTS IN THOUSANDS)

                                       QUALITY   ATLAS    TRI-CITY   LAWRENCE   ACCURATE   EASTERN   CSI/BONNEVILLE     TECH
                                       -------   ------   --------   --------   --------   -------   ---------------   ------
               ASSETS
Cash and cash equivalents............  $ 3,778   $  356    $2,665     $--        $  104    $  131        $   103       $  249
Restricted cash and investments......    --        --         828      --         --         --          --              --
Accounts receivable..................    6,512    4,764     4,532      3,706      2,330       921            743        1,261
 Less allowance......................       80      100        30      --            28        25             21           45
                                       -------   ------   --------   --------   --------   -------   ---------------   ------
Accounts receivable, net.............    6,432    4,664     4,502      3,706      2,302       896            722        1,216
Other receivables....................        6     --          66         76         85        27        --                20
Inventories..........................      601    1,676       218        255        141        97            491          193
Prepaid expenses and other...........       50       56         2         31      --         --                4           20
Costs in excess of billings..........      595      314       380        262        228        48            129
Other................................      692      145     --         --         --         --          --              --
                                       -------   ------   --------   --------   --------   -------   ---------------   ------
   Total current assets..............   12,154    7,211     8,661      4,330      2,860     1,199          1,449        1,698
Property and equipment, net..........      774      598       643        716        932       607            690          484
Goodwill, net........................    --          22     --         --         --         --          --              --
Other noncurrent assets..............    --          88     --           237      --          174             15         --
                                       -------   ------   --------   --------   --------   -------   ---------------   ------
Total assets.........................  $12,928   $7,919    $9,304     $5,283     $3,792    $1,980        $ 2,154       $2,182
                                       =======   ======   ========   ========   ========   =======   ===============   ======
LIABILITIES AND STOCKHOLDERS' EQUITY
Current maturities of long-term
 debt................................  $   695   $  800    $--        $  450     $  716    $  607        $   101       $  969
Accounts payable and accrued
 expenses............................    2,654    3,037     2,408      1,241      1,197       759            657          701
Payable to shareholder/affiliate.....    3,875     --       --         --           630      --          --              --
Billings in excess of costs and
 earnings............................      988      570       435        890         97        53            218
Deferred income taxes................    --        --       --           217      --         --          --              --
Other................................      391     --       --         --         --         --          --              --
                                       -------   ------   --------   --------   --------   -------   ---------------   ------
   Total current liabilities.........    8,603    4,407     2,843      2,798      2,640     1,419            976        1,670
Deferred income taxes................    --        --       --         --         --         --          --              --
Long-term debt, net of current
 maturities..........................      362    1,174     --         --           149       353              4           32
Payable to shareholder/affiliate.....    --          75     --         --         --         --              430         --
                                       -------   ------   --------   --------   --------   -------   ---------------   ------
   Total liabilities.................    8,965    5,656     2,843      2,798      2,789     1,772          1,410        1,702
Commitments and contingencies........    --        --       --         --         --         --          --              --

Stockholders' equity:
 Common stock........................       22        1        25        161          1        50              9            1
 Additional paid-in-capital..........        6     --         105      --         --         --          --              --
 Retained earnings...................    4,833    2,262     6,331      2,339      1,002       158            735          482
 Treasury stock......................     (898)    --       --           (15)     --         --          --                (3)
                                       -------   ------   --------   --------   --------   -------   ---------------   ------
     Total stockholders' equity......    3,963    2,263     6,461      2,485      1,003       208            744          480
                                       -------   ------   --------   --------   --------   -------   ---------------   ------
Total liabilities and stockholders'
 equity..............................  $12,928   $7,919    $9,304     $5,283     $3,792    $1,980        $ 2,154       $2,182
                                       =======   ======   ========   ========   ========   =======   ===============   ======

                                                               OTHER                                 PRO         POST
                                                             FOUNDING    COMFORT     PRO FORMA      FORMA       MERGER         AS
                                       SEASONAIR   WESTERN   COMPANIES   SYSTEMS    ADJUSTMENTS   COMBINED    ADJUSTMENTS   ADJUSTED
                                       ---------   -------   ---------   --------   -----------   ---------   -----------   --------
               ASSETS
Cash and cash equivalents............   $   221    $   34     $   227    $     42    $  (5,760)   $  2,150     $  24,446    $26,596
Restricted cash and investments......     --         --         --          --          --             828        --            828
Accounts receivable..................       922       641       1,677       --          --          28,009        --         28,009
 Less allowance......................         9      --            69       --          --             407        --            407
                                       ---------   -------   ---------   --------   -----------   ---------   -----------   --------
Accounts receivable, net.............       913       641       1,608       --          --          27,602        --         27,602
Other receivables....................        40         6         443       --          --             769        --            769
Inventories..........................       187        86         519       --          --           4,464        --          4,464
Prepaid expenses and other...........        49         9          82       --          --             303        --            303
Costs in excess of billings..........        89        91       --          --          --           2,136        --          2,136
Other................................       104      --         --          2,866       --           3,807        (2,866)       941
                                       ---------   -------   ---------   --------   -----------   ---------   -----------   --------
   Total current assets..............     1,603       867       2,879       2,908       (5,760)     42,059        21,580     63,639
Property and equipment, net..........        61       189         288       --          --           5,982        --          5,982
Goodwill, net........................     --         --         --          --         139,790     139,812        --        139,812
Other noncurrent assets..............       110       174          32       --          --             830        --            830
                                       ---------   -------   ---------   --------   -----------   ---------   -----------   --------
Total assets.........................   $ 1,774    $1,230     $ 3,199    $  2,908    $ 134,030    $188,683     $  21,580    $210,263
                                       =========   =======   =========   ========   ===========   =========   ===========   ========
LIABILITIES AND STOCKHOLDERS' EQUITY
Current maturities of long-term
 debt................................   $    91    $   97     $   199    $  --       $  --        $  4,725     $  --        $ 4,725
Accounts payable and accrued
 expenses............................       866       437       1,548       2,866       --          18,371        (2,866)    15,505
Payable to shareholder/affiliate.....     --         --         --          --          41,428      45,933       (45,303)       630
Billings in excess of costs and
 earnings............................       134        21          44       --          --           3,450        --          3,450
Deferred income taxes................     --         --            49       --          --             266        --            266
Other................................     --         --           120       --          --             511        --            511
                                       ---------   -------   ---------   --------   -----------   ---------   -----------   --------
   Total current liabilities.........     1,091       555       1,960       2,866       41,428      73,256       (48,169)    25,087
Deferred income taxes................        17      --         --          --          --              17        --             17
Long-term debt, net of current
 maturities..........................         9       241         370       --          11,025      13,719        --         13,719
Payable to shareholder/affiliate.....        68      --         --          --          --             573        --            573
                                       ---------   -------   ---------   --------   -----------   ---------   -----------   --------
   Total liabilities.................     1,185       796       2,330       2,866       52,453      87,565       (48,169)    39,396
Commitments and contingencies........     --         --         --          --          --           --           --          --
Stockholders' equity:
 Common stock........................        78         1          42          42         (293)        140            61        201
 Additional paid-in-capital..........         1        62         419      11,556       88,829     100,978        69,688    170,666
 Retained earnings...................       745       371         458     (11,556)      (8,160)      --           --          --
 Treasury stock......................      (235)     --           (50)      --           1,201       --           --          --
                                       ---------   -------   ---------   --------   -----------   ---------   -----------   --------
     Total stockholders' equity......       589       434         869          42       81,577     101,118        69,749    170,867
                                       ---------   -------   ---------   --------   -----------   ---------   -----------   --------
Total liabilities and stockholders'
 equity..............................   $ 1,774    $1,230     $ 3,199    $  2,908    $ 134,030    $188,683     $  21,580    $210,263
                                       =========   =======   =========   ========   ===========   =========   ===========   ========

                           COMFORT SYSTEMS USA, INC.
             UNAUDITED PRO FORMA COMBINED STATEMENTS OF OPERATIONS
                          YEAR ENDED DECEMBER 31, 1996
                (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

                                        QUALITY      ATLAS     TRI-CITY     LAWRENCE     ACCURATE     EASTERN    CSI/BONNEVILLE
                                        --------   ---------   ---------    ---------    ---------    -------    ---------------
REVENUES.............................   $29,597    $  30,030    $24,237      $17,163      $16,806     $7,944         $ 7,842
COST OF SERVICES.....................    18,467       25,071     18,561       12,211       13,270      5,276           5,201
                                        --------   ---------   ---------    ---------    ---------    -------    ---------------
 Gross profit........................    11,130        4,959      5,676        4,952        3,536      2,668           2,641
SELLING, GENERAL AND ADMINISTRATIVE
 EXPENSES............................     6,640        2,858      3,903        4,885        3,037      2,237           1,660
GOODWILL AMORTIZATION................     --          --          --           --           --          --           --
                                        --------   ---------   ---------    ---------    ---------    -------    ---------------
INCOME FROM OPERATIONS...............     4,490        2,101      1,773           67          499        431             981
OTHER INCOME (EXPENSE):
 Interest income.....................     --          --            152           47        --          --           --
 Interest expense....................      (154)        (292)     --           --             (80)       (87)            (29)
 Other...............................        97           65         89            8           14         40              51
                                        --------   ---------   ---------    ---------    ---------    -------    ---------------
INCOME BEFORE INCOME TAXES...........     4,433        1,874      2,014          122          433        384           1,003
PROVISION FOR INCOME TAXES...........     --             750      --              60        --          --           --
                                        --------   ---------   ---------    ---------    ---------    -------    ---------------
NET INCOME...........................   $ 4,433    $   1,124    $ 2,014      $    62      $   433     $  384         $ 1,003
                                        ========   =========   =========    =========    =========    =======    ===============
NET INCOME PER SHARE.................
SHARES USED IN COMPUTING PRO FORMA
 NET INCOME PER SHARE(1).............

                                                                               OTHER
                                                                              FOUNDING     COMFORT      PRO FORMA      PRO FORMA
                                         TECH      SEASONAIR     WESTERN     COMPANIES     SYSTEMS     ADJUSTMENTS      COMBINED
                                       ---------   ----------    --------    ----------    --------    ------------    ----------
REVENUES.............................  $   7,537     $6,737       $6,494      $ 13,138      $--          $ --          $ 167,525
COST OF SERVICES.....................      3,996      4,006        4,662         8,991       --            --            119,712
                                       ---------   ----------    --------    ----------    --------    ------------    ----------
 Gross profit........................      3,541      2,731        1,832         4,147       --            --             47,813
SELLING, GENERAL AND ADMINISTRATIVE
 EXPENSES............................      1,861      2,597        1,088         3,616       --            (6,568)        27,814
GOODWILL AMORTIZATION................     --          --           --           --           --             3,495          3,495
                                       ---------   ----------    --------    ----------    --------    ------------    ----------
INCOME FROM OPERATIONS...............      1,680        134          744           531       --             3,073         16,504
OTHER INCOME (EXPENSE):
 Interest income.....................     --          --           --               17       --            --                216
 Interest expense....................        (18)       (21)         (51)       --           --              (935)        (1,667)
 Other...............................         31         82          (21)           34       --            --                490
                                       ---------   ----------    --------    ----------    --------    ------------    ----------
INCOME BEFORE INCOME TAXES...........      1,693        195          672           582       --             2,138         15,543
PROVISION FOR INCOME TAXES...........     --             69        --               49       --             6,687          7,615
                                       ---------   ----------    --------    ----------    --------    ------------    ----------
NET INCOME...........................  $   1,693     $  126       $  672      $    533      $--          $ (4,549)     $   7,928
                                       =========   ==========    ========    ==========    ========    ============    ==========
NET INCOME PER SHARE.................                                                                                  $    0.44
                                                                                                                       ==========
SHARES USED IN COMPUTING PRO FORMA
 NET INCOME PER SHARE(1).............                                                                                  18,180,311
                                                                                                                       ==========

------------
     (1) Includes (i) 2,969,912 shares issued to Notre, (ii) 1,269,935 shares issued to management of and consultants to Comfort Systems, (iii) 9,720,927 shares issued to owners of the Founding Companies and (iv) 4,219,537 of the 6,100,000 shares sold in the Offering necessary to pay the cash portion of the Merger consideration and expenses of this Offering. The 1,880,463 shares excluded reflects the net cash proceeds to Comfort Systems.

                           COMFORT SYSTEMS USA, INC.
             UNAUDITED PRO FORMA COMBINED STATEMENTS OF OPERATIONS
                       THREE MONTHS ENDED MARCH 31, 1997
                (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

                                        QUALITY      ATLAS     TRI-CITY     LAWRENCE     ACCURATE     EASTERN    CSI/BONNEVILLE
                                        --------   ---------   ---------    ---------    ---------    -------    ---------------
REVENUES.............................   $ 8,766    $   6,115    $ 6,791      $ 4,565      $ 2,642     $1,284         $ 1,562
COST OF SERVICES.....................     5,372        4,866      5,946        3,326        2,095        805           1,045
                                        --------   ---------   ---------    ---------    ---------    -------    ---------------
 Gross profit........................     3,394        1,249        845        1,239          547        479             517
SELLING, GENERAL AND ADMINISTRATIVE
 EXPENSES............................     2,094          753        567          698          526        582             458
GOODWILL AMORTIZATION................     --          --          --           --           --          --           --
                                        --------   ---------   ---------    ---------    ---------    -------    ---------------
INCOME (LOSS) FROM OPERATIONS........     1,300          496        278          541           21       (103)             59
OTHER INCOME (EXPENSE):
 Interest income.....................        38       --             25        --               1       --                 2
 Interest expense....................       (29)         (54)     --           --             (33)       (20)            (17)
 Other...............................       (34)          17          9            2            7       --                 9
                                        --------   ---------   ---------    ---------    ---------    -------    ---------------
INCOME (LOSS) BEFORE INCOME TAXES....     1,275          459        312          543           (4)      (123)             53
PROVISION FOR INCOME TAXES...........     --             188      --             217        --          --           --
                                        --------   ---------   ---------    ---------    ---------    -------    ---------------
NET INCOME (LOSS)....................   $ 1,275    $     271    $   312      $   326      $    (4)    $ (123)        $    53
                                        ========   =========   =========    =========    =========    =======    ===============
NET INCOME PER SHARE.................
SHARES USED IN COMPUTING PRO FORMA
 NET INCOME PER SHARE(1).............

                                                                               OTHER
                                                                              FOUNDING     COMFORT      PRO FORMA      PRO FORMA
                                         TECH      SEASONAIR     WESTERN     COMPANIES     SYSTEMS     ADJUSTMENTS      COMBINED
                                       ---------   ----------    --------    ----------    --------    ------------    ----------
REVENUES.............................  $   1,656     $1,831       $1,072      $  3,221     $ --          $ --          $  39,505
COST OF SERVICES.....................      1,034      1,165          812         2,334       --            --             28,800
                                       ---------   ----------    --------    ----------    --------    ------------    ----------
 Gross profit........................        622        666          260           887       --            --             10,705
SELLING, GENERAL AND ADMINISTRATIVE
 EXPENSES............................        565        644          231           909      11,556        (11,769)         7,814
GOODWILL AMORTIZATION................     --          --           --           --           --               874            874
                                       ---------   ----------    --------    ----------    --------    ------------    ----------
INCOME (LOSS) FROM OPERATIONS........         57         22           29           (22)    (11,556)        10,895          2,017
OTHER INCOME (EXPENSE):
 Interest income.....................     --          --           --                6       --            --                 72
 Interest expense....................        (10)        (3)         (11)       --           --              (207)          (384)
 Other...............................         11         28           (2)           15       --            --                 62
                                       ---------   ----------    --------    ----------    --------    ------------    ----------
INCOME (LOSS) BEFORE INCOME TAXES....         58         47           16            (1)    (11,556)        10,688          1,767
PROVISION FOR INCOME TAXES...........     --             23        --           --           --               492            920
                                       ---------   ----------    --------    ----------    --------    ------------    ----------
NET INCOME (LOSS)....................  $      58     $   24       $   16      $     (1)    $(11,556)     $ 10,196      $     847
                                       =========   ==========    ========    ==========    ========    ============    ==========
NET INCOME PER SHARE.................                                                                                  $    0.05
                                                                                                                       ==========
SHARES USED IN COMPUTING PRO FORMA
 NET INCOME PER SHARE(1).............                                                                                  18,180,311
                                                                                                                       ==========

------------
     (1) Includes (i) 2,969,912 shares issued to Notre, (ii) 1,269,935 shares issued to management of and consultants to Comfort Systems, (iii) 9,720,927 shares issued to owners of the Founding Companies and (iv) 4,219,537 of the 6,100,000 shares sold in the Offering necessary to pay the cash portion of the Merger consideration and expenses of this Offering. The 1,880,463 shares excluded reflects the net cash proceeds to Comfort Systems.

                COMFORT SYSTEMS USA, INC. AND FOUNDING COMPANIES
           NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

1.  GENERAL:

     Comfort Systems USA, Inc. ("Comfort Systems") was founded to become a leading national provider of comprehensive heating, ventilation and air conditioning ("HVAC") installation services as well as maintenance, repair and replacement of HVAC systems, focusing primarily on commercial and industrial markets. Comfort Systems has conducted no operations to date and will acquire the Founding Companies concurrently and as a condition with the closing of this Offering.

     The historical financial statements reflect the financial position and results of operations of the Founding Companies and were derived from the respective Founding Companies' financial statements where indicated. The periods included in these financial statements for the individual Founding Companies are as of and for the three months ended March 31, 1997 and for the year ended December 31, 1996, with the exception of Lawrence for which the period is as of and for the three months ended January 31, 1997 and for the fiscal year ended October 31, 1996. The audited historical financial statements included elsewhere herein have been included in accordance with Securities and Exchange Commission ("SEC") Staff Accounting Bulletin No. 80.

2.  ACQUISITION OF FOUNDING COMPANIES:

     Concurrently with and as a condition to the closing of this Offering, Comfort Systems will acquire all of the outstanding capital stock of the Founding Companies. The acquisitions will be accounted for using the purchase method of accounting with Comfort Systems being treated as the accounting acquirer.

     The following table sets forth the consideration to be paid (a) in cash and
(b) in shares of Common Stock to the common stockholders of each of the Founding Companies. For purposes of computing the estimated purchase price for accounting purposes, the value of the shares is determined using an estimated fair value of $10.40 per share (or $101.1 million), which represents a discount of twenty percent from the initial public offering price of $13.00 due to restrictions on the sale and transferability of the shares issued. The total estimated purchase price of $146.4 million for the acquisitions is based upon preliminary estimates and is subject to certain purchase price adjustments at and following closing. The table does not reflect the distributions totaling $16.8 million constituting substantially all of the Founding Companies undistributed earnings previously taxed to their stockholders ("S Corporation Distributions").

                                                         SHARES
                                         CASH        OF COMMON STOCK
                                       ---------     ---------------
                                          (DOLLARS IN THOUSANDS)
Quality..............................  $  10,082         2,207,158
Atlas................................      6,864         1,432,000
Tri-City.............................      8,680         1,557,962
Lawrence.............................      4,500         1,197,796
Accurate.............................      3,145           564,537
Eastern..............................        698           304,216
CSI/Bonneville.......................      1,813           493,672
Tech.................................      3,997           717,408
Seasonair............................      1,516           272,084
Western..............................      2,022           362,939
Freeway..............................      1,039           319,698
Standard.............................        947           291,457
                                       ---------     ---------------
     Total...........................  $  45,303         9,720,927
                                       =========     ===============

                COMFORT SYSTEMS USA, INC. AND FOUNDING COMPANIES
   NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

3.  UNAUDITED PRO FORMA COMBINED BALANCE SHEET ADJUSTMENTS:

        (a) Records the S Corporation Distributions of $16.8 million (including $3.9 million recorded as a payable to affiliate at Quality) of which $5.8 million is expected to be paid using cash on hand and $11.0 million is expected to be funded using debt (See
              (b) below).

        (b)   Records the debt obtained to fund the S Corporation Distributions.

        (c) Records the liability for the cash portion of the consideration to be paid to the stockholders of the Founding Companies in connection with the Mergers.

        (d) Records the purchase of the Founding Companies by Comfort System consisting of $45.3 million in cash and 9,720,927 shares of Common Stock valued at $10.40 per share (or $101.1 million) for a total estimated purchase price of $146.4 million resulting in excess purchase price of $139.8 million over the net assets acquired of $6.6 million. See Note 2.

        (e) Records the cash proceeds of $79.3 million from the issuance of shares of Comfort Systems Common Stock net of estimated offering costs of $9.6 million (based on an initial public offering price of $13.00 per share and includes the payment of deferred offering costs of $2.9 million incurred through March 31, 1997). Offering costs primarily consist of underwriting discounts and commissions, accounting fees, legal fees and printing expenses.

        (f) Records the cash portion of the consideration to be paid to the stockholders of the Founding Companies in connection with the Mergers.

     The following table summarizes unaudited pro forma combined balance sheet adjustments (in thousands):

                                                          ADJUSTMENT
                                          ------------------------------------------     PRO FORMA
                                             (A)        (B)        (C)        (D)       ADJUSTMENTS
                                          ---------  ---------  ---------  ---------    -----------
                 ASSETS
Cash and cash equivalents...............  $ (16,785) $  11,025  $  --      $  --         $  (5,760)
                                          ---------  ---------  ---------  ---------    -----------
    Total current assets................    (16,785)    11,025     --         --            (5,760)
Goodwill, net...........................     --         --         --        139,790       139,790
                                          ---------  ---------  ---------  ---------    -----------
Total assets............................  $ (16,785) $  11,025  $  --      $ 139,790     $ 134,030
                                          =========  =========  =========  =========    ===========

  LIABILITIES AND STOCKHOLDERS' EQUITY
Payable to shareholder/affiliate........  $  (3,875) $  --      $  45,303  $  --         $  41,428
                                          ---------  ---------  ---------  ---------    -----------
    Total current liabilities...........     (3,875)    --         45,303     --            41,428
                                          ---------  ---------  ---------  ---------    -----------
Long-term debt, net of current
  maturities............................     --         11,025     --         --            11,025
                                          ---------  ---------  ---------  ---------    -----------
    Total liabilities...................     (3,875)    11,025     45,303     --            52,453
Stockholders' equity:
    Common stock........................     --         --         --           (293)         (293)
    Additional paid-in capital..........    (12,910)    --        (45,303)   147,042        88,829
    Retained earnings...................     --         --         --         (8,160)       (8,160)
    Treasury stock......................     --         --         --          1,201         1,201
                                          ---------  ---------  ---------  ---------    -----------
         Total stockholders' equity.....    (12,910)    --        (45,303)   139,790        81,577
                                          ---------  ---------  ---------  ---------    -----------
Total liabilities and stockholders'
  equity................................  $ (16,785) $  11,025  $  --      $ 139,790     $ 134,030
                                          =========  =========  =========  =========    ===========

                                                                  POST MERGER
                                             (E)        (F)       ADJUSTMENTS
                                          ---------  ---------    -----------
                 ASSETS
Cash and cash equivalents...............  $  69,749  $ (45,303)    $  24,446
    Other...............................     (2,866)    --            (2,866)
                                          ---------  ---------    -----------
    Total current assets................     66,883    (45,303)       21,580
                                          ---------  ---------    -----------
Total assets............................  $  66,883  $ (45,303)    $  21,580
                                          =========  =========    ===========

  LIABILITIES AND STOCKHOLDERS' EQUITY
Accounts payable and accrued expenses...  $  (2,866) $  --         $  (2,866)
Payable to shareholder/affiliate........     --        (45,303)      (45,303)
                                          ---------  ---------    -----------
    Total current liabilities...........     (2,866)   (45,303)      (48,169)
                                          ---------  ---------    -----------
    Total liabilities...................     (2,866)   (45,303)      (48,169)
Stockholders' equity:
    Common stock........................         61     --                61
    Additional paid-in capital..........     69,688     --            69,688
    Retained earnings...................     --         --            --
    Treasury stock......................     --         --            --
                                          ---------  ---------    -----------
         Total stockholders' equity.....     69,749     --            69,749
                                          ---------  ---------    -----------
Total liabilities and stockholders'
  equity................................  $  66,883  $ (45,303)    $  21,580
                                          =========  =========    ===========

                COMFORT SYSTEMS USA, INC. AND FOUNDING COMPANIES
   NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

4.  UNAUDITED PRO FORMA COMBINED STATEMENTS OF OPERATIONS ADJUSTMENTS:

        YEAR ENDED DECEMBER 31, 1996

        (a) Reflects the reduction in salaries, bonuses and benefits from an aggregate total of $9.0 million to $2.4 million to the owners of the Founding Companies to which they have agreed prospectively. These reductions in salaries, bonuses and benefits are in accordance with the terms of the employment agreements. Such employment agreements are primarily for 5 years, contain restrictions related to competition and provide severance for termination of employment in certain circumstances.

        (b) Reflects the amortization of goodwill to be recorded as a result of these Mergers over a 40-year estimated life.

        (c) Reflects the interest expense on borrowings of $12.5 million necessary to fund the S Corporation Distributions.

        (d) Reflects the incremental provision for federal and state income taxes relating to the other statements of operations adjustments and for income taxes on S Corporation income.

     The following table summarizes unaudited pro forma combined statements of operations adjustments (in thousands):

                                                       ADJUSTMENT
                                       ------------------------------------------      PRO FORMA
                                          (A)        (B)        (C)        (D)        ADJUSTMENTS
                                       ---------  ---------  ---------  ---------     -----------
SELLING, GENERAL AND ADMINISTRATIVE
  EXPENSES...........................  $  (6,568) $  --      $  --      $  --           $(6,568)
GOODWILL AMORTIZATION................     --          3,495     --         --             3,495
                                       ---------  ---------  ---------  ---------     -----------
INCOME (LOSS) FROM OPERATIONS........      6,568     (3,495)    --         --             3,073
OTHER INCOME (EXPENSE):
     Interest expense................     --         --           (935)    --              (935)
                                       ---------  ---------  ---------  ---------     -----------
INCOME (LOSS) BEFORE INCOME TAXES....      6,568     (3,495)      (935)    --             2,138
PROVISION FOR INCOME TAXES...........     --         --         --          6,687         6,687
                                       ---------  ---------  ---------  ---------     -----------
NET INCOME (LOSS)....................  $   6,568  $  (3,495) $    (935) $  (6,687)      $(4,549)
                                       =========  =========  =========  =========     ===========

                COMFORT SYSTEMS USA, INC. AND FOUNDING COMPANIES
   NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

        THREE MONTHS ENDED MARCH 31, 1997

        (a) Reflects the reduction in salaries, bonuses and benefits from an aggregate total of $1.0 million to $0.6 million to the owners of the Founding Companies to which they have agreed prospectively. These reductions in salaries, bonuses and benefits are in accordance with the terms of the employment agreements. Such employment agreements are primarily for 5 years, contain restrictions related to competition and provide severance for termination of employment in certain circumstances.

        (b) Reflects the amortization of goodwill to be recorded as a result of these Mergers over a 40-year estimated life.

        (c) Reflects the interest expense on borrowings of $11.0 million necessary to fund the S Corporation Distributions.

        (d) Reflects the incremental provision for federal and state income taxes relating to the other statements of operations adjustments and for income taxes on S Corporation income.

        (e) Reflects the reduction in compensation expense related to the non-recurring, non-cash compensation charge of $11.6 million recorded by Comfort in the first quarter of 1997 related to Common Stock issued to management of and consultants to the Company offset by the increase in compensation expense related to the on-going salaries of the management of Comfort Systems of $0.2 million in the first quarter of 1997. The issuances of Common Stock were made in contemplation of the Mergers and the Offering, and no future issuances of this nature are anticipated.

     The following table summarizes unaudited pro forma combined statements of operations adjustments (in thousands):

                                                             ADJUSTMENT
                                       ------------------------------------------------------      PRO FORMA
                                          (A)        (B)        (C)        (D)        (E)         ADJUSTMENTS
                                       ---------  ---------  ---------  ---------  ----------     -----------
SELLING, GENERAL AND ADMINISTRATIVE
  EXPENSES...........................  $    (428) $  --      $  --      $  --         (11,341)     $ (11,769)
GOODWILL AMORTIZATION................     --            874     --         --          --                874
                                       ---------  ---------  ---------  ---------  ----------     -----------
INCOME (LOSS) FROM OPERATIONS........        428       (874)    --         --          11,341         10,895
OTHER INCOME (EXPENSE):
     Interest expense................     --         --           (207)    --          --               (207)
                                       ---------  ---------  ---------  ---------  ----------     -----------
INCOME (LOSS) BEFORE INCOME TAXES....        428       (874)      (207)    --          11,341         10,688
PROVISION FOR INCOME
  TAXES..............................     --         --         --            492      --                492
                                       ---------  ---------  ---------  ---------  ----------     -----------
NET INCOME (LOSS)....................  $     428  $    (874) $    (207) $    (492) $   11,341      $  10,196
                                       =========  =========  =========  =========  ==========     ===========

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Comfort Systems USA, Inc.:

     We have audited the accompanying balance sheet of Comfort Systems USA, Inc. as of December 31, 1996. This financial statement is the responsibility of the Company's management. Our responsibility is to express an opinion on this financial statement based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the financial statement referred to above presents fairly, in all material respects, the financial position of Comfort Systems USA, Inc. as of December 31, 1996, in conformity with generally accepted accounting principles.

ARTHUR ANDERSEN LLP

Houston, Texas
March 25, 1997

                           COMFORT SYSTEMS USA, INC.
                                 BALANCE SHEETS
                    (IN THOUSANDS, EXCEPT SHARE INFORMATION)

                                           DECEMBER 31,       MARCH 31,
                                               1996             1997
                                           ------------      -----------
                                                             (UNAUDITED)
                 ASSETS

CASH AND CASH EQUIVALENTS...............      $    1           $    42
DEFERRED OFFERING COSTS.................         177             2,866
                                           ------------      -----------
          Total assets..................      $  178           $ 2,908
                                           ============      ===========
  LIABILITIES AND STOCKHOLDER'S EQUITY

ACCRUED LIABILITIES AND AMOUNTS DUE TO
  STOCKHOLDER...........................      $  177           $ 2,866
STOCKHOLDER'S EQUITY:
     Preferred stock, $.01 par,
       5,000,000 authorized, none issued
       and outstanding..................      --                --
     Common stock, $.01 par, 52,969,912
       shares authorized, 121,139 and
       4,239,847 shares issued and
       outstanding, respectively........           1                42
     Additional paid in capital.........      --                11,556
     Retained deficit...................      --               (11,556)
                                           ------------      -----------
          Total stockholder's equity....           1                42
                                           ------------      -----------
          Total liabilities and
             stockholder's equity.......      $  178           $ 2,908
                                           ============      ===========

      Reflects a 121.1387-for-one stock split effective on March 19, 1997. The accompanying notes are an integral part of these financial statements.

                           COMFORT SYSTEMS USA, INC.
                            STATEMENT OF OPERATIONS
                 THREE MONTHS ENDED MARCH 31, 1997 (UNAUDITED)
                                 (IN THOUSANDS)

REVENUES.............................  $   --
SELLING, GENERAL AND ADMINISTRATIVE
EXPENSES.............................      11,556
                                       ----------
LOSS BEFORE INCOME TAXES.............     (11,556)
INCOME TAX BENEFIT...................      --
                                       ----------
NET LOSS.............................  $  (11,556)
                                       ==========

   The accompanying notes are an integral part of these financial statements.

                           COMFORT SYSTEMS USA, INC.
                       STATEMENT OF STOCKHOLDERS' EQUITY
               FOR THE PERIOD FROM INCEPTION (DECEMBER 12, 1996)
                             THROUGH MARCH 31, 1997
                    (IN THOUSANDS, EXCEPT SHARE INFORMATION)

                                           COMMON STOCK        ADDITIONAL                    TOTAL
                                       --------------------     PAID-IN      RETAINED    STOCKHOLDERS'
                                         SHARES      AMOUNT     CAPITAL      DEFICIT         EQUITY
                                       -----------   ------    ----------    --------    --------------
Initial Capitalization...............      121,139    $  1      $     --     $     --       $      1
                                       -----------   ------    ----------    --------    --------------
BALANCE, December 31, 1996...........      121,139       1            --           --              1
     Issuance of Management Shares
     (unaudited).....................    4,118,708      41        11,556           --         11,597
     Net loss (unaudited)............      --         --          --          (11,556)       (11,556)
                                       -----------   ------    ----------    --------    --------------
BALANCE, March 31, 1997
  (unaudited)........................    4,239,847    $ 42      $ 11,556     $(11,556)      $     42
                                       ===========   ======    ==========    ========    ==============

   The accompanying notes are an integral part of these financial statements.

                           COMFORT SYSTEMS USA, INC.
                            STATEMENT OF CASH FLOWS
                 THREE MONTHS ENDED MARCH 31, 1997 (UNAUDITED)
                                 (IN THOUSANDS)

CASH FLOWS FROM OPERATING ACTIVITIES:
Net Loss.............................  $  (11,556)
  Adjustments to reconcile net loss
     to net cash provided by (used
     in) operating activities --
  Compensation expense related to
     issuance of management shares...      11,556
  Changes in assets and
     liabilities --
       Increase in deferred offering
        costs........................      (2,689)
       Increase in accrued
        liabilities and amounts due
        to stockholder...............       2,689
                                       ----------
          Net cash provided by
           operating activities......      --
                                       ----------
CASH FLOWS FROM FINANCING ACTIVITIES
  Issuance of stock..................          41
                                       ----------
          Net cash provided by
           financing activities......          41
                                       ----------
NET INCREASE IN CASH AND CASH
  EQUIVALENTS........................          41
CASH AND CASH EQUIVALENTS, beginning
  of period..........................           1
                                       ----------
CASH AND CASH EQUIVALENTS, end of
  period.............................  $       42
                                       ==========

   The accompanying notes are an integral part of these financial statements.

                           COMFORT SYSTEMS USA, INC.
                         NOTES TO FINANCIAL STATEMENTS

1.  BUSINESS AND ORGANIZATION:

     Comfort Systems USA, Inc., a Delaware corporation, ("Comfort Systems" or the "Company") was founded in December 1996 to become a national provider of comprehensive HVAC installation services and maintenance, repair and replacement of HVAC systems, focusing primarily on the commercial and industrial markets. Comfort intends to acquire 12 U.S. businesses (the "Mergers"), complete an initial public offering (the "Offering") of its common stock and, subsequent to the Offering, continue to acquire through merger or purchase, similar companies to expand its national operations.

     Comfort Systems has not conducted any operations, and all activities to date have related to the Offering and the Mergers. The Company's cash balances were generated from the initial capitalization of the Company (see Note 3). All other expenditures to date have been funded by the primary stockholder, Notre Capital Ventures II, L.L.C. ("Notre"), on behalf of the Company. Since there were no revenues, expenses or cash flows from Inception (December 12, 1996) through December 31, 1996, statements of operations and cash flows have been omitted for this period. Notre has committed to fund the organization expenses and offering costs. As of December 31, 1996 and March 31, 1997, costs of approximately $177,000 and $2,866,000 (unaudited), respectively have been incurred by Notre in connection with the Offering. Comfort Systems has treated these costs as deferred offering costs. Comfort Systems is dependent upon the Offering to execute the pending Mergers. There is no assurance that the pending Mergers discussed below will be completed or that Comfort Systems will be able to generate future operating revenues.

2.  INTERIM FINANCIAL INFORMATION:

     The interim financial statements as of March 31, 1997, and for the three months then ended are unaudited, and certain information and footnote disclosures, normally included in financial statements prepared in accordance with generally accepted accounting principles, have been omitted. In the opinion of management, all adjustments, consisting only of normal recurring adjustments, necessary to fairly present the financial position, results of operations and cash flows with respect to the interim financial statements, have been included. The results of operations for the interim period is not necessarily indicative of the results for the entire fiscal year.

3.  STOCKHOLDER'S EQUITY:

COMMON STOCK AND PREFERRED STOCK

     Comfort Systems effected a 121.1387-for-one stock split on March 19, 1997 for each share of common stock of the Company ("Common Stock") then outstanding. In addition, the Company increased the number of authorized shares of Common Stock to 52,969,912 and authorized 5,000,000 shares of $.01 par value preferred stock. The effects of the Common Stock split and the increase in the shares of authorized Common Stock have been retroactively reflected on the balance sheet and in the accompanying notes.

     In connection with the organization and initial capitalization of Comfort Systems, the Company issued 121,139 shares of common stock at $.01 per share to Notre. In January 1997, the Company issued 2,848,773 additional shares to Notre for $.01 per share.

     In January and February 1997, the Company issued a total of 1,269,935 shares of Common Stock to management and consultants to the Company at a price of $.01 per share. As a result, the Company recorded a non-recurring, non-cash compensation charge of $10.7 million (unaudited) in the first quarter of 1997, representing the difference between the amount paid for the shares and an estimated fair value of the shares on the date of sale.

                           COMFORT SYSTEMS USA, INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

RESTRICTED COMMON STOCK

     In March 1997, the primary stockholder exchanged its 2,742,912 shares of Common Stock for an equal number of shares of restricted voting common stock ("Restricted Common Stock"). The holder of Restricted Common Stock is entitled to elect one member of the Company's Board of Directors and to 0.55 of one vote for each share on all other matters on which they are entitled to vote. Holders of Restricted Common Stock are not entitled to vote on the election of any other directors.

     Each share of Restricted Common Stock will automatically convert to Common Stock on a share-for-share basis (i) in the event of a disposition of such share of Restricted Common Stock by the holder thereof (other than a distribution which is a distribution by a holder to its partners or beneficial owners, or a transfer to a related party of such holders (as defined in Sections 267, 707, 318 and/or 4946 of the Internal Revenue of 1986, as amended)), (ii) in the event any person acquires beneficial ownership of 15% or more of the total number of outstanding shares of Common Stock of the Company, or (iii) in the event any person offers to acquire 15% or more of the total number of outstanding shares of Common Stock of the Company. After July 1, 1998, the Board of Directors may elect to convert any remaining shares of Restricted Common Stock into shares of Common Stock in the event 80% or more of the originally outstanding shares of Restricted Common Stock have been previously converted into shares of Common Stock.

LONG-TERM INCENTIVE PLAN

     In March 1997, the Company's stockholders approved the Company's 1997 Long-Term Incentive Plan (the "Plan"), which provides for the granting or awarding of incentive or non-qualified stock options, stock appreciation rights, restricted or deferred stock, dividend equivalents and other incentive awards to directors, officers, key employees and consultants to the Company. The number of shares authorized and reserved for issuance under the Plan is the greater of 2,500,000 shares or 13% of the aggregate number of shares of Common Stock outstanding. The terms of the option awards will be established by the Compensation Committee of the Company's Board of Directors. The Company intends to file a registration statement on Form S-8 under the Securities Act registering the issuance of shares upon exercise of options granted under this Plan. The Company expects to grant non-qualified stock options to purchase a total of 675,000 shares of Common Stock to key employees of the Company at the initial public offering price upon consummation of the Offering. In addition, the Company expects to grant options to purchase a total of 1,271,953 shares of Common Stock to certain employees of the Founding Companies at the initial public offering price per share. These options will vest at the rate of 20% per year, commencing on the first anniversary of the Offering and will expire seven years from the date of grant or three months following termination of employment.

NON-EMPLOYEE DIRECTORS STOCK PLAN

     In March 1997, the Company's stockholders approved the 1997 Non-Employee Directors' Stock Plan (the "Directors' Plan"), which provides for the granting or awarding of stock options and stock appreciation rights to nonemployees. The number of shares authorized and reserved for issuance under the Stock Plan is 250,000 shares. The Directors' Plan provides for the automatic grant of options to purchase 10,000 shares to each non-employee director serving at the commencement of the Offering.

     Each non-employee director will be granted options to purchase an additional 10,000 shares at the time of the initial election. In addition, each director will be automatically granted options to purchase 5,000 shares at each annual meeting of the stockholders occurring more than two months after the date of the director's initial election. All options will be exercised at the fair market value at the date of grant and are immediately vested upon grant.

     Options will be granted to each of two future and one current member of the board of directors to purchase 10,000 shares of Common Stock at the initial Offering price per share effective upon the

                           COMFORT SYSTEMS USA, INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

consummation of this Offering. These options will expire the earlier of 10 years from the date of grant or one year after termination of service as a director.

     The Directors' Plan allows non-employee directors to receive shares ("deferred shares") at future settlement dates in lieu of cash. The number of deferred shares will have an aggregate fair market value equal to the fees payable to the directors.

4.  STOCK BASED COMPENSATION:

     Statement of Financial Accounting Standards ("SFAS") No. 123,
"Accounting for Stock-Based Compensation," allows entities to choose between a new fair value based method of accounting for employee stock options or similar equity instruments and the current intrinsic, value-based method of accounting prescribed by Accounting Principles Board Opinion No. 25 ("APB No. 25"). Entities electing to remain with the accounting in APB Opinion No. 25 must make pro forma disclosures of net income and earnings per share as if the fair value method of accounting had been applied. The Company will provide pro forma disclosure of net income and earnings per share, as applicable, in the notes to future consolidated financial statements.

5. EVENTS SUBSEQUENT TO THE DATE OF AUDITORS' REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS (UNAUDITED):

     Wholly-owned subsidiaries of Comfort Systems have signed definitive agreements to acquire by merger or share exchange 12 companies ("Founding Companies") to be effective contemporaneously with the Offering. The companies to be acquired are Accurate Air Systems, Inc., Atlas Comfort Services USA, Inc. and Subsidiary, Contract Service, Inc., Eastern Heating and Cooling, Inc., Freeway Heating and Air Conditioning, Inc., Quality Air Heating & Cooling, Inc., Seasonair, Inc., S.M. Lawrence Inc. and Related Company, Standard Heating and Air Conditioning Company, Tech Heating and Air Conditioning, Inc. and Related Company, Tri-City Mechanical, Inc. and Western Building Services, Inc. The aggregate consideration that will be paid by Comfort Systems to acquire the Founding Companies is approximately $45.3 million in cash and 9,720,927 shares of Common Stock.

     On March 26, 1997, Comfort Systems filed a registration statement on Form S-1 for the sale of its common stock. See "Risk Factors" included elsewhere herein.

     The Company has obtained a revolving line of credit of $75.0 million. The facility is intended to be used for acquisitions, capital expenditures, refinancing of debt not paid out of the proceeds of this Offering and for general corporate purposes. The credit facility will require the Company to comply with various loan covenants including (i) maintenance of certain financial ratios, (ii) restrictions on additional indebtedness, and (iii) restrictions on liens, guarantees, advances and dividends. The line of credit is subject to customary drawing conditions and the consummation of the Offering.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Quality Air Heating & Cooling, Inc.:

     We have audited the accompanying balance sheets of Quality Air Heating & Cooling, Inc., as of March 31, 1995 and 1996, and December 31, 1996, and the related statements of operations, shareholders' equity and cash flows for the years ended March 31, 1995 and 1996, the nine months ended December 31, 1996, and the year ended December 31, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Quality Air Heating & Cooling, Inc., as of March 31, 1995 and 1996, and December 31, 1996, and the results of their operations and their cash flows for the years ended March 31, 1995 and 1996, the nine months ended December 31, 1996 and the year ended December 31, 1996, in conformity with generally accepted accounting principles.

ARTHUR ANDERSEN LLP

Houston, Texas
March 7, 1997

                      QUALITY AIR HEATING & COOLING, INC.
                                 BALANCE SHEETS
                    (IN THOUSANDS, EXCEPT SHARE INFORMATION)

                                            MARCH 31,
                                       --------------------  DECEMBER 31,    MARCH 31,
                                         1995       1996         1996           1997
                                       ---------  ---------  ------------   ------------
                                                                            (UNAUDITED)
               ASSETS
CURRENT ASSETS:
     Cash and cash equivalents.......  $   1,669  $   4,191    $  2,651       $  3,778
     Accounts receivable --
          Trade, net of allowance of
             $87, $80, $80 and $80,
             respectively............      4,510      4,188       5,260          5,896
          Retainage..................        457        464         453            536
          Other receivables..........         14         12           5              6
     Inventories.....................        445        480         541            601
     Costs and estimated earnings in
       excess of billings on
       uncompleted contracts.........      1,192        964       1,312            595
     Prepaid expenses and other
       current assets................         92         63          17             50
     Federal income tax deposit......        506        654         691            692
                                       ---------  ---------  ------------   ------------
               Total current
                  assets.............      8,885     11,016      10,930         12,154
PROPERTY AND EQUIPMENT, net..........        771        708         758            774
                                       ---------  ---------  ------------   ------------
               Total assets..........  $   9,656  $  11,724    $ 11,688       $ 12,928
                                       =========  =========  ============   ============
LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES:
     Current maturities of long-term
       debt..........................  $     470  $     613    $    675       $    695
     Accounts payable and accrued
       expenses......................      2,786      2,734       2,178          2,654
     Dividends payable to
       shareholder...................      1,538      3,314       1,519          3,875
     Billings in excess of costs and
       estimated earnings on
       uncompleted contracts.........        897        604       1,254            988
     Unearned revenue................        335        362         372            391
                                       ---------  ---------  ------------   ------------
               Total current
                  liabilities........      6,026      7,627       5,998          8,603
LONG-TERM DEBT, net of current
  maturities.........................      2,444      1,392         646            362
COMMITMENTS AND CONTINGENCIES
SHAREHOLDERS' EQUITY:
     Common stock, no par value;
       250,000 shares authorized and
       issued, 183,993 shares
       outstanding...................         22         22          22             22
     Additional paid-in capital......          6          6           6              6
     Retained earnings...............      2,056      3,575       5,914          4,833
     Treasury stock, 66,007 shares,
       at cost.......................       (898)      (898)       (898)          (898)
                                       ---------  ---------  ------------   ------------
               Total shareholders'
                  equity.............      1,186      2,705       5,044          3,963
                                       ---------  ---------  ------------   ------------
               Total liabilities and
                  shareholders'
                  equity.............  $   9,656  $  11,724    $ 11,688       $ 12,928
                                       =========  =========  ============   ============

   The accompanying notes are an integral part of these financial statements.

                      QUALITY AIR HEATING & COOLING, INC.
                            STATEMENTS OF OPERATIONS
                                 (IN THOUSANDS)

                                          YEARS ENDED         NINE MONTHS        YEAR         THREE MONTHS ENDED
                                            MARCH 31,            ENDED           ENDED            MARCH 31,
                                       --------------------   DECEMBER 31,    DECEMBER 31,   --------------------
                                         1995       1996          1996            1996         1996       1997
                                       ---------  ---------   ------------    ------------   ---------  ---------
                                                                                                 (UNAUDITED)
REVENUES.............................  $  24,434  $  32,594     $ 23,282        $ 29,597     $   6,315  $   8,766
COST OF SERVICES.....................     15,634     20,850       14,176          18,467         4,291      5,372
                                       ---------  ---------   ------------    ------------   ---------  ---------
     Gross profit....................      8,800     11,744        9,106          11,130         2,024      3,394

SELLING, GENERAL AND ADMINISTRATIVE
  EXPENSES...........................      6,646      6,791        5,032           6,640         1,608      2,094
                                       ---------  ---------   ------------    ------------   ---------  ---------
     Income from operations..........      2,154      4,953        4,074           4,490           416      1,300

OTHER INCOME (EXPENSE):
     Interest expense................        (36)      (218)        (101)           (154)          (53)       (29)
     Other...........................         53         98           60              97            37          4
                                       ---------  ---------   ------------    ------------   ---------  ---------
NET INCOME...........................  $   2,171  $   4,833     $  4,033        $  4,433     $     400  $   1,275
                                       =========  =========   ============    ============   =========  =========

   The accompanying notes are an integral part of these financial statements.

                      QUALITY AIR HEATING & COOLING, INC.
                       STATEMENTS OF SHAREHOLDERS' EQUITY
                    (IN THOUSANDS, EXCEPT SHARE INFORMATION)

                                             COMMON STOCK       ADDITIONAL                               TOTAL
                                           -----------------     PAID-IN     RETAINED    TREASURY    SHAREHOLDERS'
                                           SHARES     AMOUNT     CAPITAL     EARNINGS     STOCK          EQUITY
                                           -------    ------    ----------   ---------   --------    --------------
BALANCE, March 31, 1994.................   250,000     $ 22        $  6      $   3,636    $--           $  3,664
     Purchase of treasury stock.........     --        --         --            --          (898)           (898)
     Distributions to shareholders......     --        --         --            (3,751)    --             (3,751)
     Net income.........................     --        --         --             2,171     --              2,171
                                           -------    ------    ----------   ---------   --------    --------------
BALANCE, March 31, 1995.................   250,000       22           6          2,056      (898)          1,186
     Distributions to shareholders......     --        --         --            (3,314)    --             (3,314)
     Net income.........................     --        --         --             4,833     --              4,833
                                           -------    ------    ----------   ---------   --------    --------------
BALANCE, March 31, 1996.................   250,000       22           6          3,575      (898)          2,705
     Distributions to shareholders......     --        --         --            (1,694)    --             (1,694)
     Net income.........................     --        --         --             4,033     --              4,033
                                           -------    ------    ----------   ---------   --------    --------------
BALANCE, December 31, 1996..............   250,000       22           6          5,914      (898)          5,044
     Distribution to shareholders
       (unaudited)......................     --        --         --            (2,356)    --             (2,356)
     Net income (unaudited).............     --        --         --             1,275     --              1,275
                                           -------    ------    ----------   ---------   --------    --------------
BALANCE, March 31, 1997 (unaudited).....   250,000     $ 22        $  6      $   4,833    $ (898)       $  3,963
                                           =======    ======    ==========   =========   ========    ==============

   The accompanying notes are an integral part of these financial statements.

                      QUALITY AIR HEATING & COOLING, INC.
                            STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)

                                                                                               THREE MONTHS
                                           YEARS ENDED       NINE MONTHS        YEAR              ENDED
                                             MARCH 31           ENDED          ENDED            MARCH 31,
                                       --------------------  DECEMBER 31,   DECEMBER 31,   --------------------
                                         1995       1996         1996           1996         1996       1997
                                       ---------  ---------  ------------   ------------   ---------  ---------
                                                                                               (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income.........................  $   2,171  $   4,833    $  4,033       $  4,433     $     400  $   1,275
  Adjustments to reconcile net income
     to net cash provided by (used
     in) operating activities --.....
     Depreciation and amortization...        359        371         242            370           121        127
     Loss (gain) on sale of property
       and equipment.................          7     --              25             25             3         (1)
     Changes in operating assets and
       liabilities --................
       (Increase) decrease in --.....
          Accounts receivable........     (1,334)       317      (1,054)           335         1,389       (720)
          Inventories................         (6)       (35)        (61)           (76)          (15)       (60)
          Costs and estimated
             earnings in excess of
             billings on uncompleted
             contracts...............       (804)       228        (348)          (253)           95        717
          Prepaid expenses and other
             current assets..........        (15)        29          46             (3)          (49)       (33)
          Federal income tax
             deposit.................         50       (148)        (37)          (185)         (148)        (1)
       Increase (decrease) in --.....
          Accounts payable and
             accrued expenses........        470        (52)       (556)          (481)           74        476
          Billings in excess of costs
             and estimated earnings
             on uncompleted
             contracts...............        477       (293)        650            269          (381)      (266)
          Unearned revenue...........        (15)        27          10             26            17         19
                                       ---------  ---------  ------------   ------------   ---------  ---------
               Net cash provided by
                  operating
                  activities.........      1,360      5,277       2,950          4,460         1,506      1,533
                                       ---------  ---------  ------------   ------------   ---------  ---------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Proceeds from sale of property and
     equipment.......................         21     --              14             14             4          3
  Additions of property and
     equipment.......................       (467)      (308)       (331)          (455)         (123)      (145)
                                       ---------  ---------  ------------   ------------   ---------  ---------
               Net cash used in
                  investing
                  activities.........       (446)      (308)       (317)          (441)         (119)      (142)
                                       ---------  ---------  ------------   ------------   ---------  ---------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Borrowings of long-term debt.......      3,000     --          --             --            --         --
  Payments of long-term debt.........       (226)      (909)       (684)          (903)         (219)      (264)
  Distributions to shareholders......     (3,088)    (1,538)     (3,489)        (3,488)       --         --
  Purchase of treasury stock.........       (898)    --          --             --            --         --
                                       ---------  ---------  ------------   ------------   ---------  ---------
               Net cash used in
                  financing
                  activities.........     (1,212)    (2,447)     (4,173)        (4,391)         (219)      (264)
                                       ---------  ---------  ------------   ------------   ---------  ---------
NET INCREASE (DECREASE) IN CASH AND
  CASH EQUIVALENTS...................       (298)     2,522      (1,540)          (372)        1,168      1,127
CASH AND CASH EQUIVALENTS, beginning
  of period..........................      1,967      1,669       4,191          3,023         3,023      2,651
                                       ---------  ---------  ------------   ------------   ---------  ---------
CASH AND CASH EQUIVALENTS, end of
  period.............................  $   1,669  $   4,191    $  2,651       $  2,651     $   4,191  $   3,778
                                       =========  =========  ============   ============   =========  =========
SUPPLEMENTAL DISCLOSURE OF
  CASH FLOW INFORMATION:
  Cash paid for --
     Interest........................  $      44  $     201    $    107       $    152     $      45  $      25

   The accompanying notes are an integral part of these financial statements.

                      QUALITY AIR HEATING & COOLING, INC.
                         NOTES TO FINANCIAL STATEMENTS

1.  BUSINESS AND ORGANIZATION:

     Quality Air Heating & Cooling, Inc., a Michigan corporation, (the "Company") focuses on providing "design and build" installation services and maintenance, repair and replacement of HVAC systems primarily for mid-sized to large commercial facilities. Quality primarily operates throughout western Michigan.

     The Company and its shareholders intend to enter into a definitive agreement with Comfort Systems USA, Inc. ("Comfort Systems"), pursuant to which all outstanding shares of the Company's common stock will be exchanged for cash and shares of Comfort Systems common stock concurrently with the consummation of the initial public offering (the "Offering") of the common stock of Comfort Systems.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

INTERIM FINANCIAL INFORMATION

     The interim financial statements as of March 31, 1997, and for the three months ended March 31, 1996 and 1997, are unaudited, and certain information and footnote disclosures, normally included in financial statements prepared in accordance with generally accepted accounting principles, have been omitted. In the opinion of management, all adjustments, consisting only of normal recurring adjustments, necessary to fairly present the financial position, results of operations and cash flows with respect to the interim financial statements, have been included. The results of operations for the interim periods are not necessarily indicative of the results for the entire fiscal year.

CASH AND CASH EQUIVALENTS

     The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

INVENTORIES

     Inventories consist of parts and supplies held for use in the ordinary course of business and are stated at the lower of cost or market using the first-in, first-out (FIFO) method.

PROPERTY AND EQUIPMENT

     Property and equipment are stated at cost, and depreciation is computed using the straight-line method over the estimated useful lives of the assets. Leasehold improvements are capitalized and amortized over the lesser of the life of the lease or the estimated useful life of the asset.

     Expenditures for repairs and maintenance are charged to expense when incurred. Expenditures for major renewals and betterments, which extend the useful lives of existing equipment, are capitalized and depreciated. Upon retirement or disposition of property and equipment, the cost and related accumulated depreciation are removed from the accounts and any resulting gain or loss is recognized in the statement of operations.

REVENUE RECOGNITION

     The Company recognizes revenue when services are performed except when work is being performed under a construction contract. Revenues from construction contracts are recognized on the percentage-of-completion method measured by the percentage of costs incurred to total estimated costs for each contract. Provisions for the total estimated losses on uncompleted contracts are made in the period in which such losses are determined. Changes in job performance, job conditions, estimated profitability and final contract settlements may result in revisions to costs and income and their effects are recognized in the period in which the revisions are determined.

                      QUALITY AIR HEATING & COOLING, INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

     The balances billed but not paid by customers pursuant to retainage provisions in construction contracts will be due upon completion of the contracts and acceptance by the customer. Based on the Company's experience with similar contracts in recent years, the retention balance will be billed and collected in the upcoming fiscal year.

WARRANTY COSTS

     The Company warrants labor for the first year after installation on new air conditioning and heating systems. The Company generally warrants labor for 30 days after servicing of existing air conditioning and heating systems. A reserve for warranty costs is recorded upon completion of installation or service.

INCOME TAXES

     The Company has elected S Corporation status as defined by the Internal Revenue Code, whereby the Company is not subject to taxation for federal purposes. Under S Corporation status, the shareholders report their share of the Company's taxable earnings or losses in their personal tax returns. The Company will terminate its S Corporation status concurrently with the effective date of this Offering. Included in current assets are deposits to prepay certain of the shareholders' federal income taxes.

USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires the use of estimates and assumptions by management in determining the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

NEW ACCOUNTING PRONOUNCEMENT

     Effective January 1, 1996, the Company adopted Statement of Financial Accounting Standards (SFAS) No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of." Accordingly, in the event that facts and circumstances indicate that property and equipment or other assets may be impaired, an evaluation of recoverability would be performed. If an evaluation is required, the estimated future undiscounted cash flows associated with the asset are compared to the asset's carrying amount to determine if a write-down to market value is necessary. Adoption of this standard did not have a material effect on the financial position or results of operations of the Company.

3.  PROPERTY AND EQUIPMENT:

     Property and equipment consist of the following (dollars in thousands):

                                         ESTIMATED          MARCH 31,
                                        USEFUL LIVES   --------------------   DECEMBER 31,
                                          IN YEARS       1995       1996          1996
                                        ------------   ---------  ---------   ------------
Transportation equipment.............      5           $   1,449  $   1,554      $1,725
Machinery and equipment..............      7                 480        453         465
Computer and telephone equipment.....     5-7                 80         87          90
Leasehold improvements...............      5                 838        834         859
Furniture and fixtures...............      7                 435        414         459
                                                       ---------  ---------   ------------
Less -- Accumulated depreciation and
  amortization.......................                     (2,511)    (2,634)     (2,840)
                                                       ---------  ---------   ------------
     Property and equipment, net.....                  $     771  $     708      $  758
                                                       =========  =========   ============

                      QUALITY AIR HEATING & COOLING, INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

4.  DETAIL OF CERTAIN BALANCE SHEET ACCOUNTS (IN THOUSANDS):

     Activity in the Company's allowance for doubtful accounts consists of the following:

                                            MARCH 31,
                                       --------------------   DECEMBER 31,
                                         1995       1996          1996
                                       ---------  ---------   ------------
Balance at beginning of year.........  $      70  $      87      $   80
Additions to costs and expenses......        142         35           2
Deductions for uncollectible
  receivables written off and
  recoveries.........................       (125)       (42)         (2)
                                       ---------  ---------   ------------
                                       $      87  $      80      $   80
                                       =========  =========   ============

     Accounts payable and accrued expenses consist of the following:

                                            MARCH 31,
                                       --------------------   DECEMBER 31,
                                         1995       1996          1996
                                       ---------  ---------   ------------
Accounts payable, trade..............  $   1,353  $   1,145      $  921
Accrued compensation and benefits....        540        693         426
Other accrued expenses...............        893        896         831
                                       ---------  ---------   ------------
                                       $   2,786  $   2,734      $2,178
                                       =========  =========   ============

Installation contracts in progress are as follows:

                                            MARCH 31,
                                       --------------------   DECEMBER 31,
                                         1995       1996          1996
                                       ---------  ---------   ------------
Costs incurred on contracts in
  progress...........................  $   5,240  $   7,697     $  7,231
Estimated earnings, net of losses....      1,556      2,588        2,433
                                       ---------  ---------   ------------
                                           6,796     10,285        9,664
Less -- Billings to date.............      6,501      9,925        9,606
                                       ---------  ---------   ------------
                                       $     295  $     360     $     58
                                       =========  =========   ============
Costs and estimated earnings in
  excess of billings on uncompleted
  contracts..........................  $   1,192  $     964     $  1,312
Billings in excess of costs and
  estimated earnings on uncompleted
  contracts..........................       (897)      (604)      (1,254)
                                       ---------  ---------   ------------
                                       $     295  $     360     $     58
                                       =========  =========   ============

5.  LONG-TERM DEBT:

     Long-term debt consists of a note payable to a bank. The debt is secured by certain equipment, accounts receivable, inventory, a $1,000,000 life insurance policy on the president and the personal guaranty of the president limited to 50 percent of the outstanding balance of the loan. The note is payable in monthly installments of $63,000 including interest at the prime lending rate less .25 percent (8 percent at December 31, 1996). The Company has restrictive and various financial covenants with which the Company was in compliance at December 31, 1996.

                      QUALITY AIR HEATING & COOLING, INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

     The maturities of long-term debt as of December 31, 1996, are as follows (in thousands):

Year ending December 31,
     1997............................  $     675
     1998............................        646
                                       ---------
                                       $   1,321
                                       =========

     The Company has a $2,000,000 line of credit with a bank. The line of credit expires August 1, 1997, and bears interest at one-half percent below the prime lending rate. The line of credit is secured by accounts receivable, inventory, a $1,000,000 life insurance policy, and machinery and equipment. There was no balance outstanding under this line of credit at March 31, 1995 and 1996, and December 31, 1996.

6.  LEASES:

     The Company leases a facility from a company which is owned by one of the Company's shareholders. The lease expires on April 30, 2005. Quality has an option to renew the lease for one additional three-year term on the same terms. The rent paid under this related-party lease was approximately $221,000 for each of the years ended March 31, 1995 and 1996, and December 31, 1996. The Company also leases a facility from a third party, which expires on June 30, 1998. The rent paid under this lease was approximately $20,000 for each of the years ended March 31, 1995 and 1996, and December 31, 1996. The Company has guaranteed the payment of two series of public bonds issued in 1985 and 1990, respectively, by the Michigan Strategic Fund on behalf of two real property development entities owned by a shareholder, the proceeds of which were used to fund the construction of the Company's leased warehouse facility and a second adjacent warehouse. As of March 1997, approximately $1.6 million of the bond debt remained outstanding.

     Future minimum lease payments under these non-cancellable operating leases are as follows (in thousands):

Year ending December 31,
     1997............................  $     241
     1998............................        231
     1999............................        221
     2000............................        221
     2001............................        221
     Thereafter......................        718
                                       ---------
                                       $   1,853
                                       =========

7.  RELATED-PARTY TRANSACTIONS:

     The Company paid management fees to an entity owned by its majority shareholder through December 31, 1995. Total management fees paid amounted to $260,000 and $190,000 for the years ended March 31, 1995 and 1996, respectively.

8.  EMPLOYEE BENEFIT PLAN:

     The Company has a defined contribution profit sharing plan. The plan provides for the Company to match one-half of the first 4 percent contributed by each employee. Total contributions by the Company under the plan were approximately $104,000, $110,000 and $125,000 for the years ending March 31, 1995 and 1996, and December 31, 1996, respectively. The Company may also make discretionary contributions. The Company made discretionary contributions of $200,000 and $300,000 for the years ended March 31,

                      QUALITY AIR HEATING & COOLING, INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

1995 and 1996, and had accrued approximately $169,000 at December 31, 1996, for contributions to be funded in 1997.

9.  FINANCIAL INSTRUMENTS

     The Company's financial instruments consist of cash and cash equivalents, a line of credit, notes payable and debt. The Company believes that the carrying value of these instruments on the accompanying balance sheet approximates their fair value.

10.  COMMITMENTS AND CONTINGENCIES:

LITIGATION

     The Company is involved in legal actions arising in the ordinary course of business. Management does not believe the outcome of such legal actions will have a material adverse effect on the Company's financial position or results of operations.

INSURANCE

     The Company carries a broad range of insurance coverage, including business auto liability, general liability and an umbrella policy. The Company has not incurred significant claims or losses on any of these insurance policies.

     The Company is self-insured for medical claims up to $30,000 per year per covered individual. Additionally, the Company is part of the state's workers' compensation plan and is responsible for claims up to $275,000 per accident with a maximum aggregate exposure for twenty-four months of $648,000. Claims in excess of these amounts are covered by a stop-loss policy. Under the state's policy, the Company has a $300,000 letter of credit which expires December 31, 1997. The Company has recorded reserves for its portion of self-insured claims based on estimated claims incurred through March 31, 1995 and 1996 and December 31, 1996.

ROYALTY AGREEMENT

     The Company is obligated to pay royalties ranging from 1 percent to 4.5 percent based on the level of service revenues through December 1, 2001, for management systems support. Royalties paid under this agreement were approximately $157,000, $159,000 and $165,000 for the years ended March 31, 1995 and 1996 and December 31, 1996.

11.  SHAREHOLDERS' EQUITY:

     On February 15, 1995, the Company acquired 66,007 shares of common stock from its majority shareholder for approximately $898,000.

12. EVENT SUBSEQUENT TO DATE OF AUDITORS' REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS (UNAUDITED):

     In March 1997, the Company and its shareholders entered into a definitive agreement with a wholly-owned subsidiary of Comfort Systems, providing for the merger of the Company with the subsidiary of Comfort Systems.

     As of March 31, 1997, the Company declared and accrued distributions of $2,356,000 to its shareholders. In connection with the merger, the Company will make additional cash distributions of approximately $4,833,000 prior to the merger which represents the Company's estimated S Corporation accumulated adjustment account. Had these transactions been recorded at March 31, 1997, the effect on the accompanying unaudited balance sheet would be a decrease in assets of $3,478,000, an increase in liabilities of $1,355,000 and a decrease in shareholders' equity of $4,833,000.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Atlas Comfort Services USA, Inc.:

     We have audited the accompanying consolidated balance sheets of Atlas Comfort Services USA, Inc. (a Texas corporation) and its subsidiary (the Company) as of June 30, 1995 and 1996 and December 31, 1996, and the related consolidated statements of operations, shareholders' equity and cash flows for the years ended June 30, 1994, 1995 and 1996 and the six months ended December 31, 1996. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Atlas Comfort Services USA, Inc., and its subsidiary as of June 30, 1995 and 1996, and December 31, 1996, and the consolidated results of their operations and their cash flows for the three years ended June 30, 1994, 1995 and 1996 and for the six months ended December 31, 1996, in conformity with generally accepted accounting principles.

ARTHUR ANDERSEN LLP

Houston, Texas
March 7, 1997

                ATLAS COMFORT SERVICES USA, INC. AND SUBSIDIARY
                          CONSOLIDATED BALANCE SHEETS
                    (IN THOUSANDS, EXCEPT SHARE INFORMATION)

                                             JUNE 30,
                                       --------------------    DECEMBER 31,      MARCH 31,
                                         1995       1996           1996            1997
                                       ---------  ---------    ------------      ---------
                                                                                (UNAUDITED)
               ASSETS
CURRENT ASSETS:
     Cash and cash equivalents.......  $     427  $     391       $  101          $   356
     Accounts receivable --
          Trade, net of allowance of
             $60, $60, $100 and $100,
             respectively............      2,920      3,953        2,604            3,226
          Retainage..................        904      1,327        1,208            1,280
          Officers, employees and
             other receivables.......        114        172          159              158
     Inventories.....................      1,685      2,000        1,770            1,676
     Costs and estimated earnings in
       excess of billings on
       uncompleted contracts.........      1,050        681          676              314
     Current deferred income taxes...        155        164          145              145
     Prepaid expenses and other
       current assets................         40         27           82               56
                                       ---------  ---------    ------------      ---------
               Total current
                  assets.............      7,295      8,715        6,745            7,211
PROPERTY AND EQUIPMENT, net..........        231        484          499              598
OTHER ASSETS:
     Goodwill, net...................         24         23           22               22
     Deferred income tax.............        167        105           88               88
                                       ---------  ---------    ------------      ---------
               Total assets..........  $   7,717  $   9,327       $7,354          $ 7,919
                                       =========  =========    ============      =========
LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES:
     Line of credit..................  $     500  $     600       $--             $   200
     Current maturities of notes
       payable to affiliates.........        200        102          107              107
     Current obligations under
       capital leases................         32         92          101              140
     Current maturities of long-term
       debt..........................          9        348          356              353
     Accounts payable and accrued
       expenses......................      3,522      3,295        2,246            2,101
     Income tax payable..............        363        390          752              936
     Billings in excess of costs and
       estimated earnings on
       uncompleted contracts.........      1,115      1,947          523              570
                                       ---------  ---------    ------------      ---------
               Total current
                  liabilities........      5,741      6,774        4,085            4,407
NOTES PAYABLE TO AFFILIATES, net of
  current portion....................      1,271        149           98               75
OBLIGATIONS UNDER CAPITAL LEASES, net
  of current portion.................         44        133          121              209
LONG-TERM DEBT, net of current
  portion............................         21      1,225        1,058              965
COMMITMENTS AND CONTINGENCIES
SHAREHOLDERS' EQUITY:
     Common stock, no par value;
       5,000 shares authorized,
       1,000 issued and
       outstanding...................          1          1            1                1
     Retained earnings...............        639      1,045        1,991            2,262
                                       ---------  ---------    ------------      ---------
               Total shareholders'
                  equity.............        640      1,046        1,992            2,263
                                       ---------  ---------    ------------      ---------
               Total liabilities and
                  shareholders'
                  equity.............  $   7,717  $   9,327       $7,354          $ 7,919
                                       =========  =========    ============      =========

  The accompanying notes are an integral part of these consolidated financial statements.

                ATLAS COMFORT SERVICES USA, INC. AND SUBSIDIARY
                     CONSOLIDATED STATEMENTS OF OPERATIONS
                                 (IN THOUSANDS)

                                                                                            THREE MONTHS
                                                                          SIX MONTHS           ENDED
                                             YEAR ENDED JUNE 30,            ENDED            MARCH 31,
                                       -------------------------------   DECEMBER 31,   --------------------
                                         1994       1995       1996          1996         1996       1997
                                       ---------  ---------  ---------   ------------   ---------  ---------
                                                                                            (UNAUDITED)
REVENUES.............................  $  21,848  $  22,444  $  29,174     $ 15,545     $   6,207  $   6,115
COST OF SERVICES.....................     19,657     19,635     25,449       12,508         5,456      4,866
                                       ---------  ---------  ---------   ------------   ---------  ---------
    Gross profit.....................      2,191      2,809      3,725        3,037           751      1,249
SELLING, GENERAL AND ADMINISTRATIVE
  EXPENSES...........................      2,086      2,166      2,843        1,432           631        753
                                       ---------  ---------  ---------   ------------   ---------  ---------
    Income from operations...........        105        643        882        1,605           120        496
OTHER INCOME (EXPENSE):
    Interest expense.................       (156)      (168)      (185)        (107)          (51)       (54)
    Other............................          2         28        (11)          78        --             17
                                       ---------  ---------  ---------   ------------   ---------  ---------
Income (loss) before income taxes,
  extraordinary item, and cumulative
  effect of a change in accounting
  principle..........................        (49)       503        686        1,576            69        459
Provision for income taxes
  (benefit)..........................         (2)       199        280          630            28        188
                                       ---------  ---------  ---------   ------------   ---------  ---------
Income (loss) before extraordinary
  item and cumulative effect of a
  change in accounting principle.....        (47)       304        406          946            41        271
Extraordinary item -- gain on
  extinguishment of debt, net of
  deferred taxes of $167,000 (Note 5)        273     --         --           --            --         --
                                       ---------  ---------  ---------   ------------   ---------  ---------
Income before cumulative effect of a
  change in accounting principle.....        226        304        406          946            41        271
Cumulative effect on prior years of a
  change in accounting for income
  taxes (Note 7).....................        141     --         --           --            --         --
                                       ---------  ---------  ---------   ------------   ---------  ---------
NET INCOME...........................  $     367  $     304  $     406     $    946     $      41  $     271
                                       =========  =========  =========   ============   =========  =========

  The accompanying notes are an integral part of these consolidated financial statements.

                ATLAS COMFORT SERVICES USA, INC. AND SUBSIDIARY
                CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY
                  (IN THOUSANDS, EXCEPT FOR SHARE INFORMATION)

                                           COMMON STOCK                        TOTAL
                                        ------------------    RETAINED     SHAREHOLDERS'
                                        SHARES     AMOUNT     EARNINGS        EQUITY
                                        -------    -------    ---------    -------------
BALANCE, December 31, 1993...........    1,000      $   1      $   (32)       $   (31)
     Net income......................     --         --            367            367
                                        -------    -------    ---------    -------------
BALANCE, June 30, 1994...............    1,000          1          335            336
     Net income......................     --         --            304            304
                                        -------    -------    ---------    -------------
BALANCE, June 30, 1995...............    1,000          1          639            640
     Net income......................     --         --            406            406
                                        -------    -------    ---------    -------------
BALANCE, June 30, 1996...............    1,000          1        1,045          1,046
     Net income......................     --         --            946            946
                                        -------    -------    ---------    -------------
BALANCE, December 31, 1996...........    1,000          1        1,991          1,992

     Net income (unaudited)..........     --         --            271            271
                                        -------    -------    ---------    -------------
BALANCE, March 31, 1997
  (unaudited)........................    1,000      $   1      $ 2,262        $ 2,263
                                        =======    =======    =========    =============

  The accompanying notes are an integral part of these consolidated financial statements.

                ATLAS COMFORT SERVICES USA, INC. AND SUBSIDIARY
                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)

                                                                                            THREE MONTHS
                                                                          SIX MONTHS           ENDED
                                             YEAR ENDED JUNE 30,            ENDED            MARCH 31,
                                       -------------------------------   DECEMBER 31,   --------------------
                                         1994       1995       1996          1996         1996       1997
                                       ---------  ---------  ---------   ------------   ---------  ---------
                                                                                            (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
    Net income.......................  $     367  $     304  $     406     $    946     $      41  $     271
    Adjustments to reconcile net
      income to net cash
      provided by (used in) operating
      activities --
         Depreciation and
           amortization..............        104        124         92           84            27         33
         Cumulative effect of a
           change in accounting
           principle.................       (141)    --         --           --            --         --
         Extraordinary gain on
           extinguishment of debt....       (440)    --         --           --            --         --
         Deferred income tax
           provision.................        167       (196)        54           36        --         --
         Changes in operating assets
           and liabilities --
      (Increase) decrease in --
         Accounts receivable.........     (1,672)       148     (1,514)       1,481           816       (693)
         Inventories.................       (264)      (554)      (315)         230          (460)        94
         Costs and estimated earnings
           in excess of billings on
           uncompleted contracts.....       (145)      (266)       369            5           317        362
         Prepaid expenses and other
           current assets............        121        (14)        13          (55)          124         26
      Increase (decrease) in --
         Accounts payable and accrued
           expenses..................      1,320       (417)      (227)      (1,049)         (135)      (146)
         Income tax payable..........     --            363         27          362          (259)       184
         Billings in excess of costs
           and estimated earnings on
           uncompleted contracts.....        585        437        834       (1,424)         (445)        47
                                       ---------  ---------  ---------   ------------   ---------  ---------
         Net cash provided by (used
           in) operating
           activities................          2        (71)      (261)         616            26        178
                                       ---------  ---------  ---------   ------------   ---------  ---------
CASH FLOWS FROM INVESTING ACTIVITIES:
    Additions to property and
      equipment......................       (139)       (67)      (121)         (50)          (96)      (131)
                                       ---------  ---------  ---------   ------------   ---------  ---------
         Net cash used in investing
           activities................       (139)       (67)      (121)         (50)          (96)      (131)
                                       ---------  ---------  ---------   ------------   ---------  ---------
CASH FLOWS FROM FINANCING ACTIVITIES:
    Net borrowings on line of
      credit.........................        400        100        100         (600)          240        200
    Principal payments on notes
      payable to affiliates..........        (38)      (261)    (1,219)         (50)          (23)       (23)
    Borrowings on notes payable to
      affiliates.....................      1,202        100         --            3        --         --
    Principal payments on long-term
      debt...........................     (1,067)       (14)      (150)        (176)          (29)       (95)
    Borrowings on long-term debt.....         41     --          1,689           15           315         19
    Additions to (principal payments
      on) capital lease
      obligations....................        (29)       (37)       (74)         (48)           (9)       107
                                       ---------  ---------  ---------   ------------   ---------  ---------
         Net cash provided by (used
           in) financing
           activities................        509       (112)       346         (856)          494        208
                                       ---------  ---------  ---------   ------------   ---------  ---------
NET INCREASE (DECREASE) IN CASH AND
  CASH EQUIVALENTS...................        372       (250)       (36)        (290)          424        255
                                       ---------  ---------  ---------   ------------   ---------  ---------
CASH AND CASH EQUIVALENTS, beginning
  of period..........................        305        677        427          391        --            101
                                       ---------  ---------  ---------   ------------   ---------  ---------
CASH AND CASH EQUIVALENTS, end of
  period.............................  $     677  $     427  $     391     $    101     $     424  $     356
                                       =========  =========  =========   ============   =========  =========
SUPPLEMENTAL DISCLOSURE OF CASH FLOW
INFORMATION:
  Cash paid for --
    Income Taxes.....................  $      --  $      30  $     200     $    224     $     200  $  --

  The accompanying notes are an integral part of these consolidated financial statements.

                ATLAS COMFORT SERVICES USA, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.  BUSINESS AND ORGANIZATION:

     Atlas Comfort Services USA, Inc., a Texas corporation, and its subsidiary (the "Company") is a leading provider of HVAC installation services for apartment complexes, condominiums and hotels in the United States and also provides maintenance, repair and replacement of HVAC systems. Atlas primarily operates in the southwest, northeast, and the mid-Atlantic regions of the United States.

     The Company and its shareholders intend to enter into a definitive agreement with Comfort Systems USA, Inc. ("Comfort Systems"), pursuant to which all outstanding shares of the Company's common stock will be exchanged for cash and shares of Comfort Systems common stock concurrently with the consummation of the initial public offering (the "Offering") of the common stock of Comfort.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

BASIS OF PRESENTATION

     The consolidated financial statements include the accounts and results of operations of the Company and its subsidiary which are under common control and management of two individuals. All significant intercompany transactions and balances have been eliminated in combination.

INTERIM FINANCIAL INFORMATION

     The interim consolidated financial statements as of March 31, 1997, and for the three months ended March 31, 1996 and 1997, are unaudited, and certain information and footnote disclosures, normally included in financial statements prepared in accordance with generally accepted accounting principles, have been omitted. In the opinion of management, all adjustments, consisting only of normal recurring adjustments, necessary to fairly present the financial position, results of operations and cash flows with respect to the consolidated interim financial statements, have been included. The results of operations for the interim periods are not necessarily indicative of the results for the entire fiscal year.

CASH AND CASH EQUIVALENTS

     The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

INVENTORIES

     Inventories consist of duct materials, air conditioning equipment, refrigeration supplies and accessories held for use in the ordinary course of business and are stated at the lower of cost or market using the first-in, first-out (FIFO) method.

PROPERTY AND EQUIPMENT

     Property and equipment are stated at cost, and depreciation is computed using the straight-line method over the estimated useful lives of the assets. Leasehold improvements are capitalized and amortized over the lesser of the life of the lease or the estimated useful life of the asset.

     Expenditures for repairs and maintenance are charged to expense when incurred. Expenditures for major renewals and betterments, which extend the useful lives of existing equipment, are capitalized and depreciated. Upon retirement or disposition of property and equipment, the cost and related accumulated depreciation are removed from the accounts and any resulting gain or loss is recognized in the statements of operations.

                ATLAS COMFORT SERVICES USA, INC. AND SUBSIDIARY
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

REVENUE RECOGNITION

     The Company recognizes revenue when services are performed except when work is being performed under a construction contract. Revenues from construction contracts are recognized on the percentage-of-completion method measured by the percentage of costs incurred to total estimated costs for each contract. Provisions for the total estimated losses on uncompleted contracts are made in the period in which such losses are determined. Changes in job performance, job conditions, estimated profitability and final contract settlements may result in revisions to costs and income and are recognized in the period in which the revisions are determined.

     The balances billed but not paid by customers pursuant to retainage provisions in construction contracts will be due upon completion of the contracts and acceptance by the customer. Based on the Company's experience with similar contracts in recent years, the retention balance will be billed and collected in the upcoming fiscal year.

WARRANTY COSTS

     The Company warrants labor for the first year after installation on new air conditioning and heating units. The Company generally warrants labor for 30 days after servicing of existing air conditioning and heating units. A reserve for warranty costs is recorded upon completion of installation or service.

INCOME TAXES

     The Company follows the liability method of accounting for income taxes in accordance with Statement of Financial Accounting Standards (SFAS) No. 109. Under this method, deferred income taxes are recorded based upon the differences between the financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the underlying assets or liabilities are recovered or settled.

USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires the use of estimates and assumptions by management in determining the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

GOODWILL

     Goodwill, in the amount of $33,000, represents the excess of cost over the fair value of net assets acquired and is amortized using the straight-line method over 40 years. The Company assesses the recoverability of its goodwill whenever adverse events occur and believes that no material impairment exists.

NEW ACCOUNTING PRONOUNCEMENTS

     Effective July 1, 1996, the Company adopted SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of." Accordingly, in the event that facts and circumstances indicate that property and equipment, and intangible or other assets may be impaired, an evaluation of recoverability would be performed. If an evaluation is required, the estimated future undiscounted cash flows associated with the asset are compared to the asset's carrying amount to determine if a write-down to market value is necessary. Adoption of this standard did not have a material effect on the financial position or results of operations of the Company.

                ATLAS COMFORT SERVICES USA, INC. AND SUBSIDIARY
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

3.  PROPERTY AND EQUIPMENT:

     Property and equipment consist of the following (dollars in thousands):

                                         ESTIMATED           JUNE 30,
                                        USEFUL LIVES   --------------------   DECEMBER 31,
                                          IN YEARS       1995       1996          1996
                                        ------------   ---------  ---------   ------------
Transportation equipment.............      5           $     741  $     987      $1,043
Machinery and equipment..............      5                 116        140         137
Leasehold improvements...............      3                  28         28          28
Furniture and fixtures...............      5                 266        286         212
                                                       ---------  ---------   ------------
Less -- Accumulated depreciation and
  amortization.......................                       (920)      (957)       (921)
                                                       ---------  ---------   ------------
          Property and equipment,
             net.....................                  $     231  $     484      $  499
                                                       =========  =========   ============

4.  DETAIL OF CERTAIN BALANCE SHEET ACCOUNTS (IN THOUSANDS):

     Activity in the Company's allowance for doubtful accounts consists of the following:

                                             JUNE 30,
                                       --------------------   DECEMBER 31,
                                         1995       1996          1996
                                       ---------  ---------   ------------
Balance at beginning of year.........  $      60  $      60      $   60
Additions to costs and expenses......         75         77          42
Deductions for uncollectible
  receivables written off and
  recoveries.........................        (75)       (77)         (2)
                                       ---------  ---------   ------------
                                       $      60  $      60      $  100
                                       =========  =========   ============

     Accounts payable and accrued expenses consist of the following:

                                             JUNE 30,
                                       --------------------   DECEMBER 31,
                                         1995       1996          1996
                                       ---------  ---------   ------------
Accounts payable, trade..............  $   2,935  $   2,409      $1,582
Accrued compensation and benefits....        197        231         163
Accrued warranty expense.............        250        300         310
Other accrued expenses...............        140        355         191
                                       ---------  ---------   ------------
                                       $   3,522  $   3,295      $2,246
                                       =========  =========   ============

                ATLAS COMFORT SERVICES USA, INC. AND SUBSIDIARY
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

     Installation contracts in progress are as follows:

                                             JUNE 30,
                                       --------------------   DECEMBER 31,
                                         1995       1996          1996
                                       ---------  ---------   ------------
Costs incurred on contracts in
  progress...........................  $  11,884  $  12,526     $ 12,643
Estimated earnings, net of losses....      2,666      2,589        2,582
                                       ---------  ---------   ------------
                                          14,550     15,115       15,225
Less -- Billings to date.............     14,615     16,381       15,072
                                       ---------  ---------   ------------
                                       $     (65) $  (1,266)    $    153
                                       =========  =========   ============
Costs and estimated earnings in
  excess of billings on uncompleted
  contracts..........................      1,050        681          676
Billings in excess of costs and
  estimated earnings on uncompleted
  contracts..........................     (1,115)    (1,947)        (523)
                                       ---------  ---------   ------------
                                       $     (65) $  (1,266)    $    153
                                       =========  =========   ============

5.  DEBT:

LINE OF CREDIT

     The Company has a $700,000 revolving line-of-credit facility with a bank at the prime lending rate plus 1 percent with interest payable monthly. This credit facility is secured by the Company's cash, accounts receivable, inventory, and unpledged property and equipment. The credit facility is guaranteed by two of the Company's officers and is also secured by investment accounts of certain affiliates. The credit facility had an outstanding balance of $500,000, $600,000, and $0 at June 30, 1995 and 1996 and December 31, 1996, respectively, and matures in January 1998. The Company paid approximately $8,000, $33,000 and $35,000 of interest relating to the revolving credit line for the years ended June 30, 1994, 1995 and 1996 and $18,500 for the six months ended December 31, 1996.

NOTES PAYABLE TO FINANCIAL INSTITUTIONS

     Long-term debt is summarized as follows:

                                             JUNE 30,
                                       --------------------   DECEMBER 31,
                                         1995       1996          1996
                                       ---------  ---------   ------------
                                                 (IN THOUSANDS)
Note payable to a financial
  institution with interest at prime
  plus 1%, payable in monthly
  installments of $26,667 plus
  interest through January 1999, when
  the entire balance of unpaid
  principal and accrued interest
  shall be due and payable...........  $  --      $   1,467      $1,306
Vehicle notes with interest at rates
  ranging from 7.9% to 9.4%, payable
  in monthly installments through
  March 2001.........................         30        106         108
                                       ---------  ---------   ------------
                                              30      1,573       1,414
Less -- Current maturities...........          9        348         356
                                       ---------  ---------   ------------
                                       $      21  $   1,225      $1,058
                                       =========  =========   ============

     The note payable to a financial institution is secured by cash, accounts receivable, inventory, property and equipment, and the personal guarantee of the two shareholders. In addition, investment accounts of the shareholders and of certain affiliates of the shareholders are pledged as collateral for the note. The Company paid interest of $3,000, $3,000 and $73,500 for the years ended June 30, 1994, 1995 and 1996, respectively, and $73,000 for the six months ended December 31, 1996.

                ATLAS COMFORT SERVICES USA, INC. AND SUBSIDIARY
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

     In September 1993, the Company and a bank reached a settlement agreement in which the bank released the Company from its total obligation of approximately $1,500,000 related to a revolving line of credit, installment notes, equipment notes and related accrued interest, for a lump sum payment of $1,100,000. The payment was funded by the proceeds from the notes payable to affiliates mentioned below. This early extinguishment of debt generated a gain aggregating $440,000. The Company paid approximately $77,000 in interest during the year ended June 30, 1994 related to these extinguished notes.

NOTES PAYABLE TO AFFILIATES

     Notes payable to affiliates are summarized as follows:

                                             JUNE 30,
                                       --------------------   DECEMBER 31,
                                         1995       1996          1996
                                       ---------  ---------   ------------
                                                 (IN THOUSANDS)
Note payable to a related party in
  monthly installments of $5,500
  including interest at 10% through
  March 1998, collateralized by stock
  of the Company.....................  $     159  $     105      $   78
Unsecured note payable to an
  affiliate in monthly installments
  of $2,500 including interest at 6%
  through September 1996.............        326     --          --
Notes payable to Company officers in
  monthly installments of $4,812
  including interest at 10% through
  June 1999..........................        186        146         127
Notes payable to Company officers
  with interest due monthly at the
  prime rate through September 1996,
  secured by accounts receivable,
  certain property and equipment, and
  intangible assets..................        700     --          --
Unsecured note payable to Company
  officers with interest and any
  unpaid principal balance due August
  8, 1995, at the rate of 9%.........        100     --          --
                                       ---------  ---------   ------------
                                           1,471        251         205
Less -- Current maturities...........        200        102         107
                                       ---------  ---------   ------------
                                       $   1,271  $     149      $   98
                                       =========  =========   ============

     The Company paid interest of $116,400, $112,600 and $68,000 related to notes payable to affiliates for the years ended June 30, 1994, 1995 and 1996, respectively, and $12,600 for the six months ended December 31, 1996.

     The aggregate maturities of notes payable to financial institutions and affiliates are as follows (in thousands):

Year ending December 31,
     1997............................  $     463
     1998............................        424
     1999............................        718
     2000............................         13
     2001 and thereafter.............          1
                                       ---------
                                       $   1,619
                                       =========

                ATLAS COMFORT SERVICES USA, INC. AND SUBSIDIARY
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

6.  LEASES:

     The Company leases vehicles and warehouse facilities under capital and operating leases expiring through October, 2000. Total rent expense related to operating leases amounted to $95,000, $143,000 and $180,000 for the years ended June 30, 1994, 1995 and 1996, respectively, and $60,000 for the six months ended December 31, 1996.

     Future minimum lease payments for capital and noncancelable operating leases are as follows (in thousands):

                                                   NONCANCELABLE
                                        CAPITAL      OPERATING
                                        LEASES        LEASES
                                        -------    -------------
Year ended December 31,
     1997............................    $ 117         $ 142
     1998............................       98            23
     1999............................       44        --
     2000............................        6        --
                                        -------    -------------
     Total minimum lease payments....      265           165
     Amounts representing interest...       43
                                        -------
     Present value of net minimum
       lease payments................      222
     Less -- Current portion.........      101
                                        -------
     Long-term obligation............    $ 121
                                        =======

7.  INCOME TAXES (IN THOUSANDS):

     Federal and state income taxes are as follows:

                                                                   SIX MONTHS
                                      YEAR ENDED JUNE 30,            ENDED
                                -------------------------------   DECEMBER 31,
                                  1994       1995       1996          1996
                                ---------  ---------  ---------   ------------
Federal --
     Current..................  $      (2) $     331  $     193      $  504
     Deferred.................        141       (164)        43          28
State --
     Current..................     --             64         34          90
     Deferred.................         26        (32)        10           8
                                ---------  ---------  ---------   ------------
                                $     165  $     199  $     280      $  630
                                =========  =========  =========   ============

                ATLAS COMFORT SERVICES USA, INC. AND SUBSIDIARY
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

     Actual income tax expense differs from income tax expense computed by applying the U.S. federal statutory corporate rate of 34 percent to income
(loss) before income taxes as follows:

                                                                          SIX MONTHS
                                             YEAR ENDED JUNE 30,            ENDED
                                       -------------------------------   DECEMBER 31,
                                         1994       1995       1996          1996
                                       ---------  ---------  ---------   ------------
Provision at the statutory rate......  $     (16) $     171  $     233      $  536
Increase resulting from --
     Permanent differences, mainly
       meals and entertainment.......        164          7         19          29
     State income tax, net of benefit
       for federal deduction.........         17         21         28          65
                                       ---------  ---------  ---------   ------------
                                       $     165  $     199  $     280      $  630
                                       =========  =========  =========   ============

     Deferred income tax provisions result from temporary differences in the recognition of income and expenses for financial reporting purposes and for tax purposes. The tax effects of these temporary differences, representing deferred tax assets and liabilities, result principally from the following:

                                             JUNE 30,
                                       --------------------   DECEMBER 31,
                                         1995       1996          1996
                                       ---------  ---------   ------------
Accounting for long-term contracts...  $     159  $      74      $  (11)
Warranty reserves....................        100        123         127
Inventory............................         32         38          40
Allowance for doubtful accounts......         36         30          51
Other accrued expenses not deducted
  for tax purposes...................         25         62          90
Bases differences on property and
  equipment and capital lease
  accounting.........................        (30)       (58)        (64)
                                       ---------  ---------   ------------
Net deferred tax assets..............  $     322  $     269      $  233
                                       =========  =========   ============

     The net deferred tax assets and liabilities are comprised of the following:

                                             JUNE 30,
                                       --------------------       DECEMBER 31,
                                         1995       1996              1996
                                       ---------  ---------       ------------
Deferred tax assets --
     Current.........................  $     209  $     240          $  293
     Long-term.......................        221        171             149
                                       ---------  ---------       ------------
          Total......................        430        411             442
                                       ---------  ---------       ------------
Deferred tax liabilities --
     Current.........................        (54)       (76)           (148)
     Long-term.......................        (54)       (66)            (61)
                                       ---------  ---------       ------------
          Total......................       (108)      (142)           (209)
                                       ---------  ---------       ------------
          Net deferred income tax
             assets..................  $     322  $     269          $  233
                                       =========  =========       ============

     The Company adopted the provisions of SFAS No. 109 in fiscal year 1994 resulting in a cumulative effect of a change in accounting principle of $141,000.

8.  RELATED-PARTY TRANSACTIONS:

     Two shareholders lease to the Company the main office facility. Total payments made under this lease agreement amounted to $90,000 for each of the years ended June 30, 1994, 1995 and 1996, respectively, and $45,000 for the six months ended December 31, 1996. The Company is in the process of entering into

                ATLAS COMFORT SERVICES USA, INC. AND SUBSIDIARY
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

an agreement with these shareholders to lease land on which a new facility will be built. This lease agreement is anticipated to have a twenty year term.

9.  COMMITMENTS AND CONTINGENCIES:

LITIGATION

     The Company is involved in legal actions arising in the ordinary course of business. Management does not believe the outcome of such legal action will have a material adverse effect on the Company's financial position or consolidated results of operations.

INSURANCE

     The Company carries a broad range of insurance coverage, including general and business auto liability, commercial property, workers' compensation and a general umbrella policy. The Company has not incurred significant claims or losses on any of its insurance policies.

10.  EMPLOYEE BENEFIT PLAN

     The Company sponsors a Profit Sharing and Savings Plan (the "Plan") which covers substantially all employees. The employees who participate in the Plan may contribute 1 percent to 20 percent of their base compensation, and the Company may make discretionary matching contributions. The Company did not make any contributions for the years ended December 31, 1994 and 1995. The Company made $18,248 in contributions for the year ended June 30, 1996 and $12,667 for the six months ended December 31, 1996.

11.  FINANCIAL INSTRUMENTS:

     The Company's financial instruments consist of cash and cash equivalents, notes receivable, notes payable, a line of credit and long-term debt. The Company believes that the carrying value of these instruments on the accompanying balance sheet approximates their fair value.

12.  SIGNIFICANT CUSTOMERS AND VENDORS:

     Significant customers are those that account for greater than ten percent of the Company's revenues. For the year ended June 30, 1996 and the six months ended December 31, 1996, one customer, a publicly traded Real Estate Investment Trust, accounted for 14% and 20% of the Company's revenues, respectively. Receivables outstanding from this customer represented 13% and 12% of the Company's trade and retainage receivables as of June 30, 1996 and December 31, 1996, respectively. In addition, one of the Company's shareholders has less than 1% ownership in this customer.

     During the years ended June 30, 1994, 1995 and 1996 and the six months ended December 31, 1996, two vendors accounted for 12% and 11%; 29% and 17%; 20% and 17%; and 15% and 12% of the Company's purchases, respectively.

13. EVENT SUBSEQUENT TO DATE OF AUDITORS' REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS (UNAUDITED):

     In March 1997, the Company and its shareholders entered into a definitive agreement with a wholly-owned subsidiary of Comfort Systems providing for the merger of the Company with the subsidiary of Comfort Systems.

     Concurrently with the merger, the Company will enter into agreements with the shareholders to lease land and buildings used in the Company's operations for negotiated amounts and terms.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Tri-City Mechanical, Inc.:

     We have audited the accompanying balance sheets of Tri-City Mechanical, Inc. as of December 31, 1995 and 1996, and the related statements of operations, shareholders' equity and cash flows for each of the three years in the period ended December 31, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Tri-City Mechanical, Inc. as of December 31, 1995 and 1996, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1996 in conformity with generally accepted accounting principles.

ARTHUR ANDERSEN LLP

Houston, Texas
March 7, 1997

                           TRI-CITY MECHANICAL, INC.
                                 BALANCE SHEETS
                    (IN THOUSANDS, EXCEPT SHARE INFORMATION)

                                               DECEMBER 31,
                                       ----------------------------       MARCH 31
                                           1995            1996             1997
                                       ------------    ------------     ------------
                                                                        (UNAUDITED)
               ASSETS
CURRENT ASSETS:
     Cash and cash equivalents.......    $  2,551         $1,958           $2,665
     Restricted cash.................         383            325              328
     Investments.....................      --                493              500
     Accounts Receivable --
          Trade, net of allowance of
             $130, $30 and $30,
             respectively............       4,495          3,734            3,774
          Retainage..................         831            756              728
          Other receivables..........           2             11               66
     Inventories.....................       1,183            762              218
     Costs and estimated earnings in
       excess of billings on
       uncompleted contracts.........         306            288              380
     Prepaid expenses and other
       current assets................           1             12                2
                                       ------------    ------------     ------------
          Total current assets.......       9,752          8,339            8,661
PROPERTY AND EQUIPMENT, net..........         508            656              643
                                       ------------    ------------     ------------
          Total assets...............    $ 10,260         $8,995           $9,304
                                       ============    ============     ============
LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES:
     Accounts payable and accrued
       expenses......................    $  2,683         $2,179           $2,408
     Billings in excess of costs and
       estimated earnings on
       uncompleted contracts.........       2,207            667              435
                                       ------------    ------------     ------------
          Total current
             liabilities.............       4,890          2,846            2,843
COMMITMENTS AND CONTINGENCIES
SHAREHOLDERS' EQUITY:
     Common stock, $10 par 2,500
       shares authorized, 2,500
       issued and outstanding........          25             25               25
     Additional paid-in capital......         105            105              105
     Retained earnings...............       5,240          6,019            6,331
                                       ------------    ------------     ------------
          Total shareholders'
             equity..................       5,370          6,149            6,461
                                       ------------    ------------     ------------
          Total liabilities and
             shareholders' equity....    $ 10,260         $8,995           $9,304
                                       ============    ============     ============

   The accompanying notes are an integral part of these financial statements.

                           TRI-CITY MECHANICAL, INC.
                            STATEMENTS OF OPERATIONS
                                 (IN THOUSANDS)

                                                                                        THREE MONTHS ENDED
                                                  YEAR ENDED DECEMBER 31,                   MARCH 31,
                                        --------------------------------------------   --------------------
                                            1994            1995            1996         1996       1997
                                        ------------    ------------    ------------   ---------  ---------
                                                                                           (UNAUDITED)
REVENUES.............................     $ 16,883        $ 25,030        $ 24,237     $   6,482  $   6,791
COST OF SERVICES.....................       14,271          19,298          18,561         5,082      5,946
                                        ------------    ------------    ------------   ---------  ---------
     Gross profit....................        2,612           5,732           5,676         1,400        845
SELLING, GENERAL AND ADMINISTRATIVE
  EXPENSES...........................        2,219           3,193           3,903         1,026        567
                                        ------------    ------------    ------------   ---------  ---------
     Income from operations..........          393           2,539           1,773           374        278
OTHER INCOME (EXPENSE):
     Interest expense................           (2)             (1)         --            --         --
     Interest income.................           50             132             152            43         25
     Other...........................           24              81              89            18          9
                                        ------------    ------------    ------------   ---------  ---------
NET INCOME...........................     $    465        $  2,751        $  2,014     $     435  $     312
                                        ============    ============    ============   =========  =========

   The accompanying notes are an integral part of these financial statements.

                           TRI-CITY MECHANICAL, INC.
                       STATEMENTS OF SHAREHOLDERS' EQUITY
                    (IN THOUSANDS, EXCEPT SHARE INFORMATION)

                                          COMMON STOCK      ADDITIONAL                    TOTAL
                                        ----------------     PAID-IN      RETAINED    SHAREHOLDERS'
                                        SHARES    AMOUNT     CAPITAL      EARNINGS        EQUITY
                                        ------    ------    ----------    --------    --------------
BALANCE, December 31, 1993...........    2,500     $ 25       $  105      $  2,577       $  2,707
     Distributions to shareholders...       --       --           --          (338)          (338)
     Net income......................       --       --           --           465            465
                                        ------    ------    ----------    --------    --------------
BALANCE, December 31, 1994...........    2,500       25          105         2,704          2,834
     Distributions to shareholders...       --       --           --          (215)          (215)
     Net income......................       --       --           --         2,751          2,751
                                        ------    ------    ----------    --------    --------------
BALANCE, December 31, 1995...........    2,500       25          105         5,240          5,370
     Distributions to shareholders...       --       --           --        (1,235)        (1,235)
     Net income......................       --       --           --         2,014          2,014
                                        ------    ------    ----------    --------    --------------
BALANCE, December 31, 1996...........    2,500       25          105         6,019          6,149
     Net income (unaudited)..........     --       --          --              312            312
                                        ------    ------    ----------    --------    --------------
BALANCE, March 31, 1997
  (unaudited)........................    2,500     $ 25       $  105      $  6,331       $  6,461
                                        ======    ======    ==========    ========    ==============

   The accompanying notes are an integral part of these financial statements.

                           TRI-CITY MECHANICAL, INC.
                            STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)

                                                                            THREE MONTHS
                                                                               ENDED
                                           YEAR ENDED DECEMBER 31,           MARCH 31,
                                       -------------------------------  --------------------
                                         1994       1995       1996       1996       1997
                                       ---------  ---------  ---------  ---------  ---------
                                                                            (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income.........................  $     465  $   2,751  $   2,014  $     435  $     312
  Adjustments to reconcile net income
     to net cash provided by (used
     in) operating activities --
     Depreciation....................        131        134        102         36         26
     Deferred income taxes...........       (218)    --         --         --         --
     Loss (gain) on sale of property
       and equipment.................     --              1        (10)    --         --
     Changes in operating assets and
       liabilities --
       (Increase) decrease in --
          Restricted cash............        (73)       (75)        58        (22)        (3)
          Accounts receivable........       (231)    (1,306)       827      1,048        (67)
          Inventories................       (329)      (801)       421      1,037        544
          Costs in excess of billings
             and estimated earnings
             on uncompleted
             contracts...............         17        (90)        18       (146)       (92)
          Prepaid expenses and other
             current assets..........        (14)        28        (11)       (10)        10
       Increase (decrease) in --
          Accounts payable and
             accrued expenses........        864        519       (504)      (393)       229
          Billings in excess of costs
             and estimated earnings
             on uncompleted
             contracts...............      1,360        508     (1,540)    (1,234)      (232)
                                       ---------  ---------  ---------  ---------  ---------
               Net cash provided by
                  operating
                  activities.........      1,972      1,669      1,375        751        727
                                       ---------  ---------  ---------  ---------  ---------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Proceeds from sale of property and
     equipment.......................     --             18         22     --         --
  Additions of property and
     equipment.......................       (311)      (157)      (262)        (6)       (13)
  Purchase of investment.............     --         --           (493)    --             (7)
                                       ---------  ---------  ---------  ---------  ---------
               Net cash used in
                  investing
                  activities.........       (311)      (139)      (733)        (6)       (20)
                                       ---------  ---------  ---------  ---------  ---------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Decrease in payable to
     shareholders....................       (210)    --         --         --         --
  Borrowings on line of credit.......         19          1     --         --         --
  Payments on line of credit.........        (17)       (15)    --         --         --
  Distributions to shareholders......       (338)      (215)    (1,235)    --         --
                                       ---------  ---------  ---------  ---------  ---------
               Net cash used in
                  financing
                  activities.........       (546)      (229)    (1,235)    --         --
                                       ---------  ---------  ---------  ---------  ---------
NET INCREASE (DECREASE) IN CASH AND
  CASH EQUIVALENTS...................      1,115      1,301       (593)       745        707
CASH AND CASH EQUIVALENTS, beginning
  of period..........................        135      1,250      2,551      2,551      1,958
                                       ---------  ---------  ---------  ---------  ---------
CASH AND CASH EQUIVALENTS, end of
  period.............................  $   1,250  $   2,551  $   1,958  $   3,296  $   2,665
                                       =========  =========  =========  =========  =========
SUPPLEMENTAL DISCLOSURE OF CASH FLOW
  INFORMATION:
  Cash paid for --
     Interest........................  $       2  $       1  $  --      $  --      $  --

   The accompanying notes are an integral part of these financial statements.

                           TRI-CITY MECHANICAL, INC.
                         NOTES TO FINANCIAL STATEMENTS

1.  BUSINESS AND ORGANIZATION:

     Tri-City Mechanical, Inc., an Arizona corporation, (the "Company") focuses on providing "design and build" installation services and maintenance, repair and replacement of HVAC systems primarily for large commercial and industrial facilities, as well as process piping for industrial facilities. Tri-City primarily operates in Arizona, California and Nevada.

     The Company and its shareholders intend to enter into a definitive agreement with Comfort Systems USA, Inc. ("Comfort Systems") pursuant to which all outstanding shares of the Company's common stock will be exchanged for cash and shares of Comfort Systems common stock concurrently with the consummation of the initial public offering (the "Offering") of the common stock of Comfort Systems.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

INTERIM FINANCIAL INFORMATION

     The interim financial statements as of March 31, 1997, and for the three months ended March 31, 1996 and 1997, are unaudited, and certain information and footnote disclosures, normally included in financial statements prepared in accordance with generally accepted accounting principles, have been omitted. In the opinion of management, all adjustments, consisting only of normal recurring adjustments, necessary to fairly present the financial position, results of operations and cash flows with respect to the interim financial statements, have been included. The results of operations for the interim periods are not necessarily indicative of the results for the entire fiscal year.

CASH AND CASH EQUIVALENTS

     The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

RESTRICTED CASH

     The Company also maintains restricted cash which consists of certificates of deposit. These certificates of deposit are held in a joint checking account between the contractors and Tri-City for the retainage balance due from contractors at the completion of the job.

INVENTORIES

     Inventories consist of duct materials, air conditioning equipment, refrigeration supplies and accessories held for use in the ordinary course of business and are stated at the lower of cost or market using the first-in, first-out (FIFO) method.

INVESTMENTS

     The Company has adopted Statement of Financial Accounting Standards (SFAS) No. 115, "Accounting for Certain Investments in Debt and Equity Securities," which requires that investments in debt securities and marketable equity securities be designated as trading, held-to-maturity or available-for-sale. At December 31, 1996, investments have been categorized as held-to-maturity, are stated at cost, and are classified in the balance sheet as current assets. Investments at December 31, 1996 consist of U.S. Treasury Bills.

PROPERTY AND EQUIPMENT

     Property and equipment are stated at cost, and depreciation is computed using the straight-line method over the estimated useful lives of the assets. Leasehold improvements are capitalized and amortized over the lesser of the life of the lease or the estimated useful life of the asset.

                           TRI-CITY MECHANICAL, INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

     Expenditures for repairs and maintenance are charged to expense when incurred. Expenditures for major renewals and betterments, which extend the useful lives of existing equipment, are capitalized and depreciated. Upon retirement or disposition of property and equipment, the cost and related accumulated depreciation are removed from the accounts and any resulting gain or loss is recognized in the statement of operations.

REVENUE RECOGNITION

     The Company recognizes revenue when services are performed except when work is being performed under a construction contract. Revenues from construction contracts are recognized on the percentage-of-completion method measured by the percentage of costs incurred to total estimated costs for each contract. Provisions for the total estimated losses on uncompleted contracts are made in the period in which such losses are determined. Changes in job performance, job conditions, estimated profitability and final contract settlements may result in revisions to costs and income and their effects are recognized in the period in which the revisions are determined.

     The balances billed but not paid by customers pursuant to retainage provisions in construction contracts will be due upon completion of the contracts and acceptance by the customer. Based on the Company's experience with similar contracts in recent years, the retention balance will be billed and collected in the upcoming fiscal year.

WARRANTY COSTS

     The Company warrants labor for the first year after installation on new air conditioning and heating systems. The Company generally warrants labor for 30 days after servicing of existing air conditioning and heating systems. A reserve for warranty costs is recorded upon completion of installation or service.

INCOME TAXES

     The Company has elected S Corporation status as defined by the Internal Revenue Code, whereby the Company is not subject to taxation for federal purposes. Under S Corporation status, the shareholders report their share of the Company's taxable earnings or losses in their personal tax returns. The Company will terminate its S Corporation status concurrently with the effective date of the Offering.

USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires the use of estimates and assumptions by management in determining the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

NEW ACCOUNTING PRONOUNCEMENT

     Effective January 1, 1996, the Company adopted Statement of Financial Accounting Standards (SFAS) No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of." Accordingly, in the event that facts and circumstances indicate that property and equipment may be impaired, an evaluation of recoverability would be performed. If an evaluation is required, the estimated future undiscounted cash flows associated with the asset is compared to the asset's carrying amount to determine if a write-down to market value is necessary. Adoption of this standard did not have a material effect on the financial position or results of operations of the Company.

                           TRI-CITY MECHANICAL, INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

3.  PROPERTY AND EQUIPMENT:

     Property and equipment consist of the following (dollars in thousands):

                                         ESTIMATED         DECEMBER 31,
                                        USEFUL LIVES   --------------------
                                          IN YEARS       1995       1996
                                        ------------   ---------  ---------
Transportation equipment.............          5       $     521  $     623
Machinery and equipment..............         10             639        680
Computer and telephone equipment.....          5             121        157
Leasehold improvements...............          5              48         48
Furniture and fixtures...............          6              54         54
                                                       ---------  ---------
                                                           1,383      1,562
Less -- Accumulated depreciation.....                       (875)      (906)
                                                       ---------  ---------
     Property and equipment, net.....                  $     508  $     656
                                                       =========  =========

4.  DETAIL OF CERTAIN BALANCE SHEET ACCOUNTS:

     Activity in the Company's allowance for doubtful accounts consists of the following (in thousands):

                                                DECEMBER 31,
                                       -------------------------------
                                         1994       1995       1996
                                       ---------  ---------  ---------
Balance at beginning of year.........  $     100  $     130  $     130
Additions to costs and expenses......        184          1         48
Deductions for uncollectible
  receivables written off and
  recoveries.........................       (154)        (1)      (148)
                                       ---------  ---------  ---------
                                       $     130  $     130  $      30
                                       =========  =========  =========

     Accounts payable and accrued expenses consist of the following (in thousands):

                                              DECEMBER 31,
                                          --------------------
                                            1995       1996
                                          ---------  ---------
Accounts payable, trade.................  $   2,178  $   1,749
Accrued compensation and benefits.......        181         97
Warranty reserve........................        301        278
Other accrued expenses..................         23         55
                                          ---------  ---------
                                          $   2,683  $   2,179
                                          =========  =========

                           TRI-CITY MECHANICAL, INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

     Installation contracts in progress are as follows (in thousands):

                                           DECEMBER 31,
                                       --------------------
                                         1995       1996
                                       ---------  ---------
Costs incurred on contracts in
  progress...........................  $  14,659  $   8,615
Estimated earnings, net of losses....      3,865      2,471
                                       ---------  ---------
                                          18,524     11,086
Less -- Billings to date.............     20,425     11,465
                                       ---------  ---------
                                       $  (1,901) $    (379)
                                       =========  =========
Costs and estimated earnings in
  excess of billings on
  uncompleted contracts..............  $     306  $     288
Billings in excess of costs and
  estimated earnings on
  uncompleted contracts..............     (2,207)      (667)
                                       ---------  ---------
                                       $  (1,901) $    (379)
                                       =========  =========

5.  LONG-TERM DEBT:

     The Company has a $1.0 million line of credit with a financial services company. The line of credit expires October 31, 1997, and bears interest at 9 percent per annum. The line of credit is secured by a lien on accounts receivable. There was no balance outstanding under this line of credit at December 31, 1995 or 1996.

6.  LEASES:

     The Company leases facilities from a company which is wholly owned by one of the shareholders. The lease expires June 30, 1998. The rent paid under this related-party lease was approximately $109,000 for the year ended 1996. The lease requires the Company to pay taxes, maintenance, insurance and certain other operating costs of the leased property. The lease contains renewal and termination provisions.

     The Company leases vehicles for certain key members of management. The leases expire October 1, 1999. The lease payments under these vehicle leases were approximately $6,000, $15,000 and $16,000 for the years ended December 31, 1994, 1995 and 1996, respectively.

     Future minimum lease payments for operating leases are as follows (in thousands):

Year ending December 31 --
     1997............................  $     142
     1998............................         65
     1999............................          3
                                       ---------
                                       $     210
                                       =========

7.  EMPLOYEE BENEFIT PLANS:

     The Company has adopted a 401(k) plan. The plan provides for the Company to match 20 percent of the first 6 percent contributed by each employee. Total contributions by the Company under this plan were approximately $13,000, $22,000 and $24,000 during 1994, 1995 and 1996, respectively. Amounts due to this plan were approximately $ --, $ -- and $4,000 for the years ended December 31, 1994, 1995 and 1996, respectively.

                           TRI-CITY MECHANICAL, INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

8.  RELATED-PARTY TRANSACTIONS:

     The Company provides accounting services and building maintenance at no cost to Nothum Properties & SMAC companies which are wholly owned by the shareholders. The estimated value of the services provided during the years ended December 31, 1994, 1995 and 1996 was $25,000, $28,000 and $30,000,
respectively.

9.  COMMITMENTS AND CONTINGENCIES:

LITIGATION

     The Company is involved in legal actions arising in the ordinary course of business. Management does not believe the outcome of such legal actions will have a material adverse effect on the Company's financial position or results of operations.

INSURANCE

     The Company carries a broad range of insurance coverage, including general and business auto liability, commercial property, workers' compensation and a general umbrella policy. The Company has not incurred significant claims or losses on any of its insurance policies.

10.  FINANCIAL INSTRUMENTS:

     The Company's financial instruments consist of cash and cash equivalents, investments, and a line of credit. The Company believes that the carrying value of these instruments on the accompanying balance sheet approximates their fair value.

11.  SALES TO SIGNIFICANT CUSTOMER:

     For the years ended December 31, 1994, 1995 and 1996, a customer accounted for approximately 17, 11 and 11 percent, respectively, of the Company's sales.

12. EVENT SUBSEQUENT TO DATE OF AUDITORS' REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS (UNAUDITED):

     In March 1997, the Company and its shareholders entered into a definitive agreement with a wholly-owned subsidiary of Comfort Systems, providing for the merger of the Company with the subsidiary of Comfort Systems.

     In connection with the merger the Company will make a cash distribution of approximately $6,331,000 prior to the merger which represents the Company's estimated S Corporation accumulated adjustment account. Had these transactions been recorded at March 31, 1997, the effect on the accompanying unaudited balance sheet would be a decrease in assets of $2,365,000, an increase in liabilities of $3,966,000 and a decrease in shareholders' equity of $6,331,000.

     Concurrently with the merger, the Company will enter into agreements with the shareholders to lease land and buildings used in the Company's operations for a negotiated amount and term.

     Tri-City has a verbal commitment with a limited liability corporation owned by Mr. Nothum, Jr. and his father to construct new office, operations and warehouse facilities. The Company believes that the rent for its current and future property does not and will not exceed fair market value.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To S. M. Lawrence Inc.:

     We have audited the accompanying combined balance sheets of S. M. Lawrence Inc. and related company as of October 31, 1995 and 1996, and the related combined statements of operations, shareholders' equity and cash flows for the three years ended October 31, 1996. These combined financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these combined financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the combined financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of S. M. Lawrence Inc. and related company as of October 31, 1995 and 1996, and the results of their operations and their cash flows for the three years ended October 31, 1996 in conformity with generally accepted accounting principles.

ARTHUR ANDERSEN LLP

Houston, Texas
March 7, 1997

                    S. M. LAWRENCE INC. AND RELATED COMPANY
                            COMBINED BALANCE SHEETS
                    (IN THOUSANDS, EXCEPT SHARE INFORMATION)

                                              OCTOBER 31,
                                          --------------------    APRIL 30,
                                            1995       1996         1997
                                          ---------  ---------    ---------
                                                                  (UNAUDITED)
                 ASSETS
CURRENT ASSETS:
     Cash and cash equivalents..........  $     680  $     327     $ --
     Accounts receivable --
          Trade.........................      1,457      2,493       1,748
          Retainage.....................        454        896       1,249
          Other receivables.............          1          1       --
     Note receivable from shareholder...         50         75          76
     Inventories........................        215        253         277
     Costs and estimated earnings in
       excess of billings on
       uncompleted contracts............         66        358         539
     Prepaid expenses and other current
       assets...........................         39         61         204
                                          ---------  ---------    ---------
               Total current assets.....      2,962      4,464       4,093
PROPERTY AND EQUIPMENT, net.............        459        644         721
OTHER NONCURRENT ASSETS.................        138        132         184
                                          ---------  ---------    ---------
               Total assets.............  $   3,559  $   5,240     $ 4,998
                                          =========  =========    =========

  LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES:
     Line of credit.....................  $      10  $  --         $ --
     Note payable to affiliate..........     --         --           --
     Accounts payable and accrued
       expenses.........................      1,153      2,737       1,127
     Income tax payable.................     --         --             368
     Billings in excess of costs and
       estimated earnings on
       uncompleted contracts............        299        344         790
                                          ---------  ---------    ---------
               Total current
                  liabilities...........      1,462      3,081       2,285
COMMITMENTS AND CONTINGENCIES
SHAREHOLDERS' EQUITY:
     Common stock, no par value, 3,000
       shares authorized, 1,480 shares
       issued and outstanding...........        161        161         161
     Treasury stock, at cost............        (15)       (15)        (15)
     Retained earnings..................      1,951      2,013       2,567
                                          ---------  ---------    ---------
               Total shareholders'
                  equity................      2,097      2,159       2,713
                                          ---------  ---------    ---------
               Total liabilities and
                  shareholders'
                  equity................  $   3,559  $   5,240     $ 4,998
                                          =========  =========    =========

    The accompanying notes are an integral part of these combined financial statements.

                     S.M. LAWRENCE INC. AND RELATED COMPANY
                       COMBINED STATEMENTS OF OPERATIONS
                                 (IN THOUSANDS)

                                                                                SIX MONTHS
                                                                                  ENDED
                                              YEARS ENDED OCTOBER 31,           APRIL 30,
                                          -------------------------------  --------------------
                                            1994       1995       1996       1996       1997
                                          ---------  ---------  ---------  ---------  ---------
                                                                               (UNAUDITED)
REVENUES................................  $  12,758  $  12,568  $  17,163  $   6,736  $   8,563
COST OF SERVICES........................      9,797      9,142     12,211      4,958      6,139
                                          ---------  ---------  ---------  ---------  ---------
     Gross profit.......................      2,961      3,426      4,952      1,778      2,424
SELLING, GENERAL AND ADMINISTRATIVE
  EXPENSES..............................      2,849      3,477      4,885      1,976      1,630
                                          ---------  ---------  ---------  ---------  ---------
  Income (loss) from operations.........        112        (51)        67       (198)       794
OTHER INCOME (EXPENSE):
  Interest income, net..................         32         55         47     --             (3)
  Other.................................        (41)        34          8         16        133
                                          ---------  ---------  ---------  ---------  ---------
INCOME BEFORE INCOME TAXES..............        103         38        122       (182)       924
PROVISION FOR INCOME TAXES..............         50         30         60        (73)       370
                                          ---------  ---------  ---------  ---------  ---------
NET INCOME..............................  $      53  $       8  $      62  $    (109) $     554
                                          =========  =========  =========  =========  =========

    The accompanying notes are an integral part of these combined financial statements.

                     S.M. LAWRENCE INC. AND RELATED COMPANY
                  COMBINED STATEMENTS OF SHAREHOLDERS' EQUITY
                    (IN THOUSANDS, EXCEPT SHARE INFORMATION)

                                          COMMON STOCK                                     TOTAL
                                       ------------------    RETAINED     TREASURY     SHAREHOLDERS'
                                        SHARES     AMOUNT    EARNINGS       STOCK         EQUITY
                                       ---------   ------    ---------    ---------    -------------
BALANCE, October 31, 1993............      1,480   $ 161      $ 1,890       $ (15)        $ 2,036
     Net income......................     --        --             53       --                 53
                                       ---------   ------    ---------    ---------    -------------
BALANCE, October 31, 1994............      1,480     161        1,943         (15)          2,089
     Net income......................     --        --              8       --                  8
                                       ---------   ------    ---------    ---------    -------------
BALANCE, October 31, 1995............      1,480     161        1,951         (15)          2,097
     Net income......................     --        --             62       --                 62
                                       ---------   ------    ---------    ---------    -------------
BALANCE, October 31, 1996............      1,480     161        2,013         (15)          2,159
     Net income (unaudited)..........     --        --            554       --                554
                                       ---------   ------    ---------    ---------    -------------
BALANCE, April 30, 1997
  (unaudited)........................      1,480   $ 161      $ 2,567       $ (15)        $ 2,713
                                       =========   ======    =========    =========    =============

    The accompanying notes are an integral part of these combined financial statements.

                     S.M. LAWRENCE INC. AND RELATED COMPANY
                       COMBINED STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)

                                                                             SIX MONTHS
                                                                               ENDED
                                           YEARS ENDED OCTOBER 31,           APRIL 30,
                                       -------------------------------  --------------------
                                         1994       1995       1996       1996       1997
                                       ---------  ---------  ---------  ---------  ---------
                                                                            (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income (loss)..................  $      53  $       8  $      62  $    (109) $     554
  Adjustments to reconcile net income
     (loss) to net cash provided by
     (used in) operating
     activities --
     Depreciation and amortization...        263        121        200         86        109
     Gain on sale of property and
       equipment.....................     --         --         --             (1)      (120)
     Changes in operating assets and
       liabilities
       (Increase) decrease in --
          Accounts receivable........        262        203     (1,502)      (479)       393
          Inventories................        (18)       (26)       (38)        32        (24)
          Costs and estimated
             earnings in excess of
             billings on uncompleted
             contracts...............         42         26       (292)       (77)      (181)
          Prepaid expenses and other
             assets..................         46        (13)         3        (92)      (143)
       Increase (decrease) in --.....
          Accounts payable and
             accrued expenses........       (156)       143      1,584        469     (1,242)
          Billings in excess of costs
             on uncompleted
             contracts...............         33       (171)        45        204        446
                                       ---------  ---------  ---------  ---------  ---------
               Net cash provided by
                  (used in) operating
                  activities.........        525        291         62         33       (208)
                                       ---------  ---------  ---------  ---------  ---------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Additions to cash surrender value
     of insurance....................        (38)       (45)       (19)        15        (52)
  Purchases to property and
     equipment, net..................        (74)      (380)      (386)      (163)       (67)
                                       ---------  ---------  ---------  ---------  ---------
               Net cash used in
                  investing
                  activities.........       (112)      (425)      (405)      (148)      (119)
                                       ---------  ---------  ---------  ---------  ---------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Payments on note receivable from
     shareholder.....................     --             (2)       (10)       (25)    --
  Proceeds received on note from
     shareholder.....................     --             12     --         --         --
  Payments on note payable to
     shareholder.....................       (181)    --         --         --         --
                                       ---------  ---------  ---------  ---------  ---------
               Net cash provided by
                  (used in)
                  financing
                  activities.........       (181)        10        (10)       (25)    --
                                       ---------  ---------  ---------  ---------  ---------
NET INCREASE (DECREASE) IN CASH AND
  CASH EQUIVALENTS...................        232       (124)      (353)      (140)      (327)
CASH AND CASH EQUIVALENTS, beginning
  of period..........................        572        804        680        730        327
                                       ---------  ---------  ---------  ---------  ---------
CASH AND CASH EQUIVALENTS, end of
  period.............................  $     804  $     680  $     327  $     590  $  --
                                       =========  =========  =========  =========  =========
SUPPLEMENTAL DISCLOSURE OF CASH FLOW
  INFORMATION:
  Cash paid for --
     Interest........................  $      14  $  --      $       5  $  --      $       3
     Income taxes....................     --             16         14     --         --

    The accompanying notes are an integral part of these combined financial statements.

                     S.M. LAWRENCE INC. AND RELATED COMPANY
                     NOTES TO COMBINED FINANCIAL STATEMENTS

1.  BUSINESS AND ORGANIZATION:

     S.M. Lawrence Inc., a Tennessee corporation (the "Company") focuses on providing "design and build" installation services and process piping primarily for industrial facilities and maintenance, repair and replacement of commercial and industrial HVAC systems. S.M. Lawrence primarily operates in Tennessee and the immediately surrounding states.

     The Company and its shareholders intend to enter into a definitive agreement with Comfort Systems USA, Inc. ("Comfort Systems") pursuant to which all outstanding shares of the Company's common stock will be exchanged for cash and shares of Comfort Systems common stock concurrently with the consummation of the initial public offering (the "Offering") of the common stock of Comfort Systems.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

BASIS OF PRESENTATION

     The financial statements include the accounts and results of operations of S.M. Lawrence Inc. and Lawrence Services, Inc. which are under common control and management of two individuals. All significant intercompany transactions and balances have been eliminated in combination.

INTERIM FINANCIAL INFORMATION

     The interim combined financial statements as of January 31, 1997, and for the three months ended January 31, 1996 and 1997, are unaudited, and certain information and footnote disclosures, normally included in financial statements prepared in accordance with generally accepted accounting principles, have been omitted. In the opinion of management, all adjustments, consisting only of normal recurring adjustments, necessary to fairly present the financial position, results of operations and cash flows with respect to the combined interim financial statements, have been included. The results of operations for the interim periods are not necessarily indicative of the results for the entire fiscal year.

CASH AND CASH EQUIVALENTS

     The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

INVENTORIES

     Inventories consist of duct materials, air conditioning equipment, refrigeration supplies and accessories held for use in the ordinary course of business and are stated at the lower of cost or market using the first-in, first-out (FIFO) method.

PROPERTY AND EQUIPMENT

     Property and equipment are stated at cost, and depreciation is computed using an accelerated method of depreciation. Leasehold improvements are capitalized and amortized over the lesser of the life of the lease or the estimated useful life of the asset.

     Expenditures for repairs and maintenance are charged to expense when incurred. Expenditures for major renewals and betterments, which extend the useful lives of existing equipment, are capitalized and depreciated. Upon retirement or disposition of property and equipment, the cost and related accumulated depreciation are removed from the accounts and any resulting gain or loss is recognized in the statements of operations.

REVENUE RECOGNITION

     The Company recognizes revenue when services are performed except when work is being performed under a construction contract. Revenues from construction contracts are recognized on the percentage-of-

                     S.M. LAWRENCE INC. AND RELATED COMPANY
             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

completion method measured by the percentage of costs incurred to total estimated costs for each contract. Provisions for the total estimated losses on uncompleted contracts are made in the period in which such losses are determined. Changes in job performance, job conditions, estimated profitability and final contract settlements may result in revisions to costs and income and their effects are recognized in the period in which the revisions are determined.

     The balances billed but not paid by customers pursuant to retainage provisions in construction contracts will be due upon completion of the contracts and acceptance by the customer. Based on the Company's experience with similar contracts in recent years, the retention balance will be billed and collected in the upcoming fiscal year.

WARRANTY COSTS

     The Company warrants labor and parts for one year after installation of new air conditioning and heating systems. A reserve for warranty costs is recorded upon completion of installation or service.

INCOME TAXES

     The Company follows the liability method of accounting for income taxes in accordance with Statement of Financial Accounting Standards (SFAS) No. 109. Under this method, deferred income taxes are recorded based upon the differences between the financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the underlying assets or liabilities are recovered or settled.

USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires the use of estimates and assumptions by management in determining the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

NEW ACCOUNTING PRONOUNCEMENT

     Effective January 1, 1996, the Company adopted SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of." Accordingly, in the event that facts and circumstances indicate that property and equipment, and intangible or other assets may be impaired, an evaluation of recoverability would be performed. If an evaluation is required, the estimated future undiscounted cash flows associated with the asset are compared to the asset's carrying amount to determine if a write-down to market value is necessary. Adoption of this standard did not have a material effect on the financial position or results of operations of the Company.

                     S.M. LAWRENCE INC. AND RELATED COMPANY
             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

3.  PROPERTY AND EQUIPMENT:

     Property and equipment consist of the following (dollars in thousands):

                                         ESTIMATED         OCTOBER 31,
                                        USEFUL LIVES   --------------------
                                          IN YEARS       1995       1996
                                        ------------   ---------  ---------
Transportation equipment.............      5           $     774  $     907
Machinery and equipment..............      7                 648        677
Furniture and fixtures...............      5                 145        210
Leasehold improvements...............      32                122        231
Construction in process..............                         81     --
                                                       ---------  ---------
                                                           1,770      2,025
Less -- Accumulated depreciation and
  amortization.......................                     (1,311)    (1,381)
                                                       ---------  ---------
          Property and equipment,
             net.....................                  $     459  $     644
                                                       =========  =========

4.  DETAIL OF CERTAIN BALANCE SHEET ACCOUNTS:

     Accounts payable and accrued expenses consist of the following (in thousands):

                                           OCTOBER 31,
                                       --------------------
                                         1995       1996
                                       ---------  ---------
Accounts payable, trade..............  $     620  $   1,560
Accrued compensation and benefits....        466      1,091
Other accrued expenses...............         67         86
                                       ---------  ---------
                                       $   1,153  $   2,737
                                       =========  =========

     Installation contracts in progress are as follows (in thousands):

                                           OCTOBER 31,
                                       --------------------
                                         1995       1996
                                       ---------  ---------
Costs incurred on contracts in
  progress...........................  $  13,475  $  15,503
Estimated earnings, net of losses....      4,193      5,641
                                       ---------  ---------
                                          17,668     21,144
Less -- Billings to date.............     17,901     21,130
                                       ---------  ---------
                                       $    (233) $      14
                                       =========  =========
Costs and estimated earnings in
  excess of billings on
  uncompleted contracts..............  $      66  $     358
Billings in excess of costs and
  estimated earnings on
  uncompleted contracts..............       (299)      (344)
                                       ---------  ---------
                                       $    (233) $      14
                                       =========  =========

5.  LINE OF CREDIT:

     The Company had an unsecured bank line of credit at October 31, 1995 and 1996, with an outstanding balance of $0 for all years. The available balance was $800,000 for 1995 and $850,000 for 1996. The line of credit is secured by guarantees and is payable upon demand. Interest is payable on the line of credit at prime plus 1 percent.

                     S.M. LAWRENCE INC. AND RELATED COMPANY
             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

6.  LEASES:

     The Company leases facilities from a company which is owned by one of the shareholders. The lease is for a one-year period and is renewed annually. For each year ended October 31, 1994, 1995 and 1996, the rent expense under this related-party lease was $110,400.

7.  INCOME TAXES:

     Federal and state income taxes are as follows (in thousands):

                                                       OCTOBER 31,
                                          -------------------------------------
                                             1994         1995         1996
                                          -----------  -----------  -----------
Federal --
     Current............................   $      25    $      24    $      54
     Deferred...........................          17            1           (3)
State --
     Current............................           5            4           10
     Deferred...........................           3            1           (1)
                                                 ---          ---          ---
                                           $      50    $      30    $      60
                                                 ===          ===          ===

     Actual income tax expense differs from income tax expense computed by applying the U.S. federal statutory corporate tax rate of 34 percent to income before income taxes for 1994 and 1995 and 35 percent for 1996 as follows (in thousands):

                                                       OCTOBER 31,
                                          -------------------------------------
                                             1994         1995         1996
                                          -----------  -----------  -----------
Provision at the statutory rate.........   $      35    $      13    $      39
Increase resulting from --
     State income tax, net of benefits
       for federal deduction............           5            3            6
     Other..............................          10           14           15
                                                 ---          ---          ---
                                           $      50    $      30    $      60
                                                 ===          ===          ===

     Deferred income tax provisions result from temporary differences in the recognition of income and expenses for financial reporting purposes and for tax purposes. The tax effects of these temporary differences representing deferred tax assets and liabilities result principally from the following (in thousands):

                                                OCTOBER 31,
                                          ------------------------
                                             1995         1996
                                          -----------  -----------
Accruals and reserves not deductible
  until paid............................   $      (1)   $       2
                                                 ---          ---
Net deferred income tax assets
  (liabilities).........................   $      (1)   $       2
                                                 ===          ===

                     S.M. LAWRENCE INC. AND RELATED COMPANY
             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

     The net deferred tax assets and liabilities are comprised of the following (in thousands):

                                                OCTOBER 31,
                                          ------------------------
                                             1995         1996
                                          -----------  -----------
Deferred tax assets --
     Current............................   $  --        $       2
                                                 ---          ---
          Total.........................      --                2
                                                 ---          ---
Deferred tax liabilities --
     Current............................          (1)      --
                                                 ---          ---
          Total.........................          (1)      --
                                                 ---          ---
          Net deferred income tax assets
             (liabilities)..............   $      (1)   $       2
                                                 ===          ===

8.  RELATED-PARTY TRANSACTIONS:

     The Company loans one of the shareholders money annually. In 1994, the shareholder signed a promissory note for $44,695 to be paid on demand, accruing interest at eight percent. The entire balance remained outstanding at year-end 1994. The entire note was repaid during fiscal year 1995. In fiscal year 1995, the shareholder signed a promissory note for $50,435 to be paid on demand, accruing interest at eight percent. The entire amount remained outstanding at year-end 1995. The entire note was repaid during fiscal year 1996. In 1996, the shareholder signed a promissory note for $75,435 to be paid on demand, accruing interest at eight percent. The entire balance remained outstanding at year-end 1996.

     The Company entered into a non-compete agreement with a former major shareholder on November 1, 1991 for $542,562. Under this agreement, the former shareholder agreed not to compete with the Company for a period of 36 months beginning with November 1, 1991. The principal to be paid was recorded as an asset and was fully amortized over 36 months. The last payment of $180,854 was made during fiscal 1994.

     In September 1995, the Company entered into an agreement to purchase equipment from a related party. The terms of the agreement included a $2,776 cash down payment and a note payable due in one year for $11,852. Payments on the note were $1,975 and $9,877 during 1995 and 1996, respectively.

9.  COMMITMENTS AND CONTINGENCIES:

LITIGATION

     The Company is involved in legal actions arising in the ordinary course of business. Management does not believe the outcome of such legal actions will have a material adverse effect on the Company's financial position or results of operations.

INSURANCE

     The Company carries a broad range of insurance coverage, including general and business auto liability, commercial property, workers' compensation and a general umbrella policy. The Company has not incurred significant claims or losses on any of its insurance policies.

     The Company has adopted a partially self-funded medical plan. Under this plan, the Company pays up to $20,000 per year per employee. The Company's insurance copay pays the remaining amount. For the years ended December 31, 1994, 1995, and 1996 the Company contributed $102,647, $82,866 and $143,788, respectively. For claims incurred but not yet reported the Company accrued $25,000 for the years ended December 31, 1995 and 1996.

                     S.M. LAWRENCE INC. AND RELATED COMPANY
             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

10.  EMPLOYEE BENEFIT PLANS:

     The Company has adopted a 401(k) retirement plan which provides for 100 percent matching contribution by the Company, up to a maximum liability of 5 percent of each participating employee's annual compensation. The Company has the right to make additional discretionary contributions. Total contributions by the Company under this plan to provide contributions and pay expenses were $57,434, $141,105 and $368,377 during 1994, 1995, and 1996, respectively.
Amounts due to this plan were approximately $117,508 and $397,000 for the years ended December 31, 1995 and 1996, respectively.

11.  FINANCIAL INSTRUMENTS:

     The Company's financial instruments consist of cash and cash equivalents, notes receivable, investments, notes payable and a line of credit. The Company believes that the carrying value of these instruments on the accompanying balance sheet approximates their fair value.

12.  SALES TO SIGNIFICANT CUSTOMER:

     During 1996, one customer accounted for approximately 19 percent of the Company's sales.

13.  SUBSEQUENT EVENT:

     In December 1996, the Company entered into an agreement to purchase a one-third interest in an investment. The investment is a partnership and will own an aircraft, available for use by any of the partners. The Company's cost for this investment was $100,000. In connection with the agreement, the Company signed a note payable to the partnership on December 31, 1996 for $100,000 with interest of 7 percent. This note was fully paid in 1997.

14. EVENT SUBSEQUENT TO DATE OF AUDITORS' REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS (UNAUDITED):

     In March 1997, the Company and its shareholders entered into a definitive agreement with a wholly-owned subsidiary of Comfort Systems, providing for the merger of the Company with the subsidiary of Comfort Systems.

     Concurrently with the merger, the Company will enter into agreements with the shareholders to lease land and buildings used in the Company's operations for a negotiated amount and term.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Accurate Air Systems, Inc.:

     We have audited the accompanying balance sheets of Accurate Air Systems, Inc. as of June 30, 1995, December 31, 1995 and 1996, and the related statements of operations, shareholder's equity and cash flows for each of the years ended June 30, 1994 and 1995, for the six months ended December 31, 1995, and for the year ended December 31, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Accurate Air Systems, Inc., as of June 30, 1995, December 31, 1995 and 1996, and the results of their operations and their cash flows for the years ended June 30, 1994 and 1995, for the six months ended December 31, 1995, and for the year ended December 31, 1996 in conformity with generally accepted accounting principles.

ARTHUR ANDERSEN LLP

Houston, Texas
March 7, 1997

                           ACCURATE AIR SYSTEMS, INC.
                                 BALANCE SHEETS
                    (IN THOUSANDS, EXCEPT SHARE INFORMATION)

                                           JUNE 30,    DECEMBER 31,    DECEMBER 31,     MARCH 31,
                                             1995          1995            1996            1997
                                           --------    ------------    ------------    ------------
                                                                                       (UNAUDITED)
                 ASSETS
CURRENT ASSETS:
  Cash and cash equivalents.............    $   50        $   33          $   79          $  104
  Accounts receivable --
       Trade, net of allowance of $70,
          $70, $33 and $28,
          respectively..................     1,385         1,671           1,778           2,035
       Retainage........................       550           321             725             267
       Other receivables................         8            16              18              85
  Inventories...........................       122           129             104             141
  Costs and estimated earnings in excess
     of billings on uncompleted
     contracts..........................       275           212             231             228
  Prepaid expenses and other current
     assets.............................       181            81          --              --
                                           --------    ------------    ------------    ------------
       Total current assets.............     2,571         2,463           2,935           2,860
PROPERTY AND EQUIPMENT, net.............       804         1,014             925             932
DEFERRED TAX ASSET......................        14        --              --              --
                                           --------    ------------    ------------    ------------
       Total assets.....................    $3,389        $3,477          $3,860          $3,792
                                           ========    ============    ============    ============

  LIABILITIES AND SHAREHOLDER'S EQUITY
CURRENT LIABILITIES:
  Current maturities of long-term
     debt...............................    $   88        $  109          $   42          $   16
  Accounts payable and accrued
     expenses...........................     1,707         1,355           1,236           1,197
  Line of credit........................       374           600             500             700
  Note payable -- shareholder...........     --           --                 630             630
  Billings in excess of costs and
     estimated earnings on uncompleted
     contracts..........................       229           206             312              97
                                           --------    ------------    ------------    ------------
       Total current liabilities........     2,398         2,270           2,720           2,640
LONG-TERM DEBT, net of current
  maturities............................        56           175             133             149
COMMITMENTS AND CONTINGENCIES
SHAREHOLDER'S EQUITY:
  Common stock $1 par, 250,000 shares
     authorized, 1,000 shares issued and
     outstanding........................         1             1               1               1
  Retained earnings.....................       934         1,031           1,006           1,002
                                           --------    ------------    ------------    ------------
       Total shareholder's equity.......       935         1,032           1,007           1,003
                                           --------    ------------    ------------    ------------
       Total liabilities and
          shareholder's equity..........    $3,389        $3,477          $3,860          $3,792
                                           ========    ============    ============    ============

   The accompanying notes are an integral part of these financial statements.

                           ACCURATE AIR SYSTEMS, INC.
                            STATEMENTS OF OPERATIONS
                                 (IN THOUSANDS)

                                                                                                   THREE MONTHS
                                        YEARS ENDED JUNE 30,     SIX MONTHS                           ENDED
                                                                   ENDED         YEAR ENDED         MARCH 31,
                                        --------------------    DECEMBER 31,    DECEMBER 31,   --------------------
                                          1994        1995          1995            1996         1996       1997
                                        --------    --------    ------------    ------------   ---------  ---------
                                                                                                   (UNAUDITED)
REVENUES.............................    $9,763     $ 12,171       $5,585         $ 16,806     $   3,161  $   2,642
COSTS OF SERVICES....................     7,204        8,998        4,312           13,270         2,450      2,095
                                        --------    --------    ------------    ------------   ---------  ---------
     Gross profit....................     2,559        3,173        1,273            3,536           711        547
SELLING, GENERAL AND ADMINISTRATIVE
EXPENSES.............................     2,681        2,960        1,131            3,037           684        526
                                        --------    --------    ------------    ------------   ---------  ---------
     Income (Loss) from
       operations....................      (122)         213          142              499            27         21
OTHER INCOME/(EXPENSE):
     Interest expense................       (21)         (48)         (41)             (80)          (20)       (32)
     Other...........................        (9)          (9)          (4)              14            23          7
                                        --------    --------    ------------    ------------   ---------  ---------
INCOME (LOSS) BEFORE INCOME TAXES....      (152)         156           97              433            30         (4)
                                        --------    --------    ------------    ------------   ---------  ---------
PROVISION (BENEFIT) FOR INCOME
TAXES................................       (54)          60       --               --            --         --
                                        --------    --------    ------------    ------------   ---------  ---------
NET INCOME (LOSS)....................    $  (98)    $     96       $   97         $    433     $      30  $      (4)
                                        ========    ========    ============    ============   =========  =========

   The accompanying notes are an integral part of these financial statements.

                           ACCURATE AIR SYSTEMS, INC.
                       STATEMENTS OF SHAREHOLDER'S EQUITY
                    (IN THOUSANDS, EXCEPT SHARE INFORMATION)

                                          COMMON STOCK                         TOTAL
                                        -----------------     RETAINED     SHAREHOLDER'S
                                        SHARES     AMOUNT     EARNINGS        EQUITY
                                        ------     ------     --------     -------------
BALANCE, June 30, 1993...............    1,000      $  1       $  941         $   942
     Net loss........................     --        --            (98)            (98)
                                        ------     ------     --------     -------------
BALANCE, June 30, 1994...............    1,000         1          843             844
     Distribution to shareholder.....     --        --             (5)             (5)
     Net income......................     --        --             96              96
                                        ------     ------     --------     -------------
BALANCE, June 30, 1995...............    1,000         1          934             935
     Net income......................     --        --             97              97
                                        ------     ------     --------     -------------
BALANCE, December 31, 1995...........    1,000         1        1,031           1,032
     Distributions to shareholder....     --        --           (458)           (458)
     Net income......................     --        --            433             433
                                        ------     ------     --------     -------------
BALANCE, December 31, 1996...........    1,000      $  1       $1,006         $ 1,007
     Net loss (unaudited)............     --        --             (4)             (4)
                                        ------     ------     --------     -------------
BALANCE, March 31, 1997
  (unaudited)........................    1,000      $  1       $1,002         $ 1,003
                                        ======     ======     ========     =============

   The accompanying notes are an integral part of these financial statements.

                           ACCURATE AIR SYSTEMS, INC.
                            STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)

                                                                                               THREE MONTHS
                                       YEAR ENDED JUNE 30,    SIX MONTHS                          ENDED
                                                                ENDED        YEAR ENDED         MARCH 31,
                                       --------------------  DECEMBER 31,   DECEMBER 31,   --------------------
                                         1994       1995         1995           1996         1996       1997
                                       ---------  ---------  ------------   ------------   ---------  ---------
                                                                                               (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income (loss)..................  $     (98) $      96     $   97         $  433      $      30  $      (4)
  Adjustments to reconcile net income
     (loss) to net cash
     provided by (used in) operating
     activities --
     Depreciation and amortization...        128        124         85            186             31         36
     Deferred income tax provision...       (150)       (70)        81         --             --         --
     Changes in operating assets and
      liabilities --
       (Increase) decrease in --
          Accounts receivable........        127       (395)       (66)          (513)          (458)       134
          Costs and estimated
           earnings in excess of
           billings on uncompleted
           contracts.................        (90)       (58)        63            (19)           (60)         3
          Prepaid expenses and other
           current assets............         (1)       (44)        31             81             78     --
          Inventories................        (22)       (16)        (7)            25             (9)       (37)
       Increase (decrease) in --
          Accounts payable and
           accrued expenses..........        365        419       (350)          (119)           176        (39)
          Billings in excess of costs
             and estimated earnings
             on uncompleted
             contracts...............         64        119        (22)           106             71       (215)
                                       ---------  ---------  ------------   ------------   ---------  ---------
       Net cash provided by (used in)
         operating activities........        323        175        (88)           180           (141)      (122)
                                       ---------  ---------  ------------   ------------   ---------  ---------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Sales (purchase) of property and
   equipment.........................       (100)      (347)      (295)           (97)            16        (43)
                                       ---------  ---------  ------------   ------------   ---------  ---------
       Net cash provided by (used in)
         investing activities........       (100)      (347)      (295)           (97)            16        (43)
                                       ---------  ---------  ------------   ------------   ---------  ---------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Borrowings of long-term debt.......     --            183        192         --             --         --
  Payments of long-term debt.........       (186)       (39)       (52)          (109)           (29)       (10)
  Borrowings of short-term debt......     --         --         --                630         --         --
  Borrowings on line of credit.......         50     --            226         --                160        200
  Payments on line of credit.........     --            (76)    --               (100)        --         --
  Distributions to shareholder.......     --             (5)    --               (458)        --         --
                                       ---------  ---------  ------------   ------------   ---------  ---------
       Net cash provided by (used in)
         financing activities........       (136)        63        366            (37)           131        190
                                       ---------  ---------  ------------   ------------   ---------  ---------
NET INCREASE (DECREASE) IN CASH AND
  CASH EQUIVALENTS...................         87       (109)       (17)            46              6         25
CASH AND CASH EQUIVALENTS, beginning
  of period..........................         72        159         50             33             33         79
                                       ---------  ---------  ------------   ------------   ---------  ---------
CASH AND CASH EQUIVALENTS, end of
  period.............................  $     159  $      50     $   33         $   79      $      39  $     104
                                       =========  =========  ============   ============   =========  =========
SUPPLEMENTAL DISCLOSURE OF CASH FLOW
  INFORMATION:
  Cash paid for --
     Interest........................  $      21  $      48     $   41         $   79      $       8  $      33
     Income taxes....................         53         34     --             --             --         --

   The accompanying notes are an integral part of these financial statements.

                           ACCURATE AIR SYSTEMS, INC.
                         NOTES TO FINANCIAL STATEMENTS

1.  BUSINESS AND ORGANIZATION:

     Accurate Air Systems, Inc., a Texas corporation, (the "Company") focuses on providing "design and build" installation services and maintenance, repair and replacement of HVAC systems for commercial facilities. Accurate primarily operates in Texas and Oklahoma.

     The Company and its shareholder intend to enter into a definitive agreement with Comfort Systems USA, Inc. ("Comfort Systems") pursuant to which all outstanding shares of the Company's common stock will be exchanged for cash and shares of Comfort Systems common stock concurrently with the consummation of the initial public offering (the "Offering") of the common stock of Comfort
Systems.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

CHANGE IN FISCAL YEAR END

     Effective July 1, 1995, the Company changed its fiscal year end from June 30 to December 31. The statements of operations, shareholder's equity and cash flows for the six months ended December 31, 1995 are presented in the accompanying financial statements. The results of operations for the six month period are not necessarily indicative of the results for a full year period.

INTERIM FINANCIAL INFORMATION

     The interim financial statements as of March 31, 1997, and for the three months ended March 31, 1996 and 1997, are unaudited, and certain information and footnote disclosures, normally included in financial statements prepared in accordance with generally accepted accounting principles, have been omitted. In the opinion of management, all adjustments, consisting only of normal recurring adjustments, necessary to fairly present the financial position, results of operations and cash flows with respect to the interim financial statements, have been included. The results of operations for the interim periods are not necessarily indicative of the results for the entire fiscal year.

CASH AND CASH EQUIVALENTS

     The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

INVENTORIES

     Inventories consist of duct materials, air conditioning equipment, refrigeration supplies and accessories held for use in the ordinary course of business and are stated at the lower of cost or market using the weighted-average method.

PROPERTY AND EQUIPMENT

     Property and equipment are stated at cost, and depreciation is computed using the straight-line method over the estimated useful lives of the assets. Leasehold improvements are capitalized and amortized over the lesser of the life of the lease or the estimated useful life of the asset.

     Expenditures for repairs and maintenance are charged to expense when incurred. Expenditures for major renewals and betterments, which extend the useful lives of existing equipment, are capitalized and depreciated. Upon retirement or disposition of property and equipment, the cost and related accumulated depreciation are removed from the accounts and any resulting gain or loss is recognized in the statement of operations.

REVENUE RECOGNITION

     The Company recognizes revenue when services are performed except when work is being performed under a construction contract. Revenues from construction contracts are recognized on the percentage-of-

                           ACCURATE AIR SYSTEMS, INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

completion method measured by the percentage of costs incurred to total estimated costs for each contract. Provisions for the total estimated losses on uncompleted contracts are made in the period in which such losses are determined. Changes in job performance, job conditions, estimated profitability and final contract settlements may result in revisions to costs and income and their effects are recognized in the period in which the revisions are determined.

     The balances billed but not paid by customers pursuant to retainage provisions in construction contracts will be due upon completion of the contracts and acceptance by the customer. Based on the Company's experience with similar contracts in recent years, the retention balance will be billed and collected in the upcoming fiscal year.

WARRANTY COSTS

     The Company warrants labor for the first year after installation on new air conditioning and heating systems. The Company generally warrants labor for 90 days after the servicing of existing air conditioning and heating systems. A reserve for warranty costs is recorded upon completion of installation or service.

INCOME TAXES

     Effective July 1, 1995, the Company elected S Corporation status as defined by the Internal Revenue Code whereby the Company is not subject to taxation for federal purposes. Under S Corporation status, each shareholder reports his share of the Company's taxable earnings or losses in his personal federal and state tax returns. The balance in the deferred tax liability account at July 1, 1995 was credited to income during the six month period ended December 31, 1995.

     Prior to July 1, 1995, the Company followed the liability method of accounting for income taxes in accordance with Statement of Financial Accounting Standards (SFAS) No. 109. Under this method, deferred income taxes were recorded based upon differences between the financial reporting and tax bases of assets and liabilities and were measured using the enacted tax rates and laws that would have been in effect when the underlying assets or liabilities were recovered or settled.

USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires the use of estimates and assumptions by management in determining the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

NEW ACCOUNTING PRONOUNCEMENT

     Effective January 1, 1996, the Company adopted SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of." Accordingly, in the event that facts and circumstances indicate that property and equipment, and intangible or other assets may be impaired, an evaluation of recoverability would be performed. If an evaluation is required, the estimated future undiscounted cash flows associated with the asset are compared to the asset's carrying amount to determine if a write-down to market value is necessary. Adoption of this standard did not have a material effect on the financial position or results of operations of the Company.

                           ACCURATE AIR SYSTEMS, INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

3.  PROPERTY AND EQUIPMENT:

     Property and equipment consist of the following (dollars in thousands):

                                         ESTIMATED                      DECEMBER 31,
                                        USEFUL LIVES     JUNE 30,   --------------------
                                          IN YEARS         1995       1995       1996
                                        ------------     --------   ---------  ---------
Land.................................       --            $  200    $     200  $     200
Buildings............................      31.5              205          213        213
Transportation equipment.............       5                414          336        241
Machinery and equipment..............     5 - 7              262          477        510
Leasehold improvements...............    15 - 18              57           60         61
Furniture and fixtures...............     5 - 7               74          122        133
                                                         --------   ---------  ---------
Less -- Accumulated depreciation and
  amortization.......................                       (408)        (394)      (433)
                                                         --------   ---------  ---------
     Property and equipment, net.....                     $  804    $   1,014  $     925
                                                         ========   =========  =========

4.  DETAIL OF CERTAIN BALANCE SHEET ACCOUNTS (IN THOUSANDS):

     Activity in the Company's allowance for doubtful accounts consist of the following:

                                                       DECEMBER 31,
                                        JUNE 30,   --------------------
                                          1995       1995       1996
                                        --------      ---     ---------
Balance at beginning of year.........     $ 57     $      70  $      70
Additions to costs and expenses......       19        --         --
Deductions for uncollectible
  receivables written off and
  recoveries.........................       (6)       --            (37)
                                           ---           ---  ---------
                                          $ 70     $      70  $      33
                                           ===           ===  =========

     Accounts payable and accrued expenses consist of the following:

                                                       DECEMBER 31,
                                        JUNE 30,   --------------------
                                          1995       1995       1996
                                        --------   ---------  ---------
Accounts payable, trade..............    $  537    $     871  $     685
Accrued compensation and benefits....       509          179        288
Other accrued expenses...............       575          243        190
Warranty reserve.....................        86           62         73
                                        --------   ---------  ---------
                                         $1,707    $   1,355  $   1,236
                                        ========   =========  =========

     Installation contracts in progress are as follows:

                                                       DECEMBER 31,
                                        JUNE 30,   --------------------
                                          1995       1995       1996
                                        --------   ---------  ---------
Costs incurred on contracts in
progress.............................    $4,113    $   2,468  $   5,514
Estimated earnings, net of losses....     1,428          726      1,760
Less -- Billings to date.............     5,495        3,188      7,355
                                        --------   ---------  ---------
                                         $   46    $       6  $     (81)
                                        ========   =========  =========
Costs and estimated earnings in
  excess of billings on uncompleted
  contracts..........................    $  275    $     212  $     231
Billings in excess of costs and
  estimated earnings on uncompleted
  contracts..........................      (229)        (206)      (312)
                                        --------   ---------  ---------
                                         $   46    $       6  $     (81)
                                        ========   =========  =========

                           ACCURATE AIR SYSTEMS, INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

5.  SHORT-TERM DEBT:

     On October 15, 1996, the Company executed a renewal and extension of its revolving line of credit with its bank. The new agreement provides for maximum borrowings of up to $900,000 with interest payable monthly on the amount outstanding at the rate of prime plus one percent, not to exceed 18 percent. The agreement provides that the Company may borrow up to 70 percent of its accounts receivable that are less than sixty days past due. The revolving line of credit is secured by accounts receivable and the personal guaranty of the sole shareholder, and requires the Company to maintain certain minimum tangible net worth and cash flow ratios. Balances outstanding relating to the line are approximately $374,000, $600,000, and $500,000 as of June 30, 1995, and December 31, 1995 and 1996, respectively. The Company was in compliance with all covenants at each applicable year end.

     On December 27, 1996, the Company borrowed $630,000 from the Company's shareholder. Interest is payable monthly at a rate of 9 percent on the outstanding balance. The note matures on June 30, 1997. The entire balance was outstanding as of December 31, 1996.

6.  LONG-TERM DEBT:

                                                       DECEMBER 31,
                                        JUNE 30,   --------------------
                                          1995       1995       1996
                                        --------   ---------  ---------
                                                (IN THOUSANDS)
Note payable, secured by real estate,
  payable in twenty-four installments
  of $2,540 including interest at
  9.50% per annum with the final
  payment due January 28, 1997.......    $   44    $      31  $  --
Notes payable, secured by
  transportation and operating
  equipment, monthly installments of
  various amounts, including interest
  at rates ranging from 9.00% to
  9.75% per annum until 1997.........       100           69         21
Note payable, secured by operating
  equipment, payable in thirty-five
  installments of $3,177 including
  interest at a rate of prime plus
  one percent. A final payment of
  $128,696 due on August 1, 1998.....     --             184        154
                                        --------   ---------  ---------
                                            144          284        175
Less -- Current maturities...........        88          109         42
                                        --------   ---------  ---------
                                         $   56    $     175  $     133
                                        ========   =========  =========

     The aggregate maturities of long-term debt as of December 31, 1996, are as follows (in thousands):

1997.................................  $      42
1998.................................        133
                                       ---------
                                       $     175
                                       =========

7.  LEASES:

     The Company leases facilities from a company which is partially owned by the shareholder. The lease expires in April 1999. The rent paid under this related-party lease was approximately $15,000, $60,000, $30,000 and $60,000 for the years ended June 30, 1994 and 1995, the six months ended December 31, 1995 and the year ended December 31, 1996 respectively. The Company also leased a facility from a third party, which expired on December 31, 1996. The rent paid under this lease was approximately $12,000, $12,000, $6,000 and $13,200 for the years ended June 30, 1994 and 1995, the six months ended December 31, 1995, and the year ended December 31, 1996, respectively. The leases require the Company to pay taxes, maintenance, insurance and certain other operating costs of the leased properties.

                           ACCURATE AIR SYSTEMS, INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

     The Company also leases vehicles for operations which expire in 1998. The payments under these vehicle leases were approximately $--, $1,400, $26,000 and $94,000 for the years ended June 30, 1994 and 1995, the six months ended December 31, 1995 and the year ended December 31, 1996, respectively.

     Future minimum lease payments for operating leases are as follows (in thousands):

                                           DECEMBER 31,
                                               1996
                                           ------------
Year Ended
     1997...............................      $  197
     1998...............................          60
     1999...............................          15
                                           ------------
                                              $  272
                                           ============

8.  INCOME TAXES (IN THOUSANDS):

     Federal and state income taxes are as follows:

                                          YEAR ENDED JUNE 30,
                                          --------------------
                                            1994       1995
                                          ---------  ---------
Federal --
     Current............................  $     (37) $     111
     Deferred...........................         (9)       (60)
State --
     Current............................         (7)        20
     Deferred...........................         (1)       (11)
                                          ---------  ---------
                                          $     (54) $      60
                                          =========  =========

     Actual income tax expense differs from income tax expense computed by applying the U.S. federal statutory corporate tax rate of 34 percent to income before income taxes as follows:

                                          YEAR ENDED JUNE 30,
                                          --------------------
                                            1994       1995
                                          ---------  ---------
Provision at the statutory rate.........  $     (52) $      53
Increase (decrease) resulting from --
     State income tax, net of benefit
      for federal deduction.............         (2)         6
     Other..............................         --          1
                                          ---------  ---------
                                          $     (54) $      60
                                          =========  =========

                           ACCURATE AIR SYSTEMS, INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

     Deferred income tax provisions result from temporary differences in the recognition of income and expenses for financial reporting purposes and for tax purposes. The tax effects of these temporary differences representing deferred tax assets and liabilities result principally from the following:

                                        JUNE 30,
                                          1995
                                        --------
Depreciation and amortization........    $   14
Accruals and reserves not deductible
  until paid.........................       121
State taxes..........................        (4)
Cash to accrual adjustments..........       (50)
                                        --------
Net deferred income tax assets.......    $   81
                                        ========

     The net deferred tax assets and liabilities are comprised of the following:

                                        JUNE 30,
                                          1995
                                        --------
Deferred tax assets --
     Current.........................    $  114
     Long-term.......................        14
                                        --------
          Total......................       128
                                        --------
Deferred tax liabilities --
     Current.........................        47
     Long-term.......................     --
                                        --------
          Total......................        47
                                        --------
          Net deferred income tax
              assets.................    $   81
                                        ========

9.  COMMITMENTS AND CONTINGENCIES:

LITIGATION

     The Company is involved in legal actions arising in the ordinary course of business. Management does not believe the outcome of such legal actions will have a material adverse effect on the Company's financial position or results of operations.

INSURANCE

     The Company carries a broad range of insurance coverage, including general and business auto liability, commercial property, workers' compensation and a general umbrella policy. The Company has not incurred significant claims or losses on any of its insurance policies.

     Effective January 1, 1995, the Company became self-insured for medical claims up to $30,000 per year per covered individual per event. Claims in excess of these amounts are covered by a stop-loss policy. The Company has recorded reserves for self-insured claims based on estimated claims incurred through June 30, 1995, six months ended December 31, 1995 and the year ended December 31, 1996.

10.  EMPLOYEE BENEFIT PLANS:

     The Company has adopted a 401(k) plan which provides for 10 percent matching contributions by the Company, up to a maximum of 6 percent of each participating employee's annual compensation. The Company has the right to make additional discretionary contributions. Employees become 100 percent vested in the employer's contribution after 7 years of service. Total contributions by the Company under

                           ACCURATE AIR SYSTEMS, INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

this plan to provide contributions and pay expenses were approximately $118,000, $131,000, $12,000 and $199,000 during the years ended June 30, 1994 and 1995, the six months ended December 31, 1995 and the year ended December 31, 1996, respectively. Amounts due to this plan were approximately $109,000, $--and $173,000 for the year ended June 30, 1995, the six months ended December 31, 1995 and the year ended December 31, 1996, respectively.

     The Company also adopted a discretionary profit-sharing plan under which the Company may contribute up to 25 percent of a participant's compensation, up to a maximum contribution of $30,000. Employees become 100 percent vested in the employer's contributions after 7 years of service. The Company's contributions and administrative expenses were approximately $5,000, $8,000, $-- and $--, for the years ended June 30, 1994 and 1995, and six months ended December 31, 1995 and the year ended December 31, 1996, respectively.

11.  FINANCIAL INSTRUMENTS:

     The Company's financial instruments consist of cash and cash equivalents, notes payable, a line of credit, and debt. The Company believes that the carrying value of these instruments on the accompanying balance sheet approximates their fair value.

12.  CAPITAL STOCK:

     In addition to the 250,000 authorized shares of $1 par value voting common stock, the Company has the following classes of authorized capital stock. None of these three classes have been issued.

                                          SHARES          PAR
                                        AUTHORIZED       VALUE
                                        -----------      ------
Nonvoting Common.....................     250,000         $  1
Voting Preferred.....................     250,000         $  1
Nonvoting Preferred..................     250,000         $  1

13.  SALES TO SIGNIFICANT CUSTOMERS:

     For the years ended June 30, 1994 and 1995, the six months ended December 31, 1995, and year ended December 31, 1996 one customer accounted for approximately 12, 25, 13, and 0 percent, respectively, of the Company's revenue.

14. EVENT SUBSEQUENT TO DATE OF AUDITORS' REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS (UNAUDITED):

     In March 1997, the Company and its shareholder entered into a definitive agreement with a wholly-owned subsidiary of Comfort Systems, providing for the merger of the Company with the subsidiary of Comfort Systems.

     In connection with the merger, the Company will dividend certain assets to the shareholder, consisting of land, buildings, and automobiles, with a total carrying value of approximately $370,000 as of March 31, 1997. Had this adjustment been recorded at March 31, 1997, the effect on the accompanying unaudited balance sheet would be a decrease in shareholder's equity of $370,000.

     Concurrently with the merger, the Company will enter into new agreements with a company partially owned by the shareholder to lease land and buildings owned by such party used in the Company's operations for a negotiated amount and term.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Eastern Heating and Cooling, Inc.:

     We have audited the accompanying balance sheet of Eastern Heating and Cooling, Inc., as of December 31, 1996, and the related statements of operations, shareholder's equity and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Eastern Heating and Cooling, Inc., as of December 31, 1996, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.

ARTHUR ANDERSEN LLP

Houston, Texas
March 7, 1997

                       EASTERN HEATING AND COOLING, INC.
                                 BALANCE SHEETS
                    (IN THOUSANDS, EXCEPT SHARE INFORMATION)

                                        DECEMBER 31,     MARCH 31,
                                            1996            1997
                                        ------------    ------------
                                                        (UNAUDITED)
               ASSETS
CURRENT ASSETS:
     Cash and cash equivalents.......      $   83          $  131
     Accounts receivable --
          Trade, net of allowance of
             $25 and $25,
             respectively............       1,214             813
          Retainage..................          43              83
          Other receivables..........          13              27
     Inventories.....................         100              97
     Costs and estimated earnings in
      excess of billings on
       uncompleted contracts.........          66              48
                                        ------------    ------------
               Total current
                  assets.............       1,519           1,199
PROPERTY AND EQUIPMENT, net..........         604             607
OTHER NONCURRENT ASSETS..............         144             174
                                        ------------    ------------
               Total assets..........      $2,267          $1,980
                                        ============    ============
LIABILITIES AND SHAREHOLDER'S EQUITY
CURRENT LIABILITIES:
     Current maturities of long-term
      debt...........................      $  302          $  302
     Accounts payable and accrued
      expenses.......................         826             759
     Line of credit..................         140             305
     Billings in excess of costs and
      estimated earnings on
      uncompleted contracts..........         102              53
                                        ------------    ------------
               Total current
                  liabilities........       1,370           1,419
LONG-TERM DEBT, net of current
  maturities.........................         431             353
COMMITMENTS AND CONTINGENCIES
SHAREHOLDER'S EQUITY:
     Common stock, no par value, 200
      shares authorized, 100 shares
      issued and outstanding.........          50              50
     Retained earnings...............         416             158
                                        ------------    ------------
               Total shareholder's
                  equity.............         466             208
                                        ------------    ------------
               Total liabilities and
                  shareholder's
                  equity.............      $2,267          $1,980
                                        ============    ============

   The accompanying notes are an integral part of these financial statements.

                       EASTERN HEATING AND COOLING, INC.
                            STATEMENTS OF OPERATIONS
                                 (IN THOUSANDS)

                                                           THREE MONTHS
                                                              ENDED
                                         YEAR ENDED         MARCH 31,
                                        DECEMBER 31,   --------------------
                                            1996         1996       1997
                                        ------------   ---------  ---------
                                                           (UNAUDITED)
REVENUES.............................     $  7,944     $   1,525  $   1,284
COST OF SERVICES.....................        5,276           973        805
                                        ------------   ---------  ---------
     Gross profit....................        2,668           552        479
SELLING, GENERAL AND ADMINISTRATIVE
  EXPENSES...........................        2,237           532        582
                                        ------------   ---------  ---------
     Income (loss) from operations...          431            20       (103)
OTHER INCOME (EXPENSE):
     Interest expense................          (87)          (19)       (20)
     Other...........................           40        --         --
                                        ------------   ---------  ---------
NET INCOME (LOSS)....................     $    384     $       1  $    (123)
                                        ============   =========  =========

   The accompanying notes are an integral part of these financial statements.

                       EASTERN HEATING AND COOLING, INC.
                       STATEMENTS OF SHAREHOLDER'S EQUITY
                    (IN THOUSANDS, EXCEPT SHARE INFORMATION)

                                          COMMON STOCK                      TOTAL
                                        ----------------    RETAINED    SHAREHOLDER'S
                                        SHARES    AMOUNT    EARNINGS       EQUITY
                                        ------    ------    --------    -------------

BALANCE, December 31, 1995...........      100     $ 50      $  356        $   406
     Distributions to shareholder....     --       --          (324)          (324)
     Net income......................     --       --           384            384
                                        ------    ------    --------    -------------
BALANCE, December 31, 1996...........      100     $ 50      $  416        $   466
     Distributions to shareholder
       (unaudited)...................     --       --          (135)          (135)
     Net loss (unaudited)............     --       --          (123)          (123)
                                        ------    ------    --------    -------------
BALANCE, March 31, 1997
  (unaudited)........................      100     $ 50      $  158        $   208
                                        ======    ======    ========    =============

   The accompanying notes are an integral part of these financial statements.

                       EASTERN HEATING AND COOLING, INC.
                            STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)

                                                        THREE MONTHS ENDED
                                         YEAR ENDED         MARCH 31,
                                        DECEMBER 31,   --------------------
                                            1996         1996       1997
                                        ------------   ---------  ---------
                                                           (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income (loss)..................      $  384      $       1  $    (123)
  Adjustments to reconcile net income
    to net cash provided by operating
    activities --
    Depreciation and amortization....         144             31         40
    Gain on sale of property and
      equipment......................         (31)        --         --
    Changes in operating assets and
      liabilities --
      (Increase) decrease in --
         Accounts receivable.........        (434)          (119)       347
         Inventories.................           4             (1)         2
         Costs and estimated earnings
           in excess of billings on
           uncompleted contracts.....         123            (60)        19
         Other noncurrent assets.....          80              3        (32)
      Increase (decrease) in --
         Accounts payable and accrued
           expenses..................         246            114        (67)
         Billings in excess of costs
           and estimated earnings on
           uncompleted contracts.....          10             36        (48)
                                        ------------   ---------  ---------
             Net cash provided by
               operating
               activities............         526              5        138
                                        ------------   ---------  ---------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Proceeds from sale of property and
    equipment........................          38         --         --
  Additions of property and
    equipment........................        (262)            (3)       (42)
                                        ------------   ---------  ---------
             Net cash used in
               investing
               activities............        (224)            (3)       (42)
                                        ------------   ---------  ---------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Borrowings of long-term debt.......         208         --         --
  Payments of long-term debt.........        (280)           (69)       (78)
  Borrowings on line of credit.......         140            181        165
  Distributions to shareholder.......        (325)           (80)      (135)
                                        ------------   ---------  ---------
             Net cash provided by
               (used in) financing
               activities............        (257)            32        (48)
                                        ------------   ---------  ---------
NET INCREASE IN CASH AND CASH
  EQUIVALENTS........................          45             34         48
CASH AND CASH EQUIVALENTS, beginning
  of period..........................          38             38         83
                                        ------------   ---------  ---------
CASH AND CASH EQUIVALENTS, end of
  period.............................      $   83      $      72  $     131
                                        ============   =========  =========
SUPPLEMENTAL DISCLOSURE OF CASH FLOW
  INFORMATION:
  Cash paid for --
    Interest.........................      $   52      $      19  $      20

   The accompanying notes are an integral part of these financial statements.

                       EASTERN HEATING AND COOLING, INC.
                         NOTES TO FINANCIAL STATEMENTS

1.  BUSINESS AND ORGANIZATION:

     Eastern Heating and Cooling, Inc., a New York corporation, (the
"Company") focuses on providing "design and build" installation and maintenance, repair and replacement of HVAC systems for commercial and industrial facilities. Eastern also offers continuous monitoring and control systems for commercial facilities. Eastern primarily operates in the area within a 75 mile radius of Albany, New York.

     The Company and its shareholder intends to enter into a definitive agreement with Comfort Systems USA, Inc. ("Comfort Systems") pursuant to which all outstanding shares of the Company's common stock will be exchanged for cash and shares of Comfort Systems common stock concurrently with the consummation of the initial public offering (the "Offering") of the common stock of Comfort Systems.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

INTERIM FINANCIAL INFORMATION

     The interim financial statements as of March 31, 1997, and for the three months ended March 31, 1996 and 1997, are unaudited, and certain information and footnote disclosures, normally included in financial statements prepared in accordance with generally accepted accounting principles, have been omitted. In the opinion of management, all adjustments, consisting only of normal recurring adjustments, necessary to fairly present the financial position, results of operations and cash flows with respect to the interim financial statements, have been included. The results of operations for the interim periods are not necessarily indicative of the results for the entire fiscal year.

CASH AND CASH EQUIVALENTS

     The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

INVENTORIES

     Inventories consist of parts and supplies held for use in the ordinary course of business and are stated at the lower of cost or market using the first-in, first-out (FIFO) method.

PROPERTY AND EQUIPMENT

     Property and equipment are stated at cost, and depreciation is computed using the straight-line method over the estimated useful lives of the assets. Leasehold improvements are capitalized and amortized over the lesser of the life of the lease or the estimated useful life of the asset.

     Expenditures for repairs and maintenance are charged to expense when incurred. Expenditures for major renewals and betterments, which extend the useful lives of existing equipment, are capitalized and depreciated. Upon retirement or disposition of property and equipment, the cost and related accumulated depreciation are removed from the accounts and any resulting gain or loss is recognized in the statement of operations.

REVENUE RECOGNITION

     The Company recognizes revenue when services are performed except when work is being performed under a construction contract. Revenues from construction contracts are recognized on the percentage-of-completion method measured by the percentage of costs incurred to total estimated costs for each contract. Provisions for the total estimated losses on uncompleted contracts are made in the period in which such losses are determined. Changes in job performance, job conditions, estimated profitability and final contract settlements may result in revisions to costs and income and their effects are recognized in the period in which the revisions are determined.

                       EASTERN HEATING AND COOLING, INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

     The balances billed but not paid by customers pursuant to retainage provision in construction contracts will be due upon completion of the contracts and acceptance by the customer. Based on the Company's experience with similar contracts in recent years, the retention balance will be billed and collected in the upcoming fiscal year.

WARRANTY COSTS

     The Company warrants labor for the first year after installation on new air conditioning and heating systems. The Company generally warrants labor for 30 days after servicing of existing air conditioning and heating systems. A reserve for warranty costs is recorded upon completion of installation or service.

INCOME TAXES

     The Company has elected S Corporation status as defined by the Internal Revenue Code, whereby the Company is not subject to taxation for federal purposes. Under S Corporation status, the shareholder reports his share of the Company's taxable earnings or losses in his personal tax returns. The Company will terminate its S Corporation status concurrently with the effective date of this Offering.

USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires the use of estimates and assumptions by management in determining the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

NEW ACCOUNTING PRONOUNCEMENT

     Effective January 1, 1996, the Company adopted Statement of Financial Accounting Standards (SFAS) No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of." Accordingly, in the event that facts and circumstances indicate that property and equipment, and intangible or other assets may be impaired, an evaluation of recoverability would be performed. If an evaluation is required, the estimated future undiscounted cash flows associated with the asset are compared to the asset's carrying amount to determine if a write-down to market value is necessary. Adoption of this standard did not have a material effect on the financial position or results of operations of the Company.

3.  PROPERTY AND EQUIPMENT:

     Property and equipment consist of the following (dollars in thousands):

                                         ESTIMATED
                                        USEFUL LIVES      DECEMBER 31,
                                          IN YEARS            1996
                                        ------------      ------------
Transportation equipment.............      7                 $  957
Machinery and equipment..............      10                    54
Computer and telephone equipment.....     3-5                     6
Leasehold improvements...............      20                    36
Furniture and fixtures...............     7-10                  126
                                                          ------------
                                                              1,179
Less -- Accumulated depreciation and
  amortization.......................                          (575)
                                                          ------------
     Property and equipment, net.....                        $  604
                                                          ============

                       EASTERN HEATING AND COOLING, INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

4.  DETAIL OF CERTAIN BALANCE SHEET ACCOUNTS:

     Activity in the Company's allowance for doubtful accounts consists of the following (in thousands):

                                        DECEMBER 31,
                                            1996
                                        ------------
Balance at beginning of year.........      $   16
Additions to costs and expenses......          25
Deductions for uncollectible
  receivables written off and
  recoveries.........................         (16)
                                        ------------
                                           $   25
                                        ============

     Accounts payable and accrued expenses consist of the following (in thousands):

                                        DECEMBER 31,
                                            1996
                                        ------------
Accounts payable, trade..............      $  611
Accrued compensation and benefits....         120
Other accrued expenses...............          95
                                        ------------
                                           $  826
                                        ============

     Installation contracts in progress are as follows (in thousands):

                                        DECEMBER 31,
                                            1996
                                        ------------
Costs incurred on contracts in
  progress...........................     $    749
Estimated earnings, net of losses....          235
                                        ------------
                                               984
Less -- Billings to date.............        1,020
                                        ------------
                                          $    (36)
                                        ============

Costs and estimated earnings in
  excess of billings on uncompleted
  contracts..........................      $   66
Billings in excess of costs and
  estimated earnings on uncompleted
  contracts..........................        (102)
                                        ------------
                                           $  (36)
                                        ============

5.  LONG-TERM DEBT:

     Long-term debt consists of the following:

     The Company has a term note payable to a financial institution with an outstanding balance of approximately $133,000 at December 31, 1996. The term note matures in April 1999, and bears interest at prime plus 2 percent (10.25 percent at December 31, 1996) which is payable along with principal of $4,583 monthly. The note is secured by substantially all assets of the Company and is guaranteed by the Company's shareholder.

     The Company has various installment notes with several financial institutions which are secured by transportation equipment. The terms of the notes range from 48 months to 60 months with monthly payments of principal and interest of approximately $12,300. The notes bear interest at rates ranging from
6.5 percent to 10.5 percent and mature from 1997 to 2001.

     The Company has a note payable to its former owner with an outstanding balance of $288,444 at December 31, 1996. The note payable was calculated using an implied interest rate of 9 percent. The note

                       EASTERN HEATING AND COOLING, INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

payable is due in installments of $159,385 on January 1, 1997 and $168,948 on January 1, 1998, including interest.

     The aggregate maturities of long-term debt as of December 31, 1996, are as follows (in thousands):

Year ending December 31 --
     1997............................  $     302
     1998............................        296
     1999............................         85
     2000............................         42
     2001............................          8
                                       ---------
                                       $     733
                                       =========

6.  LINE OF CREDIT:

     The Company has a $500,000 line of credit with a financial services company. The line of credit is due on demand and bears interest at prime plus 1 percent per annum (9.25 percent at December 31, 1996). The line of credit is secured by substantially all assets of the Company. The balance outstanding under this line of credit at December 31, 1996 was $140,000.

7.  LEASES:

     The Company leases a facility from a company which is 50 percent owned by the Company's shareholder. The lease expires in December 1999. The rent paid under this related-party lease was approximately $50,000 for the year ended December 31, 1996.

     Additionally, the Company rents other facilities from non-related parties. Future minimum lease payments under non-cancellable operating leases are as follows (in thousands):

Year Ended December 31 --
     1997...............................      $   55
     1998...............................          55
     1999...............................          50
                                           ------------
                                              $  160
                                           ============

8.  COMMITMENTS AND CONTINGENCIES:

LITIGATION

     The Company is involved in legal actions arising in the ordinary course of business. Management does not believe the outcome of such legal actions will have a material adverse effect on the Company's financial position or results of operations.

INSURANCE

     The Company carries a broad range of insurance coverage, including general and business auto liability, commercial property, workers' compensation and a general umbrella policy. The Company has not incurred significant claims or losses on any of its insurance policies.

                       EASTERN HEATING AND COOLING, INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

9.  FINANCIAL INSTRUMENTS:

     The Company's financial instruments consist of cash and cash equivalents, investments, notes payable, a line of credit, and debt. The Company believes that the carrying value of these instruments on the accompanying balance sheet approximates their fair value.

10.  SALES TO SIGNIFICANT CUSTOMER:

     During 1996, one customer accounted for approximately 12 percent of the Company's sales.

11.  SUBSEQUENT EVENT:

     Effective January 2, 1997, an affiliate of the Company acquired the business and certain operating assets of RECC, Inc., a New York corporation. This affiliate agreed to pay $10,000 over a period of one year.

12. EVENT SUBSEQUENT TO DATE OF AUDITORS' REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS (UNAUDITED):

     In March 1997, the Company and its shareholder entered into a definitive agreement with a wholly-owned subsidiary of Comfort Systems, providing for the merger of the Company with the subsidiary of Comfort Systems.

     As of March 31, 1997, the Company distributed $135,000 from the accumulated adjustment account. In connection with the merger, the Company will make additional cash distributions of approximately $158,000 prior to the merger which represents the Company's estimated S Corporation accumulated adjustment account. Had these transactions been recorded at March 31, 1997, the effect on the accompanying unaudited balance sheet would be an increase in liabilities of $158,000 and a decrease in shareholder's equity of $158,000.

     Concurrently with the merger, the Company will enter into agreements with the shareholders to lease land and buildings used in the Company's operations for a negotiated amount and term.

     Eastern intends to enter into a 10-year lease with 60 Loudonville Road Associates for a new building and terminate the existing lease. Eastern has agreed to install the HVAC systems in the new building at a price which the Company believes to be at a fair market value. The Company's annual rental in the new building will be at fair market value, as determined by appraisal.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Contract Service, Inc.:

     We have audited the accompanying balance sheets of Contract Service, Inc., as of December 31, 1995 and 1996, and the related statements of operations, shareholders' equity and cash flows for the three years ended December 31, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Contract Service, Inc., as of December 31, 1995 and 1996, and the results of their operations and their cash flows for the three years ended December 31, 1996 in conformity with generally accepted accounting principles.

ARTHUR ANDERSEN LLP

Houston, Texas
March 7, 1997

                             CONTRACT SERVICE, INC.
                                 BALANCE SHEETS
                    (IN THOUSANDS, EXCEPT SHARE INFORMATION)

                                              DECEMBER 31,
                                          --------------------    MARCH 31,
                                            1995       1996         1997
                                          ---------  ---------   -----------
                                                                 (UNAUDITED)
                 ASSETS
CURRENT ASSETS:
     Cash and cash equivalents..........  $     116  $     207     $   103
     Accounts receivable --
          Trade, net of allowance of
             $11, $22 and $21,
             respectively...............        651        680         681
          Retainage.....................         10         26          41
     Inventories........................        306        362         491
     Costs and estimated earnings in
       excess of billings on uncompletedX
       contracts........................        104        110         129
     Prepaid expenses and other current
       assets...........................         11          4           4
                                          ---------  ---------   -----------
          Total current assets..........      1,198      1,389       1,449
PROPERTY AND EQUIPMENT, net.............        549        642         690
OTHER NONCURRENT ASSETS.................         14         16          15
                                          ---------  ---------   -----------
          Total assets..................  $   1,761  $   2,047     $ 2,154
                                          =========  =========   ===========

  LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES:
     Current maturities of long-term
       debt.............................  $     100  $     100     $   101
     Accounts payable and accrued
       expenses.........................        576        691         657
     Billings in excess of costs and
       estimated earnings on uncompleted
       contracts........................        149        136         218
                                          ---------  ---------   -----------
          Total current liabilities.....        825        927         976
LONG-TERM DEBT, net of current
  maturities............................        263        429         434
COMMITMENTS AND CONTINGENCIES
SHAREHOLDERS' EQUITY:
     Common stock, $1 par value, 20,000
       shares authorized, 8,946 shares
       issued and outstanding...........          9          9           9
     Retained earnings..................        664        682         735
                                          ---------  ---------   -----------
          Total shareholders' equity....        673        691         744
                                          ---------  ---------   -----------
          Total liabilities and
             shareholders' equity.......  $   1,761  $   2,047     $ 2,154
                                          =========  =========   ===========

   The accompanying notes are an integral part of these financial statements.

                             CONTRACT SERVICE, INC.
                            STATEMENTS OF OPERATIONS
                                 (IN THOUSANDS)

                                                                               THREE MONTHS
                                                                                  ENDED
                                              YEAR ENDED DECEMBER 31,           MARCH 31,
                                          -------------------------------  --------------------
                                            1994       1995       1996       1996       1997
                                          ---------  ---------  ---------  ---------  ---------
                                                                               (UNAUDITED)
REVENUES................................  $   6,502  $   6,361  $   7,842  $   1,369  $   1,562
COST OF SERVICES........................      4,393      4,413      5,201        926      1,045
                                          ---------  ---------  ---------  ---------  ---------
               Gross profit.............      2,109      1,948      2,641        443        517
SELLING, GENERAL AND ADMINISTRATIVE
  EXPENSES..............................      1,228      1,500      1,660        368        458
                                          ---------  ---------  ---------  ---------  ---------
               Income from operations...        881        448        981         75         59
OTHER INCOME (EXPENSE):
     Interest expense...................         (5)        (9)       (29)        (9)       (15)
     Other..............................         29         38         51         13          9
                                          ---------  ---------  ---------  ---------  ---------
NET INCOME..............................  $     905  $     477  $   1,003  $      79  $      53
                                          =========  =========  =========  =========  =========

   The accompanying notes are an integral part of these financial statements.

                             CONTRACT SERVICE, INC.
                       STATEMENTS OF SHAREHOLDERS' EQUITY
                    (IN THOUSANDS, EXCEPT SHARE INFORMATION)

                                          COMMON STOCK                          TOTAL
                                       -------------------     RETAINED     SHAREHOLDERS'
                                        SHARES      AMOUNT     EARNINGS         EQUITY
                                       ---------    ------     --------     --------------
BALANCE, December 31, 1993...........      8,946     $  9       $  660          $  669
     Distributions to shareholders...     --         --           (911)           (911)
     Net income......................     --         --            905             905
                                       ---------    ------     --------     --------------
BALANCE, December 31, 1994...........      8,946        9          654             663
     Distributions to shareholders...     --         --           (467)           (467)
     Net income......................     --         --            477             477
                                       ---------    ------     --------     --------------
BALANCE, December 31, 1995...........      8,946        9          664             673
     Distributions to shareholders...     --         --           (985)           (985)
     Net income......................     --         --          1,003           1,003
                                       ---------    ------     --------     --------------
BALANCE, December 31, 1996...........      8,946        9          682             691
     Net income (unaudited)..........     --         --             53              53
                                       ---------    ------     --------     --------------
BALANCE, March 31, 1997
  (unaudited)........................      8,946     $  9       $  735          $  744
                                       =========    ======     ========     ==============

   The accompanying notes are an integral part of these financial statements.

                             CONTRACT SERVICE, INC.
                            STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)

                                                                            THREE MONTHS
                                                                               ENDED
                                           YEAR ENDED DECEMBER 31,           MARCH 31,
                                       -------------------------------  --------------------
                                         1994       1995       1996       1996       1997
                                       ---------  ---------  ---------  ---------  ---------
                                                                            (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income.........................  $     905  $     477  $   1,003  $      79  $      53
  Adjustments to reconcile net income
    to net cash provided by (used in)
    operating activities --
    Depreciation.....................         97        120        138         28         33
    Gain (loss) on sale of property
     and equipment...................          8         (5)    --         --         --
    Changes in operating assets and
     liabilities --
      (Increase) decrease in --
         Accounts receivable.........       (219)       (96)       (45)       177        (16)
         Inventories.................         20        (49)       (57)       (54)      (129)
         Costs and estimated earnings
          in excess of billings on
          uncompleted contracts......        (44)        35         (6)         8        (19)
         Prepaid expenses and other
          current assets.............         (9)        (2)         7          2     --
         Other noncurrent assets.....         (8)         5         (2)       (11)         1
      Increase (decrease) in --
         Accounts payable and accrued
          expenses...................        (27)        (3)       115        (32)       (34)
         Billings in excess of costs
           and estimated earnings on
           uncompleted contracts.....         12         17        (13)       (28)        82
                                       ---------  ---------  ---------  ---------  ---------
      Net cash provided by (used in)
       operating activities..........        735        499      1,140        169        (29)
                                       ---------  ---------  ---------  ---------  ---------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Proceeds from sale of property and
   equipment.........................     --              6     --              1     --
  Additions of property and
   equipment.........................       (138)      (199)      (230)      (107)       (81)
                                       ---------  ---------  ---------  ---------  ---------
      Net cash used in investing
       activities....................       (138)      (193)      (230)      (106)       (81)
                                       ---------  ---------  ---------  ---------  ---------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Borrowings of long-term debt.......        102        201        166     --              6
  Distributions to shareholders......       (911)      (467)      (985)    --         --
  Collections of advances to officers
   and shareholders..................         86     --         --         --         --
                                       ---------  ---------  ---------  ---------  ---------
      Net cash provided by (used in)
       financing activities..........       (723)      (266)      (819)    --              6
                                       ---------  ---------  ---------  ---------  ---------
NET INCREASE (DECREASE) IN CASH AND
  CASH EQUIVALENTS...................       (126)        40         91         63       (104)
CASH AND CASH EQUIVALENTS, beginning
  of period..........................        202         76        116        116        207
                                       ---------  ---------  ---------  ---------  ---------
CASH AND CASH EQUIVALENTS, end of
  period.............................  $      76  $     116  $     207  $     179  $     103
                                       =========  =========  =========  =========  =========
SUPPLEMENTAL DISCLOSURE OF CASH FLOW
  INFORMATION:
  Cash paid for --
    Interest.........................  $       6  $      30  $      41  $       9  $      15

   The accompanying notes are an integral part of these financial statements.

                             CONTRACT SERVICE, INC.
                         NOTES TO FINANCIAL STATEMENTS

1.  BUSINESS AND ORGANIZATION:

     Contract Service, Inc., a Utah corporation, (the "Company") focuses on providing comprehensive maintenance, repair and replacement of HVAC systems for commercial and residential facilities primarily in Utah.

     The Company and its shareholders intend to enter into a definitive agreement with Comfort Systems USA, Inc. ("Comfort Systems"), pursuant to which all outstanding shares of the Company's common stock will be exchanged for cash and shares of Comfort Systems common stock concurrently with the consummation of the initial public offering (the "Offering") of the common stock of Comfort Systems.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

INTERIM FINANCIAL INFORMATION

     The interim financial statements as of March 31, 1997, and for the three months ended March 31, 1996 and 1997, are unaudited, and certain information and footnote disclosures, normally included in financial statements prepared in accordance with generally accepted accounting principles, have been omitted. In the opinion of management, all adjustments, consisting only of normal recurring adjustments, necessary to fairly present the financial position, results of operations and cash flows with respect to the interim financial statements, have been included. The results of operations for the interim periods are not necessarily indicative of the results for the entire fiscal year.

CASH AND CASH EQUIVALENTS

     The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

INVENTORIES

     Inventories consist of duct materials, air conditioning equipment, refrigeration supplies and accessories held for use in the ordinary course of business and are stated at the lower of cost or market using the first-in, first-out (FIFO) method.

PROPERTY AND EQUIPMENT

     Property and equipment are stated at cost, and depreciation is computed using the straight-line method over the estimated useful lives of the assets.

     Expenditures for repairs and maintenance are charged to expense when incurred. Expenditures for major renewals and betterments, which extend the useful lives of existing equipment, are capitalized and depreciated. Upon retirement or disposition of property and equipment, the cost and related accumulated depreciation are removed from the accounts and any resulting gain or loss is recognized in the statement of operations.

REVENUE RECOGNITION

     The Company recognizes revenue when services are performed except when work is being performed under a construction contract. Revenues from construction contracts are recognized on the percentage-of-completion method measured by the percentage of costs incurred to total estimated costs for each contract. Provisions for the total estimated losses on uncompleted contracts are made in the period in which such losses are determined. Changes in job performance, job conditions, estimated profitability and final contract settlements may result in revisions to costs and income and are recognized in the period in which the revisions are determined.

                             CONTRACT SERVICE, INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

     The balances billed but not paid by customers pursuant to retainage provisions in construction contracts will be due upon completion of the contracts and acceptance by the customer. Based on the Company's experience with similar contracts in recent years, the retention balance will be billed and collected in the upcoming fiscal year.

WARRANTY COSTS

     The Company warrants labor for the first year after installation of new air conditioning and heating units. The Company generally warrants labor for 30 days after the servicing of existing air conditioning and heating units. A reserve for warranty costs is recorded upon completion of installation or service.

INCOME TAXES

     The Company has elected S Corporation status as defined by the Internal Revenue Code, whereby the Company is not subject to taxation for federal purposes. Under S Corporation status, the shareholders report their share of the Company's taxable earnings or losses in their personal tax returns. The Company will terminate its S Corporation status concurrently with the effective date of the Offering.

USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires the use of estimates and assumptions by management in determining the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

NEW ACCOUNTING PRONOUNCEMENT

     Effective January 1, 1996, the Company adopted Statement of Financial Accounting Standards (SFAS) No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of." Accordingly, in the event that facts and circumstances indicate that property and equipment, and intangible or other assets may be impaired, an evaluation of recoverability would be performed. If an evaluation is required, the estimated future undiscounted cash flows associated with the asset are compared to the asset's carrying amount to determine if a write-down to market value is necessary. Adoption of this standard did not have a material effect on the financial position or results of operations of the Company.

3.  PROPERTY AND EQUIPMENT:

     Property and equipment consist of the following (dollars in thousands):

                                     ESTIMATED
                                    USEFUL LIVES    DECEMBER 31,    DECEMBER 31,
                                      IN YEARS          1995            1996
                                    ------------    ------------    ------------
Transportation equipment...........   5-10             $  690          $  907
Machinery and equipment............   5-30                126             127
Furniture and fixtures.............   5-20                178             189
                                                    ------------    ------------
Less -- Accumulated depreciation...                      (445)           (581)
                                                    ------------    ------------
     Property and equipment, net...                    $  549          $  642
                                                    ============    ============

                             CONTRACT SERVICE, INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

4.  DETAIL OF CERTAIN BALANCE SHEET ACCOUNTS:

     Activity in the Company's allowance for doubtful accounts consists of the following (in thousands):

                                           DECEMBER 31,
                                       --------------------
                                         1995       1996
                                       ---------  ---------
Balance at beginning of year.........  $      11  $      11
Additions to costs and expenses......         18         26
Deductions for uncollectible
  receivables written off and
  recoveries.........................        (18)       (15)
                                       ---------  ---------
                                       $      11  $      22
                                       =========  =========

     Accounts payable and accrued expenses consist of the following (in thousands):

                                           DECEMBER 31,
                                       --------------------
                                         1995       1996
                                       ---------  ---------
Accounts payable, trade..............  $     242  $     256
Accrued compensation.................        219        312
Other accrued expenses...............        115        123
                                       ---------  ---------
                                       $     576  $     691
                                       =========  =========

     Installation contracts in progress are as follows (in thousands):

                                           DECEMBER 31,
                                       --------------------
                                         1995       1996
                                       ---------  ---------
Costs incurred on contracts in
progress.............................  $   1,998  $   2,534
Estimated earnings, net of losses....        741        978
                                       ---------  ---------
                                           2,739      3,512
Less -- Billings to date.............      2,784      3,538
                                       ---------  ---------
                                       $     (45) $     (26)
                                       =========  =========

Costs and estimated earnings in
  excess
  of billings on uncompleted
  contracts..........................  $     104  $     110
Billings in excess of costs and
  estimated
  earnings on uncompleted
  contracts..........................       (149)      (136)
                                       ---------  ---------
                                       $     (45) $     (26)
                                       =========  =========

5.  LONG-TERM DEBT:

     Long-term debt consists of ten unsecured promissory notes to the Company's shareholders of which two are demand notes. All notes, except the demand notes, are due 10 years from the date of the note. The notes bear an interest rate of 10 percent. Monthly interest payments are made to the shareholders with the principal due at the date of maturity.

                             CONTRACT SERVICE, INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

     The aggregate maturities of long-term debt are as follows (in thousands):

        Year ending December 31,

1997.................................  $     100
1998.................................     --
1999.................................     --
2000.................................     --
2001.................................     --
Thereafter...........................        429
                                       ---------
                                       $     529
                                       =========

6.  LEASES:

     The Company leases its facilities from a company owned by its two shareholders. The lease is currently on a month-to-month basis. The rent paid under this related-party lease was approximately $66,000, $106,000 and $120,000 for the years ended December 31, 1994, 1995 and 1996, respectively.

     Future minimum lease payments for operating leases are as follows (in thousands):

Year ending December 31,
     1997............................  $     120
     1998............................        120
     1999............................        120
     2000............................        120
     2001............................        120
                                       ---------
                                       $     600
                                       =========

7.  RELATED-PARTY TRANSACTIONS:

     At December 31, 1994, 1995 and 1996, the Company held notes payable to the shareholders in the amount of $162,000, $363,000 and $529,000, respectively. (See Note 5.) The notes bear interest at 10 percent. Interest paid during the years ended December 31, 1994, 1995 and 1996 related to these loans was $6,000, $29,000 and $41,000, respectively.

8.  COMMITMENTS AND CONTINGENCIES:

LITIGATION

     The Company is involved in legal actions arising in the ordinary course of business. Management does not believe the outcome of such legal action will have a material adverse effect on the Company's financial position or results of operations.

INSURANCE

     The Company carries a broad range of insurance coverage, including general and business auto liability, commercial property, workers' compensation and a general umbrella policy. The Company has not incurred significant claims or losses on any of its insurance policies.

                             CONTRACT SERVICE, INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

9.  EMPLOYEE BENEFIT PLAN:

     Beginning January 1, 1994, the Company adopted a 401(k) plan. The plan allows employees to contribute a portion of their gross wages into the plan as a salary deferral and requires the Company to match 25 percent of the employee contribution up to 5 percent of employee's gross wages. The Company's matching contributions for the years ended December 31, 1995 and 1996 were $17,000 and $19,000 respectively.

     The Company has also adopted a cafeteria plan pursuant to Section 125 of the Internal Revenue Code that covers all employees from 90 days after the commencement of employment. Under this plan, the employees may reduce their compensation to fund medical, dental and dependent care/day care benefits. The funds withheld are used to pay actual claims or medical insurance, based on the employees' elections.

10.  FINANCIAL INSTRUMENTS:

     The Company's financial instruments consist of cash and cash equivalents, and debt. The Company believes that the carrying value of these instruments on the accompanying balance sheet approximates their fair value.

11. EVENT SUBSEQUENT TO DATE OF AUDITORS' REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS (UNAUDITED):

     In March 1997, the Company and its shareholders entered into a definitive agreement with a wholly-owned subsidiary of Comfort Systems, providing for the merger of the Company with the subsidiary of Comfort Systems.

     In connection with the merger, the Company will make a cash distribution of approximately $735,000 prior to the merger which represents the Company's estimated S Corporation accumulated adjustment account. Had these transactions been recorded at March 31, 1997, the effect on the accompanying unaudited balance sheet would be a decrease in assets of $97,000 and an increase in liabilities of $832,000 and a decrease in shareholders' equity of $735,000.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Tech Heating and Air Conditioning, Inc.:

     We have audited the accompanying combined balance sheets of Tech Heating and Air Conditioning, Inc., and related company as of December 31, 1995 and 1996, and the related combined statements of operations, shareholders' equity and cash flows for the years then ended. These combined financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these combined financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the combined financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the combined financial statements referred to above present fairly, in all material respects, the combined financial position of Tech Heating and Air Conditioning, Inc., and related company as of December 31, 1995 and 1996, and the combined results of their operations and their cash flows for the years then ended in conformity with generally accepted accounting principles.

ARTHUR ANDERSEN LLP

Houston, Texas
March 7, 1997

                    TECH HEATING AND AIR CONDITIONING, INC.,
                              AND RELATED COMPANY
                            COMBINED BALANCE SHEETS
                    (IN THOUSANDS, EXCEPT SHARE INFORMATION)

                                              DECEMBER 31,
                                          --------------------     MARCH 31,
                                            1995       1996          1997
                                          ---------  ---------    -----------
                                                                  (UNAUDITED)
                 ASSETS
CURRENT ASSETS:
     Cash and cash equivalents..........  $     313  $     611      $   249
     Accounts receivable --
          Trade, net of allowance of
             $45, $40 and $45,
             respectively...............      1,244      1,723        1,216
          Retainage.....................         92         48       --
          Other receivables.............     --              7           20
     Inventories........................         67        208          193
     Prepaid expenses and other current
       assets...........................          7         33           20
                                          ---------  ---------    -----------
               Total current assets.....      1,723      2,630        1,698
PROPERTY AND EQUIPMENT, net.............        368        500          484
                                          ---------  ---------    -----------
               Total assets.............  $   2,091  $   3,130      $ 2,182
                                          =========  =========    ===========
  LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES:
     Current maturities of long-term
     debt...............................  $  --      $      62      $    69
     Accounts payable and accrued
     expenses...........................      1,048        757          701
     Line of credit.....................         88        190          900
                                          ---------  ---------    -----------
               Total current
               liabilities..............      1,136      1,009        1,670
LONG-TERM DEBT, net of current
maturities..............................         48         60           32
COMMITMENTS AND CONTINGENCIES
SHAREHOLDERS' EQUITY:
     Common stock, no par value, 1,000
       shares authorized, 500 shares
       issued...........................          1          1            1
     Treasury stock.....................         (3)        (3)          (3)
     Retained earnings..................        909      2,063          482
                                          ---------  ---------    -----------
               Total shareholders'
               equity...................        907      2,061          480
                                          ---------  ---------    -----------
               Total liabilities and
               shareholders' equity.....  $   2,091  $   3,130      $ 2,182
                                          =========  =========    ===========

    The accompanying notes are an integral part of these combined financial statements.

                    TECH HEATING AND AIR CONDITIONING, INC.,
                              AND RELATED COMPANY
                       COMBINED STATEMENTS OF OPERATIONS
                                 (IN THOUSANDS)

                                                                    THREE MONTHS
                                          YEAR ENDED DECEMBER          ENDED
                                                  31,                MARCH 31,
                                          --------------------  --------------------
                                            1995       1996       1996       1997
                                          ---------  ---------  ---------  ---------
                                                                    (UNAUDITED)
REVENUES................................  $   6,960  $   7,537  $   1,075  $   1,656
COST OF SERVICES........................      4,212      3,996        639      1,034
                                          ---------  ---------  ---------  ---------
     Gross profit.......................      2,748      3,541        436        622
SELLING, GENERAL AND ADMINISTRATIVE
  EXPENSES..............................      1,800      1,861        390        565
                                          ---------  ---------  ---------  ---------
     Income from operations.............        948      1,680         46         57
OTHER INCOME (EXPENSE):
     Interest expense...................        (12)       (18)        (3)       (10)
     Other..............................         20         31          6         11
                                          ---------  ---------  ---------  ---------
NET INCOME..............................  $     956  $   1,693  $      49  $      58
                                          =========  =========  =========  =========

    The accompanying notes are an integral part of these combined financial statements.

                    TECH HEATING AND AIR CONDITIONING, INC.,
                              AND RELATED COMPANY
                  COMBINED STATEMENTS OF SHAREHOLDERS' EQUITY
                    (IN THOUSANDS, EXCEPT SHARE INFORMATION)

                                             COMMON STOCK                                  TOTAL
                                           ----------------    TREASURY    RETAINED    SHAREHOLDERS'
                                           SHARES    AMOUNT     STOCK      EARNINGS       EQUITY
                                           ------    ------    --------    --------    -------------
BALANCE, December 31, 1994..............     500      $  1       $ (3)      $  575        $   573
     Distributions to shareholders......    --        --         --           (622)          (622)
     Net income.........................    --        --         --            956            956
                                           ------    ------       ---      --------    -------------
BALANCE, December 31, 1995..............     500         1         (3)         909            907
     Distributions to shareholders......    --        --         --           (539)          (539)
     Net income.........................    --        --         --          1,693          1,693
                                           ------    ------       ---      --------    -------------
BALANCE, December 31, 1996..............     500         1         (3)       2,063          2,061
     Distributions to shareholders
       (unaudited)......................    --        --         --         (1,639)        (1,639)
     Net income (unaudited).............    --        --         --             58             58
                                           ------    ------       ---      --------    -------------
BALANCE, March 31, 1997 (unaudited).....     500      $  1       $ (3)      $  482        $   480
                                           ======    ======       ===      ========    =============

    The accompanying notes are an integral part of these combined financial statements.

                    TECH HEATING AND AIR CONDITIONING, INC.,
                              AND RELATED COMPANY
                       COMBINED STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)

                                                                THREE MONTHS
                                            YEAR ENDED             ENDED
                                           DECEMBER 31,          MARCH 31,
                                       --------------------  ------------------
                                         1995       1996      1996      1997
                                       ---------  ---------  --------  --------
                                                               (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income.........................  $     956  $   1,693  $     49  $     58
  Adjustments to reconcile net income
     to net cash provided by (used
     in) operating activities --
     Depreciation....................         89        142        31        38
     Changes in operating assets and
       liabilities --
       (Increase) decrease in --
          Accounts receivable........        581       (442)      (48)      542
          Inventories................        (42)      (141)        1        15
          Prepaid expenses and other
             current assets..........          7        (26)       (6)       13
       Increase (decrease) in --
          Accounts payable and
             accrued expenses........       (513)      (291)     (312)      (56)
                                       ---------  ---------  --------  --------
               Net cash provided by
                  (used in) operating
                  activities.........      1,078        935      (285)      610
                                       ---------  ---------  --------  --------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Additions of property and
     equipment.......................       (127)      (274)      (59)      (22)
                                       ---------  ---------  --------  --------
               Net cash used in
                  investing
                  activities.........       (127)      (274)      (59)      (22)
                                       ---------  ---------  --------  --------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Borrowings on line of credit.......         76        102        18       710
  Borrowings on long-term debt.......     --            205       203    --
  Payments on long-term debt.........       (100)      (131)   --           (21)
  Distributions to shareholders......       (622)      (539)      (15)   (1,639)
                                       ---------  ---------  --------  --------
               Net cash provided by
                  (used in) financing
                  activities.........       (646)      (363)      206      (950)
                                       ---------  ---------  --------  --------
NET INCREASE (DECREASE) IN CASH AND
  CASH EQUIVALENTS...................        305        298      (138)     (362)
CASH AND CASH EQUIVALENTS, beginning
  of period..........................          8        313       313       611
                                       ---------  ---------  --------  --------
CASH AND CASH EQUIVALENTS, end of
  period.............................  $     313  $     611  $    175  $    249
                                       =========  =========  ========  ========
SUPPLEMENTAL DISCLOSURE OF CASH FLOW
  INFORMATION:
  Cash paid for --
     Interest........................  $      12  $      18  $      3  $      8

    The accompanying notes are an integral part of these combined financial statements.

                    TECH HEATING AND AIR CONDITIONING, INC.
                              AND RELATED COMPANY
                     NOTES TO COMBINED FINANCIAL STATEMENTS

1.  BUSINESS AND ORGANIZATION:

     Tech Heating and Air Conditioning, Inc., an Ohio corporation, and related company (collectively, the "Company") focuses on providing "design and build" installation and services, maintenance, repair and replacement of HVAC systems for commercial and industrial facilities. Tech also offers continuous monitoring and control services for commercial facilities. The Company's customers are primarily in the greater Cleveland, Ohio area.

     The Company and its shareholders intend to enter into a definitive agreement with Comfort Systems, USA, Inc. ("Comfort Systems") pursuant to which all outstanding shares of the Company's common stock will be exchanged for cash and shares of Comfort Systems common stock concurrently with the consummation of the initial public offering (the "Offering") of the common stock of Comfort Systems.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

BASIS OF PRESENTATION

     The combined financial statements include the accounts and results of operations of Tech Heating and Air Conditioning, Inc., and its related company, Tech Mechanical which are under common control and management of two individuals. All significant intercompany transactions and balances have been eliminated in combination.

INTERIM FINANCIAL INFORMATION

     The interim combined financial statements as of March 31, 1997, and for the three months ended March 31, 1996 and 1997, are unaudited, and certain information and footnote disclosures, normally included in financial statements prepared in accordance with generally accepted accounting principles, have been omitted. In the opinion of management, all adjustments, consisting only of normal recurring adjustments, necessary to fairly present the financial position, results of operations and cash flows with respect to the combined interim financial statements, have been included. The results of operations for the interim periods are not necessarily indicative of the results for the entire fiscal year.

CASH AND CASH EQUIVALENTS

     The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

INVENTORIES

     Inventories consist of duct materials, air conditioning equipment, refrigeration supplies and accessories held for use in the ordinary course of business and are stated at the lower of cost or market using the first-in, first-out (FIFO) method.

PROPERTY AND EQUIPMENT

     Property and equipment are stated at cost, and depreciation is computed using the straight-line method over the estimated useful lives of the assets.

     Expenditures for repairs and maintenance are charged to expense when incurred. Expenditures for major renewals and betterments, which extend the useful lives of existing equipment, are capitalized and depreciated. Upon retirement or disposition of property and equipment, the cost and related accumulated depreciation are removed from the accounts and any resulting gain or loss is recognized in the combined statements of operations.

                    TECH HEATING AND AIR CONDITIONING, INC.
                              AND RELATED COMPANY
             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

REVENUE RECOGNITION

     The Company recognizes revenue when services are performed except when work is being performed under a construction contract. Revenues from construction contracts are recognized on the percentage-of-completion method measured by the percentage of costs incurred to total estimated costs for each contract. Provisions for the total estimated losses on uncompleted contracts are made in the period in which such losses are determined. Changes in job performance, job conditions, estimated profitability and final contract settlements may result in revisions to costs and income and their effects are recognized in the period in which the revisions are determined.

     The balances billed but not paid by customers pursuant to retainage provisions in construction contracts will be due upon completion of the contracts and acceptance by the customer. Based on the Company's experience with similar contracts in recent years, the retention balance will be billed and collected in the upcoming fiscal year.

WARRANTY COSTS

     The Company warrants labor for the first year after installation of new air conditioning and heating systems. The Company generally warrants labor for 30 days after the servicing of existing air conditioning and heating systems. A reserve for warranty costs is recorded upon completion of installation or service.

INCOME TAXES

     The Company has elected S Corporation status as defined by the Internal Revenue Code, whereby the Company is not subject to taxation for federal purposes. Under S Corporation status, the shareholders report their share of the Company's taxable earnings or losses in their personal tax returns. The Company will terminate its S Corporation status concurrently with the effective date of the Offering.

USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires the use of estimates and assumptions by management in determining the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

NEW ACCOUNTING PRONOUNCEMENT

     Effective January 1, 1996, the Company adopted Statement of Financial Accounting Standards (SFAS) No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of." Accordingly, in the event that facts and circumstances indicate that property and equipment may be impaired, an evaluation of recoverability would be performed. If an evaluation is required, the estimated future undiscounted cash flows associated with the asset are compared to the asset's carrying amount to determine if a write-down to market value is necessary. Adoption of this standard did not have a material effect on the financial position or combined results of operations of the Company.

                    TECH HEATING AND AIR CONDITIONING, INC.
                              AND RELATED COMPANY
             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

3.  PROPERTY AND EQUIPMENT:

     Property and equipment consist of the following (dollars in thousands):

                                            ESTIMATED         DECEMBER 31,
                                           USEFUL LIVES   --------------------
                                             IN YEARS       1995       1996
                                           ------------   ---------  ---------
Transportation equipment................      5           $     462  $     553
Machinery and equipment.................      7                  61        159
Computer and telephone equipment........      5                 107        190
Furniture and fixtures..................     5-7                145        128
                                                          ---------  ---------
Less -- Accumulated depreciation........                       (407)      (530)
                                                          ---------  ---------
     Property and equipment, net........                  $     368  $     500
                                                          =========  =========

4.  DETAIL OF CERTAIN BALANCE SHEET ACCOUNTS:

     Activity in the Company's allowance for doubtful accounts consists of the following (in thousands):

                                              DECEMBER 31,
                                          --------------------
                                            1995       1996
                                             ---        ---
Balance at beginning of year............  $      25  $      45
Additions to costs and expenses.........         20     --
Deductions for uncollectible receivables
  written off and recoveries............     --             (5)
                                                ---        ---
                                          $      45  $      40
                                                ===        ===

     Accounts payable and accrued expenses consist of the following (in thousands):

                                              DECEMBER 31,
                                          --------------------
                                            1995       1996
                                          ---------  ---------
Accounts payable, trade.................  $     428  $     388
Accrued compensation and benefits.......        337        226
Other accrued expenses..................        283        143
                                          ---------  ---------
                                          $   1,048  $     757
                                          =========  =========

     At December 31, 1995 and 1996 billings to customers generally equalled work performed which resulted in no costs and estimated earnings in excess of billings or billings in excess of costs and estimated earnings on uncompleted contracts.

                    TECH HEATING AND AIR CONDITIONING, INC.
                              AND RELATED COMPANY
             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

5.  LONG-TERM DEBT AND NOTES PAYABLE:

     Long-term debt consists of installment notes payable for transportation equipment. The debt is secured by the related transportation equipment. The terms of the notes range from 24 months to 36 months with monthly payments of principal and interest of approximately $8,000. The notes bear interest at rates ranging from 7.5 percent to 9.95 percent.

     The aggregate maturities of long-term debt as of December 31, 1996, are as follows (in thousands):

Year ending December 31 --
     1997...............................  $     252
     1998...............................         55
     1999...............................          5
                                          ---------
                                          $     312
                                          =========

     The Company has a $1,500,000 line of credit with a financial services company. The line of credit expires in July 1997 and bears interest at prime plus .25 percent per annum (8.5 percent at December 31, 1996). The line of credit is secured by a lien on accounts receivable and inventory and is guaranteed by the shareholders. There was $190,000 outstanding under this line of credit at December 31, 1996.

6.  LEASES:

     The Company leases facilities from a company which is partially owned by one of the shareholders. The lease expires in April of 2000. The rent paid under this related-party lease was approximately $84,000 for the year ended December 31, 1996. The lease requires the Company to pay taxes, maintenance, insurance and certain other operating costs of the leased property. The lease contains renewal provisions.

     The Company leases a vehicle for a key member of management. The lease payments under this vehicle lease totaled approximately $6,700 for the year ended December 31, 1996.

     Future minimum lease payments for operating leases are as follows (in thousands):

Year ending December 31
     1997............................  $     100
     1998............................         91
     1999............................         86
     2000............................         28
                                       ---------
                                       $     305
                                       =========

7.  EMPLOYEE BENEFIT PLANS:

     The Company has adopted a retirement plan which qualifies under Section 401(k) of the Internal Revenue Code. The Company has the right to make discretionary contributions. Total contributions by the Company under this plan were approximately $18,000 and $12,000 for 1995 and 1996, respectively.

8.  FINANCIAL INSTRUMENTS:

     The Company's financial instruments consist of cash and cash equivalents and debt. The Company believes that the carrying value of these instruments on the accompanying balance sheet approximates their fair value.

                    TECH HEATING AND AIR CONDITIONING, INC.
                              AND RELATED COMPANY
             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

9.  COMMITMENTS AND CONTINGENCIES:

LITIGATION

     The Company is involved in legal actions arising in the ordinary course of business. Management does not believe the outcome of such legal actions will have a material adverse effect on the Company's financial position or combined results of operations.

INSURANCE

     The Company carries a broad range of insurance coverage, including general and business auto liability, commercial property, workers' compensation and a general umbrella policy. The Company has not incurred significant claims or losses on any of its insurance policies.

10. EVENT SUBSEQUENT TO DATE OF AUDITORS' REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS (UNAUDITED):

     In March 1997, the Company and its shareholders entered into a definitive agreement with a wholly-owned subsidiary of Comfort Systems, providing for the merger of the Company with the subsidiary of Comfort Systems.

     As of March 31, 1997, the Company distributed $1,639,000 from the accumulated adjustment account and increased borrowings on the line of credit of $900,000 with the remainder paid from cash on hand. In connection with the merger, the Company will make additional cash distributions of approximately $482,000 prior to the merger which represents the Company's estimated S Corporation accumulated adjustment account. Had these transactions been recorded at March 31, 1997, the effect on the accompanying unaudited balance sheet would have been a decrease in assets of $149,000, an increase in liabilities of $333,000 and a decrease in shareholders' equity of $482,000.

     Concurrently with the merger, the Company will enter into agreements with the shareholders to lease land and buildings used in the Company's operations for a negotiated amount and term.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Seasonair, Inc.:

     We have audited the accompanying balance sheet of Seasonair, Inc. as of December 31, 1996, and the related statements of operations, shareholders' equity and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Seasonair, Inc., as of December 31, 1996, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.

ARTHUR ANDERSEN LLP

Houston, Texas
March 7, 1997

                                SEASONAIR, INC.
                                 BALANCE SHEETS
                    (IN THOUSANDS, EXCEPT SHARE INFORMATION)

                                           DECEMBER 31,     MARCH 31,
                                               1996            1997
                                           ------------    ------------
                                                           (UNAUDITED)
                 ASSETS
CURRENT ASSETS:
     Cash and cash equivalents..........      $   69          $  221
     Accounts receivable --
          Trade, net of allowance of $
             -- and $9, respectively....         961             869
          Retainage.....................          17              44
          Other receivables.............      --                  40
     Inventories........................         190             187
     Costs on uncompleted contracts in
      excess of billings................          75              89
     Deferred tax asset.................         104             104
     Prepaid expenses and other current
      assets............................          96              49
                                           ------------    ------------
               Total current assets.....       1,512           1,603
PROPERTY AND EQUIPMENT, net.............          63              61
OTHER NONCURRENT ASSETS.................          83             110
                                           ------------    ------------
               Total assets.............      $1,658          $1,774
                                           ============    ============

  LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES:
     Line of credit.....................      $--             $   65
     Current maturities of long-term
      debt..............................          34              26
     Accounts payable and accrued
      expenses..........................         810             866
     Billings in excess of costs and
      estimated earnings on uncompleted
      contracts.........................         156             134
                                           ------------    ------------
               Total current
                   liabilities..........       1,000           1,091
LONG-TERM DEBT, net of current
  maturities............................          76              77
DEFERRED TAX LIABILITY..................          17              17
COMMITMENTS AND CONTINGENCIES...........
SHAREHOLDERS' EQUITY:
     Common stock, no par value,
      2,000,000 shares authorized,
      1,244,000 shares issued and
      outstanding.......................          78              78
     Additional paid-in capital.........           1               1
     Retained earnings..................         721             745
     Treasury stock.....................        (235)           (235)
                                           ------------    ------------
               Total shareholders'
                   equity...............         565             589
                                           ------------    ------------
               Total liabilities and
                   shareholders'
                   equity...............      $1,658          $1,774
                                           ============    ============

   The accompanying notes are an integral part of these financial statements.

                                SEASONAIR, INC.
                            STATEMENTS OF OPERATIONS
                                 (IN THOUSANDS)

                                                              THREE MONTHS
                                                                 ENDED
                                            YEAR ENDED         MARCH 31,
                                           DECEMBER 31,   --------------------
                                               1996         1996       1997
                                           ------------   ---------  ---------
                                                              (UNAUDITED)
REVENUES................................     $  6,737     $   1,128  $   1,831
COST OF SERVICES........................        4,006           586      1,165
                                           ------------   ---------  ---------
          Gross profit..................        2,731           542        666
SELLING, GENERAL AND ADMINISTRATIVE
  EXPENSES..............................        2,597           604        644
                                           ------------   ---------  ---------
          Income (loss) from
             operations.................          134           (62)        22
OTHER INCOME (EXPENSE):
     Interest expense...................          (21)           (5)        (3)
     Other..............................           82             6         28
                                           ------------   ---------  ---------
INCOME BEFORE INCOME TAXES..............          195           (61)        47
PROVISION FOR INCOME TAXES..............           69        --             23
                                           ------------   ---------  ---------
NET INCOME (LOSS).......................     $    126     $     (61) $      24
                                           ============   =========  =========

   The accompanying notes are an integral part of these financial statements.

                                SEASONAIR, INC.
                       STATEMENTS OF SHAREHOLDERS' EQUITY
                    (IN THOUSANDS, EXCEPT SHARE INFORMATION)

                                           COMMON STOCK         ADDITIONAL                                  TOTAL
                                       ---------------------     PAID-IN      RETAINED     TREASURY     SHAREHOLDERS'
                                          SHARES      AMOUNT     CAPITAL      EARNINGS       STOCK         EQUITY
                                       ------------   ------    ----------    ---------    ---------    -------------

BALANCE, December 31, 1995...........     1,214,724    $ 78        $  1         $ 632       $  (269)        $ 442
     Sales of treasury stock.........        29,503    --         --            --               34            34
     Distributions to shareholders...       --         --         --              (37)        --              (37)
     Net income......................       --         --         --              126         --              126
                                       ------------   ------    ----------    ---------    ---------    -------------
BALANCE, December 31, 1996...........     1,244,227      78           1           721          (235)          565
     Purchase of treasury stock......          (266)   --         --            --            --           --
     Net income (unaudited)..........       --         --         --               24         --               24
                                       ------------   ------    ----------    ---------    ---------    -------------
BALANCE, March 31, 1997
     (unaudited).....................     1,243,961    $ 78        $  1         $ 745       $  (235)        $ 589
                                       ============   ======         ==       =========    =========    =============

   The accompanying notes are an integral part of these financial statements.

                                SEASONAIR, INC.
                            STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)

                                                           THREE MONTHS
                                                              ENDED
                                         YEAR ENDED         MARCH 31,
                                        DECEMBER 31,   --------------------
                                            1996         1996       1997
                                        ------------   ---------  ---------
                                                           (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income (loss)..................      $  126      $     (61) $      24
  Adjustments to reconcile net income
     (loss) to net cash provided by
     (used in)
     operating activities
     Depreciation....................         (54)             5          5
     Gain on sale of property and
       equipment.....................          (4)        --         --
     Changes in operating assets and
       liabilities --
       (Increase) decrease in --
          Accounts receivable........          49            282         25
          Inventories................         (35)            (6)         3
          Prepaid expenses and other
             current assets..........        (171)           (37)        47
          Costs of uncompleted
             contracts in excess of
             billings................          58            (65)       (14)
          Other noncurrent assets....         (71)        --            (27)
       Increase (decrease) in --
          Accounts payable and
             accrued expenses........         (74)           (76)        56
          Billings in excess of costs
             on uncompleted
             contracts...............         (23)            12        (22)
          Deferred tax liability.....          30         --         --
                                        ------------   ---------  ---------
               Net cash provided by
                  (used in) operating
                  activities.........        (169)            54         97
                                        ------------   ---------  ---------
CASH FLOWS FROM INVESTING ACTIVITIES:
     Proceeds from sale of property
       and equipment.................          71             (8)        (3)
                                        ------------   ---------  ---------
               Net cash provided by
                  (used in) investing
                  activities.........          71             (8)        (3)
                                        ------------   ---------  ---------
CASH FLOWS FROM FINANCING ACTIVITIES:
     Borrowings on line of credit....      --             --             65
     Payments of long-term debt......        (105)           (82)        (7)
     Distributions to shareholders...         (37)        --         --
     Cash received for sale of
       treasury shares...............          34             (1)    --
                                        ------------   ---------  ---------
               Net cash provided by
                  (used in) financing
                  activities.........        (108)           (83)        58
                                        ------------   ---------  ---------
NET INCREASE (DECREASE) IN CASH AND
  CASH EQUIVALENTS...................        (206)           (37)       152
CASH AND CASH EQUIVALENTS, beginning
  of period..........................         275            275         69
                                        ------------   ---------  ---------
CASH AND CASH EQUIVALENTS, end of
  period.............................      $   69      $     238  $     221
                                        ============   =========  =========
SUPPLEMENTAL DISCLOSURE OF CASH FLOW
  INFORMATION:
     Cash paid for --
          Interest...................      $   22      $       3  $       5
          Income taxes...............         163             30         40

   The accompanying notes are an integral part of these financial statements.

                                SEASONAIR, INC.
                         NOTES TO FINANCIAL STATEMENTS

1.  BUSINESS AND ORGANIZATION:

     Seasonair, Inc., a Maryland corporation, (the "Company") focuses on providing installation services and maintenance, repair and replacement of HVAC systems for light commercial facilities. Seasonair primarily operates in Maryland, the District of Columbia and Virginia.

     The Company and its shareholders intend to enter into a definitive agreement with Comfort Systems, USA, Inc. ("Comfort Systems") pursuant to which all outstanding shares of the Company's common stock will be exchanged for cash and shares of Comfort Systems common stock concurrently with the consummation of the initial public offering (the "Offering") of the common stock of Comfort Systems.

INTERIM FINANCIAL INFORMATION

     The interim financial statements as of March 31, 1997, and for the three months ended March 31, 1996 and 1997, are unaudited, and certain information and footnote disclosures, normally included in financial statements prepared in accordance with generally accepted accounting princples, have been omitted. In the opinion of management, all adjustments, consisting only of normal recurring adjustments, necessary to fairly present the financial position, results of operations and cash flows with respect to the interim financial statements, have been included. The results of operations for the interim periods are not necessarily indicative of the results for the entire fiscal year.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

CASH AND CASH EQUIVALENTS

     The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

INVENTORIES

     Inventories consist of duct materials, air conditioning equipment, refrigeration supplies and accessories held for use in the ordinary course of business and are stated at the lower of cost or market using the weighted-average method.

PROPERTY AND EQUIPMENT

     Property and equipment are stated at cost, and depreciation is computed using an accelerated method over the estimated useful lives of the assets. Leasehold improvements are capitalized and amortized over the lesser of the life of the lease or the estimated useful life of the asset.

     Expenditures for repairs and maintenance are charged to expense when incurred. Expenditures for major renewals and betterments, which extend the useful lives of existing equipment, are capitalized and depreciated. Upon retirement or disposition of property and equipment, the cost and related accumulated depreciation are removed from the accounts and any resulting gain or loss is recognized in the statement of operations.

REVENUE RECOGNITION

     The Company recognizes revenue when services are performed except when work is being performed under a construction contract. Revenue from construction contracts is recognized on the completed-contract method. This method is used because the typical contract is completed within a twelve-month period, and the Company's current financial position and results of operations do not vary significantly from those which would result from use of the percentage-of-completion method. A contract is considered complete when all costs except insignificant items have been incurred, and the installation is operating according to specifications or has been accepted by the customer.

                                SEASONAIR, INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

     The balances billed but not paid by customers pursuant to retainage provision in construction contracts will be due upon completion of the contracts and acceptance by the customer. Based on the Company's experience with similar contracts in recent years, the retention balance will be billed and collected in the upcoming fiscal year.

     Contract costs include all direct equipment, material, labor, and subcontract costs. Provisions for estimated losses on uncompleted contracts are made in the period in which such losses are determined.

WARRANTY COSTS

     The Company warrants labor for the first year after installation on new air conditioning and heating systems. The Company generally warrants labor for 30 days after servicing of existing air conditioning and heating systems. A reserve for warranty costs is recorded upon completion of installation or service.

INCOME TAXES

     The Company follows the liability method of accounting for income taxes in accordance with Statement of Financial Accounting Standards (SFAS) No. 109 "Accounting for Income Taxes". Under this method, deferred income taxes are recorded based upon differences between the financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the underlying assets or liabilities are recovered or settled.

USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires the use of estimates and assumptions by management in determining the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

NEW ACCOUNTING PRONOUNCEMENT

     Effective January 1, 1996, the Company adopted SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of." Accordingly, in the event that facts and circumstances indicate that property and equipment and intangible or other assets may be impaired, an evaluation of recoverability would be performed. If an evaluation is required, the estimated future undiscounted cash flows associated with the asset are compared to the asset's carrying amount to determine if a write-down to market value is necessary. Adoption of this standard did not have a material effect on the financial position or results of operations of the Company.

3.  PROPERTY AND EQUIPMENT:

     Property and equipment consist of the following (dollars in thousands):

                                         ESTIMATED
                                        USEFUL LIVES    DECEMBER 31,
                                          IN YEARS          1996
                                        ------------    ------------
Transportation equipment.............      5               $   17
Machinery and equipment..............      5                  208
Leasehold improvements...............      39                  15
Furniture and fixtures...............      7                   16
                                                        ------------
                                                              256
Less -- Accumulated depreciation and
  amortization.......................                        (193)
                                                        ------------
     Property and equipment, net.....                      $   63
                                                        ============

                                SEASONAIR, INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

4.  DETAIL OF CERTAIN BALANCE SHEET ACCOUNTS:

     Activity in the Company's allowance for doubtful accounts consist of the following (in thousands):

                                           DECEMBER 31,
                                               1996
                                           ------------
Balance at beginning of year............       $ --
Additions to costs and expenses.........          5
Deductions for uncollectible receivables
  written off and recoveries............         (5)
                                                ---
                                               $ --
                                                ===

     Accounts payable and accrued expenses consist of the following (in thousands):

                                        DECEMBER 31,
                                            1996
                                        ------------
Accounts payable, trade..............      $  353
Accrued compensation and benefits....         321
Warranty reserve.....................          37
Other................................          99
                                        ------------
                                           $  810
                                        ============

5.  LONG-TERM DEBT:

     Long-term debt consists of two notes payable to officers and an installment note payable for transportation equipment, which is secured by the related transportation equipment. The terms of the notes range from 51 months to 80 months with monthly payments of principal and interest of approximately $3,598. The notes bear interest at rates ranging from 10 percent to 12.7 percent.

     The aggregate maturities of long-term debt as of December 31, 1996, are as follows (in thousands):

Year ending December 31 --
     1997...............................  $      34
     1998...............................         37
     1999...............................         38
     2000...............................          1
                                          ---------
                                          $     110
                                          =========

     The Company has a $150,000 line of credit with a financial services company. The line of credit expires August 5, 1997, and bears interest at prime plus one percent per annum. There was no balance outstanding under this line of credit at December 31, 1996.

6.  LEASES:

     The Company leases facilities from a partnership which is partially owned by one of the shareholders. The lease expires in October, 2006. The rent paid under this lease was approximately $62,640 for the year ended December 31, 1996. The lease requires the Company to pay taxes, maintenance, insurance and certain other operating costs of the leased property.

     The Company leases vehicles for operations. The payments under these vehicle leases were approximately $189,000 for the year ended December 31, 1996.

                                SEASONAIR, INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

     Future minimum lease payments for operating leases are as follows (in thousands):

Year ending December 31 --
     1997...............................  $     241
     1998...............................        202
     1999...............................        158
     2000...............................        105
     2001...............................         65
                                          ---------
                                          $     771
                                          =========

7.  INCOME TAXES:

     Federal and state income taxes for the year ended December 31, 1996, are as follows (in thousands):

Federal --
     Current............................  $      50
     Deferred...........................          7
State --
     Current............................         11
     Deferred...........................          1
                                                ---
                                          $      69
                                                ===

     Actual income tax expense for the year ended December 31, 1996, differs from income tax expense computed by applying the U.S. federal statutory corporate tax rate of 35% to income before income taxes as follows (in thousands):

Provision at the statutory rate.........  $      68
Increase (decrease) resulting from --
     State income tax, net of benefits
      for federal deduction.............          8
     Other..............................         (7)
                                                ---
                                          $      69
                                                ===

     Deferred income tax provisions result from temporary differences in the recognition of income and expenses for financial reporting purposes and for tax purposes. The tax effects of these temporary differences representing deferred tax assets and liabilities as of December 31, 1996, result principally from the following (in thousands):

Depreciation and amortization...........  $     (18)
Accruals and reserves not deductible
  until paid............................        110
State taxes.............................         (5)
                                          ---------
Net deferred income tax asset...........  $      87
                                          =========

                                SEASONAIR, INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

The net deferred tax assets and liabilities at December 31, 1996, are comprised of the following (in thousands):

Deferred tax assets --
     Current............................  $     104
     Long-term..........................     --
                                          ---------
          Total.........................        104
                                          ---------
Deferred tax liabilities --
     Current............................     --
     Long-term..........................         17
                                          ---------
          Total.........................         17
                                          ---------
          Net deferred income tax
             asset......................  $      87
                                          =========

8.  COMMITMENTS AND CONTINGENCIES:

LITIGATION

     The Company is involved in legal actions arising in the ordinary course of business. Management does not believe the outcome of such legal action will have a material adverse effect on the Company's financial position or results of operations.

INSURANCE

     The Company carries a broad range of insurance coverage, including general and business auto liability, commercial property, workers' compensation and a general umbrella policy. The Company has not incurred significant claims or losses on any of its insurance policies.

9.  EMPLOYEE BENEFIT PLAN:

     The Company has a 401(k) profit-sharing plan which provides for the Company to match employee contributions up to a maximum of $260 per person per year as well as an employee stock ownership plan. Total contributions for both plans by the Company under the plan were approximately $80,000 for purchase of treasury stock for the employee stock ownership plan, and $5,000 for the 401(k) plan for the year ended December 31, 1996.

10.  FINANCIAL INSTRUMENTS:

     The Company's financial instruments consist of cash and cash equivalents, notes receivable, investments, notes payable, and debt. The Company believes that the carrying value of these instruments on the accompanying balance sheet approximates their fair value.

11. EVENT SUBSEQUENT TO DATE OF AUDITORS' REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS (UNAUDITED):

     In March 1997, the Company and its shareholders entered into a definitive agreement with a wholly-owned subsidiary of Comfort Systems, providing for the exchange of shares by the Company with the subsidiary of Comfort Systems. A total of 70,197 shares will be exchanged for cash and distributed to the employee stock ownership plan.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Western Building Services, Inc.:

     We have audited the accompanying balance sheets of Western Building Services, Inc. as of December 31, 1995 and 1996, and the related statements of operations, shareholders' equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Western Building Services, Inc. as of December 31, 1995 and 1996, and the results of their operations and cash flows for the years then ended in conformity with generally accepted accounting principles.

ARTHUR ANDERSEN LLP

Houston, Texas
March 7, 1997

                        WESTERN BUILDING SERVICES, INC.
                                 BALANCE SHEETS
                  (IN THOUSANDS, EXCEPT FOR SHARE INFORMATION)

                                              DECEMBER 31,
                                          --------------------      MARCH 31,
                                            1995       1996           1997
                                          ---------  ---------     -----------
                                                                   (UNAUDITED)
                 ASSETS
CURRENT ASSETS:
     Cash and cash equivalents..........  $      --  $     177       $    34
     Accounts receivable --
          Trade.........................        726        661           513
          Retainage on uncompleted
             contracts..................         78        183           128
          Other receivables.............        133          3             6
     Inventories........................         71         86            86
     Costs and estimated earnings in
       excess of billings on
       uncompleted contracts............         65         26            91
     Prepaid expenses and other current
       assets...........................         31         30             9
                                          ---------  ---------     -----------
               Total current assets.....      1,104      1,166           867
PROPERTY AND EQUIPMENT, net.............        150        191           189
OTHER NONCURRENT ASSETS.................         22        129           174
                                          ---------  ---------     -----------
               Total assets.............  $   1,276  $   1,486       $ 1,230
                                          =========  =========     ===========

  LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES:
     Line of credit.....................  $     231  $      --       $    --
     Notes payable......................         --          6            --
     Current maturities of long-term
       debt.............................         86         73            78
     Current portion of capital
       leases...........................         17         21            19
     Accounts payable and accrued
       expenses.........................        732        556           437
     Billings in excess of costs and
       estimated earnings on
       uncompleted contracts............         76        151            21
                                          ---------  ---------     -----------
               Total current
                  liabilities...........      1,142        807           555
LONG-TERM DEBT, net of current
  maturities............................        179        261           241
COMMITMENTS AND CONTINGENCIES
SHAREHOLDERS' EQUITY:
     Common Stock, $.10 par value,
       4,000,000 shares authorized,
       2,600 and 2,700 shares issued and
       outstanding......................          1          1             1
     Additional paid-in capital.........         61         62            62
     Retained earnings (deficit)........       (107)       355           371
                                          ---------  ---------     -----------
               Total shareholders'
                  equity (deficit)......        (45)       418           434
                                          ---------  ---------     -----------
               Total liabilities and
                  shareholders'
                  equity................  $   1,276  $   1,486       $ 1,230
                                          =========  =========     ===========

   The accompanying notes are an integral part of these financial statements.

                        WESTERN BUILDING SERVICES, INC.
                            STATEMENTS OF OPERATIONS
                                 (IN THOUSANDS)

                                           YEAR ENDED        THREE MONTHS ENDED
                                          DECEMBER 31,          MARCH 31,
                                       -------------------  -------------------
                                        1995       1996      1996       1997
                                       --------  ---------  --------  ---------
                                                               (UNAUDITED)
REVENUES.............................  $  4,112  $   6,494  $  1,185  $   1,072
COST OF SERVICES.....................     3,408      4,662       857        812
                                       --------  ---------  --------  ---------
     Gross profit....................       704      1,832       328        260
SELLING, GENERAL AND ADMINISTRATIVE
  EXPENSES...........................       855      1,088       232        231
                                       --------  ---------  --------  ---------
     Income (loss) from operations...      (151)       744        96         29
OTHER INCOME (EXPENSE):
     Interest expense................       (35)       (51)      (11)       (11)
     Other...........................         6        (21)       (1)        (2)
                                       --------  ---------  --------  ---------
NET INCOME (LOSS)....................  $   (180) $     672  $     84  $      16
                                       ========  =========  ========  =========

   The accompanying notes are an integral part of these financial statements.

                        WESTERN BUILDING SERVICES, INC.
                       STATEMENTS OF SHAREHOLDERS' EQUITY
                    (IN THOUSANDS, EXCEPT SHARE INFORMATION)

                                                                                           TOTAL
                                          COMMON STOCK      ADDITIONAL    RETAINED     SHAREHOLDERS'
                                        ----------------     PAID-IN      EARNINGS        EQUITY
                                        SHARES    AMOUNT     CAPITAL      (DEFICIT)      (DEFICIT)
                                        ------    ------    ----------    ---------    -------------
BALANCE, December 31, 1994...........    2,600     $  1        $ 61        $    73        $   135
     Net loss........................       --       --          --           (180)          (180)
                                        ------    ------        ---       ---------    -------------
BALANCE, December 31, 1995...........    2,600        1          61           (107)           (45)
     Distributions to shareholders...       --       --          --           (210)          (210)
     Net income......................       --       --          --            672            672
     Common stock issuance...........      100       --           1             --              1
                                        ------    ------        ---       ---------    -------------
BALANCE, December 31, 1996...........    2,700        1          62            355            418
     Net income (unaudited)..........     --       --         --                16             16
                                        ------    ------        ---       ---------    -------------
BALANCE, March 31, 1997
  (unaudited)........................    2,700     $  1        $ 62        $   371        $   434
                                        ======    ======        ===       =========    =============

   The accompanying notes are an integral part of these financial statements.

                        WESTERN BUILDING SERVICES, INC.
                            STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)

                                                                THREE MONTHS
                                           YEAR ENDED               ENDED
                                          DECEMBER 31,            MARCH 31,
                                        ----------------       ---------------
                                        1995       1996        1996      1997
                                        -----      -----       ----      -----
                                                                 (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income (loss)..................   $(180)     $ 672       $ 84      $  16
  Adjustments to reconcile net income
     to net cash provided by (used
     in) operating activities --.....
     Depreciation and amortization...      51         51          9         25
     Changes in operating assets and
       liabilities --................
       (Increase) decrease in --.....
          Accounts receivable........    (179)        91         23        200
          Inventories................     (35)       (15)       --        --
          Costs and estimated
             earnings in excess of
             billings on uncompleted
             contracts...............      (5)        39         65        (65)
          Prepaid expenses and other
             current assets..........       5          1        (19)        21
          Other noncurrent assets....     (15)      (106)       (90)       (56)
       Increase (decrease) in --.....
          Accounts payable and
             accrued expenses........     186       (177)       (22)      (119)
          Billings in excess of costs
             and estimated earnings
             on uncompleted
             contracts...............      17         74        (50)      (130)
                                        -----      -----       ----      -----
               Net cash provided by
                  (used in) operating
                  activities.........    (155)       630        --        (108)
                                        -----      -----       ----      -----
CASH FLOWS FROM INVESTING ACTIVITIES:
  Proceeds from sale of property and
     equipment.......................    --           20        --        --
  Additions of property and
     equipment.......................     (40)      (113)       (20)       (12)
                                        -----      -----       ----      -----
               Net cash used in
                  investing
                  activities.........     (40)       (93)       (20)       (12)
                                        -----      -----       ----      -----
CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from sale of common
     stock...........................    --            1        --        --
  Borrowings of long-term debt.......     206        175         20       --
  Payments of long-term debt.........    (259)       (96)       --         (23)
  Net borrowings in line of credit...     230       (230)       --        --
  Distributions to shareholders......    --         (210)       --        --
                                        -----      -----       ----      -----
               Net cash provided by
                  (used in) financing
                  activities.........     177       (360)        20        (23)
                                        -----      -----       ----      -----
NET INCREASE (DECREASE) IN CASH AND
  CASH EQUIVALENTS...................     (18)       177        --        (143)
CASH AND CASH EQUIVALENTS, beginning
  of period..........................      18       --          --         177
                                        -----      -----       ----      -----
CASH AND CASH EQUIVALENTS, end of
  period.............................   $  --      $ 177       $--       $  34
                                        =====      =====       ====      =====
SUPPLEMENTAL DISCLOSURE OF CASH FLOW
  INFORMATION:
  Cash paid for --
     Interest........................   $  35      $  51       $ 11      $  11

   The accompanying notes are an integral part of these financial statements.

                        WESTERN BUILDING SERVICES, INC.
                         NOTES TO FINANCIAL STATEMENTS

1.  BUSINESS AND ORGANIZATION:

     Western Building Services, Inc., a Colorado corporation, (the "Company") focuses on providing "design and build" installation services and maintenance, repair and replacement of HVAC systems for commercial facilities. Western also offers continuous monitoring and control services for commercial facilities. The Company primarily operates in Colorado.

     The Company and its shareholders intend to enter into a definitive agreement with Comfort Systems USA, Inc. ("Comfort Systems"), pursuant to which all outstanding shares of the Company's common stock will be exchanged for cash and shares of Comfort Systems common stock concurrently with the consummation of the initial public offering (the "Offering") of the common stock of Comfort Systems.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

INTERIM FINANCIAL INFORMATION

     The interim financial statements as of March 31, 1997, and for the three months ended March 31, 1996 and 1997, are unaudited, and certain information and footnote disclosures, normally included in financial statements prepared in accordance with generally accepted accounting principles, have been omitted. In the opinion of management, all adjustments, consisting only of normal recurring adjustments, necessary to fairly present the financial position, results of operations and cash flows with respect to the interim financial statements, have been included. The results of operations for the interim periods are not necessarily indicative of the results for the entire fiscal year.

CASH AND CASH EQUIVALENTS

     The Company considers all highly liquid debt investments purchased with an original maturity of three months or less to be cash equivalents.

INVENTORIES

     Inventories consist of duct materials, air conditioning equipment, refrigeration supplies and accessories held for use in the ordinary course of business and are stated at the lower of cost or market using the first-in, first-out (FIFO) method.

PROPERTY AND EQUIPMENT

     Property and equipment are stated at cost, and depreciation is computed using the straight-line method over the estimated useful lives of the assets. Leasehold improvements are capitalized and amortized over the lesser of the life of the lease or the estimated useful life of the asset.

     Expenditures for repairs and maintenance are charged to expense when incurred. Expenditures for major renewals and betterments, which extend the useful lives of existing equipment, are capitalized and depreciated. Upon retirement or disposition of property and equipment, the cost and related accumulated depreciation are removed from the accounts and any resulting gain or loss is recognized in the statement of operations.

REVENUE RECOGNITION

     The Company recognizes revenue when services are performed except when work is being performed under a construction contract. Revenues from construction contracts are recognized on the percentage-of-completion method measured by the percentage of costs incurred to total estimated costs for each contract. Provisions for the total estimated losses on uncompleted contracts are made in the period in which such losses are determined. Changes in job performance, job conditions, estimated profitability and final contract

                        WESTERN BUILDING SERVICES, INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

settlements may result in revisions to costs and income and are recognized in the period in which the revisions are determined.

     The balances billed but not paid by customers pursuant to retainage provision in construction contracts will be due upon completion of the contracts and acceptance by the customer. Based on the Company's experience with similar contracts in recent years, the retention balance will be billed and collected in the upcoming fiscal year.

     Revenues of approximately $783,000 and $2,291,000 with gross profits of $339,000 and $874,000 were recognized by the Company in 1995 and 1996, respectively, for energy conversions and new installations related to an incentive program developed by the Public Service Company of Colorado (PSC). The Demand Side Management program provided incentives for PSC customers to convert from electric heat to gas/steam heat in order to reduce peak demand for electricity. This program ended November 1996.

WARRANTY COSTS

     The Company warrants labor for the first year after installation on new air conditioning and heating units. The Company generally warrants labor for 30 days after servicing of existing air conditioning and heating units. A reserve for warranty costs is recorded upon completion of installation or service.

INCOME TAXES

     The Company has elected S Corporation status as defined by the Internal Revenue Code, whereby the Company is not subject to taxation for federal purposes. Under S Corporation status, the shareholders report their share of the Company's taxable earnings or losses in their personal tax returns. The Company will terminate its S Corporation status concurrently with the effective date of this Offering.

USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires the use of estimates and assumptions by management in determining the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

NEW ACCOUNTING PRONOUNCEMENT

     Effective January 1, 1996, the Company adopted Statement of Financial Accounting Standard (SFAS) No. 121, "Accounting for the Impairment of
Long-Lived Assets and for Long-Lived Assets to Be Disposed Of." Accordingly, in the event that facts and circumstances indicate that property and equipment, and intangible or other assets may be impaired, an evaluation of recoverability would be performed. If an evaluation is required, the estimated future undiscounted cash flows associated with the asset are compared to the asset's carrying amount to determine if a write-down to market value is necessary. Adoption of this standard did not have a material effect on the financial position or results of operations of the Company.

                        WESTERN BUILDING SERVICES, INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

3.  PROPERTY AND EQUIPMENT:

     Property and equipment consist of the following (dollars in thousands):

                                         ESTIMATED         DECEMBER 31,
                                        USEFUL LIVES   --------------------
                                          IN YEARS       1995       1996
                                        ------------   ---------  ---------
Transportation equipment.............          5       $      47  $      47
Machinery and equipment..............        6-7             133         68
Computer and telephone equipment.....          5             120        145
Leasehold improvements...............          3              21         71
Furniture and fixtures...............          7              28         20
                                                       ---------  ---------
                                                             349        351
Less -- Accumulated depreciation and
  amortization.......................                       (199)      (160)
                                                       ---------  ---------
     Property and equipment, net.....                  $     150  $     191
                                                       =========  =========

4.  DETAIL OF CERTAIN BALANCE SHEET ACCOUNTS:

     Other noncurrent assets consist of the following (in thousands):

                                           DECEMBER 31,
                                       --------------------
                                         1995       1996
                                       ---------  ---------
Covenant not to compete..............  $      --  $      75
Life insurance surrender value.......         14         27
Other noncurrent assets..............          8         27
                                       ---------  ---------
                                       $      22  $     129
                                       =========  =========

          At December 31, 1996, the Company acquired the contract rights of a competitor for $75,000 through a covenant not to compete agreement. This agreement will be amortized over its three year term which expires at December 31, 1999.

     Accounts payable and accrued expenses consist of the following (in thousands):

                                           DECEMBER 31,
                                       --------------------
                                         1995       1996
                                       ---------  ---------
Accounts payable, trade..............  $     403  $     249
Accrued compensation and benefits....        108         86
Accrued warranty expense.............         82         82
Other accrued expenses...............        139        139
                                       ---------  ---------
                                       $     732  $     556
                                       =========  =========

                        WESTERN BUILDING SERVICES, INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

     Installation contracts in progress are as follows (in thousands):

                                           DECEMBER 31,
                                       --------------------
                                         1995       1996
                                       ---------  ---------
Costs incurred on contracts in
  progress...........................  $     335  $     530
Estimated earnings, net of losses....        206        160
                                       ---------  ---------
                                             541        690
Less -- Billings to date.............        552        815
                                       ---------  ---------
                                       $     (11) $    (125)
                                       =========  =========
Costs and estimated earnings in
  excess of billings on uncompleted
  contracts..........................  $      65  $      26
Billings in excess of costs and
  estimated earnings on uncompleted
  contracts..........................        (76)      (151)
                                       ---------  ---------
                                       $     (11) $    (125)
                                       =========  =========

5.  LONG-TERM DEBT:

     Long-term debt consists of installment notes payable for transportation equipment. The debt is secured by the related transportation equipment. The terms of the notes range from 36 months to 48 months with monthly payments of principal and interest of approximately $8,600. The notes bear interest at rates ranging from 9 percent to 13 percent.

     Long-term debt also consists of term loans and capital leases. The term loans were issued in the amounts of $175,000 and $200,000 in 1996 and 1995, respectively. The $175,000 term loan is secured by equipment, inventory, accounts receivable and all contract rights. The $200,000 term loan is secured by all inventory and equipment and bears interest at prime plus 2 percent per annum. These term loans are also guaranteed by the Company president.

     The capital leases relate to computer equipment and printers. The terms of the leases range from 12 to 36 months. The interest rates on these leases range from 10 to 12 percent.

     The aggregate maturities of long-term debt as of December 31, 1996, are as follows (in thousands):

Year ending December 31
     1997............................  $      85
     1998............................         89
     1999............................         98
     2000............................         89
                                       ---------
                                       $     361
                                       =========

     The Company has a $300,000 line of credit with a financial institution. The line of credit expires September 28, 1997, and bears interest at prime plus 2 percent per annum. The line of credit is secured by accounts receivable and inventory and is guaranteed by the Company president. There was no balance outstanding under this line of credit at December 31, 1996.

6.  LEASES:

     The Company leases its facility from a third party, which expires in 1999. The rent paid under this lease was approximately $43,000 and $66,500 for the years ended December 31, 1995 and 1996. The lease requires the Company to pay taxes, maintenance, insurance and certain other operating costs of the leased property. The lease contains renewal provisions.

                        WESTERN BUILDING SERVICES, INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

     The Company leases vehicles for operating purposes. The lease payments under these vehicle leases totaled approximately $47,000 and $71,000 for the years ended December 31, 1995 and 1996, respectively.

     Future minimum lease payments for operating leases are as follows (in thousands):

Year ending December 31
     1997............................  $     144
     1998............................        132
     1999............................         19
                                       ---------
                                       $     295
                                       =========

7.  EMPLOYEE BENEFIT PLANS:

     The Company has adopted a 401(k) plan which allows the Company to make discretionary contributions and discretionary profit sharing contributions. No contributions were made by the Company under this plan in 1995 and 1996. However, expenses of $2,733 and $3,903 were incurred by the Company during 1995 and 1996, respectively.

8.  FINANCIAL INSTRUMENTS:

     The Company's financial instruments consist of cash and cash equivalents, investments, notes payable, a line of credit, and debt. The Company believes that the carrying value of these instruments on the accompanying balance sheet approximates their fair value.

9.  RELATED-PARTY TRANSACTIONS:

     At December 31, 1995, the Company had a receivable of $109,500 due from the president and vice president. At December 31, 1996, this balance was $173,500. The Company offset this balance with the dividends payable of $210,315 at December 31, 1996, resulting in a remaining dividend payable of $36,875 to two shareholders and one director.

10.  COMMITMENTS AND CONTINGENCIES:

LITIGATION

     The Company is involved in legal actions arising in the ordinary course of business. Management does not believe the outcome of such legal actions will have a material adverse effect on the Company's financial position or results of operations.

INSURANCE

     The Company carries a broad range of insurance coverage, including general and business auto liability, commercial property, workers' compensation and a general umbrella policy. The Company has not incurred significant claims or losses on any of its insurance policies.

11. EVENT SUBSEQUENT TO DATE OF AUDITORS' REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS (UNAUDITED):

     In March 1997, the Company and its shareholders entered into a definitive agreement with a wholly-owned subsidiary of Comfort Systems, providing for the merger of the Company with the subsidiary of Comfort Systems.

     In connection with the merger, the Company will make a cash distribution of approximately $371,000 prior to the merger which represents the Company's estimated S Corporation accumulated adjustment account. Had these transactions been recorded at March 31, 1997, the effect on the accompanying unaudited balance sheet would be a decrease in assets of $41,000 and an increase in liabilities of $333,000 and a decrease in shareholders' equity of $371,000.

                                     [LOGO]

           [PICTURES OF PROJECTS COMPLETED BY THE FOUNDING COMPANIES]


   Comfort Systems was founded in 1996 to become a leading national provider of comprehensive HVAC installation, maintenance,
                        repair and replacement services.


                               Services Provided:

                "Design and Build" Installation  o  Maintanence

                             Repair  o  Replacement

                          Reconfiguration  o  Controls

                         Monitoring  o  Process Piping

                           Fabrication  o  Sheetmetal

                             Ductwork  o  Plumbing

================================================================================
     No person has been authorized in connection with the offering made hereby to give any information or to make any representation not contained in this Prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by the Company or any Underwriter. This Prospectus does not constitute an offer to sell or a solicitation of any offer to buy any of the securities offered hereby to any person or by anyone in any jurisdiction in which it is unlawful to make such offer or solicitation. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that the information contained herein is correct as of any date subsequent to the date hereof.

            ------------------

            TABLE OF CONTENTS

                                                 Page
                                                 -----
Prospectus Summary.............................     3
Risk Factors...................................     8
The Company....................................    12
Use of Proceeds................................    15
Dividend Policy................................    15
Capitalization.................................    16
Dilution.......................................    17
Selected Financial Data........................    18
Management's Discussion and Analysis of
  Financial Condition and Results of
  Operations...................................    20
Business.......................................    39
Management.....................................    48
Certain Transactions...........................    53
Principal Stockholders.........................    58
Description of Capital Stock...................    59
Shares Eligible for Future Sale................    62
Underwriting...................................    63
Legal Matters..................................    64
Experts........................................    64
Additional Information.........................    65
Index to Financial Statements..................   F-1

                               ------------------

     Until July 22, 1997 (25 days after the date hereof), all dealers effecting transactions in the registered securities, whether or not participating in this distribution, may be required to deliver a Prospectus. This requirement is in addition to the obligation of dealers to deliver a Prospectus when acting as Underwriters and with respect to their unsold allotments or subscriptions.

                                6,100,000 SHARES

                                     [LOGO]
                           COMFORT SYSTEMS USA, INC.
                                  COMMON STOCK

                              -------------------
                                   PROSPECTUS
                              -------------------

                               ALEX. BROWN & SONS
                                 INCORPORATED
                            BEAR, STEARNS & CO. INC.

                          DONALDSON, LUFKIN & JENRETTE
                             Securities Corporation

                              SANDERS MORRIS MUNDY

                                  June 27, 1997

================================================================================